     As filed with the Securities and Exchange Commission on March 30, 1999
                                                    Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ----------------
                            NBC CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Mississippi                         6021                        64-0694775
  (State or Other Jurisdiction     (Primary Standard Industrial         (I.R.S. Employer
of Incorporation or Organization)   Classification Code Number)      Identification Number)

                              301 East Main Street
                         Starkville, Mississippi 39760
                                 (601) 323-1341
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                               RICHARD T. HASTON
                            Executive Vice President
                            NBC Capital Corporation
                                1108 Highway 82W
                         Starkville, Mississippi 39759
           (Name, address, including zip code, and telephone number,
                  including area code, of agents for service)

                                ----------------

                                   Copies to:
           Virginia Boulet                         Charles E. Sloane
        Phelps Dunbar, L.L.P.            Malizia, Spidi, Sloane, & Fisch, P.C.
    400 Poydras Street, 30th Floor        1301 K. Street, N.W., Suite 700 East
  New Orleans, Louisiana 70130-3245              Washington, D.C. 20005
            (504) 584-9286                           (202) 434-4678

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                            Proposed Maximum
 Title Of Each Class Of                    Proposed Maximum    Aggregate
       Securities           Amount to be    Offering Price      Offering          Amount Of
    To Be Registered         Registered      Per Share(1)       Price(1)     Registration Fee(1)
------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par
  value                   1,400,000 shares      $29.31        $41,040,025          $11,410
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) Based upon the trading price per share ($25.00) of the securities to be received by the Registrant or canceled in the exchange or transaction as of March 10, 1999 pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended.
                                ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  May   , 1999

Dear Fellow Stockholders:

  We cordially invite you to attend the annual meeting of stockholders of NBC Capital Corporation to be held at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi on June 15, 1999 at 5:00 p.m.

  The purposes of the meeting will be to vote on the proposed merger of NBC with FFBS Bancorp, Inc., the parent company of First Federal Bank for Savings, which is headquartered in Columbus, Mississippi, and to elect directors of NBC to serve until the 2000 annual meeting. After the merger, FFBS stockholders will beneficially own approximately 18.25% of the outstanding stock of NBC. However, FFBS stockholders may receive additional shares if the average per share price of NBC common stock for the twenty trading days prior to the merger is less than $33.50.

  The attached proxy statement-prospectus contains additional information regarding the merger agreement and the proposed merger. We encourage you to read this entire document carefully.

  Approval of the merger requires the affirmative vote of a majority of the outstanding shares of NBC common stock. The merger must also be approved by FFBS stockholders and the Federal Reserve Board. If approved, we anticipate the merger will become effective by June 30, 1999.

  We hope that you will be able to attend the meeting. Whether or not you plan to attend, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your card, the effect will be a vote against the merger.

  On behalf of the Board of Directors of NBC, we urge you to vote FOR approval of the merger agreement and for each of the nominees for director, and we look forward to seeing you at the meeting.

                                   Sincerely yours,

                                   Lewis F. Mallory, Jr.,
                                   Chairman of the Board and Chief Executive
                                    Officer

  Neither the Securities and Exchange Commission nor any state securities regulators have approved the NBC common stock to be issued in the merger or determined if the proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                          [Logo of FFBS appears here]

                                  May   , 1999

Dear Fellow Stockholders:

   We cordially invite you to attend the special meeting of stockholders of FFBS Bancorp, Inc. to be held at the main office of First Federal Bank for Savings, 1121 Main Street, Columbus, Mississippi on Monday,June 14, 1999 at 10:00 a.m.

   The purpose of the meeting will be to vote on the proposed merger of FFBS with NBC Capital Corporation, the parent company of National Bank of Commerce, which is headquartered in Starkville, Mississippi. In the merger you will receive .7702 shares of NBC common stock for each share of FFBS common stock that you own. However, this exchange rate may be adjusted upward if the average per share price of NBC common stock for the twenty trading days prior to the merger is less than $33.50. In general, you will not recognize federal income tax gain or loss for the NBC common stock that you receive.

   The attached proxy statement-prospectus contains additional information regarding the merger agreement and the proposed merger. We encourage you to read this entire document carefully. In particular, you are encouraged to read the discussion of "Risk Factors" on page 9.

   Approval of the merger requires the affirmative vote of a majority of the outstanding shares of FFBS common stock. The merger must also be approved by a majority of the outstanding shares of NBC common stock and by the Federal Reserve Board. If approved, we anticipate the merger will become effective byJune 30, 1999.

   We hope that you will be able to attend the meeting, and the Board of Directors urges you to vote FOR approval of the merger. Whether or not you plan to attend, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your proxy card, the effect will be a vote against the merger.

                                          Sincerely yours,

                                          E. Frank Griffin, III
                                          President and Chief Executive
                                           Officer

   Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the NBC common stock to be issued in the merger or determined if this proxy statement-prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                     IMPORTANT NOTICE FOR FFBS STOCKHOLDERS

   If you cannot locate your FFBS common stock certificate(s), please contact Allison Youngblood at First Federal Bank for Savings, 1121 Main Street, Columbus, Mississippi 39701, telephone number (601) 328-4631. If you have misplaced your stock certificates or if you hold certificates in names other than your own and wish to vote in person at the FFBS special meeting, we encourage you to resolve those matters before the meeting.

   FFBS stockholders should not send their stock certificates at this time.

   The shares of NBC common stock offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

   NBC and FFBS are publicly traded companies and are required to file certain reports, proxy statements and other information with the SEC. The SEC maintains a web site on the Internet that contains reports, proxy statements and other information about public companies, including NBC and FFBS. The address of that site is http://www.sec.gov. You may also read and copy any materials filed with the SEC by NBC or FFBS at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

   NBC has filed a registration statement on Form S-4 with the SEC that registers the NBC common stock to be issued in the merger. This proxy statement-prospectus does not contain all of the information in the registration statement. Please refer to the registration statement for further information about NBC and the NBC common stock to be issued in the merger exchange. Statements contained in this proxy statement-prospectus concerning the provisions of certain documents included in the registration statement are not necessarily complete. A complete copy of each document is filed as an exhibit to the registration statement. You may obtain copies of all or any part of the registration statement, including exhibits thereto, upon payment of the prescribed fees, at the offices of the SEC listed above.

   NBC has supplied all of the information contained in this proxy statement-prospectus relating to NBC and its subsidiary, National Bank of Commerce. FFBS has supplied all of the information relating to FFBS and its subsidiary, First Federal Bank for Savings.

   This proxy-statement-prospectus incorporates important business and financial information about NBC that is not included in or delivered with the proxy statement-prospectus. That information is available without charge upon your request to:

     NBC Capital Corporation
     P.O. Box 1187
     Starkville, Mississippi 39760
     Attention: Mr. Richard T. Haston
     Telephone: (601) 324-4258

   You should make your request before June 7, 1999 in order to receive the information prior to the meetings.

                            NBC CAPITAL CORPORATION
                            Starkville, Mississippi

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 June 15, 1999

   The annual meeting of stockholders of NBC Capital Corporation will be held on Tuesday, June 15, 1999 at 5:00 p.m., at the Columbus Banking Center, 803 Main Street, Columbus, Mississippi for the following purposes:

     1. To vote whether to approve the Agreement and Plan of Merger dated as of February 3, 1999, between FFBS Bancorp, Inc. and NBC Capital
  Corporation. If the merger is approved, FFBS Bancorp, Inc. will be merged into NBC Capital Corporation.

     2. To elect 22 directors of NBC Capital Corporation to serve until the 2000 annual meeting, or until their successors are duly elected and qualified.

     3. To transact such other business as may properly come before the annual meeting.

   The board of directors has fixed April 26, 1999, as the voting record date for the annual meeting. Only stockholders of record of NBC Capital Corporation at the close of business on that date are entitled to receive notice of and to vote at the annual meeting or any adjournments or postponements of the meeting.

   If you do not vote for approval of the merger agreement, you may have the right to receive the fair value of your NBC Capital Corporation common stock in cash by exercising dissenter's rights under Mississippi law. Dissenter's rights are described in the attached proxy statement-prospectus. In order to receive cash, however, you must comply with all of the procedures required by Mississippi law.

   Your vote is important. Please complete, sign, date and return the enclosed proxy card promptly whether or not you plan to be present at the meeting.

                                          By Order of the Board of Directors,

                                          _____________________________________
                                          Secretary

May   , 1999

   The Board of Directors of NBC Capital Corporation unanimously recommends that stockholders vote FOR approval of the merger agreement and FOR each of the 22 nominees for director.

                               FFBS BANCORP, INC.
                             Columbus, Mississippi

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 June 14, 1999

   The special meeting of stockholders of FFBS Bancorp, Inc. will be held on Monday, June 14, 1999 at 10:00 a.m., at 1121 Main Street, Columbus, Mississippi for the following purposes:

     1. To vote whether to approve the Agreement and Plan of Merger dated as of February 3, 1999, between FFBS Bancorp, Inc. and NBC Capital
  Corporation. If the merger is approved, FFBS Bancorp, Inc. will be merged into NBC Capital Corporation.

     2. To transact such other business as may properly come before the special meeting.

   The board of directors has fixed April 26, 1999 as the record date for the special meeting. Only stockholders of record of FFBS Bancorp, Inc. at the close of business on that date are entitled to receive notice of and to vote at the special meeting or any adjournments or postponements of the meeting.

   If you do not vote for approval of the merger agreement, you may have the right to receive the fair value of your FFBS Bancorp, Inc. common stock in cash by exercising rights of appraisal under Delaware law. Rights of appraisal are described in the attached proxy statement-prospectus. In order to receive cash, however, you must comply with all of the procedures required by Delaware law.

   Your vote is important. Please complete, sign, date and return the enclosed proxy card promptly whether or not you plan to be present at the meeting.

                                          By Order of the Board of Directors,

                                          _____________________________________
                                          Secretary
May   , 1999

   The Board of Directors of FFBS Bancorp, Inc. unanimously recommends that stockholders vote FOR approval of the merger agreement.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1
WHO CAN HELP ANSWER YOUR QUESTIONS........................................   1
SUMMARY...................................................................   2
  Information About the Stockholder Meetings..............................   2
  What You Will Receive in the Merger.....................................   2
  Outstanding Stock Options of FFBS to be Converted.......................   2
  Management and Operations after the Merger..............................   2
  Election of 22 Directors of NBC.........................................   2
  The Boards of Directors Recommend Stockholder Approval..................   3
  Basis for the Terms of the Merger.......................................   3
  Opinion of NBC Financial Advisor........................................   3
  Opinion of FFBS Financial Advisor.......................................   3
  Quorum and Vote Required at the Meetings................................   3
  Conditions to the Merger and Amendment of the Merger Agreement..........   4
  Interests of Certain Persons in the Merger that May be Different from
   Yours..................................................................   4
  Employee Benefits of FFBS Employees after the Merger....................   4
  Material Tax Consequences of the Merger.................................   5
  Dissenter's Rights (or Rights of Appraisal) You Will Have as a Result of
   the Merger.............................................................   5
  Differences in Rights of FFBS Stockholders after the Merger.............   5
  NBC's Option to Purchase FFBS Stock.....................................   5
  Accounting Treatment of the Merger......................................   5
  Selected Financial Information of NBC...................................   6
  Selected Financial Information of FFBS..................................   6
  Pro Forma Combined Selected Financial Information (Unaudited)...........   7
  Comparative Per Share Information (Unaudited)...........................   8
RISK FACTORS..............................................................   9
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS...........................   9
THE PARTIES TO THE MERGER.................................................  10
  NBC Capital Corporation.................................................  10
  FFBS Bancorp, Inc.......................................................  10
MEETING INFORMATION.......................................................  11
  Solicitation and Revocation of Proxies..................................  11
  Record Date; Quorum and Vote Required...................................  12
  Recommendations of the Boards of Directors of NBC and FFBS..............  12
PROPOSED MERGER...........................................................  13
  General.................................................................  13
  Background of the Merger................................................  13
  Reasons for the Merger and Recommendations of the Boards of Directors...  14
  Terms of the Merger.....................................................  16
  Opinion of Southard Financial to NBC....................................  17
  Opinion of Trident Financial Corporation to FFBS........................  18
  Closing Date and Effective Date of the Merger...........................  26
  Employee Benefits of FFBS Employees after the Merger....................  27
  Surrender and Exchange of Stock Certificates............................  27
  Payment of Expenses Relating to the Merger..............................  28
  Representations and Warranties in the Merger Agreement..................  28
  Conditions to the Merger; Waiver of Those Conditions....................  28
  Regulatory and Other Required Approvals.................................  29
  Business of FFBS Pending the Merger.....................................  29

                                                                           Page
                                                                           ----
  Termination of the Merger Agreement.....................................  30
  Management and Operations After the Merger..............................  31
  Certain Differences in Rights of Stockholders...........................  31
  Interests of Certain Persons in the Merger..............................  32
  Material Tax Consequences of the Merger.................................  32
  Resale of NBC Common Stock..............................................  33
  Rights of Dissenting Stockholders.......................................  33
  Accounting Treatment of the Merger......................................  38
  Stock Option Agreement..................................................  38
PRO FORMA FINANCIAL INFORMATION...........................................  41
INFORMATION ABOUT FFBS....................................................  47
  Principal Business......................................................  47
  Competition.............................................................  47
  Supervision and Regulation..............................................  47
  Seasonality of Business and Customers...................................  47
  Employees...............................................................  48
  Properties..............................................................  48
  Legal Proceedings.......................................................  48
  Stock Prices and Dividends..............................................  48
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations..........................................................  49
  Security Ownership of Principal Stockholders and Management of FFBS.....  68
INFORMATION ABOUT NBC.....................................................  69
  Incorporation of Certain Documents by Reference.........................  69
  Regulatory Considerations...............................................  69
ELECTION OF NBC DIRECTORS.................................................  71
  Voting Procedures.......................................................  71
  Information about the Board's Nominees..................................  71
  Meetings and Committees of the Board of Directors.......................  73
  Compensation of Directors...............................................  74
  Stock Ownership of Directors, Officers, and Principal Stockholders......  74
  Executive Officers......................................................  76
  Executive Compensation..................................................  76
  Salary Committee Report on Executive Compensation.......................  79
  Salary Committee Interlocks and Insider Participation in Compensation
   Decisions..............................................................  81
CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS..............  81
OTHER MATTERS.............................................................  81
INDEPENDENT PUBLIC ACCOUNTANTS............................................  82
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................  83
PROPOSALS OF STOCKHOLDERS.................................................  83
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K................................  84
VALIDITY OF SHARES AND LEGAL MATTERS......................................  84
EXPERTS...................................................................  84
FINANCIAL STATEMENTS OF FFBS.............................................. F-1
APPENDIX A
  AGREEMENT AND PLAN OF MERGER............................................ A-1
APPENDIX B
  OPINION OF SOUTHARD FINANCIAL........................................... B-1
APPENDIX C
  OPINION OF TRIDENT FINANCIAL CORPORATION................................ C-1

                                                                            Page
                                                                            ----
APPENDIX D
  CERTAIN PROVISIONS OF DELAWARE LAW RELATING TO STOCKHOLDERS'
   RIGHTS OF APPRAISAL..................................................... D-1
APPENDIX E
  CERTAIN PROVISIONS OF MISSISSIPPI LAW RELATING TO THE RIGHTS OF
   DISSENTING STOCKHOLDERS................................................. E-1
APPENDIX F
  STOCK OPTION AGREEMENT BETWEEN NBC AND FFBS.............................. F-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:What am I being asked to vote upon?

A:You are being asked to approve the merger agreement, which provides for the merger of FFBS into NBC.

Q:What should I do now?

A: Just indicate on your proxy card how you want to vote, and sign and mail the card in the enclosed envelope as soon as possible, so that your shares will be represented at your meeting.

   NOTE: If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the merger agreement. If you do not sign and send in your proxy card or attend and vote at your meeting, it will have the effect of voting your shares against the merger.

Q:If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of stock on the question of the merger only if you provide instructions on how to vote. You should instruct your broker on how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted on the merger, and this will have the effect of voting against the merger. In the case of NBC shareholders, your broker may vote your shares on the election of directors, even with no instructions from you.

Q: Should I send in my FFBS stock certificates now?

A: No. If the merger is completed, we will send all FFBS stockholders written instructions for exchanging FFBS common stock certificates for NBC common stock certificates.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

   If you would like additional copies of this document, or if you would like to ask any questions about the merger, you should contact:

  NBC stockholders: Mr. Richard T. Haston, National Bank of Commerce, P.O. Box 1187, Starkville, Mississippi 39760, telephone (601) 324-4258.

  FFBS stockholders: Sherry Boyd, First Federal Bank for Savings, 1121 Main Street, Columbus, Mississippi 39701, telephone (601) 328-4631.

                                    SUMMARY

   We have prepared this summary to assist you, the stockholders of NBC and FFBS, in your review of this proxy statement-prospectus. It is necessarily general and abbreviated, and it is not intended to be a complete explanation of all of the matters covered in this proxy statement-prospectus. To understand the merger and the issuance of shares of NBC common stock, please see the more complete and detailed information in the sections that follow this summary, as well as the appendices and the documents incorporated herein by reference. We urge you to read all of these documents in their entirety prior to voting at the annual meeting of NBC and the special meeting of FFBS.

Information About the Stockholder Meetings

   A special meeting of the stockholders of FFBS will be held on Monday, June 14, 1999 at 10:00 a.m., and the 1999 annual meeting of stockholders of NBC will be held on the following day, Tuesday, June 15, 1999 at 5:00 p.m. The FFBS special meeting will be held at the main office of First Federal Bank for Savings, 1121 Main Street, Columbus, Mississippi. The NBC annual meeting will be held at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi.

What You Will Receive in the Merger

   At the meetings, you, the stockholders of NBC and FFBS, will vote upon the merger agreement. If you approve the merger agreement and the other conditions to completing the merger are satisfied, the merger will be consummated on a date to be chosen by NBC and FFBS. Stockholders of FFBS, other than those who exercise and perfect rights of appraisal under Delaware law, will receive for each share of FFBS common stock .7702 shares of NBC common stock, having a
market value of $    on May   , 1999. The exchange rate may be increased if the
average per share price of NBC common stock for the twenty trading days prior to the merger is less than $33.50, so that stockholders of FFBS would receive NBC common stock having a value of at least $25.80 for each share of FFBS common stock they own. FFBS stockholders who would otherwise receive a fraction of a share of NBC common stock will receive cash instead of that fractional share.

Outstanding Stock Options of FFBS to be Converted

   There are currently outstanding options for FFBS directors and officers to acquire 65,966 additional shares of FFBS common stock. Options that are not exercised prior to the merger will be converted into options to purchase .7702 shares of NBC common stock, or a greater number of shares of NBC common stock if there is an adjustment to the merger exchange rate.

Management and Operations after the Merger

     .FFBS will cease to exist after the merger.
     .The business of FFBS will be conducted through NBC after the merger. .Two current FFBS directors will be appointed by NBC as directors of
  NBC.

Election of 22 Directors of NBC

   In addition to voting on the merger, at the NBC annual meeting NBC stockholders will elect 22 directors to serve until the 2000 annual meeting. Information regarding the persons who have been nominated by NBC's Board of Directors is included in this proxy statement-prospectus beginning on page 71. To date, the two persons currently serving as directors of FFBS who will be selected to serve as NBC directors following the merger have not been selected.

The Boards of Directors Recommend Stockholder Approval

   The boards of directors of NBC and FFBS have unanimously approved the merger agreement and each board believes that the merger is in the best interests of its stockholders. The NBC and FFBS boards recommend that you vote FOR approval of the merger agreement.

Basis for the Terms of the Merger

   NBC and FFBS directors considered a number of factors in approving the terms of the merger, including:

    . the historical growth and value of NBC common stock;

    . information concerning the financial condition, results of operations and prospects of NBC and FFBS;

    . professional evaluations by Trident Financial Corporation and Southard
      Financial of the economic fairness of the price to the FFBS and NBC stockholders;

    . the anticipated tax-free nature of the merger to FFBS's stockholders for federal income tax purposes;

    . the financial terms of other recent business combinations in the banking industry;

    . possible economic benefits to be derived by the combination; and

    . in the case of FFBS, the treatment to be accorded to FFBS employees under the terms of the merger.

Opinion of NBC Financial Advisor

   Southard Financial, a financial valuation consulting firm, has rendered an opinion to the NBC board of directors that the terms of the merger are fair, from a financial point of view, to the stockholders of NBC. The opinion is based on and subject to the procedures, matters and limitations described in it and other matters that Southard considered relevant. The fairness opinion is attached to this proxy statement-prospectus as Appendix B. We urge all NBC stockholders to read the entire opinion, which includes a description of the procedures followed, matters considered and limitations on the reviews undertaken by Southard.

Opinion of FFBS Financial Advisor

   Trident Financial Corporation, an investment banking and financial advisory firm, has rendered an opinion to the FFBS board of directors that the terms of the merger are fair, from a financial point of view, to the stockholders of FFBS. The opinion is based on and subject to the procedures, matters and limitations described in it and other matters that Trident considered relevant. The fairness opinion is attached to this proxy statement-prospectus as Appendix C. We urge all FFBS stockholders to read the entire opinion, which includes a description of the procedures followed, matters considered and limitations on the reviews undertaken by Trident.

Quorum and Vote Required at the Meetings

   Stockholders who own NBC and FFBS common stock at the close of business on April 26, 1999 will be entitled to vote at the meetings. A majority of the issued and outstanding shares of NBC and FFBS common stock must be present in person or by proxy at the meetings in order for a quorum to be present. If a quorum is not present at either meeting, the meeting will be adjourned, and no vote will be taken until and unless a quorum is present.

   The affirmative vote of a majority of both the issued and outstanding shares of NBC common stock and of the issued and outstanding shares of FFBS common stock are required to approve the merger.

   NBC stockholders have cumulative voting rights in the election of the 22
NBC directors. Cumulative voting entitles an NBC stockholder to give one particular candidate a number of votes equal to the number of directors to be elected (22), multiplied by the number of shares held by that stockholder, or to distribute the stockholder's total votes, computed on the same principle, among as many candidates as the stockholder chooses. For example, an NBC stockholder owning ten shares may cast 220 votes for one nominee, 22 votes for ten nominees, ten votes for each of the 22 nominees, or allocate his or her 220 votes among the several nominees in any manner. The 22 candidates receiving the highest number of votes cast will be elected. NBC stockholders, however, may not cumulte their votes when voting on the merger.

   As of the record date for the meetings, directors and executive officers of NBC owned 1,733,733 shares (or 30.6%) of the issued and outstanding NBC common stock, and directors and executive officers of FFBS owned 310,031 shares (or 19.7%) of the issued and outstanding FFBS common stock. These individuals have indicated that they will vote the stock over which they have voting power in favor of approving the merger agreement and, in the case of NBC, in favor of the Board's nominees for directors.

Conditions to the Merger and Amendment of the Merger Agreement

   The following conditions must be met in order for the merger to be consummated:

    . approval of the merger agreement by the required vote of the stockholders of NBC and FFBS;
    . approval of the merger by the Federal Reserve Board, without imposing conditions to the approval that are unacceptable to either FFBS or NBC;
    . the merger qualify as a pooling of interests; and . the merger qualify as a tax-free reorganization.

   The merger may not be consummated until at least 15 days after approval of the merger by the Federal Reserve Board. Once the Federal Reserve Board has approved the merger, it must be completed within 90 days. NBC and FFBS now contemplate that, if all approvals are received, the merger will be consummated on June 30, 1999.

   Nearly all of the conditions to consummation of the merger may be waived at any time by the party for whose benefit they were created, except that shareholder and regulatory approvals may not be waived. Also, the merger agreement may be amended or supplemented at any time by written agreement of NBC and FFBS. Any material change to the merger agreement after the date of the meetings would require, however, a resolicitation of NBC and FFBS stockholders for the purpose of voting on the changed merger agreement. In addition, the merger agreement may be terminated, either before or after shareholder approval, under certain circumstances.

Interests of Certain Persons in the Merger that May be Different from Yours

   The executive officers and directors of FFBS have interests in the merger that are in addition to their interests as stockholders of FFBS. These interests include, among others:

    . a provision in the merger agreement providing that two FFBS directors will become directors of NBC after the merger;
    . the continuation of employee benefits;
    . implementation of a supplemental executive retirement plan for the president of FFBS;
    . some FFBS employees will be offered a "pay to stay" retention bonus of 25% of their current annual base salary to continue their employment until the successful consolidation of the operating and accounting systems of the FFBS and NBC subsidiaries; and
    . provisions in the merger agreement relating to the indemnification of officers and directors of FFBS for certain liabilities.

Employee Benefits of FFBS Employees after the Merger

   NBC has agreed to offer to all former FFBS employees who become NBC employees the same employee benefits as those offered by NBC to its employees. NBC will also give FFBS employees full credit for their years of service, for both eligibility and vesting, with FFBS to the extent permitted under the terms of the applicable plans.

Material Tax Consequences of the Merger

   FFBS stockholders generally will not recognize gain or loss for federal income tax purposes for shares of NBC common stock they receive in the merger. T.E. Lott & Company, independent auditors for both NBC and FFBS, has issued an opinion to this effect. FFBS stockholders will be taxed on cash received instead of any fractional share. Further, any FFBS stockholder who perfects rights of appraisal under Delaware law, as described in the next section, will be taxed on cash received for his or her FFBS common stock.

   Tax laws are complex, and the tax consequences of the merger may vary depending upon your individual circumstances or tax status. For these reasons, we recommend that you consult your tax advisor concerning the federal and any applicable state, local or other tax consequences of the merger to you.

Dissenter's Rights (or Rights of Appraisal) You Will Have as a Result of the Merger

   Both NBC and FFBS stockholders are entitled to dissenter's rights or rights of appraisal. If you perfect your dissenter's rights, or rights of appraisal, and the merger is completed, you will be entitled to receive the fair value of your shares of stock in cash as provided under Mississippi law (NBC stockholders) and Delaware law (FFBS stockholders). Appendices D and E include the relevant provisions of Mississippi and Delaware law regarding dissenter's rights, or rights of appraisal.

Differences in Rights of FFBS Stockholders after the Merger

   FFBS stockholders who receive shares of NBC common stock in the merger will become NBC stockholders. Their rights as stockholders then will be governed by NBC's Articles of Incorporation and Bylaws. The rights of NBC stockholders are different in certain respects from the rights of FFBS stockholders. Those differences are described in this proxy statement-prospectus.

NBC's Option to Purchase FFBS Stock

   NBC and FFBS entered into an option agreement under which FFBS granted NBC an option to purchase up to 313,551 shares of FFBS common stock under certain circumstances if the merger is not consummated and a third party attempts to take control of FFBS.

Accounting Treatment of the Merger

   The parties intend the merger to be treated as a pooling-of-interests for financial accounting purposes. A number of things could prevent the merger from qualifying for this accounting treatment. For example, if the cash NBC would be required to pay in the merger, including cash paid to dissenters, were more than 10% of the value of the FFBS stock to be exchanged, then the merger would not qualify as a pooling-of-interests. In such a case, NBC will abandon the merger.

Selected Financial Information of NBC

   The following table sets forth certain consolidated financial information for NBC. This information is based on the consolidated financial statements and related notes of NBC contained in its annual report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this proxy statement- prospectus.

                                   Year Ended December 31,
                           ---------------------------------------
                            1998    1997    1996    1995    1994
                           ------- ------- ------- ------- -------
                               (in thousands, except per share
                                          amounts)
Income from continuing
 operations...............   8,494   9,918   9,420   8,775   8,155
Per common share(1):
  Income from continuing
   operations(2)..........    1.50    1.75    1.66    1.55    1.44
  Cash dividends..........     .69     .63     .58     .57     .49
  Book Value..............   15.59   14.64   13.54   12.63   10.73
SELECTED PERIOD-END
 BALANCES:
  Debt....................  16,048  23,068  18,743  13,394  13,256
  Total assets............ 777,032 762,531 720,006 673,707 630,980

--------
(1) Per share data has been adjusted retroactively for stock splits and to reflect the acquisition on December 31, 1998 of First National Corporation of West Point, which was accounted for as a pooling of interests. NBC's merger-related expenses amounted to $1.8 million (after tax), or $.33 per share, during the year ended December 31, 1998.
(2) Prior to the restatement of earnings for the acquisition of First National Corporation, as of December 31, 1998, NBC earned approximately $9.3 million.

Selected Financial Information of FFBS

   FFBS has a June 30th fiscal year end. The following selected financial information of FFBS should be read in conjunction with FFBS's financial statements, the notes thereto, and FFBS's Management's Discussion and Analysis of Financial Condition and Results of Operations for the years ended June 30, 1998, 1997 and 1996 and for the six-month periods ended December 31, 1998 and 1997 appearing elsewhere in this proxy statement-prospectus. Information for the six-month periods ended December 31, 1998 and 1997 is unaudited.

                                                                   Six Months
                                                                 Ended December
                                   Year Ended June 30,                 31,
                         --------------------------------------- ---------------
Unaudited                 1998    1997    1996    1995    1994    1998    1997
---------                ------- ------- ------- ------- ------- ------- -------
                                (in thousands, except per share amounts)
Net interest income..... $ 4,722 $ 4,691 $ 4,366 $ 4,576 $ 4,454 $ 2,333 $ 2,352
Income from continuing
 operations.............   1,580   1,478   1,662   1,766   1,732     794     866
Per common share
  Income from continuing
   operations:
    Basic...............    1.06    1.00    1.12    1.18    1.05     .52     .58
    Diluted.............    1.03     .97    1.09    1.14    1.04     .51     .56
  Cash dividends........    2.55     .50    1.45     .40     .35     .30    2.25
  Book value............   15.29   16.97   16.61   16.87   14.87   15.50   15.06
SELECTED PERIOD-END
 BALANCES
Debt....................  10,961       0       0       0       0   9,115   6,570
Total assets............ 150,806 130,762 125,228 118,970 116,601 160,115 138,356

Pro Forma Combined Selected Financial Information (Unaudited)

   The following table sets forth certain unaudited pro forma combined selected financial information for NBC. The pro forma information, which reflects the merger, is presented for information purposes only. The results shown are not necessarily indicative of the actual results that might have occurred if the merger had been completed at the beginning of the periods presented. Also, this information is not necessarily indicative of results that might be achieved in the future if the merger is completed. See "Pro Forma Financial Information" contained elsewhere in this proxy statement-prospectus.

                                            Twelve Months Ended December 31,
                                            -----------------------------------
                                               1998          1997       1996
                                            ----------    ---------- ----------
                                               (in
                                            thousands,
                                            except per
                                              share
                                             amounts)
Net interest income........................ $   35,580    $   35,828 $   34,112
Income from continuing operations..........     10,002(1)     11,682     10,817
Per common share
  Income from continuing operations:
    Basic..................................       1.47          1.72       1.59
    Diluted................................       1.46          1.70       1.58
  Cash dividends...........................        .68          1.08        .59
  Book Value...............................      14.97         14.34      15.75
SELECTED PERIOD-END BALANCES
Debt.......................................     25,163        29,639     18,743
Total assets...............................    937,963       901,703    847,947

--------
(1) This amount includes NBC's merger related expenses in 1998, which were $1.8 million (after tax).

Comparative Per Share Information (Unaudited)

   The following table shows certain comparative per share data relating to net income, cash dividends and book value. The equivalent pro forma information is based on an exchange ratio of .7702.

   We present the pro forma and equivalent pro forma data for your information only. It does not necessarily indicate the results of operations or combined financial position that would have resulted had NBC completed the merger at the times indicated; and it does not necessarily indicate what future results of operations or combined financial position will be.

   You should read the information shown below in conjunction with the historical consolidated financial statements of NBC and FFBS and the notes provided with them. See "How to Obtain Additional Information" and "Certain Information Concerning FFBS--Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                               Pro
                                                              Forma
                                                               NBC   FFBS Pro
                                                              (with   Forma
                                                   NBC  FFBS  FFBS) Equivalent
                                                  ----- ----- ----- ----------
Net Income Per Share
Basic per share income for the twelve months
 ended:
  December 31, 1998.............................. $1.50 $1.00 $1.47   $1.13
  December 31, 1997..............................  1.75  1.20  1.72    1.33
  December 31, 1996..............................  1.66   .94  1.59    1.22
Fully diluted per share income for the twelve
 months ended:
  December 31, 1998..............................  1.50   .98  1.46    1.13
  December 31, 1997..............................  1.75  1.15  1.70    1.31
  December 31, 1996..............................  1.66   .91  1.58    1.22
Cash dividends per share
For the twelve months ended
  December 31, 1998..............................   .69   .60   .68     .53
  December 31, 1997..............................   .63  2.50  1.08     .84
  December 31, 1996..............................   .58   .50   .59     .46
Book value per share
  At December 31, 1998........................... 15.59 14.97 16.11   12.41

                                  RISK FACTORS

   In addition to the other information in this proxy statement-prospectus, the following factors with respect to NBC should be carefully considered in connection with the proposed merger. This discussion is intended to illustrate certain potential risks associated with an investment in NBC common stock and does not represent NBC's management's expectation of what necessarily will occur if the merger is completed.

NBC stock is thinly traded, and there can be no assurance that the stock will be freely tradable in the future.

   NBC common stock trades sporadically in the over-the-counter market. Although NBC's common stock has appreciated approximately 96% in the last three years, there can be no assurance that a market for the NBC common stock will be sustained in the future. At present, there are two market makers for the NBC common stock; however, such market makers are not obligated to continue to make a market for NBC common stock. If those market makers do not continue to make a market in NBC common stock, shares received in the merger may be difficult to sell.

The market price of NBC common stock may be volatile.

   The market prices of the NBC common stock may be volatile depending on various factors, including the amount of shares placed for sale at any particular time, the general economy, stock market conditions, announcements by NBC or its competitors and fluctuations in operating results of NBC. There can be no assurance that NBC common stock will retain the market value it has at the time of the merger.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement-prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Although NBC and FFBS believe, concerning their respective statements, that the expectations reflected in forward-looking statements are reasonable, the statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties that could cause the actual results to differ materially from NBC's and FFBS's expectations.

   NBC and FFBS have made and will make forward-looking statements in their written documents and oral presentations. Such statements are based on NBC's and FFBS's managements' beliefs as well as assumptions made by and information currently available to NBC and FFBS management. When used in NBC's and FFBS's documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" and similar expressions are intended to identify forward-looking statements.

   In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause NBC's or FFBS's actual results to differ materially from those contemplated in any forward-looking statements include, among others:

    . increased competition,

    . regulatory factors,

    . economic conditions,

    . changing market conditions,

    . availability or cost of capital,

    . employee workforce factors,

    . cost and other effects of legal and administrative proceedings, and

    . changes in federal, state or local legislative requirements.

   NBC and FFBS undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions or other factors affecting such statements.

                           THE PARTIES TO THE MERGER

NBC Capital Corporation

   NBC is a Mississippi corporation registered under the Bank Holding Company Act of 1956, as amended. As of December 31, 1998, NBC had total consolidated assets of approximately $777 million and stockholders' equity of approximately $88 million.

   NBC's sole banking subsidiary is National Bank of Commerce. National Bank of Commerce provides retail and commercial banking services through 32 banking offices located in Mississippi and Alabama.

   From time to time, NBC investigates and holds discussions and negotiations in connection with possible mergers or similar transactions with other financial institutions. On the date of this proxy statement-prospectus, NBC's merger agreement with FFBS is the only definitive agreement relating to a merger to which NBC is a party. NBC expects to pursue other possible acquisition opportunities in the future. NBC may enter into any such transactions before or after the merger with FFBS. The terms of any future transactions cannot be predicted at this time. Future transactions would be subject to regulatory approval and the approval of stockholders as required by law.

   The principal executive offices of NBC are located at:

     NBC Plaza
     301 East Main Street
     Starkville, Mississippi 39759
     telephone: (601) 323-1341

   For additional information concerning the business and financial condition of NBC, please refer to "Incorporation of Certain Documents by Reference."

FFBS Bancorp, Inc.

   FFBS is a Delaware corporation and a registered savings and loan holding company under the Savings and Loan Holding Company Act, which owns all of the issued and outstanding shares of stock of First Federal Bank for Savings, Columbus, Mississippi. As of December 31, 1998, FFBS had total consolidated assets of approximately $160 million and stockholders' equity of approximately $24 million.

   First Federal Bank for Savings is located in Columbus, Mississippi, where it operates a main office and three branch locations providing thrift and lending services. As of December 31, 1998, First Federal had total assets of approximately $157 million.

   The principal executive offices of FFBS are located at:

     1121 Main Street
     Columbus, Mississippi 39701
     telephone: (601) 328-4631

   Additional information concerning the business and financial condition of FFBS is included below under the headings "Information Concerning FFBS" and "Financial Statements of FFBS."

                              MEETING INFORMATION

   You have received this proxy statement-prospectus because the boards of directors of NBC and FFBS are soliciting your proxy for the FFBS special meeting and the NBC 1999 annual meeting. Each copy of this proxy statement-prospectus mailed to holders of NBC and FFBS common stock is accompanied by a proxy card for use at either the NBC or FFBS meeting and at any adjournment of the meeting. Only holders of record of NBC common stock and FFBS common stock on April 26, 1999 are entitled to notice of and to vote at the meetings.

   At the meetings, stockholders will consider and vote upon:

    . the merger agreement;

    . in the case of the NBC annual meeting, the election of 22 directors to serve until the 2000 annual meeting; and

    . any other matters that are properly brought before the meetings or any adjournments of the meetings.

If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope.

Solicitation and Revocation of Proxies

   If you have delivered a proxy for the meetings, you may revoke it any time before it is voted by:

    . attending the meeting and voting in person;

    . giving written notice revoking your proxy to the corporate secretary prior to the date of the meeting; or

    . submitting a signed proxy card dated later than your initial proxy, and if it is received before the meeting, the later-dated proxy will be voted.

   The NBC and FFBS boards of directors will vote as directed all proxy cards received at or prior to the meetings and not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, we will vote your share(s) FOR approval of the merger agreement. If any other matters are properly presented at the meetings for consideration, the persons named in the proxy card will have discretionary authority to vote on those matters. The NBC and FFBS boards are not aware of any matter to be presented at the meetings other than the proposal to approve the merger agreement and, in the case of the NBC annual meeting, the election of directors.

   Each company will bear the cost of soliciting proxies from its stockholders, except that NBC will bear all expenses incurred in printing and mailing this proxy statement-prospectus. Each company will solicit shareholder votes by mail, and maybe by telephone or other means of telecommunications. Directors, officers and employees of the companies may also solicit shareholder votes in person. If these individuals solicit your vote in person, they will receive no additional compensation for doing so. NBC's stock transfer agent, SunTrust Bank, Atlanta, Georgia, will also assist in the solicitation of proxies from brokers and nominees of stockholders for the NBC annual meeting. NBC estimates that fees and expenses of SunTrust will not exceed $7,500, plus out-of-pocket costs and expenses. NBC and FFBS will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding soliciation material to such beneficial owners.

FFBS stockholders should not forward any stock certificates with their proxy cards. If the merger agreement is approved, FFBS stockholders will receive instructions regarding the exchange of their stock certificates after the merger has been consummated.

Record Date; Quorum and Vote Required

   The record date for each meeting is April 26, 1999. NBC and FFBS stockholders of record as of the close of business on that day will receive notice of the meetings and will be able to vote at the meetings. As of April 26, 1999, there were 5,664,736 shares of NBC common stock outstanding and entitled to vote at the NBC annual meeting and 1,575,635 shares of FFBS common stock outstanding and entitled to vote at the FFBS special meeting.

   The presence, in person or by proxy, of a majority of the shares of NBC and FFBS entitled to vote on the merger agreement is necessary to constitute a quorum at each meeting. Each share of NBC and FFBS common stock outstanding on April 26, 1999 entitles its holder to one vote as to the approval of the merger agreement and any other proposal that may properly come before the meeting.

   NBC and FFBS will count their respective shares of common stock present in person at their respective meeting but not voting, and their respective shares of common stock for which they have received proxies but with respect to which holders of such shares have abstained, as present at the respective meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

   Under Mississippi and Delaware law, approval of the merger agreement requires the affirmative vote of the holders of a majority of all votes entitled to be cast on the merger agreement at each meeting. Because approval of the merger agreement requires the affirmative vote of the holders of a majority of outstanding shares of NBC and FFBS common stock, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the NBC and FFBS Boards urge their respective stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

   As of the record date for the meetings, NBC directors and executive officers beneficially owned a total of 1,733,733 shares, or approximately 30.6%, of the outstanding shares of NBC common stock, and FFBS directors and executive officers beneficially owned a total of 310,031 shares, or approximately 19.7%, of the outstanding shares of FFBS common stock. These individuals have indicated that they will vote their stock in favor of the merger agreement. NBC's directors and executive officers have also indicated that they intend to vote for each of the nominees for director listed in this proxy statement-prospectus.

Recommendations of the Boards of Directors of NBC and FFBS

   The NBC board of directors has unanimously approved the merger agreement and believes that the merger is in the best interests of NBC and its stockholders. The NBC board recommends that holders of NBC common stock vote FOR approval of the merger agreement. The NBC board also recommends that the stockholders vote for each person listed as a nominee for the position of director in this proxy statement. In making their recommendation to stockholders, the NBC directors considered, among other things, the fairness opinion of Southard Financial, which concludes that the terms of the merger are fair to NBC's stockholders from a financial point of view. See "Proposed Merger--Background of the Merger" and "Proposed Merger--Opinion of Southard Financial," below.

   The FFBS board of directors has unanimously approved the merger agreement and believes the merger is in the best interests of FFBS and its stockholders. The FFBS board recommends that holders of FFBS common stock vote FOR approval of the merger agreement. In making their recommendation to stockholders, the FFBS directors considered, among other things, the fairness opinion of Trident Financial Corporation, which concludes that the terms of the merger are fair to FFBS's stockholders from a financial point of view. See "Proposed Merger-- Background of the Merger" and "Proposed Merger--Opinion of Trident Financial Corporation," below.

                                PROPOSED MERGER

   This section of the proxy statement-prospectus describes certain aspects of the merger. The following description is not intended to include every aspect of the merger, but rather contains only the significant terms of the merger. This discussion is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this proxy statement-prospectus and is incorporated herein by reference. We urge you to read the merger agreement carefully and in its entirety.

General

   If the stockholders of NBC and FFBS approve the merger agreement and the other conditions to the consummation of the merger are satisfied, FFBS will be merged with and into NBC. NBC will exchange shares of NBC common stock, plus cash instead of any fractional share, for each outstanding share of FFBS common stock as to which rights of appraisal have not been exercised and perfected. Each share of NBC common stock outstanding immediately prior to the effective date of the merger will remain outstanding and unchanged as a result of the merger, unless the holder exercises dissenters' rights.

Background of the Merger

   First Federal Bank for Savings, organized in 1892, is a federally-chartered savings bank headquartered in Columbus, Mississippi, and for most of its existence has operated as a traditional thrift institution.

   Like other thrifts, the core of First Federal's business has consisted of attracting deposits from the general public and originating loans to finance the acquisition, construction, or improvement of residential properties located in the market area served by First Federal. Management has worked over a number of years to diversify First Federal's activities by expanding commercial and consumer lending and improving the array of deposit products. While success has been realized in this diversification, the basic business and identity of First Federal remains closely tied to its roots as a traditional thrift institution.

   In June 1993, First Federal converted from a mutual to a stock form of organization through the formation of FFBS Bancorp, Inc. and an initial public offering. FFBS is a unitary savings and loan holding company that was incorporated in March 1993 under the laws of the State of Delaware for the purpose of acquiring all of the issued and outstanding common stock of First Federal.

   In September 1994, the Board of Directors and management of FFBS and First Federal met with their financial advisory firm, Trident Financial Corporation, to discuss strategies to meet stockholder requirements, including the best use of FFBS's excess capital and ways to maximize the consolidated return on equity. At this meeting, Trident advised the board of directors and management that one method of utilizing excess capital and of improving the return on equity was to pay special dividends. FFBS adopted a strategy which consisted of investigating potential acquisitions, repurchases of stock, and the payment of a special dividend. In August 1995, FFBS paid a $1.00 per share special dividend. In August 1997, a $2.00 per share special dividend was paid. In July 1997, as a supplement to its original strategy, FFBS adopted a "Capital Optimization Plan" recommended by a financial services firm. This plan, which involved leveraged investments in securities recommended by the financial services firm, was an effort to improve the return on equity by improving earnings. The goal of the plan was to use "underutilized capital" in order to move the "capital/assets ratio into the optimal range." Also, during the same time period, FFBS repurchased approximately 109,000 shares of its stock of which less than 30,000 were repurchased in the past 24 months. Investigations into potential acquisitions within the same market area did not identify any institutions that would justify the investment of the excess capital.

   In the fall of 1997, the board of directors became cognizant of changes in the operating environment, including rising interest rates and shrinking interest margins which would translate into slower growth in earnings and a possible decline in the estimated fair value of financial assets compared to their carrying value, thereby reducing the value of the FFBS common stock held by FFBS stockholders. The board of directors decided to hire Trident to informally survey the interests of prospective acquirors in a possible acquisition.

   In March 1998, Trident contacted four prospective acquirors on FFBS's behalf to gauge their interest in pursuing a combination with FFBS. Trident reviewed the oral indications of interest from the four prospective acquirors. Based on the terms of the original proposals, the board of directors of FFBS determined to allow two companies to conduct preliminary due diligence and resubmit their proposals. After being advised that their original proposal was not sufficiently attractive to warrant further discussions, one prospective acquiror indicated that they could improve their proposal but chose not to conduct due diligence.

   The FFBS board of directors was aware that NBC had a strategic objective of growth through acquisitions within the geographic area of Mississippi and Alabama. In the spring of 1998, the board of directors of FFBS asked Trident to also contact NBC to determine if NBC was interested in a merger with FFBS. From time to time, NBC holds discussions with other financial institutions which have been identified as potentially desirable acquisition candidates. FFBS had been identified as a desirable candidate for providing expansion of NBC's mortgage lending activities in the Columbus and Lowndes County, Mississippi markets. NBC's board of directors therefore accepted Trident's invitation and directed NBC's management to conduct preliminary due diligence. In May 1998, NBC's board submitted its pricing proposal to FFBS.

   In May 1998, after the prospective acquirors conducted due diligence, Trident reviewed the second round of proposals with FFBS's board of directors. FFBS's board of directors decided to pursue further discussions with NBC because NBC offered downside price protection without limiting upside potential, and NBC's proposal was attractive compared to the valuation range calculated by Trident.

   During the summer and fall of 1998, NBC explored accounting and regulatory issues. During late fall of 1998, negotiations with NBC halted as NBC was completing its merger with First National Corporation of West Point. In mid-December 1998, NBC's board authorized renewed negotiations with FFBS.

   During the month of January 1999, senior management of both institutions, with the assistance of outside counsel and Trident, negotiated a form of definitive merger agreement. Draft copies of the proposed agreement were distributed to the board of directors of FFBS for their review. The board of directors reviewed the proposal and met with Trident and FFBS's counsel to discuss and review the proposal. Trident presented a detailed analysis of the proposal to the board of directors and advised the board that in its opinion, NBC's proposal was fair to FFBS's stockholders from a financial point of view. Thereafter some additional modifications were made to the proposal. Trident and FFBS's legal counsel reviewed the changes and the related agreements and transactions contemplated thereby; and Trident issued a fairness opinion of the merger consideration to holders of FFBS common stock. Throughout this process, NBC's board monitored the negotiations through monthly updates from management and counsel.

   After a thorough discussion and consideration of the factors discussed below under "Reasons for the Merger and Recommendation of the Boards of Directors," the FFBS board and the NBC board unanimously approved the merger agreement and authorized the execution of the merger agreement. The merger agreement was signed on February 3, 1999.

Reasons for the Merger and Recommendations of the Boards of Directors

 Determination of the FFBS Board of Directors

   In reaching its conclusion to approve the merger, FFBS's board of directors considered a number of factors. FFBS's board did not assign any relative or specific weights to the factors considered. Among other things, the FFBS board considered:

    . the merger consideration in relation to the book value, assets and earnings of FFBS and NBC;

    . information concerning the financial condition, results of operations and prospects of FFBS, including the return of assets and return on equity of FFBS;

    . the financial terms of other recent business combinations in the banking industry; and

    . the opinion of Trident as to the fairness of the consideration to FFBS stockholders from a financial point of view.

   FFBS's board of directors believes that the terms of the merger agreement, which are the product of arms-length negotiations between FFBS and NBC, are in the best interests of FFBS and its stockholders. In the course of reaching its determination, FFBS's board of directors consulted with legal counsel with respect to its legal duties, the terms of the merger agreement and the issues related thereto, with its financial advisor with respect to the financial aspects and fairness of the transaction and with senior management regarding, among other things, operational matters.

   In reaching its determination to approve the merger agreement, FFBS's board of directors considered a number of factors, including:

    a) the current condition and growth prospects of FFBS and First Federal, its historical results of operations and its prospective results of operations were FFBS to remain independent;

    b) the current operating environment, including, but not limited to, the mergers and increasing competition in the banking and financial services industries, the prospect for further changes in these industries and the importance of being able to capitalize on developing opportunities in these industries;

    c) the presentation of Trident and the fact that Trident would render an opinion that the consideration to be received in the merger by FFBS's stockholders was fair to such stockholders from a financial point of view;

    d) the fact that the merger will be a tax-free exchange to FFBS's stockholders for federal income tax purposes;

    e) the detailed financial analyses and other information with respect to FFBS and NBC, discussed by Trident, as well as FFBS's board's own knowledge of FFBS, NBC and their respective businesses. In this regard, the latest publicly-available financial and other information for FFBS and NBC were analyzed, including a comparison to publicly-available financial and other information for other similar institutions;

    f) the value of FFBS common stock continuing as a stand-alone entity compared to the effect of FFBS combining with NBC in light of the facts summarized above and the current economic and financial environment, including, but not limited to, other possible strategic alternatives, the results of the contacts and discussions between FFBS and its financial advisor and various third parties and the belief of the FFBS board and management that the merger offered the best transaction available to FFBS and its stockholders;

    g) the greater financial and management resources and customer product offerings of NBC, which could increase the competitiveness of the combined institution in the market area and its ability to serve the depositors, customers and the communities served by FFBS; and

    h) the opportunities for growth and leveraging FFBS's capital.

   After deliberating with respect to the merger and the other transactions contemplated by the merger agreement, considering, among other things, the matters discussed above and the opinion of Trident referred to above, the FFBS board of directors approved and adopted the merger agreement and the transactions contemplated thereby as being in the best interests of FFBS and its stockholders.

The FFBS board has unanimously approved the merger and unanimously recommends that FFBS stockholders vote "FOR" approval of the merger.

 Determination of the NBC Board of Directors

   In reaching its decision to approve the merger, the NBC board consulted with its legal counsel regarding the terms of the transaction, with financial advisors regarding financial aspects and fairness of the transaction and with senior management relative to operational and other matters. Without assigning any relative or specific weights, the NBC board considered all of the factors it deemed material, both from a short-term and long-term prospective, which are the following:


    a) detailed information concerning the business, earnings, asset quality and financial condition of FFBS, as well as the NBC board's own knowledge of FFBS and its business;

    b) the opportunity for achieving revenue enhancements from the combined operations and the ability of the FFBS franchise to contribute to the earnings of NBC;

    c) the attractiveness and market position of the FFBS franchise and its compatibility with NBC, strengthening NBC in its core market area to capitalize more effectively on developing opportunities in the financial services industry and creating a combined institution with a significantly strengthened residential mortgage lending capacity;

    d) the treatment of the merger as a tax-free exchange of FFBS common stock for NBC common stock;

    e) the treatment of the merger as a pooling of interests for accounting purposes; and

    f) the compatibility of and continued involvement of the management and board of FFBS with NBC.

   NBC has also received the opinion of Southard Financial that the terms of the merger are fair to the stockholders of NBC from a financial point of view. For these reasons, NBC's board believes that the merger will enhance the business and operations of NBC and is in the best interests of NBC and its stockholders.

The NBC board has unanimously approved the merger and unanimously recommends that NBC stockholders vote "FOR" approval of the merger agreement.

Terms of the Merger

   If FFBS and NBC stockholders approve the merger agreement and the other conditions to the consummation of the merger are satisfied, NBC and FFBS expect the merger will be completed on June 30, 1999. See "Proposed Merger-- Representations and Warranties; Conditions to the Merger; Waiver" for a discussion of the other conditions to completing the merger.

   FFBS stockholders will receive .7702 shares of NBC common stock having a
market value of $      , as of May   , 1999, and representing approximately
18.25% of the total NBC outstanding shares after the merger. If, however, the average market price of NBC common stock for the twenty trading days prior to the effective date of the merger is less than $33.50, then the exchange rate will be adjusted so that stockholders of FFBS will receive at least $25.80 in value of NBC common stock for each share of FFBS common stock exchanged. On the effective date of the merger, each outstanding share of FFBS common stock, other than shares held by stockholders who exercise and perfect rights of appraisal, will automatically convert to shares of NBC common stock as described above. FFBS stockholders will automatically be entitled to all of the rights and privileges afforded to NBC stockholders at that time. However, the actual physical exchange of FFBS common stock certificates for certificates representing NBC common stock will occur after the merger.

   You should not forward your stock certificates to FFBS or NBC at this time. If the merger is consummated, you will receive instructions on how to exchange your FFBS stock certificates for certificates of NBC common stock.

Opinion of Southard Financial to NBC

   NBC retained Southard Financial, a Memphis, Tennessee financial valuation consulting firm, to render its opinion as to the fairness from a financial point of view to the holders of NBC common stock of the consideration to be paid in the merger. Southard is a financial valuation consulting firm specializing in the valuation of closely-held companies and financial institutions. Since its founding in 1987, Southard has provided approximately 2,000 valuation opinions for clients in 43 states. Further, Southard provides valuation services for approximately 120 financial institutions annually. For rendering its opinion to NBC, Southard received a fee of $8,000 plus reasonable out-of-pocket expenses. Southard has never been engaged by FFBS, but previously provided a fairness opinion for NBC in 1998 relative to another merger. Neither Southard nor its principals own an interest in the securities of NBC or FFBS.

   Southard evaluated the financial terms of the merger, but was not asked to, and did not recommend the exchange ratio formula between NBC and FFBS common stocks and did not assist in the merger negotiations. The ratio of exchange was determined by NBC and FFBS after arm's length negotiations. NBC did not place any limitations on the scope of Southard's investigation or review.

   Southard provided NBC's board of directors with a fairness opinion letter dated March 26, 1999 and supporting documentation. The full text of that fairness opinion letter, which sets forth certain assumptions made, matters considered and limitations on the review performed, is attached as Appendix B and is incorporated herein by reference. The summary of Southard's opinion set forth in this proxy statement-prospectus is qualified in its entirety by reference to the opinion.

   In arriving at its opinion, Southard conducted interviews with officers of NBC and FFBS and reviewed the documents indicated in the fairness letter. Southard did not independently verify the accuracy and/or the completeness of the financial and other information reviewed in rendering its opinion. Southard did not, and was not requested to, solicit third party indications of interest in acquiring any or all of the assets of FFBS.

   In connection with rendering its opinion, Southard performed a variety of financial analyses, which are summarized below. Southard believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. In its analyses, Southard made numerous assumptions, many of which are beyond the control of NBC and FFBS. Any estimates contained in the analyses prepared by Southard are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard was assigned a greater significance than any other.

   The summary of Southard's analyses set forth below is based on an assumed exchange ratio of NBC common stock for shares of FFBS common stock. Under the agreement, FFBS stockholders are to receive .7702 shares of NBC common stock. The analysis below is based upon a price for NBC common stock of $38.00 per share.

   Based upon the merger terms, FFBS stockholders will receive about 204% of book value at December 31, 1998, 30.5 times reported fiscal 1998 earnings, and 30.0% of assets at December 31, 1998. Based upon the review conducted by Southard, the pricing multiples for the merger are within the range of multiples seen in recent bank and thrift acquisitions.

   Southard prepared a pro-forma discounted cash flow analysis to determine a range of present values of FFBS based upon expected economies resulting from the merger. This range was determined by adding (i) the present value of the estimated future dividend stream that FFBS could generate over the ten-year period from 2000 through 2009 and (ii) the present value of the "terminal value" of FFBS common stock at the end of 2009. Using this analysis, the implied value of FFBS to NBC supported the proposed price.

   Southard reviewed the impact of the proposed acquisition on the per share earnings, dividends and book value of NBC. The analysis indicated that the acquisition will have a dilutive impact on earnings per share in the first year, but should be accretive to earnings thereafter. Further, the acquisition is anti-dilutive to book value per share.

   Southard's conclusion was that the terms of the proposed merger pursuant to the merger agreement are fair, from a financial viewpoint, to the NBC shareholders.

Opinion of Trident Financial Corporation to FFBS

   FFBS retained Trident to act as its financial advisor and to render a fairness opinion in connection with a possible merger. On January 7, 1998, Trident met with FFBS's board of directors to update the board on current market conditions, present a valuation report and to advise the board of directors with regard to strategic alternatives. Trident had performed these same functions over a number of years for FFBS. In February 1998, FFBS engaged Trident to actively find a possible merger partner for FFBS.

   On January 14, 1999, Trident met with FFBS's board of directors to review the proposed terms of the merger agreement. At that time, Trident presented a due diligence report to FFBS's board of directors summarizing the financial terms of the merger and providing updated market information with respect to thrift mergers and acquisitions. Trident also analyzed the advantages and disadvantages of the merger from a financial point of view. On February 3, 1999, Trident rendered its written opinion to FFBS's board of directors to the effect that, as of that date, the consideration to be received by FFBS's stockholders pursuant to the merger agreement was fair to them from a financial point of view. The financial fairness standard employed by Trident in rendering its opinion was whether such consideration was within the range of the economic values of consideration that companies having the characteristics of FFBS and NBC might negotiate in comparable circumstances; not whether the consideration proposed in the merger agreement is at or approaching the higher end of such range.

   Trident confirmed and delivered its opinion to FFBS's board of directors as of the date of this proxy statement-prospectus that the consideration to be received by the stockholders of FFBS in the merger is fair from a financial point of view, as of such date. A copy of the opinion, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached to this proxy statement-prospectus as Appendix C. Trident has consented to the inclusion of such opinion and summaries of the valuation report and due diligence report in the proxy statement-prospectus that will be circulated to FFBS's stockholders.

   Trident's opinion is directed to the FFBS board of directors and is directed only to the fairness, from a financial point of view, of the consideration to be received by FFBS's stockholders based on conditions as they existed and could be evaluated as of the date of the opinion. Trident's opinion does not constitute a recommendation to any FFBS stockholder as to how such stockholder should vote at the special meeting, nor does Trident's opinion address the underlying business decision to effect the merger. This summary of Trident's opinion is qualified in its entirety by reference to the full text of such opinion, which is attached to this proxy statement-prospectus as Appendix C. Stockholders are urged to read Trident's opinion in its entirety for a description of the assumptions made and matters considered and the limits on the review undertaken in rendering such opinion.

   In preparing its opinion, Trident reviewed and analyzed, among other things, the following:

    . the merger agreement;

    . this proxy statement-prospectus;

    . certain publicly available information concerning FFBS, including the audited financial statements of FFBS for each of the years in the four-year period ended June 30, 1998 and the unaudited financial statements of FFBS for the six months ended December 31, 1998;

    . certain publicly available information concerning NBC, including the audited financial statements of NBC for each of the years in the three-year period ended December 31, 1997 and the unaudited financial statements of NBC for the year ended December 31, 1998;

    . certain other internal information, primarily financial in nature, concerning the business and operations of FFBS and NBC furnished to Trident by FFBS and NBC for purposes of Trident's analysis;

    . information with respect to the trading market for FFBS common stock and NBC common stock;

    . certain publicly available information with respect to other companies that Trident believed to be comparable to FFBS and NBC and the trading markets for such other companies' securities; and

    . certain publicly available information concerning the nature and terms of other transactions that Trident considered relevant to its inquiry.

   Trident also met with certain officers and employees of FFBS and NBC to discuss the foregoing, as well as other matters which it believed relevant to its inquiry such as:

    . the current business operations, financial condition and future prospects of FFBS and NBC;

    . the results of Trident's due diligence examination of NBC; and

    . the cost savings expected to result from the merger.

No limitations were imposed by either FFBS or its board or management with respect to the investigation made or procedures followed by Trident.

   In its review and analysis and in arriving at its opinion, Trident assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by FFBS, or that was publicly available, the accuracy of the representations and warranties of the officers and the employees of FFBS and NBC with whom Trident held discussions, and the accuracy of the representations and warranties of FFBS and NBC in the merger agreement, and did not attempt independently to verify any such information. Trident further assumed that there are no conditions in the regulatory approvals of the merger agreement that will have a material adverse effect upon the contemplated economic benefits of the merger.

   The financial information provided to Trident by FFBS was of the type normally produced by the management of FFBS and reviewed by FFBS's board of directors at its regular meetings and the board and management of FFBS have represented to Trident that they have no reason to believe that Trident's reliance thereon was unreasonable. FFBS's board, however, did not specifically review the information, assumptions and other information provided by management to Trident for accuracy and completeness. Trident did not conduct a physical inspection of the properties or facilities of FFBS, nor did they make or obtain any independent evaluations or appraisals of any of such properties or facilities.

   In conducting its analyses and arriving at its opinion as expressed herein, Trident considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following:

    . the historical and current financial condition and results of operations of FFBS and NBC, including interest income, interest expense, net interest income, net interest margin, interest sensitivity, non-interest expense, earnings, dividends, book value, return on assets, return on equity, capitalization, the amount and type of non-performing assets and the reserve for loan losses;

    . the business prospects of FFBS and NBC;

    . the economies in FFBS's and NBC's market areas;

    . the historical and current market for FFBS common stock and for NBC's common stock and for the equity securities of certain other companies that Trident believed to be comparable to FFBS and NBC; and

    . the nature and terms of certain other acquisition transactions that Trident believed to be relevant.

   Trident also took into account its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, and its knowledge of securities valuation generally. Trident's opinion necessarily was based upon conditions in existence and subject to evaluation on the respective dates of its opinion. Trident's opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by the holders of FFBS common stock in the merger and does not address FFBS's underlying business decision to effect the merger.

   The summaries set forth below reflect all the material analysis, factors and assumptions considered by Trident and the material valuation methodologies used by Trident in arriving at its opinion as to fairness described above. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Trident believes that its analyses and the summary set forth below must be considered as a whole, and that selecting portions of its analyses without considering all of the analyses, or reviewing the summary without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in Trident's reports and its opinion. Therefore, the ranges of valuations resulting from any single analysis described below should not be taken to be Trident's view of the actual value of FFBS or the combined company.

   In performing its analyses, Trident made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of FFBS or NBC. The results of the specific analyses performed by Trident may differ from FFBS's or NBC's actual values or actual future results as a result of changing economic conditions, changes in company strategy and policies, as well as a number of other factors. Such individual analyses were prepared to provide valuation guidance solely as part of Trident's overall valuation analysis and the determination of the fairness of the consideration to be paid to FFBS's stockholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Trident's opinion and presentations to FFBS's board of directors were among the many factors taken into consideration by FFBS's board of directors in making its determination to approve the merger agreement.

   Trident met or engaged in discussions with the board of directors and the planning committee of FFBS at various times between January 1998 and January 1999 to present analyses contained in a series of reports which serve as the basis for Trident's opinion. The key reports presented by Trident were the valuation report dated January 7, 1998 and the due diligence report dated January 14, 1999. The following is a brief summary of the valuation report presented by Trident to the board of directors of FFBS on January 7, 1998.

   Financial Analysis of FFBS. Trident examined FFBS's financial performance for the period June 30, 1994 through September 30, 1997 by analyzing the composition of its balance sheet, adjusting and normalizing its earnings, and calculating a variety of operating and financial ratios for FFBS. Trident compared FFBS's deposit market share with other financial institutions operating in the same markets. Trident studied the trading market for FFBS common stock and compared the performance of FFBS common stock over the preceding twelve months to the performance of an index of thrift stocks and the Standard and Poor's 500 Index.

   Peer Group Analysis. Trident evaluated FFBS's strengths and weaknesses by comparing the financial performance of FFBS to that of thrift institutions of similar size ($100 to $200 million of assets) located in the southcentral United States based on regulatory financial information as of June 30, 1997. This analysis compared a number of FFBS's historical financial ratios to those of the peer groups, including but not limited to:
    (i) balance sheet composition;

    (ii) asset quality and reserve coverage;

    (iii) income and expense ratios for the trailing four quarters;

    (iv) asset growth during the trailing four quarters; and

    (v) efficiency, measured in assets per employee.

   Comparison to Actively-Traded Thrifts. Trident compared FFBS to the following groups of actively-traded thrifts as of January 2, 1998:

    . all U.S. thrifts;

    . Southcentral United States thrifts;

    . thrifts with total assets between $100 million and $150 million;

    . thrifts with a market value between $25 and $50 million;

    . thrifts with a return on assets during the trailing four quarters between 1.25% and 1.50%;

    . thrifts with a return on equity during the trailing four quarters between 7% and 8%;

    . thrifts with tangible capital between 15% and 20%; and

    . thirteen actively-traded thrifts Trident believed were most similar to FFBS in terms of size, capital structure, profitability and asset quality.

   Trident compared FFBS to the aforementioned groups of actively-traded thrifts on the basis of its stock pricing, balance sheet composition, capital ratios, asset quality and reserve coverage, asset and deposit growth, return on average assets, return on average equity, and the components of earnings during the trailing four quarters.

   State of the Market. Trident briefly reviewed the current and historical trading market for thrift and bank equities, and current and historical trends in the acquisition markets for banks and thrifts. Trident focused on the acquisition market for thrifts with particular attention to the segments of the market which it believed to be the most relevant to FFBS, such as thrifts of similar size and profitability, thrifts with similar capital structures and asset quality, and thrifts located in the same geographic region.

   Control Valuation of FFBS Common Stock. Trident estimated the fair market value of FFBS common stock in a merger. Trident used the market approach in valuing FFBS common stock. Using this approach, Trident analyzed certain median pricing ratios (e.g., price to book value, price to tangible book value, price to reported earnings, price to assets, and the premium paid over tangible book value as a percentage of core deposits) resulting from selected completed thrift merger transactions, as well as recently announced pending transactions.

   In applying the market approach, Trident considered the pricing ratios for the following groups of thrift merger transactions:

    . all pending thrift merger transactions (54 transactions);

    . all pending thrift mergers announced during the 90 days prior to January 2, 1998 (the date of the market data) (33 transactions);

    . all pending thrift mergers involving thrifts located in the Southcentral United States region (4 transactions);

    . all pending thrift transactions to be accounted for as poolings of interests (25 transactions);

    . all pending thrift transactions to be accounted for as purchases (23 transactions);

    . all pending thrift mergers in which the target thrift had assets between $100 million and $200 million (5 transactions);

    . all pending thrift mergers in which the aggregate consideration was between $20 million and $50 million (6 transactions);

    . all pending thrift mergers in which the target thrift had a return on assets of between 1.00% and 1.50% (12 transactions);

    . all pending thrift mergers in which the target thrift had a return on equity of between 6% and 9% (18 transactions); and

    . all pending thrift mergers in which the target thrift had a tangible equity ratio of between 10% and 20% of assets (12 transactions).

   Trident also considered the pricing ratios for eight pending or completed thrift merger transactions in which the target thrift was of similar size and capital structure to FFBS, and in which the target thrift had similar profitability and asset quality. Trident then compared a number of financial ratios for FFBS to those of the target thrift institutions.

   Based on FFBS's financial condition and results of operations, as well as other factors, relative to the groups of thrift mergers noted above, Trident estimated $22.50 to 27.50 per share control value for FFBS.

   Strategic Alternatives. Trident presented a list of the pros and cons of remaining independent or a merger with a larger financial institution.

   Prospective Acquirors. Trident presented FFBS with a list of other financial institutions with operations in Mississippi, Tennessee, and Alabama that it believed to be prospective acquirors (a total of 6 companies). These prospective acquirors were categorized based on Trident's perceived level of interest from the acquiror and "fit" with FFBS. Trident also presented a list of 13 other prospective acquirors that Trident felt were also possible acquirors, but represented less likely merger scenarios than the first group for various reasons. Trident also presented summary financial statements, stock price performance, peer group comparisons, a history of mergers and acquisitions, and other information regarding prospective acquirors.

   Trident re-evaluated FFBS's control value and presented the results to the board as part of the due diligence report, due to:

    . changes in market conditions;

    . changes in the financial condition of FFBS; and

    . the length of time between Trident's initial valuation of FFBS and the signing of the merger agreement.

   The following is a summary of the due diligence report presented to the board of directors of FFBS on January 14, 1999:

   Summary of Proposed Transaction. Trident presented a summary of the financial terms of the merger. Trident also compared the pricing ratios for the merger with the median pricing ratios for selected groups of recently announced thrift mergers and acquisitions. Trident discussed the advantages and disadvantages of the merger from a financial point of view.

   Financial Analysis of FFBS. Trident examined FFBS's financial performance for the period June 30, 1995 through September 30, 1998 by analyzing the composition of its balance sheet, adjusting and normalizing its earnings, and calculating a variety of operating and financial ratios for FFBS. Trident compared FFBS's deposit market share with other financial institutions operating in the same markets. Trident studied the trading market for FFBS common stock and compared the performance of FFBS common stock over the preceding twelve months to the performance of an index of thrift stocks and the Standard and Poor's 500 Index.

   Peer Group Analysis. Trident evaluated FFBS's strengths and weaknesses by comparing the financial performance of FFBS to that of thrift institutions of similar size ($100 to $200 million of assets) located in the Southcentral United States based on regulatory financial information as of June 30, 1998. This analysis compared a number of FFBS's historical financial ratios to those of the peer groups, including but not limited to:

    . balance sheet composition;

    . asset quality and reserve coverage;

    . income and expense ratios for the trailing four quarters;

    . asset growth during the trailing four quarters; and

    . efficiency, measured in assets per employee.

   Comparison to Actively-Traded Thrifts. Trident compared FFBS to the following groups of actively-traded thrifts as of January 8, 1999:

    . all U.S. thrifts;

    . Mississippi thrifts;

    . Southcentral United States thrifts;

    . thrifts with total assets between $100 million and $200 million;

    . thrifts with a market value between $30 and $60 million;

    . thrifts with a return on assets during the trailing four quarters between 0.95% and 1.15%;

    . thrifts with a return on equity during the trailing four quarters between 6% and 8%;

    . thrifts with tangible capital between 12% and 18%; and

    . thirteen actively-traded thrifts Trident believed were most similar to FFBS in terms of size, capital structure, profitability and asset quality.

   Trident compared FFBS to the aforementioned groups of actively-traded thrifts on the basis of its stock pricing, balance sheet composition, capital ratios, asset quality and reserve coverage, asset and deposit growth, return on average assets, return on average equity, and the components of earnings during the trailing four quarters.

   State of the Market. Trident briefly reviewed the current and historical trading market for thrift and bank equities, and current and historical trends in the acquisition market for banks and thrifts. Trident focused on changes in the acquisition market for thrifts since the previous valuation. Particular attention was paid to the market segments which Trident believed to be the most relevant to FFBS: thrifts of similar size and profitability; thrifts with similar capital structures and asset quality; and thrifts located in the same geographic region. Trident emphasized changes in market conditions and FFBS's financial condition during the previous year.

   Control Valuation of FFBS Common Stock. Trident updated the fair market value of FFBS common stock in a merger. In updating the value of FFBS's common stock, Trident utilized both the income and market approaches and reconciled the differences between the two.

   Trident used an income method in its valuation of FFBS by capitalizing FFBS's projected earnings contribution in a merger context. In order to estimate FFBS's earnings contribution, Trident normalized FFBS's reported earnings for the four quarters ended September 30, 1998 by excluding non-recurring income and expenses. Prior to capitalizing earnings, Trident took into account FFBS's excess capital. Trident estimated that FFBS only required 7.00% capital to operate the bank. Therefore Trident isolated the excess capital (the amount in excess of 7.00%) and adjusted the earnings base for the income associated with this excess capital at a pre-tax yield of 5.50% (3.58% after-tax). The base earnings were then annualized and adjusted to exclude non-recurring income and expenses, plus merger cost saving of 25% to 50% as a result of an assumed acquisition of FFBS.

   The earnings contribution is the sum of the normalized earnings and the after-tax cost savings. The earnings contribution was then capitalized at rates between 10% and 7%, to reflect discount rates between 13% and 17% and earnings growth rates between 5% and 8%. The capitalization rates chosen were estimates of the required rates of return for holders or prospective holders of shares of financial institutions similar to FFBS, based on a number of factors, including prevailing interest rates, the pricing ratios of publicly traded financial institutions, the financial condition and operating results of FFBS, as well as Trident's general knowledge of valuation, the securities markets, and acquisition values in mergers of other financial institutions. Trident adjusted the resulting values to reflect the cost of terminating certain long-term contracts and benefit plans, and certain merger-related expenses. Using the income approach, Trident established a reference range of $17.25 to $22.50 per share.

   In applying the market approach, Trident considered the pricing ratios for the following groups of thrift merger transactions:

    . all recent (announced in the preceding 180 days) thrift merger transactions (143 transactions);

    . thrift merger transactions announced during the 90 days prior to January 8, 1999 (the date of the market data) (15 transactions);

    . all pending thrift mergers (37 transactions);

    . all pending thrift mergers involving thrifts located in the Southcentral United States region (7 transactions);

    . all pending thrift transactions in Mississippi (1 transaction);

    . all pending thrift mergers in which the target thrift had assets between $100 million and $200 million (19 transactions);

    . all pending thrift mergers in which the aggregate consideration was between $25 million and $75 million (22 transactions);

    . all pending thrift mergers in which the target thrift had a return on assets of between 0.95% and 1.15% (17 transactions);

    . all pending thrift mergers in which the target thrift had a return on equity of between 5% and 8% (38 transactions); and

    . all pending thrift mergers in which the target thrift had a tangible equity ratio of between 10% and 20% of assets (37 transactions).

   Trident also considered the pricing ratios for eleven pending or completed thrift merger transactions in which the target thrift was of similar size and capital structure to FFBS, and in which the target thrift had similar profitability and asset quality. Trident then compared a number of financial ratios for FFBS to those of the target thrift institutions.

   Based on FFBS's financial condition and results of operations, as well as other factors, relative to the groups of thrift mergers noted above, Trident chose ranges of pricing ratios to apply to FFBS. Trident chose price to book value ratios of 160% to 180%, resulting in per share values of $24.00 to $27.00; price to tangible book value ratios of 160% to 180%, also resulting in per share values of $24.00 to $27.00; price to earnings ratios of 21 to 27 times trailing four quarter earnings, resulting in per share values of $21.50 to $27.50; price to assets ratios of 23% to 27%, resulting in per share values of $22.75 to $26.75; and premiums over tangible book value as a percentage of core deposits of 10% to 18.5%, resulting in per share values of $21.50 to $26.75. Based on these derived ranges of value, Trident established a reference range of $23.00 to $27.00 per share using the market approach.

   Trident then reviewed the results from the two approaches, and after consideration of all relevant facts, determined a final range of $20.00 to $27.00 per share for the acquisition value of FFBS.

   Review of Due Diligence Examination of NBC. Trident presented a summary of its on-site due diligence examination of NBC. NBC's historical and pro forma (to reflect the merger) balance sheets and income statements were presented, along with a variety of financial ratios and graphs that analyzed NBC's financial condition and operating results through September 30, 1998. Trident discussed NBC's business strategy, strengths and weaknesses, profitability, growth, net interest margin, non-interest income, operating expenses, intangible assets, borrowed funds, market area, capital, asset quality and reserve coverage, concentrations of credit and loan portfolio composition, interest-rate risk, year 2000 preparations, regulatory exam results, subsidiary activities, culture, stock pricing, and other issues. Trident also discussed NBC's pending acquisition of First National Corporation of West Point, West Point, Mississippi.

   Comparison to Actively-Traded Banks. Trident compared NBC to the following groups of actively-traded banks as of January 8, 1998:

    . all U.S. banks;

    . Southcentral United States banks;

    . Mississippi banks;

    . banks with a total assets between $500 million and $750 million;

    . banks with a return on assets during the trailing four quarters between 1.30% and 1.45%;

    . banks with a return on equity during the trailing four quarters between 12% and 13%;

    . banks with tangible capital between 10% and 13%; and

    . fourteen actively-traded banks Trident believed were most similar to NBC in terms of size, capital structure, profitability and asset quality.

   Trident compared NBC to the aforementioned groups of actively-traded banks on the basis of its stock pricing, balance sheet composition, capital ratios, asset quality and reserve coverage, asset and deposit growth, return on average assets, return on average equity, and the components of earnings.

   Peer Group Analysis. Trident evaluated NBC's strengths and weaknesses by comparing the financial performance of NBC to that of the following groups of banks based on regulatory financial information as of June 30, 1998:

    . all U.S. banks;

    . Mississippi commercial banks;

    . Southcentral United States banks;

    . U.S. banks of similar size ($500 to $750 million of assets); and

    . Southcentral United States banks of similar size.

   This analysis compared a number of NBC's historical financial ratios to those of the peer groups, including but not limited to:

    . balance sheet composition;

    . key ratios;

    . income and expense ratios for the trailing four quarters, the most recent quarter, and the most recent calendar year;

    . historical return on average assets and return on average equity; and

    . asset, loan, deposit and equity growth rates for selected periods.

   Trident reported that during its investigation, Trident did not discover any conditions that would prevent it from rendering its fairness opinion to FFBS's board of directors. As discussed above, Trident relied, without independent verification, upon the accuracy and completeness of all of the financial and other information provided by NBC.

   Trident, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, and valuations for corporate and other purposes. Trident has extensive experience with the valuation of financial institutions. FFBS's board of directors selected Trident as its financial advisor because Trident is a nationally recognized investment banking firm specializing in financial institutions and because of its substantial experience in transactions similar to the merger. Trident is not affiliated with either FFBS or NBC.

   For its services as financial advisor, FFBS paid Trident a retainer of $15,000 and a fee of $50,000 upon signing of the merger agreement. An additional fee equal to 1.20% of the aggregate merger consideration, less $65,000, will be payable to Trident upon consummation of the merger (a balance due of approximately $511,500 based on a $38.00 per share price for NBC). FFBS has also agreed to reimburse Trident for its reasonable out-of-pocket expenses and to indemnify Trident against certain liabilities, including certain liabilities under federal securities laws.

Closing Date and Effective Date of the Merger

   The closing date will be on the last business day of the month in which all conditions to the merger have been satisfied, or any other date chosen by agreement of the parties. The parties will choose an effective date on which the merger will be effective. The Secretaries of State of Mississippi and Delaware will each issue a certificate of merger, which will provide the effective date of the merger. The parties currently anticipate an effective date of June 30, 1999.

   NBC and FFBS anticipate that all conditions to consummation of the merger will be satisfied during the second quarter of 1999. However, delays in the consummation of the merger could occur.

   The necessary shareholder and regulatory approvals may not be obtained. Regulatory approval could be premised on conditions that are unacceptable to NBC or FFBS. Other conditions precedent to the merger also may not be satisfied. These conditions are not all within the control of NBC and FFBS, and the parties cannot assure you that they will be satisfied. However, as of the date of this proxy statement-prospectus, the parties are not aware of any condition or approval that cannot or will not be met or obtained.

   The board of directors of either NBC or FFBS may terminate the merger agreement if the merger is not consummated by September 30, 1999, or as otherwise provided in Section 11.1 of the merger agreement.

Employee Benefits of FFBS Employees after the Merger

   NBC has offered a "pay to stay" retention bonus to certain FFBS employees in order to compensate those employees for their extraordinary efforts in completing the merger and ensuring that the operating and accounting systems of FFBS's and NBC's subsidiaries are consolidated. The benefit provides a payment of 25% of the employee's current annual base salary to be paid in a lump sum immediately following the successful consolidation of the operating and accounting systems, or December 31, 1999, whichever occurs first.

   NBC will recognize FFBS employment agreements dated April 14, 1994 with certain officers of FFBS. Those agreements will terminate without further extension in April 2001. Upon the closing of the merger, two of the officers will relinquish their existing employment agreements and enter into new three-year employment agreements with NBC.

   NBC will also offer FFBS officers enhanced severance benefits including up to twelve weeks' pay if their employment relationship is terminated without cause within twelve months of the closing of the merger.

   All other FFBS employees are covered by a severance plan wherein NBC will provide one week's base pay for each year or fraction thereof of service, for a minimum of four weeks pay and a maximum of eight weeks pay, if their employment relationship is terminated without cause within twelve months of the closing of the merger.

   FFBS employees will also be given accrued vacation (not to exceed three weeks), and sick leave (not to exceed ninety (90) days), but any such accrued vacation time must be used entirely by the end of 1999.

   Additionally, FFBS employees who become NBC employees will be entitled to the same employee benefits as those offered NBC employees, including:

    . eligibility to participate in NBC's benefit plans on the effective date of the merger; and

    . full credit for their years of service with FFBS for both eligibility and vesting purposes, to the extent such credit qualifies under the terms of NBC's plans.

Surrender and Exchange of Stock Certificates

   SunTrust Bank, Atlanta, Georgia, will act as exchange agent for the exchange of FFBS common stock for NBC common stock. Shortly after the effective date of the merger, all non-dissenting FFBS stockholders will receive a letter of transmittal that will include instructions for the exchange of FFBS common stock certificates for certificates of NBC common stock. Each FFBS stock certificate outstanding immediately prior to the merger will be deemed for all purposes to evidence ownership of shares of NBC common stock, regardless of when they are actually exchanged.

   FFBS stockholders should not send in their stock certificates until they receive instructions in the letter of transmittal.

   When the exchange agent receives certificates of FFBS common stock, together with a properly completed letter of transmittal, it will issue and mail to the FFBS stockholder a certificate representing the number of NBC common shares the former FFBS stockholder received in the exchange. If the FFBS stockholder is entitled to receive a fraction of an NBC share, the exchange agent will mail the FFBS stockholder a check instead of the fractional share.

   FFBS stockholders will be able to vote at any meeting of NBC stockholders if the record date for the NBC meeting is after the effective date of the merger. In that case, FFBS stockholders would be able to vote the number of shares of NBC common stock into which their FFBS common stock has been converted regardless of whether such stockholders have surrendered their FFBS stock certificates.

   Dividends or other distributions payable to NBC stockholders after the merger will be distributed to FFBS stockholders only after surrender of the FFBS stock certificates. When you exchange your FFBS stock certificate(s), the exchange agent will send you all previously paid but undelivered dividends and other distributions on your new NBC common stock, if any. You will not receive interest on those distributions for any period during which NBC holds them awaiting the exchange of your FFBS common stock. Also, taxes may be deducted from those distributions.

Payment of Expenses Relating to the Merger

   NBC will pay all expenses of printing and distributing this proxy statement-prospectus. The parties otherwise will pay all of their own expenses related to negotiating and completing the merger.

Representations and Warranties in the Merger Agreement

   FFBS and NBC have made certain representations and warranties to each other as part of the merger agreement. FFBS's representations and warranties relate to, among other things:

    . its organization and authority to enter into the merger agreement;

    . its capitalization, properties, and financial statements;

    . pending and threatened litigation against FFBS;

    . FFBS's contractual obligations and contingent liabilities; and

    . its public reports.

FFBS's representations and warranties are generally contained in Article VI of the merger agreement.

   NBC's representations and warranties relate to, among other things:

    . its organization and authority to enter into the merger agreement;

    . its capitalization and financial statements;

    . its pending and threatened litigation; and

    . its public reports.

NBC's representations and warranties are generally contained in Article VII of the merger agreement.

   The representations and warranties of the parties generally will not survive the effective date of the merger.

Conditions to the Merger; Waiver of Those Conditions

   The merger agreement contains a number of conditions that must be satisfied to complete the merger. The conditions must either be met or waived (if they are waivable), and include, among other things:

    . FFBS's net worth must be at least $22.5 million;

    . FFBS's loan and lease loss reserves must be at least $1,035,000.00;

    . certain officers of FFBS must have entered into employment contracts with NBC and still be employed by FFBS at the effective time of the merger;

    . approval of the merger agreement by NBC's and FFBS's stockholders;

    . approval by the Federal Reserve Board without imposing any conditions that are unacceptable to either NBC or FFBS;

    . issuance of a tax opinion that the merger qualifies as a tax-free reorganization;

    . Securities and Exchange Commission approval of the registration statement under the Securities Act, with no stop order suspending its effectiveness;

    . absence of an order, decree or injunction enjoining or prohibiting completion of the merger;

    . continued accuracy as of the closing date of the merger of the representations and warranties set forth in the merger agreement;

    . qualification of the merger for pooling-of-interests accounting treatment; and

    . issuance of certain legal opinions by counsel.

   Most of the conditions to completing the merger may be waived at any time by the party for whose benefit they were created. Regulatory and stockholder approvals may not be waived. Also, the merger agreement may be amended or supplemented at any time by written agreement of the parties. However, any material change in the terms of the merger agreement after the meetings would require a resolicitation of votes from NBC's and FFBS's stockholders.

Regulatory and Other Required Approvals

   NBC is a registered bank holding company and is regulated by the Federal Reserve Board. The Federal Reserve Board must approve the merger. FFBS and NBC must wait at least 15 days after the date of Federal Reserve Board approval before they may complete the merger. During this 15-day period, the Department of Justice may object to the merger on antitrust grounds. The merger must be completed within 90 days of the date of Federal Reserve Board approval.

   The NBC stock to be issued in exchange for FFBS stock in the merger has been registered with the Securities and Exchange Commission. The transaction also will be registered with various state securities commissions as may be required.

   The approval of the Federal Reserve Board may be obtained or denied prior to or after the meetings. The vote on the merger agreement at the meetings does not depend upon and is not conditioned upon receipt of regulatory approval before the meetings. Even if the merger agreement is approved at the meetings it will be terminated if the approval of the Federal Reserve Board is not obtained or if the approval of the Federal Reserve Board is conditioned upon any actions that NBC or FFBS finds objectionable.

   In connection with the conversion by First Federal Bank for Savings in 1993 from the mutual to stock form, a liquidation account was established for the unlikely event of a liquidation of First Federal Bank for Savings after that conversion. Under federal law, the liquidation account will be assumed by National Bank of Commerce after it merges with First Federal Bank for Savings. The liquidation account is not expected to have a material negative impact on the operations of National Bank of Commerce.

Business of FFBS Pending the Merger

   The merger agreement requires FFBS to continue to operate its business as usual pending the merger. Among other things, FFBS may not, without NBC's consent:

    . pay any dividends prior to the merger other than the regular semi-annual dividends of 30 cents per share to its stockholders payable in January 1999 and July 1999;

    . except as set forth in Schedule 8.2(b) of the merger agreement, lend an amount exceeding $200,000 to an individual or entity or lend an amount, which when aggregated with other loans to the same individual or entity or related interest, would exceed $300,000;

    . hire new, additional or replacement employees;

    . grant promotions to current employees except for planned promotions as set forth on Schedule 8.2(d) of the merger agreement;

    . except as set forth in Schedule 8.2(e) of the merger agreement, make, incur, or agree to incur, any single capital expenditure which alone exceeds $10,000 or enter into any lease agreement with rental payments exceeding $10,000;

    . other than previously agreed upon contracts as set forth in Schedule
      8.2(f) of the merger agreement, pay, or agree to pay, any bonus to any employee, officer or director;

    . grant any raise or salary increase to any employee, officer or director except anticipated raises as set forth in Schedule 8.2(g) to the merger agreement;

    . enter into any contracts, contract renewals or extensions except contracts that obligate FFBS to pay less than $5,000;

    . purchase, lease or sell any assets outside the normal course of business unless such anticipated transactions are set forth in
      Schedule 8.2(i) to the merger agreement;

    . purchase or sell investment securities;

    . issue any additional common stock or cause to be declared any stock dividend or stock split; or

    . establish any employee benefits or benefit plans in addition to those in effect on the date of the merger agreement.

   FFBS may not solicit bids or other transactions that would result in a merger of FFBS with an entity other than NBC.

Termination of the Merger Agreement

   NBC and FFBS may terminate the merger agreement for various reaons, including:

    . a material breach by the other party of any covenant, representation or warranty in the merger agreement if such breach has not been cured within 30 days of receipt of notice of the nature of the breach;

    . the required federal or state regulatory approval is denied or contains conditions to approval that are unacceptable to either party;

    . the parties do not receive the tax opinion of T. E. Lott & Company described below under the section entitled "Material Tax Consequences of the Merger;"

    . the stockholders of NBC or FFBS fail to approve the merger at either meeting;

    . the merger is not consummated by September 30, 1999, unless extended;

    . by FFBS, if a material adverse change occurs in the financial condition of NBC;

    . by NBC, if a material adverse change occurs in the financial condition of FFBS;

    . by NBC, if the merger does not qualify as a pooling-of-interest in accordance with generally accepted accounting principles; or

    . by FFBS, if its independent tax accountants find that the merger does not qualify as a tax-free reorganization.

   Provisions of the merger agreement relating to reimbursement of expenses survive both the merger and a termination of the merger agreement prior to completion.

Management and Operations after the Merger

   After the merger, FFBS will cease to exist as a separate company and two of the current members of FFBS's board of directors will be appointed to the NBC board of directors.

Certain Differences in Rights of Stockholders

   If the merger is completed, all FFBS stockholders, other than those who exercise and perfect rights of appraisal, will become NBC stockholders. Their rights as stockholders will then be governed by NBC's articles of incorporation and bylaws. The following is a list of the significant differences between the rights of FFBS stockholders and NBC stockholders not described elsewhere in this proxy statement-prospectus:

 Shares of Stock:

   NBC has authorized only one class of stock--common stock. FFBS has authorized two classes of stock--common stock and preferred stock. FFBS does not have any preferred stock outstanding.

 Liquidity of Stock:

   The common stock of NBC and FFBS is traded in the over-the-counter market. Current quotes of the market price of NBC common stock are available from the firms of Sterne, Agee and Leach, Inc. and J. C. Bradford & Co., which make a market in NBC's common stock.

 Directors' Qualifications:

   NBC requires that each NBC director:

    . must be a stockholder of NBC;

    . must be not under 21 years of age and not over 75 years of age at the time he or she is elected, and must retire at the next stockholders' meeting after his or her 75th birthday;

    . may not serve as an attorney for any other financial institution, or bank or savings and loan holding company; and

    . may not be a member of the board of directors of any other financial institution or bank or savings and loan holding company if such service is prohibited by laws or regulations applicable to depository institutions.

 Removal of Directors:

   NBC's directors may be removed only for cause, which is defined as final conviction of a felony, unsound mind, adjudication of bankruptcy, non-acceptance of office or conduct prejudicial to the interests of NBC. Removal of director requires the vote of a majority of the entire board of directors or the stockholders, if the number of shares that were sufficient to elect the director are voted for the director's removal.

   FFBS's directors may be removed for cause by the holders of a majority of the shares entitled to vote at an election of directors. An example of cause would be a breach of a fiduciary duty. FFBS's board of directors may not remove directors.

 Amendment of Articles and Bylaws:

   Mississippi law provides that, unless the Mississippi Business Corporation Act (the "MBCA"), the articles of incorporation or the board of directors require a greater vote or a vote by voting groups, an amendment must be approved by a majority vote by each voting group with respect to which the amendment would create dissenters' rights. NBC's articles of incorporation provide that the affirmative vote of 75% or more of the outstanding voting shares of NBC is required to amend or repeal
Article 6 (issuance of capital stock), Article 7 (any merger or consolidation of NBC not approved by the board of directors), Article 9 (factors the board is required to take into account when considering a proposed merger or consolidation) or Article 12 (number and election of directors).

   FFBS's articles of incorporation provide that the affirmative vote of at least 80% of the votes of all classes of stock of FFBS entitled to vote in the election of directors, considered as one class, which are not beneficially owned, directly or indirectly, by any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of stock of FFBS entitled to vote, is required to amend or rescind Article 8 (any merger, consolidation, reverse stock split, sale, lease or exchange of substantially all of NBC's assets).

   The bylaws of NBC may be altered, amended or repealed by a majority vote of the board of directors or by a vote of two-thirds of the outstanding voting shares of NBC.

   FFBS's bylaws may be amended or repealed by either:

    . the affirmative vote of a majority of the board of directors of FFBS, or

    . the stockholders of FFBS, by the affirmative vote of the holders of not less than 80% of the shares of FFBS entitled to vote generally in the election of directors, after giving effect to the provisions in the certificate of incorporation that limit the shares of stock that may be voted by certain holders of shares in excess of the 10% limit provided in the certificate of incorporation.

 Meetings of Stockholders:

   Meetings of NBC stockholders may be called by:

    . the chairman of the board,

    . the president,

    . a majority of the board of directors, or

    . stockholders holding more than 20% of the outstanding NBC common stock.

   Any meeting of FFBS stockholders may be called only by the board of directors.

Interests of Certain Persons in the Merger

   The merger agreement provides for:

    . indemnification of FFBS officers and directors from liability for actions arising while they served as FFBS officers or directors;

    . appointment of two members of FFBS's board of directors to serve on the NBC board of directors after completion of the merger. The two directors have not yet been selected by NBC;

    . continuation of certain employee benefits for FFBS's employees. See
      "Employee Benefits of FFBS Employees after the Merger" and
      "Management and Operations after the Merger," above; and

    . employment agreement payouts for two officers and replacement employment agreements for two officers.

Material Tax Consequences of the Merger

   The following is a summary description of the material income tax consequences of the merger. It is not intended to be a complete description of the federal income tax consequences of the merger. Tax laws are complex, and an FFBS shareholder's individual circumstances may affect the tax consequences to him or her.

In addition, we have not included information about the tax consequences of the merger under state, local or other tax laws. We urge FFBS stockholders to consult a tax advisor regarding the tax consequences of the merger to them.

   NBC and FFBS must receive the tax opinion in order to complete the merger. The tax opinion is based upon representations made by NBC and FFBS about the terms of the merger and certain other matters. The tax opinion concludes that the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. A reorganization within the meaning of Section 368 of the Internal Revenue Code means:

    . neither FFBS nor NBC will recognize any gain or loss in the merger;

    . FFBS's stockholders will not recognize any gain or loss for federal income tax purposes to the extent they receive NBC common stock in exchange for their FFBS common stock;

    . the tax basis of the NBC common stock received in the merger will be the same as the tax basis of the exchanged FFBS common stock;

    . the holding period, for federal income tax purposes, for NBC common stock received in the exchange will include the period during which the shareholder held the FFBS common stock (as long as the FFBS common stock was held as a capital asset at the effective date of the merger); and

    . where solely cash is received by a holder of NBC or FFBS common stock in the merger pursuant to the exercise of dissenter's rights or rights of appraisal, such cash will be treated as a redemption of the shareholder's common stock and will be subject to the provisions and limitations of Section 302 of the Internal Revenue Code .

   See "Proposed Merger--Representations and Warranties; Conditions to the Merger; Waiver of Those Conditions."

Resale of NBC Common Stock

   The shares of NBC common stock to be issued in the exchange have been registered under the Securities Act of 1933. Stockholders who are not affiliates of FFBS or NBC may freely trade the NBC common stock upon completion of the merger. The term affiliate generally means each person who was an executive officer, director or 10% shareholder of FFBS or NBC prior to the merger.

   Those stockholders who are deemed to be affiliates of FFBS may only sell their NBC common stock as provided by Rule 145 of the Securities Act, or as otherwise permitted under the Securities Act. Affiliates of FFBS who do not become affiliates of NBC may publicly resell their NBC common stock if they register the resale of those shares or they comply with the restrictions of Rule 145.

   If you are or may be an FFBS affiliate, you should carefully consider the resale restrictions imposed by Rule 145 before you attempt to transfer any shares of NBC common stock after the merger. Further, shares of NBC common stock issued to FFBS affiliates in the merger will not be transferable until financial results that include at least 30 days of post-merger combined operations of NBC and FFBS have been published. This restriction is necessary in order to satisfy certain requirements for pooling-of-interests accounting treatment.

Rights of Dissenting Stockholders

   If you object to the merger and desire to perfect your dissenter's rights or rights of appraisal, you will lose the right to dissent or seek an appraisal from the merger if you do not take the following steps timely. If you lose your right to dissent or seek an appraisal, you will have no right to receive cash for your shares of NBC or FFBS common stock.

 Dissenting Rights of NBC Stockholders

   The Mississippi Business Corporation Act provides NBC stockholders with the right to dissent and obtain cash for their NBC shares if the merger is consummated. The availability of dissenters' rights is conditioned upon compliance with the provisions of MBCA Sections 79-4-13.01, et seq. Accordingly, any NBC stockholder who wishes to dissent from the proposed merger and receive the cash value of his or her shares should consult with legal counsel. The following summary of dissenter's rights is qualified in its entirety by reference to MBCA Sections 79-4-13.01, et seq., a copy of which is attached as Appendix E to this proxy statement-prospectus.

   To assert dissenter's rights, an NBC stockholder must:

    . give notice in writing to NBC, prior to the vote on the merger agreement, that he or she intends to demand payment for his or her shares if the merger is consummated; and

    . not vote his or her shares in favor of the merger agreement.

   If the merger agreement is approved at the annual meeting, NBC, no later than ten (10) days after the date the merger becomes effective, will deliver a written notice, the dissenter's notice, to each stockholder who satisfied the requirements in the preceding paragraph. The dissenter's notice will:

    . state where the stockholder's payment demand is to be sent and where and when the stockholder's certificates must be deposited;

    . supply a form for the payment demand that includes the date of the first announcement to the news media or to NBC stockholders of the terms of the proposed merger and requires the dissenting stockholder to certify whether or not he or she acquired beneficial ownership of the shares before that date;

    . set a date by which NBC must receive the stockholder's payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the dissenters' notice is delivered; and

    . be accompanied by a copy of Article 13 of the MBCA.

   Upon receipt of the dissenter's notice, any stockholder who wishes to perfect his or her dissenter's rights must do the following:

    . send NBC a payment demand, NBC must receive the payment demand on or before the date set forth in the dissenter's notice;

    . certify whether he or she acquired beneficial ownership of the shares before the date set forth in the dissenter's notice; and

    . deposit his or her NBC stock certificates in accordance with the terms of the dissenter's notice.

   An NBC stockholder who demands payment and properly deposits his or her shares retains all other rights of an NBC stockholder until those rights are canceled or modified by the consummation of the merger.

   As soon as the merger is consummated or upon receipt of the payment demand, NBC will pay each dissenting stockholder who has complied with the above requirements the fair value of the NBC shares, as determined by NBC, plus accrued interest. This payment will be accompanied by the following:

    . NBC's balance sheet as of the end of its most recently completed fiscal year, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements;

    . a statement of NBC's estimate of the fair value of NBC shares;

    . an explanation of how the interest was calculated;

    . a statement of the dissenter's right to demand payment for his or her own estimated fair value of his or her NBC shares, and the amount of interest due, if he or she is dissatisfied with the amount of the payment; and

    . a copy of Article 13 of the MBCA.

   A dissenting stockholder may notify NBC in writing of his or her estimate of the fair value of shares and amount of interest due, and demand payment of his or her estimate (less any payments previously made) if:

    . the dissenting stockholder believes that the amount previously paid by NBC is less than the fair value of his or her shares or that the interest paid was incorrectly calculated;

    . in the case of a stockholder who was the beneficial owner of the shares before the date set forth in the dissenter's notice, NBC fails to make payment within 60 days after the date set for receipt of the payment demand; or

    . NBC, having failed to consummate the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for receipt of the payment demand.

   A dissenting stockholder is deemed to waive this right to demand payment unless he or she notifies NBC of his or her demand in writing within 30 days after NBC makes or offers payment for his or her shares.

   If a demand for payment remains unsettled, NBC will commence a proceeding within 60 days after receiving the payment demand and petition the Chancery Court to determine the fair value of the shares and accrued interest. If NBC does not commence this proceeding within this 60-day period, NBC will pay each dissenting stockholder whose demand remains unsettled the amount demanded.

   NBC will make all dissenting stockholders whose demands remain unsettled parties to the proceeding and all parties must be served with a copy of the petition. The Chancery Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. Dissenting stockholders are entitled to the same discovery rights as parties in other civil litigation.

   Each dissenting stockholder made a party to the proceeding will be entitled to judgement for:

    . the amount, if any, by which the Chancery Court finds the fair value of his or her shares, plus interest, exceeds the amount paid by NBC, or

    . the fair value, plus accrued interest, of his or her after-acquired shares for which NBC elected to withhold payment.

   The Chancery Court will determine all costs of the proceeding including the reasonable compensation and expense of appraisers appointed by the Chancery Court. The Chancery Court will assess these costs against NBC, except that it may assess costs against all or some of the dissenting stockholders, in amounts it finds equitable, if it finds the dissenting stockholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

   The Chancery Court may assess the fees and expenses of counsel and experts for the respective parties, in amounts it finds equitable as follows:

    . against NBC and in favor of any and all dissenting stockholders if it finds that NBC did not substantially comply with its legal obligations under Article 13 of the MBCA; or

    . against either NBC or a dissenting stockholder, in favor of any other party, if it finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 13 of the MBCA.

   You must do all of the things described above in order to preserve your right to dissent and to receive the fair value of your shares in cash. If you do not follow each of the steps as described above, you will have no right to receive cash for your shares. In view of the complexity of these provisions of Mississippi law, NBC stockholders who are considering dissenting from the approval of the merger agreement and exercising their rights should consult their legal advisors.

 Appraisal Rights of FFBS Stockholders

   The Delaware General Corporate Law provides FFBS stockholders with the right to seek an appraisal and obtain cash payment for their FFBS shares if the merger is consummated. The availability of rights of appraisal is conditioned upon compliance with the provisions of Section 262 of the DGCL. Accordingly, any FFBS stockholder who wishes to dissent from the proposed merger and receive the cash value of his or her shares should consult with legal counsel. The following is only a summary of a stockholder's rights of appraisal or dissenter's rights under Section 262. The full text of Section 262 is attached to this proxy statement-prospectus as Appendix D.

   FFBS stockholders who follow the procedures set forth in Section 262 may receive cash for their FFBS common stock instead of exchanging the shares for NBC common stock. This cash payment will be equal to the fair value of their FFBS shares. The fair value will be determined by judicial appraisal and could be more than, the same as, or less than, the value of NBC common stock the FFBS stockholder will receive in the merger exchange.

   In order to exercise your rights of appraisal you MUST comply with the following requirements of Section 262:

    (1) file a written demand with FFBS for appraisal of your shares prior to the vote on the merger agreement at the FFBS special meeting. The demand must identify the stockholder and state that the stockholder intends thereby to demand an appraisal of his or her shares;

    (2) not vote your shares in favor of approval of the merger agreement;
        and

    (3) have your shares valued in an appraisal proceeding, as described below.

   A proxy or vote against the merger agreement will not satisfy the requirement of filing a written demand for appraisal. The requirement of a written demand is separate from, and should not be confused with, the requirement that you must not vote in favor of the merger agreement. Additionally, you may abstain from voting your shares and do so without waiving your right of appraisal; you lose your right of appraisal only if you vote in favor of the merger agreement.

   A proxy signed and left blank will, unless properly revoked, be voted in favor of the merger agreement. Therefore, if you sign and date your proxy but leave it blank as to how you wish the proxy to be voted, then you waive your right of appraisal. Consequently, if you elect to exercise your right of appraisal, you must:

    . not leave your proxy blank, but must either vote against the merger agreement or abstain from voting altogether;

    . continuously hold your shares from the date of making the demand through the effective date of the merger; and

    . fully comply with the other requirements of Section 262 listed above.

   You may, however, withdraw your demand for appraisal and exchange your FFBS stock for NBC stock at any time within 60 days after the effective date of the merger. NBC may terminate the merger agreement if it believes that the cash it will be required to pay to dissenters will cause the total csah to be paid in the merger to exceed 10% of the value of FFBS stock to be exchanged.

   FFBS stockholders of record are entitled to seek appraisal of the fair value of only the shares registered in their own name. The demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the FFBS stock certificates. If the stock is of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record.

   An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners. Beneficial owners who are not record owners and who intend to exercise rights of appraisal should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of rights of appraisal before the date of the FFBS special meeting.

   A record holder, such as a broker, who holds dissenting shares as nominee for beneficial owners, some of whom desire to demand appraisal, must exercise rights of appraisal on the shares held by the dissenting beneficial owners. In such case, the written demand for appraisal should set forth the number of dissenting shares for which the demand is being made. Unless a demand for appraisal specifies a number of dissenting shares, such demand will be presumed to cover all shares of FFBS common stock held in the name of such record owner.

   If the merger agreement is approved by FFBS stockholders, NBC will send a notice within ten days after the effective date of the merger stating that rights of appraisal are available to each stockholder who has filed an adequate written demand for appraisal with FFBS and who has not voted in favor of the merger agreement.

   Within 120 days after the effective date of the merger, NBC or any stockholder seeking rights of appraisal may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of all stockholders seeking rights of appraisal. NBC does not intend to file such a petition. FFBS stockholders seeking to exercise rights of appraisal should initiate all necessary action with respect to the perfection of their rights of appraisal within the time periods and in the manner set out in Section 262 and described above.

   Within 120 days after the effective date of the merger, any FFBS stockholder who has complied with the provisions of Section 262 described above, upon written request, shall be entitled to receive from NBC a written statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. NBC will mail this statement to any such stockholder within ten days after receipt of the written request for the statement or within ten days after the vote on the merger agreement at the FFBS special meeting, whichever is later.

   If a petition for appraisal is filed within 120 days after the effective date of the merger, the Court of Chancery will conduct a hearing on such petition to determine whether the FFBS stockholders seeking rights of appraisal have complied with Section 262 and have thereby become entitled to dissenters' rights. The Court of Chancery will then determine the fair value of the shares exclusive of any element of value arising from the expectation or consummation of the merger, but including a fair rate of interest, if any, to be paid on the amount determined to be the fair value.

   FFBS stockholders considering appraisal should bear in mind that the fair market value of their dissenting shares determined under Section 262 could be more than, the same as, or less than the value of NBC stock to be received in the merger exchange. The written fairness opinion of Trident Financial Corporation set forth as Appendix C hereto is not necessarily an opinion regarding fair value under Section 262.

   The costs of the appraisal proceeding may be assessed against one or more parties to the proceeding as the Court of Chancery deems equitable. Upon application by an FFBS stockholder, the Court of Chancery may order all or a portion of the expenses incurred by an FFBS stockholder in connection with the appraisal proceedings (including, without limitation, reasonable attorneys' fees and the fees and expenses of experts) to be charged pro rata against the value of all of the shares entitled to an appraisal.

   To recap, an FFBS stockholder must do the following:

    (1) deliver a written demand for appraisal to FFBS prior to the meeting to vote on the merger agreement; and

    (2) vote his or her shares of FFBS common stock against the merger agreement, or abstain from voting by not returning a signed proxy card; and

    (3) file a petition for appraisal within 120 days after the effective date of the merger.

   If a stockholder chooses to discontinue the effort to seek rights of appraisal under Delaware law, the stockholder must deliver to NBC both a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger agreement; except that any attempt to withdraw a demand for appraisal must be made within 60 days after the effective date of the merger. Any request to withdraw an appraisal demand 60 days or more after the effective date of the merger will require the written approval of NBC.

   If an appraisal proceeding is properly instituted, such proceeding may not be dismissed as to any FFBS stockholder who has perfected his or her right of appraisal without the approval of the Court of Chancery, and any such approval may be conditioned on such terms as the Court of Chancery deems just.

   After the effective date of the merger, dissenting stockholders cannot vote their shares for any purpose, nor can they receive dividends on, or other distributions in respect of, the dissenting shares, except dividends or distributions payable as of a date prior to the effective date of the merger.

   All written communications from FFBS stockholders regarding the exercise of rights of appraisal, prior to the effective date of the merger, should be mailed to William H. West at the First Federal Bank for Savings, 1121 Main Street, Columbus, Mississippi 39701. After the effective date of the merger, all written communications from stockholders with respect to the exercise of rights of appraisal should be mailed to Richard T. Haston at the National Bank of Commerce, P.O. Box 1187, Starkville, Mississippi 39760.

   You MUST do all of the things described above in order to preserve your rights of appraisal and to receive the fair value of your shares in cash. Failure to follow the steps required by the DGCL for perfecting rights of appraisal may result in the loss of such rights. In view of the complexity of these provisions of Delaware law, FFBS stockholders who are considering dissenting from the approval of the merger agreement and exercising their rights under Section 262 should consult their legal advisors.

Accounting Treatment of the Merger

   NBC intends to account for the merger as a pooling of interests. In order for the merger to qualify for pooling-of-interests accounting treatment, among other things, the total amount of cash that NBC is required to pay as a result of the merger cannot exceed 10% of the value of the outstanding FFBS common stock to be exchanged in the merger. Also, in order for the pooling-of-interests accounting method to apply, affiliates of FFBS and NBC cannot sell, transfer, pledge or otherwise alienate or encumber any shares of NBC common stock (whether received in the merger or otherwise) until the results of at least 30 days of post-merger combined operations of FFBS and NBC have been published. NBC is not obligated to consummate the merger if the merger does not qualify for pooling-of-interests accounting treatment under these circumstances.

Stock Option Agreement

   As an inducement and a condition to NBC entering into the merger agreement, NBC and FFBS entered into a stock option agreement, under which FFBS granted NBC an option to purchase up to 313,551 shares of

FFBS common stock, representing 19.9% of the shares issued and outstanding before giving effect to the exercise of such option. The stock option is exercisable only under the circumstances described below, at a cash price per share equal to $27.00, subject to possible adjustment in certain circumstances. This description of the stock option agreement and the option does not purport to be complete and is qualified in its entirety by reference to the stock option agreement, which is included as Appendix F to this proxy statement-prospectus and incorporated herein by reference.

   Subject to applicable law and regulatory restrictions, NBC may exercise the option, in whole or in part, if, but only if, a purchase event (as defined below) occurs prior to the option's termination, if NBC, at the time, is not in material breach of the stock option agreement or the merger agreement. As defined in the stock option agreement, purchase event means either of the following events:

    (1) without NBC's written consent, FFBS's board authorizes, recommends, publicly proposes, or publicly announces an intention to authorize, recommend, propose, or enter into an agreement with any third party to effect any of the following acquisition transactions:

      . a merger, consolidation, or similar transaction involving FFBS or any of its subsidiaries (other than transactions solely between FFBS's subsidiaries);

      . the disposition, by sale, lease, exchange, or otherwise, of 30% or more of the consolidated assets of FFBS and its subsidiaries; or

      . the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 30% or more of the voting power of FFBS or any of its subsidiaries; or

    (2) any third party acquires beneficial ownership, or the right to acquire beneficial ownership of, or any group is formed that beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the outstanding shares of FFBS common stock.

   The option will terminate upon the earliest of the following:

    (1) the effective time of the merger;

    (2) termination of the merger agreement in accordance with the terms thereof prior to the occurrence of a purchase event or a preliminary purchase event (other than a termination of the merger agreement under certain circumstances involving a breach by NBC);

    (3) 12 months after termination of the merger agreement as a result of certain breaches by NBC; and

    (4) 12 months after termination of the merger agreement following the occurrence of a purchase event or a preliminary purchase event.

   As defined in the stock option agreement, a preliminary purchase event includes either of the following events:

    (1) any third party commencing or filing a registration statement under the Securities Act of 1933 pertaining to, a tender offer or exchange offer to purchase any shares of FFBS common stock if, upon consummation of that offer, that party would own or control 20% or more of the then-outstanding shares of FFBS common stock; or

    (2) the stockholders of FFBS failing to approve the merger agreement at the special meeting, the failure to have the special meeting or the cancellation of the meeting before the merger agreement is terminated, or the withdrawal or modification by FFBS's board of directors in a manner adverse to NBC of the recommendation of the board of directors with respect to the merger agreement, in each case after public announcement that a third party has done any of the following:

      . made, or disclosed an intention to make, a proposal to engage in an acquisition transaction;

      . commenced a tender offer or filed a registration statement under the Securities Act of 1933 with respect to an exchange offer; or

      . filed an application or given a notice under certain federal statutes for approval or consent to engage in an acquisition transaction.

   If FFBS common stock changes by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of securities subject to the option, then the purchase price of the option securities would be adjusted appropriately. If FFBS issues additional shares of common stock (other than pursuant to an event described in the preceding sentence), the number of shares of FFBS common stock subject to the option will be adjusted so that, after such issuance, the option, together with any shares of FFBS common stock previously issued pursuant to the stock option agreement, equals 19.9% of the number of shares then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the option.

   Upon the occurrence of a repurchase event (as defined below) that occurs prior to the exercise or termination of the option, at the request of NBC, FFBS will, subject to regulatory restrictions, be obligated to repurchase the option and any shares of FFBS common stock purchased pursuant to the stock option agreement at a specified price. NBC must deliver its request that FFBS repurchase the option within 12 months of the first occurrence of a repurchase event, or FFBS will not be obligated to comply with the request.

   As defined in the stock option agreement, a repurchase event occurs if:

    (1) any person (other than NBC or any NBC subsidiary) acquires beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Securities Exchange Act of 1934) is formed which beneficially owns, or has the right to beneficially own, 50% or more of the then-outstanding shares of FFBS common stock, or

    (2) any of the following transactions is consummated:

      . FFBS consolidates with or merges into any person, other than NBC or one of NBC's subsidiaries, and is not the continuing or surviving corporation of such consolidation or merger;

      . FFBS permits any person, other than NBC or one of NBC's subsidiaries, to merge into FFBS and FFBS is the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of FFBS common stock are changed into or exchanged for stock or other securities of FFBS or any other person or cash or any other property or the outstanding shares of FFBS common stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or

      . FFBS sells or otherwise transfers all or substantially all of its assets to any person, other than NBC or one of NBC's subsidiaries.

   If prior to the exercise or termination of the option, FFBS enters into an agreement to engage in any of the transactions described in clause (2) of the definition of repurchase event above, then the agreement governing such transaction must make proper provision so that NBC will receive for each share of FFBS common stock subject to the option an amount of consideration that would be received by a holder of FFBS common stock in such transaction, less the purchase price of the option securities.

   After the occurrence of a purchase event, NBC may assign its rights under the stock option agreement in whole or in part.

   Upon the occurrence of certain events, FFBS has agreed to file with the SEC and to cause to become effective certain registration statements under the Securities Act of 1933 with respect to dispositions by NBC and its assigns of all or part of the option or any shares of FFBS common stock into which the option is exercisable.

                        PRO FORMA FINANCIAL INFORMATION

   The following unaudited pro forma combined balance sheet of NBC for the twelve-month periods ended December 31, 1998, 1997 and 1996 give effect to the pending merger with FFBS. The statements also assume that the merger is accounted for as a pooling of interests. The pro forma combined balance sheet treats the merger as if it occurred on December 31, 1998; the pro forma combined income statements treat the merger as if it had occurred on January 1, 1996.

   The information for the years ended December 31, 1998, 1997 and 1996, in the column titled "NBC" is summarized from the consolidated financial statements of NBC contained in NBC's 1998 annual report on Form 10-K, which has also been incorporated by reference herein. The information contained in the column titled "FFBS" is based on the financial statements and related notes, and Management's Discussion and Analysis of Financial Condition and Results of Operations, of FFBS contained elsewhere in this proxy statement-prospectus. We encourage you to read all of the other financial information about NBC and FFBS included with or contained in this proxy statement-prospectus.

   The Pro Forma Financial Statements are presented for information purposes only. The results shown in them are not necessarily indicative of the actual results that might have occurred if the merger had been completed on January 1, 1996. Also, they are not necessarily indicative of results that might be achieved in the future if the merger is completed.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  (Unaudited)

   The following unaudited pro forma combined condensed balance sheet combines the consolidated historical balance sheets of NBC Capital Corporation and FFBS Bancorp, Inc., assuming the companies had been combined as of December 31, 1998, on a pooling-of-interests accounting basis.

                                                                        Pro
                                                           Pro Forma   Forma
                                     NBC       FFBS       Adjustments Combined
                                   --------  --------     ----------- --------
                                               (in thousands)
ASSETS:
  Cash and due from banks......... $ 27,873  $  3,913 (4)   $   551   $ 32,337
  Interest-bearing deposits due
   from banks.....................      233    30,773                   31,006
  Federal funds sold and
   securities purchased under
   agreements to resell...........   26,228        --                   26,228
  Securities:
    Held-to-maturity..............   31,156    11,979                   43,135
    Available-for-sale............  172,723    10,390                  183,113
                                   --------  --------                 --------
    Total securities..............  203,879    22,369                  226,248
  Loans, net of unearned
   interest.......................  486,302   100,531                  586,833
  Allowance for loan losses.......   (9,572)     (530)(2)      (505)   (10,607)
                                   --------  --------                 --------
    Net loans.....................  476,730   100,001                  576,226
  Premises and equipment, net.....   15,020     1,856                   16,876
  Intangible assets...............    3,518        --                    3,518
  Other...........................   23,551     1,203 (2)       190     25,524
                                                      (3)       540
                                                      (5)        40
                                   --------  --------       -------   --------
    Total assets.................. $777,032  $160,115       $   816   $937,963
                                   ========  ========       =======   ========
LIABILITIES:
  Noninterest-bearing deposits.... $ 91,290  $  6,128                 $ 97,418
  Interest-bearing deposits.......  559,925   119,613                  679,538
                                   --------  --------                 --------
    Total deposits................  651,215   125,741                  776,956
  Federal funds purchased and
   securities sold under
   agreements to repurchase.......   10,464        --                   10,464
  Other borrowed funds............   16,048     9,115                   25,163
  Other liabilities...............   11,011     1,684 (3)     1,900     14,595
                                   --------  --------                 --------
    Total liabilities.............  688,738   136,540                  827,178
                                   ========  ========                 ========
STOCKHOLDERS' EQUITY:
  Common stock....................    5,665        16 (1)     1,198      6,879
  Surplus and retained earnings...   81,207    24,264 (1)    (1,200)   102,530
                                                      (2)      (315)
                                                      (3)    (1,360)
                                                      (5)       (66)
  Unearned compensation...........               (106)(5)       106         --
  Loan receivable--ESOP...........               (551)(4)       551         --
  Treasury stock..................       --        (2)(1)         2         --
  Accumulated other comprehensive
   income (loss)..................    1,422       (46)                   1,376
                                   --------  --------                 --------
    Total stockholders' equity....   88,294    23,575                  110,785
                                   --------  --------       -------   --------
    Total liabilities and
     stockholders' equity......... $777,032  $160,115       $   816   $937,963
                                   ========  ========       =======   ========

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)

   The following pro forma combined condensed statements of consolidated income present the combined statements of income of NBC Capital Corporation and FFBS Bancorp, Inc., assuming the companies had been combined for each period presented on a pooling-of-interests accounting basis. Per share data has been adjusted retroactively for stock splits and to reflect the acquisition on December 31, 1998 of First National Corporation of West Point, which was accounted for as a pooling of interests. NBC's merger-related expenses amounted to $1.8 million (after tax), or $.33 per share, during the year ended December 31, 1998.

                                                   For the Twelve Months Ended
                                                        December 31, 1998
                                                  -----------------------------
                                                                      Pro Forma
                                            NBC    FFBS   Adjustments Combined
                                          ------- ------- ----------- ---------
                                             (in thousands, except per share
                                                         amounts)
Interest income:
  Interest and fees on loans............. $44,558 $ 8,397              $52,955
  Interest and dividends on securities...  11,616   1,800               13,416
  Other interest income..................   1,217     736                1,953
                                          ------- -------     ---      -------
    Total interest income................  57,391  10,933               68,324
                                          ------- -------     ---      -------
Interest expense:
  Interest on deposits...................  24,692   5,723               30,415
  Interest on borrowed funds.............   1,822     507                2,329
                                          ------- -------     ---      -------
    Total interest expense...............  26,514   6,230               32,744
                                          ------- -------     ---      -------
Net interest income......................  30,877   4,703               35,580
Provision for loan losses................   3,187      --                3,187
                                          ------- -------     ---      -------
  Net interest income after provision for
   loan losses...........................  27,690   4,703               32,393
Noninterest income.......................   8,838     752                9,590
Noninterest expense......................  26,056   3,045               29,101
                                          ------- -------     ---      -------
Net income before income taxes...........  10,472   2,410               12,882
Income tax expense.......................   1,978     902                2,880
                                          ------- -------     ---      -------
  Net income............................. $ 8,494 $ 1,508              $10,002
                                          ======= =======     ===      =======
Net income per share:
  Basic.................................. $  1.50 $  1.00              $  1.47
  Diluted................................    1.50     .98                 1.46
Weighted-average common shares
 outstanding:
  Basic..................................   5,665   1,509                6,827
  Diluted................................   5,665   1,539                6,850

  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)

                                                        For the Year Ended
                                                        December 31, 1997
                                                   ----------------------------
                                                                      Pro Forma
                                             NBC    FFBS  Adjustments  Combined
                                           ------- ------ ----------- ---------
                                             (in thousands, except per share
                                                         amounts)
Interest income:
  Interest and fees on loans.............. $43,792 $7,891              $51,683
  Interest and dividends on securities....  12,055  1,710               13,765
  Other interest income...................     981    276                1,257
                                           ------- ------              -------
    Total interest income.................  56,828  9,877               66,705
                                           ------- ------              -------
Interest expense:
  Interest on deposits....................  23,822  5,060               28,882
  Interest on borrowed funds..............   1,877    118                1,995
                                           ------- ------              -------
    Total interest expense................  25,699  5,178               30,877
                                           ------- ------              -------
Net interest income.......................  31,129  4,699               35,828
Provision for loan losses.................   1,477      5                1,482
                                           ------- ------              -------
  Net interest income after provision for
   loan losses............................  29,652  4,694               34,346
Noninterest income........................   7,777    636                8,413
Noninterest expense.......................  23,768  2,483               26,251
                                           ------- ------              -------
Net income before income taxes............  13,661  2,847               16,508
Income tax expense........................   3,743  1,083                4,826
                                           ------- ------              -------
  Net income.............................. $ 9,918 $1,764              $11,682
                                           ======= ======              =======
Net income per share:
  Basic................................... $  1.75 $ 1.20              $  1.72
  Diluted.................................    1.75   1.15                 1.70
Weighted-average common shares
 outstanding:
  Basic...................................   5,665  1,481                6,806
  Diluted.................................   5,665  1,534                6,846


  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)

                                                        For the Year Ended
                                                        December 31, 1996
                                                   ----------------------------
                                                                      Pro Forma
                                             NBC    FFBS  Adjustments Combined
                                           ------- ------ ----------- ---------
                                             (in thousands, except per share
                                                         amounts)
Interest income:
  Interest and fees on loans.............. $39,747 $7,225              $46,972
  Interest and dividends on securities....  12,440  1,636               14,076
  Other interest income...................     478    309                  787
                                           ------- ------              -------
    Total interest income.................  52,665  9,170               61,835
                                           ------- ------              -------
Interest expense:
  Interest on deposits....................  22,052  4,631               26,683
  Interest on borrowed funds..............   1,040     --                1,040
                                           ------- ------              -------
    Total interest expense................  23,092  4,631               27,723
                                           ------- ------              -------
Net interest income.......................  29,573  4,539               34,112
Provision for loan losses.................   1,677     --                1,677
                                           ------- ------              -------
  Net interest income after provision for
   loan losses............................  27,896  4,539               32,435
Noninterest income........................   7,327    635                7,962
Noninterest expense.......................  22,662  3,189               25,851
                                           ------- ------              -------
Net income before income taxes............  12,561  1,985               14,546
Income tax expense........................   3,141    588                3,729
                                           ------- ------              -------
  Net income.............................. $ 9,420 $1,397              $10,817
                                           ======= ======              =======
Net income per share:
  Basic................................... $  1.66 $  .94              $  1.59
  Diluted.................................    1.66    .91                 1.58
Weighted-average common shares
 outstanding:
  Basic...................................   5,665  1,486                6,810
  Diluted.................................   5,665  1,535                6,847


  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

          NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

   The unaudited pro forma combined condensed information presented herein is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. FFBS's fiscal year end is June 30, while NBC's year end is December 31. For purposes of the pro forma financial data, FFBS's financial information is presented as though its fiscal year ended December 31.

  1. The merger will be accounted for on a pooling-of-interest accounting basis. Each share of FFBS common stock issued and outstanding will be converted into .7702 shares of NBC common stock. At December 31, 1998, FFBS had outstanding 1,575,635 common shares. Based on the exchange ratio and the shares outstanding of FFBS, 1,213,554 shares of NBC common stock will be issued in exchange for the outstanding common stock of FFBS.

     NBC expects to realize revenue enhancements and cost savings from the acquisition. The pro forma financial information does not reflect any of the potential revenue enhancements or potential savings from the consolidation of operations of NBC and FFBS.

  2. The merger agreement contains a provision under which NBC may adjust the allowance for loan losses of FFBS in order to comply with the methodology used by NBC in determining its allowance for loan losses. Under the terms of the agreement, NBC may waive or adjust the amount, as it deems necessary. The Pro Forma Combined Condensed Balance Sheet as of December 31, 1998 assumes the following adjustments will be made:

                                                                  (In Thousands)
       Estimated additional allowance requirement................      $505
       Deferred tax asset........................................      (190)
                                                                       ----
       Net adjustment............................................      $315
                                                                       ====

  3. In connection with the merger, NBC and FFBS expect to incur certain restructuring and merger related costs, including investment banking, legal, accounting, and other related transaction costs and fees. Additionally, other restructuring and merger related costs associated with the integration of the separate financial institutions are expected to be incurred. Based upon information currently available, the total amount of restructuring and merger related expenses to be recognized in connection with the merger is estimated to be $1.36 million, after tax. Since the merger has not yet been consummated, the restructuring and merger related expenses can only be estimated at this time, and are subject to revision, as further information becomes available. The following is a breakdown of the estimated restructuring and merger related costs:

                                                                  (In Thousands)
       Investment banking........................................     $  600
       Professional fees.........................................        180
       Employee related..........................................      1,050
       Restructuring costs.......................................         70
                                                                      ------
       Total estimated costs.....................................      1,900
       Income tax effect.........................................       (540)
                                                                      ------
           Total.................................................     $1,360
                                                                      ======

     These restructuring and merger related costs will be charged to expense in the period in which the merger is consummated, or in subsequent periods when incurred. Because the restructuring and merger related costs are nonrecurring, these have not been reflected in the pro forma combined condensed statements of income. Also, the pro forma financial data does not reflect cost savings, operating synergies and revenue enhancements which are expected to be realized.

  4. First Federal Bank for Savings, the wholly-owned subsidiary of FFBS, has an Employee Stock Ownership Plan (ESOP) in which substantially all employees participate. At December 31, 1998, the ESOP had a debt obligation to FFBS of $551. Prior to the completion of the merger, First Federal intends to make its normal contribution to the ESOP. This contribution will be used to retire a portion of the debt due to FFBS. Remaining unallocated ESOP shares will be sold in the market and the funds used to retire the remaining balance of the debt obligation. Shares of FFBS held by the ESOP are included in the issued and outstanding stock of FFBS. The ESOP will be terminated on or before the closing date.

  5. First Federal has a Recognition and Retention Plan for its directors which was established in conjunction with First Federal's conversion from a mutual association to a stock association in 1993. The Plan was authorized to purchase 4%, or 63,480 shares, of the stock issued in the conversion. The contribution by First Federal to the plan is being amortized as the directors become vested in the shares. The RRP provides that in the event of a change in control, such as the merger, the shares vest immediately. An adjustment has been made to reflect the expense associated with the full vesting of shares caused by the merger.

                             INFORMATION ABOUT FFBS

Principal Business

   FFBS was incorporated under the laws of the State of Delaware in March 1993 to acquire all of the capital stock of First Federal upon its conversion from a mutual to stock form of ownership. First Federal descended from Columbus Building and Loan Association, which dated back to 1892. In 1934, First Federal was organized as a federally chartered mutual savings association headquartered in Columbus, Mississippi. Its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation. First Federal offers a variety of financial services to meet the financial service needs of its community through its main office and three branch offices. First Federal attracts deposits from the general public and uses such deposits primarily to originate loans secured by first mortgages on owner-occupied, one-to-four family residences in its market area.

Competition

   FFBS through First Federal currently serves Columbus and Lowndes counties in Mississippi. Over this same area, FFBS competes directly with seven different banking institutions, and a number of credit unions, finance companies, brokerage firms, mortgage companies and insurance companies. The competing
banking institutions range in asset size from approximately $    million to in
excess of $   billion. Several of FFBS's competitors are branches or divisions of nationwide and regional companies with significantly more resources than FFBS and First Federal.

Supervision and Regulation

   FFBS and First Federal are subject to extensive state and federal thrift laws and regulations enforced by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. These laws and regulations impose specific requirements and/or restrictions on operations and provide for general regulatory oversight of virtually all aspects of operations. These laws and regulations are generally intended to protect depositors, not stockholders.

Seasonality of Business and Customers

   There is no material concentration of deposits from any single customer or group of customers. No significant portion of FFBS's loans is concentrated within a single industry or group of related industries.

Historically, the business of FFBS has not been seasonal in nature and management does not anticipate any seasonal trends in the future. FFBS does not rely on foreign sources of funds or income.

Employees

   As of the date of this proxy statement-prospectus, FFBS and its subsidiary had 32 full time employees.

Properties

   The following list describes the location and general character of the principal properties owned or leased by FFBS and its subsidiaries:

                                                                    Approximate Office
                                                                      Space (square
Location                        Own/Lease              Use                feet)
--------                      --------------  --------------------- ------------------
Main Office                   Owned/leased(1) Main Office of Bank      11,580 sq.ft
1121 Main Street
Columbus, Mississippi
82 East Branch                Owned           Branch Office of Bank    1,215 sq.ft
420 Alabama Street
Columbus, Mississippi
45 North Branch               Owned           Branch Office of Bank    1,344 sq.ft.
2024 Highway 45 North
Columbus, Mississippi
New Hope Branch               Owned           Branch Office of Bank    1,816 sq.ft
58 Center Road
Columbus, Mississippi

--------
(1) The main office building is owned by the Bank but is situated on property that is leased from the Columbus School Board and, pursuant to statute, the lease has a 99-year term which is renewable forever, subject to an upward adjustment to the rent paid. This lease is subject to litigation which may result in an increase in rent paid prior to the expiration date. Management does not currently believe that any increase will have a material impact on the Bank's financial condition or results of operation.

   In the opinion of FFBS's management, all of FFBS's properties are in generally good condition and are adequate to meet the needs of the communities they serve.

Legal Proceedings

   FFBS is a party to various ordinary routine legal proceedings incidental to its business. FFBS's management does not believe that any of these proceedings will have a material effect on the financial position or results of FFBS's operations.

Stock Prices and Dividends

   FFBS common stock is traded in the over-the-counter market with trades reflected on the OTC Bulletin Board. The following stock price information is believed to represent actual purchases and sales and may or may not reflect inter-dealer prices, retail mark-ups or mark-downs or commissions. FFBS common stock is infrequently traded. The information for periods prior to November 28, 1997 reflects transactions on the NASDAQ SmallCap Market. Dividend information is also presented.

                               Common Stock Data
                      as of the end of each Fiscal Quarter

                                                                   Stock Prices
                                                                   -------------
                                                    Cash Dividends
                                                       Declared     High   Low
                                                    -------------- ------ ------
      1998:
      December 31..................................     $ .30      $26.25 $25.00
      September 30.................................     $ .00      $26.00 $24.00
      June 30......................................     $ .30      $27.00 $22.13
      March 31.....................................     $ .00      $23.00 $21.00
      1997:
      December 31..................................     $ .25      $24.88 $18.00
      September 30.................................     $2.00      $26.00 $21.00
      June 30......................................     $ .25      $24.50 $21.50
      March 31.....................................     $ .00      $23.50 $22.00
      1996:
      December 31..................................     $ .25      $23.00 $21.50
      September 30.................................     $ .00      $24.50 $19.75
      June 30......................................     $ .25      $23.50 $19.50
      March 31.....................................     $ .00      $19.00 $16.50

   On the record date for the special meeting, there were     holders of FFBS
common stock.

Management's Discussion and Analysis of Financial Condition and Results of Operations

   The following discussion reviews FFBS's financial condition and results of operations. This discussion should be read in conjunction with the consolidated financial statements included in this proxy statement-prospectus.

 Comparison of Financial Condition as of June 30, 1998 and June 30, 1997

   On June 30, 1998, FFBS's total assets amounted to $150.8 million, compared to $130.8 million at June 30, 1997, representing an increase of $20.0 million, or 15.3%. Total assets of FFBS have increased $34.2 million, or 29.3%, over the past five years.

   Loans are FFBS's largest and most profitable component of interest-earning assets. Total loans increased $6.2 million, or 6.6%, to $98.9 million on June 30, 1998, compared to $92.8 million on June 30, 1997. The portfolio mix on June 30, 1998 consisted of 85% real estate loans, 11% consumer loans and 4% commercial loans. Net charge-offs were $58,000, or .06% of average loans, for the fiscal year ended June 30, 1998. During the past five fiscal years, FFBS's total loans have increased $24.9 million, or 33.7%.

   The securities portfolio is utilized to provide a quality investment alternative for available funds as well as a stable source of interest income. Investment securities, along with mortgage-backed and related securities, totaled $33.4 million on June 30, 1998, an increase of $7.4 million, or 28.2%, compared to June 30, 1997. FFBS used advances from the Federal Home Loan Bank of Dallas to leverage the purchase of mortgage-backed and related securities during the fiscal year ended June 30, 1998. Advances from the Federal Home Loan Bank of Dallas amounted to $11.0 million on June 30, 1998. Mortgage-backed and related securities increased $9.2 million, or 126%, to $16.4 million on June 30, 1998, compared to June 30, 1997.

   Deposits are FFBS's primary source of funds to support its earning assets. Total deposits were $114.5 million on June 30, 1998, an increase of $10.7 million, or 10.3%, over June 30, 1997. The deposit mix has remained substantially unchanged, with the exception of a slight shift toward more time deposits. Over the past five fiscal years, deposits have increased $23.0 million, or 25.1%.

   On June 30, 1998, stockholders' equity totaled $23.3 million, or 15.4%, of assets. This represents a decrease of $1.9 million, or 7.5%, compared to June 30, 1997. FFBS paid a $2.00 per share special dividend in addition to its regular dividends for the fiscal year ended June 30, 1998. This special dividend decreased capital $3.1 million. Net income continued to be a strong contributor to stockholders' equity during fiscal 1998, as FFBS's net income amounted to $1.6 million.

   The book value per share amounted to $15.29 on June 30, 1998, with the exclusion of 55,138 unallocated shares held by the Employee Stock Ownership Plan (ESOP) and after the payment of a special dividend of $3.1 million, or $2.00 per share. On June 30, 1997, the book value per share was $16.97, excluding 76,176 unallocated shares held by the ESOP. On June 30, 1996, the book value per share was $16.61, with the exclusion of 88,872 unallocated shares held by the ESOP.

 Comparison of Financial Condition as of June 30, 1997 and June 30, 1996

   The consolidated assets of FFBS were $130.8 million on June 30, 1997, an increase of $5.5 million, or 4.42%, over June 30, 1996.

   During fiscal 1997, FFBS experienced a significant increase in loans. Loans receivable totaled $92.8 million on June 30, 1997. The $9.2 million growth in FFBS's loans outstanding represented the most significant growth component of interest-earning assets. This 11.05% gain was indicative of the strong loan demand that existed in the market for most of fiscal 1997 and FFBS's focused efforts to add to its loan portfolio. Total loan originations in fiscal 1997 were $59.6 million, an increase of $15.0 million, or 33.6%, over total originations of $44.6 million for fiscal 1996.

   Investment securities, along with mortgage-baked and related securities, totaled $26.1 million on June 30, 1997, a decrease of $4.2 million, or 13.8%, compared to June 30, 1996. Securities were reinvested in loans as they matured in order to partially fund the demand for loans.

   Total deposits were $103.8 million on June 30, 1997, an increase $4.7 million, or 4.7% over June 30, 1996.

   Stockholders' equity, particularly as it related to assets, has represented a consistent strength for FFBS throughout the past five years. On June 30, 1997, stockholders' equity amounted to $25.1 million, or 19.2%, of assets. First Federal is classified as well capitalized under the Federal Deposit Insurance Corporation Improvement Act of 1991.

   The book value per share amounted to $16.97 per share on June 30, 1997, with the exclusion of 76,176 unallocated shares held by the Employee Stock Ownership Plan (ESOP). On June 30, 1996, the book value per share amounted to $16.61, which was after the payment of a $1.00 per share special dividend and excluding 88,872 unallocated shares held by the ESOP.

 Comparison of Financial Condition as of June 30, 1998 and December 31, 1998

   On December 31, 1998, total assets were $160.1 million, an increase of $9.3 million, or 6.17%, since June 30, 1998. Interest-bearing deposits due from banks increased $20.4 million to $34.7 million during the six-month period due to an increase in funds from deposits coupled with the early redemptions of some investments and mortgage-backed and related securities. Total securities decreased $12.0 million to $21.5 million during the six-month period. Loans receivable increased $1.1 million to $100.0 million on December 31, 1998. Deposits grew to $125.7 million on December 31, 1998, an increase of $11.2 million, or 9.78%, for the six-month period. Advances from the Federal Home Loan Bank of Dallas totaled $9.1 million on December 31, 1998. The increase of $320,000 in stockholders' equity since June 30, 1998 was due to net income after the declaration of dividends. Stockholders' equity totaled $23.6 million on December 31, 1998 and amounted to 14.72% of assets.

 Comparison of Results of Operations for the Fiscal Years Ended June 30, 1998 and June 30, 1997

   FFBS had consolidated net earnings of $1.6 million for the fiscal year ended June 30, 1998, representing a return on average assets of 1.13% and diluted earnings per share of $1.03. For the fiscal year ended June 30, 1997, FFBS's net income amounted to $1.5 million, with diluted earnings per share of $.97. The lower level of earnings in fiscal 1997 was primarily the result of the one-time assessment by the FDIC to fully capitalize the Savings Association Insurance Fund, which reduced earnings $376,000 after taxes. FFBS's return on average assets, a primary measure of earnings strength, has been above 1.1% for the last five fiscal years.

   Net interest income is the largest component of FFBS's net income and represents the income earned on interest-earning assets less the cost of interest-bearing liabilities. This major source of income represents the earnings from FFBS's primary business of gathering funds from deposit sources and investing those funds in loans and securities. Changes in net interest income can be broken down into two components, the change in average-earning assets and the change in net interest spread. FFBS's level of net interest income stabilized at $4.7 million for fiscal 1998 and 1997. The net interest margin for fiscal 1998 was 3.66%, a decrease from the 3.93% for fiscal 1997 due primarily to decreased spreads. FFBS's cost of funds increased at a faster pace than its yield on average-earning assets. Average-earning assets for fiscal 1998 increased to $133.4 million from $122.5 million for fiscal 1997, an increase of $10.9 million, or 8.9%. Despite increases in average-earning assets for fiscal 1998, net interest income remained stable due to the decrease in the net interest spread.

   FFBS maintains its reserve for loan losses at a level that is considered sufficient to absorb potential losses in the loan portfolio. FFBS's provision for loan losses is utilized to replenish its reserve for loan losses on its balance sheet. The reserve for loan losses amounted to $523,000 at June 30, 1998, or .53% of total loans outstanding, which is an amount that management considers to be sufficient to protect against potential future loan losses.

   Non-interest revenues are a growing source of income representing 12.7% of total net revenues for fiscal 1998, up from 11.9% in fiscal 1997. Total non-interest revenues increased 7.9% to $685,000 in fiscal 1998, compared to $634,000 in fiscal 1997. Growth occurred primarily in the other income category for service release premiums on fixed-rate mortgage loans that were sold. FFBS sells most of the permanent fixed-rate mortgage loans that it originates to lower interest rate risk associated with those types of loans.

   A key measure used in the banking industry to assess the level of non-interest expense is the efficiency ratio, which is defined as non-interest expense divided by the sum of net interest income plus non-interest income. The efficiency ratio measures the level of expense required to generate one dollar of revenue. With the exception of fiscal 1997, the efficiency ratio has been approximately 50% for the last five fiscal years. For fiscal 1997, the efficiency ratio rose to 57.8%, due to the impact of the FDIC one-time special assessment.

   Non-interest expense decreased $244,000, or 7.9%, to $2.8 million in fiscal 1998 compared to fiscal 1997. Compensation and benefits increased $297,000, or 20.7%, to $1.7 million, due primarily to expenses associated with the valuation of stock released from the employee stock ownership plan, added employees for expanded branch operations, and increased participation in benefit plans The deposit insurance premium decreased $666,000, or 91.0%, due primarily to the one-time assessment in 1997 of $599,000 by the FDIC to fully capitalize the Savings Association Insurance Fund. General and administrative expenses were increased $100,000, or 17.3%, to $676,000, due primarily to more advertising expenses associated with promotion of checking accounts and the new branch, contributions, and expenses associated with the operation of the automated teller machines.

   The provisions for income taxes were $986,000 and $768,000 in fiscal 1998 and 1997. The changes in such respective amounts primarily reflect the fluctuations in levels of income before income taxes of FFBS during those fiscal years of $2.6 million and $2.2 million, respectively. Nondeductible expenses related to the excess of fair market value of allocated employee stock ownership plan shares over cost of $231,000 and $184,000, respectively, also affected the provision for income taxes. Deferred taxes were higher during fiscal 1997 primarily due to timing differences associated with stock plans. See Note J of the Notes to Consolidated Financial Statements of FFBS.

 Comparison of the Results of Operations for the Fiscal Years Ended June 30, 1997 and June 30, 1996

   FFBS had consolidated net earnings of $1.5 million for the fiscal year ended June 30, 1997, representing a return on average assets of 1.16% and earnings per share of $.97. Results for the fiscal year ended June 30, 1997 were reduced $599,000 (approximately $376,000 after taxes, or $.25 per share) due to the one-time assessment by the FDIC to fully capitalize the Savings Association Insurance Fund. Net income would have been approximately $1.9 million for the year ended June 30, 1997, a $193,000 increase, or 11.6%, over fiscal year 1996, had First Federal not been charged with this assessment.

   During the fiscal year ended June 30, 1997, FFBS's level of net interest income amounted to $4.7 million, an increase of $325,000, or 7.5%, when compared to fiscal 1996. This increase can be attributed to FFBS's yield on earning assets increasing at a faster pace that its cost of funds. The net interest margin for fiscal 1997 was 3.93%, an increase from the 3.79% for fiscal 1996 due primarily to increased spreads. Average-earning assets for fiscal 1997 increased to $122.5 million from $118.2 million for fiscal 1996, an increase of $4.3 million, or 3.7%. During fiscal 1997, FFBS's level of net interest income increased 7.5%, or $325,000, compared to fiscal 1996. This increase can be attributed to a combination of FFBS's yield on average-earning assets increasing $4.3 million, and FFBS's yield on average-earning assets increasing at a faster pace than its cost of funds.

   The reserve for loan losses amounted to $576,000 at June 30, 1997, or .62% of total loans outstanding, which is an amount that management considers to be sufficient to protect against potential future loan losses.

   Non-interest income was $634,000 for fiscal 1997, compared to $589,000 for fiscal 1996, an increase of $45,000, or 7.7%. The significant items increasing non-interest income between 1996 and 1997 were documentation fees on loans, which increased $33,000, or 211%, and service charges on deposit accounts, which increased $16,000, or 5.4%.

   Non-interest expenses increased $590,000, or 23.7%, to 3.1 million in fiscal 1997, compared to fiscal 1996. Non-interest expenses included the FDIC one-time assessment of $599,000.

   The provisions for income taxes were $804,000, and $909,000 in fiscal 1997 and 1996, respectively. The changes in such respective amounts primarily reflect the fluctuations in levels of FFBS's income before income taxes during those fiscal years of $2.2 million and $2.5 million, respectively.

 Comparison of the Results of Operations for the Six-Month Periods Ended December 31, 1998 and December 31, 1997

   Net income of FFBS for the six months ended December 31, 1998 was $794,000, or $.51 per fully-diluted share, compared to $866,000, or $.56 per fully-diluted share, for the six months ended December 31, 1997. The decrease of $71,000 in net income is primarily attributable to an increase in non-interest expenses.

   Interest income increased $483,000, or 9.49%, to 5.6 million for the six months ended December 31, 1998, due to an increase in average-earning assets of $20.1 million, which was partially offset by a decrease in the yield on average-earning assets from 7.87% to 7.46%.

   Interest expense increased $502,000, or 18.32%, to $3.2 million for the six months ended December 31, 1998, due to an increase of $16.9 million in average deposits and Federal Home Loan Bank of Dallas advances and an increase in cost of funds to 5.07% from 4.94% for the six months ended December 31, 1997.

   Net interest income decreased slightly to $2.3 million for the six months ended December 31, 1998, a decrease of $14,000, compared to the six months ended December 31, 1997.

   FFBS's reserve for loan losses was considered sufficient to absorb potential losses during the six months ended December 31, 1998; therefore, no provision for loan losses was taken for that period. FFBS increased its provision to the reserve for loan losses by $5,000 during the six months ended December 31, 1997.

   Non-interest income increased $67,000, or 20.84%, to $391,000 for the six months ended December 31, 1998. NOW account fees increased $12,000, or 7.71%, to $163,000, due primarily to non-sufficient fund charges. Other income was increased $55,000, or 103.97%, to $108,000, due primarily to increases in service release premiums on mortgage loans sold.

   Non-interest expenses increased $210,000, or 16.45%, to $1.5 million for the six months ended December 31, 1998, due primarily to an increase in expenses associated with participation in benefit plans, expenses associated with operating another branch, and a loss on foreclosed real estate. Non-interest expenses will be higher during the next several months due to expenses associated with the merger.

   Income tax expenses amounted to $447,000 for the six months ended December 31, 1998, compared to $531,000 for the six months ended December 31, 1997. The current years' taxes were at a reduced rate due to a reduced amount of taxable income.

 Comparison of Results of Operations for the Three Months Ended December 31, 1998 and December 31, 1997

   Net income of FFBS for the three months ended December 31, 1998 was $395,000, or $.25 per fully-diluted share, compared to $414,000, or $.27 per fully-diluted share, for the three months ended December 31, 1997. The decrease of $19,000 in net income is attributable to an decrease in net-interest income and an increase in non-interest expense.

   Interest income increased $208,000, or 8.12%, to $2.8 million for the three months ended December 31, 1998, due to an increase in average-earning assets of $20.0 million, which was partially offset by a decrease in the yield on average-earning assets from 7.86%, for the three months ending December 31, 1997, to 7.44%.

   Interest expense increased $236,000, or 16.91%, to $1.6 million for the three months ended December 31, 1998, due to an increase of $18.0 million in average deposits and Federal Home Loan Bank advances.

   Net interest income decreased to $1.1 million for the three months ended December 31, 1998, a decrease of $23,000, compared to the three months ended December 31, 1997.

   Non-interest income increased $39,000, or 25.38%, to $194,000 for the three months ended December 31, 1998. Loan fees and service charges increased $14,000, or 27.86%, due to more origination fees on mortgage loans. Other income increased $24,000, or 91.05%, due primarily to increases in service release premiums on mortgage loans sold.

   Non-interest expense increased $68,000, or 10.38%, to $719,000 for the three months ended December 31, 1998 due primarily to an increase in expenses associated with participation in benefit plans and expenses associated with operating another branch. Non-interest expenses will be higher during the next several months due to expenses associated with the impending merger referenced in Part II, Item 5.

   Income tax expense amounted to $220,000 for the three months ended December 31, 1998 compared to $252,000 for the three months ended December 31, 1997. The decrease is due primarily to a reduced amount of taxable income.

 Liquidity-Asset/Liability Management

   A major objective of asset/liability management is to structure FFBS's assets and liabilities in such a way as to maximize and stabilize the spread between interest earned and interest paid while maintaining an adequate liquidity position. During each of the past five fiscal years, FFBS has maintained a consistent asset/liability management policy, which focuses on interest rate risk and rate sensitivity. The adherence to such policy has an obvious material impact on the structure of FFBS's balance sheet and, to a degree, on its liquidity position.

   FFBS is required to maintain minimum levels of liquid assets as defined by the Office of Thrift Supervision regulations. This requirement, which may be varied at the direction of the Office of Thrift Supervision depending upon economic conditions and deposit flow, is based upon a percentage of short-term deposits and short-term borrowings. First Federal's liquidity ratio was 22.02% on June 30, 1998 and 53.21 on December 31, 1998.

   Positive cash flows of $928,000 were provided by FFBS's operating activities for the six months ended December 31, 1998, primarily as a result of net income.

   Investing activities of FFBS provided positive cash flow of $10.7 million for the six months ended December 31, 1998, resulting primarily from principal repayments on mortgage-backed and related securities and proceeds from calls of investment securities of $14.9 million, which were partially offset by an increase in loan originations over loan repayments of $1.1 million and the purchase of $3.0 million of investment securities.

   Financing activities provided positive cash flows of $8.7 million for the six months ended December 31, 1998, due to an increase in deposits of $11.2 million offset by repayments of borrowings from the Federal Home Loan Bank of $1.8 million and the declaration of dividends of $473,000.

   FFBS is required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required minimum liquidity ratio is currently 4.0%. At December 31, 1998, First Federal's liquidity ratio was 53.21%.

   FFBS has experienced no problem meeting liquidity requirements during the past five fiscal years and foresees no problems meeting liquidity requirements in the future. An adequate liquidity position enables FFBS to meet cash flow requirements created by decreases in deposits and/or other sources of funds or increases in loan demand. FFBS's traditional sources of funds from deposit increases, maturing loans and investments, and earnings have allowed it to consistently generate sufficient funds for liquidity needs.

 Regulatory Capital

   First Federal's capital position is well in excess of the minimum regulatory requirements. The regulations require institutions to have a minimum regulatory tangible capital equal to 1.5% of total assets and a minimum 3% leverage (core) capital ratio (4% as of April 1, 1999). On June 30, 1998, First Federal's tangible and core capital was 13.4%. Additionally, institutions are required to meet a risk-based capital requirement equaling 8% of the amount of risk-weighted assets. On June 30, 1998, First Federal's risk-based capital was 23.6%.

   Federal regulations require savings institutions to meet certain standards to be deemed other than "critically undercapitalized": a 4% leverage (Tier 1) capital ratio; a 4% Tier 1 risk-based capital ratio; and an 8% total risk-based capital standard. At December 31, 1998, First Federal's capital position exceeded minimum regulatory capital requirements as indicated by the following table (dollars in thousands):

                                                    (Tier 1)         (Total)
                                    (Tier 1)          Risk-        Risk-based
                                  Core Capital    based Capital      Capital
                                 --------------- --------------- ---------------
                                 Amount  Percent Amount  Percent Amount  Percent
                                 ------- ------- ------- ------- ------- -------
First Federal................... $20,687 13.15%  $20,687 23.99%  $21,194 24.58%
Requirements....................   6,294   4.0%    3,450   4.0%    6,899   8.0%
Excess.......................... $14,393  9.15%  $17,237 19.99%  $14,295 16.58%

 Federal Reserve System

   The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $43.1 million or less (subject to adjustment by the Federal Reserve Board), plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $43.1 million. The first $4.7 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. First Federal is in compliance with the foregoing requirements.

   The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce First Federal's interest-earning assets. Federal Home Loan Bank System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all Federal Home Loan Bank sources before borrowing from a Federal Reserve Bank.

 Holding Company Regulation

   FFBS is a nondiversified savings and loan holding company within the meaning of the Home Owners' Loan Act, as amended. As such, FFBS is subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision has enforcement authority over FFBS and any non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. First Federal must notify the OTS 30 days before declaring any dividend to FFBS.

 Federal Taxation

   The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to First Federal.

   Historically, for federal income tax purposes, First Federal has reported its income and expenses on the accrual method of accounting and has filed consolidated federal income tax returns on this basis. First Federal is subject to the rules of federal income taxation applicable to corporations. Generally, the Internal Revenue Code requires that all corporations, including First Federal, compute taxable income under the accrual method of accounting. For its taxable year ending 1998, First Federal was subject to a maximum federal income tax rate of 34%.

   Beginning with the fiscal year ending June 30, 1997, First Federal began determining its tax bad debt reserve based upon the six-year historical average method as provided in the Internal Revenue Code. Previously, First Federal had used the "percentage-of-taxable-income" method.

   Earnings appropriated for bad debt reserves and deducted for federal income tax purposes cannot be used by First Federal to pay cash dividends to FFBS without the payment of income taxes by First Federal at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. Thus, any dividends to FFBS that would reduce amounts appropriated to First Federal's bad debt reserves and deducted for federal income tax purposes could create a tax liability for First Federal. First Federal does not intend to pay dividends that would result in a recapture of its bad debt reserves.

 Year 2000

   FFBS is aware of the issues associated with the programming code in existing computer systems as the Year 2000 approaches. The Year 2000 issue is the result of computer programs being written to store and process data using two digits rather than four to define the applicable year. Computer programs that have time sensitive coding may recognize a date using "00" as the year 1900 rather than the year 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

   First Federal has conducted a review of its computer systems to identify the systems that could be affected by the Year 2000 Issue and has developed an implementation plan to resolve the issue. The majority of First Federal's data processing is provided by a third party service bureau. The service bureau is actively involved in resolving Year 2000 issues and has provided First Federal with frequent updates regarding their progress. The service bureau has advised First Federal that it has substantially completed all phases of its Year 2000 Readiness Plan. First Federal presently believes that, based on the progress of First Federal's service bureau, the Year 2000 problem will not pose significant operational problems for First Federal's computer system. The total cost of Year 2000 projects are not estimated to be material to the financial performance of FFBS.

   First Federal's principal business has been and continues to be attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, primarily in one-to-four-family loans, commercial business loans, construction loans and consumer loans. In addition, First Federal invests in mortgage-backed and related securities, U. S. Government and federal agency securities and other marketable securities. First Federal's revenues are derived principally from interest on its mortgage loan, consumer loan, and mortgage-backed securities portfolio and earnings on its investment securities. First Federal's primary sources of funds are deposits, borrowings, and principal and interest payments on loans and mortgage-backed and related securities. At June 30, 1998, First Federal had no brokered deposits, and its Federal Home Loan Bank advances totalled $11.0 million.

   The following table sets forth the composition of First Federal's mortgage and other loan portfolios and its mortgage-backed and related securities in dollar amounts and in percentages at the dates indicated.

                                              At June 30,
                           ---------------------------------------------------
                                 1996             1997             1998
                           ---------------- ---------------- -----------------
                                   Percent          Percent           Percent
                           Amount  Of Total Amount  Of Total Amount   Of Total
                           ------- -------- ------- -------- -------  --------
                                         (Dollars in Thousands)
Mortgage loans:
  One-to-four family...... $61,077   73.12% $67,198   72.44% $67,562    68.30%
  Multi-family............   1,021    1.22      982    1.06      229      .23
  Commercial real estate..   7,867    9.42    8,706    9.39   10,946    11.06
  Construction and land...   4,218    5.05    4,834    5.21    5,865     5.93
                           -------  ------  -------  ------  -------   ------
    Total mortgage loans..  74,183   88.81   81,720   88.10   84,602    85.52
                           -------  ------  -------  ------  -------   ------
Consumer and other loans:
  Loans on deposit........   1,592    1.91    1,090    1.18    1,530     1.55
  Home improvement and
   education..............      83     .10       43     .05        5      .01
  Auto loans..............   3,680    4.41    4,271    4.60    4,685     4.74
  Commercial--
   collateralized.........     974    1.17    1,678    1.81    3,658     3.70
  Commercial--unsecured...     479     .57      333     .36      505      .51
  Other loans.............   3,230    3.86    4,215    4.54    4,457     4.50
                           -------  ------  -------  ------  -------   ------
    Total consumer and
     other loans..........  10,038   12.02   11,630   12.54   14,840    15.01
                           -------  ------  -------  ------  -------   ------
    Total loans
     receivable...........  84,221  100.83   93,350  100.64   99,442   100.53
Less:
  Unearned discounts and
   deferred loan fees.....      27     .03       14     .02        1      .00
  Allowance for loan
   losses.................     666     .80      576     .62      523      .53
                           -------  ------  -------  ------  -------   ------
  Loans receivable, net... $83,528  100.00% $92,760  100.00% $98,918   100.00%
                           =======  ======  =======  ======  =======   ======
Mortgage-backed and
 related securities:
  FHLMC...................   1,469   58.62    5,265   72.44    3,000    18.26
  CMOs....................      --    0.00       --    0.00    7,757    47.22
  FNMA....................   1,029   41.06    1,993   27.42    1,843    11.22
  GNMA....................      --    0.00       --    0.00    3,622    22.05
                           -------  ------  -------  ------  -------   ------
Total mortgage-backed and
 related securities.......   2,498   99.68    7,258   99.86   16,222    98.75
Net premiums..............       8     .32       10     .14      241     1.46
Unrealized gains (losses)
 on available for sale
 securities...............      --      --       --      --      (35)    (.21)
                           -------  ------  -------  ------  -------   ------
Net mortgage-backed and
 related securities....... $ 2,506  100.00% $ 7,268  100.00% $16,428   100.00%
                           =======  ======  =======  ======  =======   ======

   The following table sets forth the composition of First Federal's loan portfolio by fixed and adjustable rate on the dates indicated:

                                               At June 30,
                            --------------------------------------------------
                                  1996             1997             1998
                            ---------------- ---------------- ----------------
                                    Percent          Percent          Percent
                            Amount  Of Total Amount  Of Total Amount  Of Total
                            ------- -------- ------- -------- ------- --------
                                          (Dollars in Thousands)
Fixed Rate Loans:
 Mortgage Loans:
  One-to-four family....... $26,574   31.55% $30,583   32.76% $30,627   30.80%
  Multi-family.............     915    1.08      879     .94      129     .13
  Commercial real estate...   7,391    8.78    8,315    8.91   10,545   10.60
  Construction and land....   3,963    4.71    4,587    4.91    5,865    5.90
                            -------  ------  -------  ------  -------  ------
    Total mortgage loans...  38,843   46.12   44,364   47.52   47,166   47.43
  Consumer.................   8,585   10.19    8,600    9.21    9,314    9.37
  Commercial...............   1,453    1.73    1,815    1.95    3,974    4.00
                            -------  ------  -------  ------  -------  ------
    Total fixed rate
     loans.................  48,881   58.04   54,779   58.68   60,454   60.80
                            -------  ------  -------  ------  -------  ------
Adjustable Rate Loans:
 (ARM):
  Mortgage Loans:
  One-to-four family.......  34,550   41.02   36,596   39.20   36,935   37.14
  Multi-family.............     106     .13      103     .11      100     .10
  Commercial real estate...     430     .51      410     .44      401     .40
  Construction and land....     254     .30      247     .27       --      --
                            -------  ------  -------  ------  -------  ------
    Total mortgage loans...  35,340   41.96   37,356   40.02   37,436   37.64
  Consumer.................      --      --    1,019    1.09    1,363    1.37
  Commercial...............      --      --      196     .21      189     .19
                            -------  ------  -------  ------  -------  ------
    Total adjustable rate
     loans.................  35,340   41.96   38,571   41.32   38,988   39.20
                            -------  ------  -------  ------  -------  ------
Total Loans................ $84,221  100.00% $93,350  100.00% $99,442  100.00%
                            =======  ======  =======  ======  =======  ======
Fixed rate mortgage-backed
 and related securities.... $ 2,498  100.00% $ 5,731   78.96% $ 4,427   27.29%
Adjustable rate mortgage-
 backed and related
 securities................      --    0.00    1,527   21.04   11,795   72.71
                            -------  ------  -------  ------  -------  ------
Total mortgage-backed and
 related securities........ $ 2,498  100.00% $ 7,258  100.00% $16,222  100.00%
                            =======  ======  =======  ======  =======  ======

   The primary focus of First Federal is to originate adjustable rate mortgage loans; however, they are dependent upon relative customer demand as well as current and expected future levels of interest rates. First Federal originates loans that generally meet First Federal's underwriting standards, which are secured by first mortgages on owner-occupied one-to-four-family residences and commercial real estate located primarily in northeast Mississippi. First Federal began a program of originating fixed-rate conforming loans for sale for customers who desire the fixed-rate loan features.

   The following table sets forth First Federal's loan originations and loan and mortgage-backed and related securities purchases, sales, principal repayments and amortization of premiums and discounts for the periods indicated.

                                                           At June 30,
                                                     -------------------------
                                                      1996     1997     1998
                                                     -------  -------  -------
                                                         (In thousands)
Mortgage loans (gross):
  At beginning of period............................ $72,054  $74,183  $81,720
Mortgage loans originated:
  One-to-four family................................  25,617   30,523   33,932
  Multi-family and commercial real estate...........   4,549    8,711    6,082
  Construction and land.............................   6,741    8,326    8,066
                                                     -------  -------  -------
Total mortgage loans originated.....................  36,907   47,560   48,080
                                                     -------  -------  -------
Mortgage loans purchases............................     117       --       --
 Less:
  Transfer of mortgage loans to foreclosed real
   estate...........................................     755       --      415
  Principal repayments..............................  28,485   35,367   36,690
  Sales of one-to-four-family mortgage loans........   5,655    4,656    8,093
    At end of period................................ $74,183  $81,720  $84,602
                                                     -------  -------  -------
Consumer and other loans (gross):
 At beginning of period............................. $ 9,081  $10,038  $11,630
  Consumer and other loans originated...............   7,701   12,045   12,505
  Principal repayments..............................  (6,744) (10,453)  (9,295)
Transfer to other assets............................      --       --       --
 At end of period................................... $10,038  $11,630  $14,840
                                                     -------  -------  -------
Mortgage-backed and related securities (gross):
  At beginning of period............................ $ 2,002  $ 2,506  $ 7,268
Mortgage-backed and related securities purchased....     985    5,527   13,422
Amortization and repayments.........................    (481)    (765)  (4,227)
Unrealized gains(losses) on AFS.....................      --       --      (35)
                                                     -------  -------  -------
    At end of period................................ $ 2,506  $ 7,268  $16,428
                                                     =======  =======  =======

   First Federal provides valuation reserves for anticipated losses on loans at a level considered adequate by First Federal's management. Management performs quarterly reviews of First Federal's loan portfolio to evaluate the adequacy of the allowance with any adjustments being made through provisions for loan losses. These reviews take into consideration First Federal's past due and nonperforming loans, prior years' loss experience, economic conditions, underlying collateral and the distribution of loans in the portfolio by risk class. Amounts of the allowance are assigned to specific loans and loan categories based upon these factors. Although First Federal's management believes that it uses the best information available to make such determinations, future adjustments to reserves may be necessary, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the initial determinations.

   First Federal's primary source of funds are deposits for lending and other investment purposes. In addition to deposits, First Federal derives funds from loan principal repayments, which are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis to fund longer term investments and loan programs.

   First Federal offers a variety of deposit accounts having a range of interest rates and terms. First Federal's deposits principally consist of fixed-term certificates, regular passbook accounts, money market accounts, IRAs, NOW accounts and commercial checking and demand (non-interest-bearing) accounts. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates and other prevailing interest rates and competition. First Federal relies primarily on customer service and long-standing relationships with customers to attract and retain these deposits. First Federal has no brokered deposits.

   First Federal seeks to maintain a high level of stable core deposits by advertising, providing reduced fees on checking accounts for senior citizens and generally promoting checking accounts. When pricing deposits, consideration is given to local competition, First Federal's gap position, U. S. Treasury 90-day and six-month rates and the need for funds. Management's strategy is to price at or just above the median competition, contingent upon the need for funds, and to stratify the pricing system to attract deposits and maintain a controlled gap position.

   There are no concentrations of deposits which are dependent on a specific industry, governmental entity, etc., which if withdrawn would significantly impact First Federal's financial condition.

 Supplemental Statistical Information

  Distribution of Assets, Liabilities, and Stockholders' Equity

   The following table sets forth the average balance sheets and an analysis of net interest earnings of First Federal for the fiscal years ended June 30, 1998 and 1997:

                                             Year Ended June 30
                          ---------------------------------------------------------
                                      1997                         1998
                          ---------------------------- ----------------------------
                          Average            Average   Average            Average
                          Balance  Interest Yield/Cost Balance  Interest Yield/Cost
                          -------- -------- ---------- -------- -------- ----------
                                           (Dollars in Thousands)
Assets:
 Interest-earning
  assets:
  Mortgage loans,
   net(1)...............  $ 78,026  $6,507     8.34%   $ 86,358  $7,222     8.36%
  Other loans(1)........     9,771     959     9.81%     10,926   1,035     9.47%
  Mortgage-backed and
   related
   securities(1)........     4,991     309     6.19%     11,969     753     6.29%
  Interest-bearing
   deposits(1)..........     5,735     310     5.41%      6,900     380     5.51%
  Investment
   securities(1)........    23,171   1,324     5.71%     17,280   1,011     5.85%
  FHLB stock(6).........       776      45     5.80%        819      49     5.98%
                          --------  ------             --------  ------
Total interest-earning
 assets.................   122,470   9,454     7.72%    134,252  10,450     7.78%
Non-interest-earning
 assets.................     4,623                        6,167
                          --------                     --------
    Total Assets(6).....  $127,093                     $140,419
                          ========                     ========
Liabilities and Retained
 Earnings:
 Interest-bearing
  liabilities:
  Deposits:
   Passbook
    accounts(2).........     6,192     175     2.83%      6,148     171     2.78%
   NOW accounts(1)......    12,055     194     1.61%     12,986     199     1.53%
   Money market
    accounts(1).........     5,758     198     3.44%      5,425     205     3.78%
   Certificate
    accounts(1).........    76,200   4,196     5.51%     83,281   4,794     5.76%
   Borrowed funds.......         0       0     0.00%      6,536     359     5.49%
                          --------  ------     ----    --------  ------     ----
    Total interest-
     bearing
     liabilities........   100,205   4,763     4.75%    114,376   5,728     5.01%
 Other liabilities......     2,022                        3,101
                          --------                     --------
Total liabilities(6)....   102,227                      117,477
Retained earnings(6)....    24,866                       22,942
                          --------                     --------
    Total liabilities
     and retained
     earnings(6)........  $121,093                     $140,419
                          ========                     ========
Net interest
 income/interest rate
 spread(3)..............            $4,691     2.97%             $4,722     2.77%
                                    ======                       ======
Net earning assets/net
 interest margin(4).....  $ 22,265             3.83%   $ 19,876             3.52%
                          ========                     ========
Interest-earning assets
 to interest-bearing
 liabilities............       122.22%                      117.38%

--------
(1) Based upon or derived from daily balances.
(2) Based upon quarterly balances.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income before the provision for loan losses divided by average interest-earning assets.
(5) For purposes of these computations, nonaccruing loans are included in the average loan balances outstanding.
(6) Based upon or derived from monthly balances.

   Rate/Volume Analysis. The following table describes the extent to which changes in interest rates and changes in the volume of interest-related assets and liabilities have affected First Federal's interest income and expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in average balance multiplied by prior average interest rate), (ii) changes attributable to changes in rate (changes in average interest rate multiplied by prior average balance), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                             Year Ended June
                                                                   30,
                                        Year Ended June      1997 Compared to
                                       30, 1996 Compared           Year
                                         to Year Ended        Ended June 30,
                                         June 30, 1997             1998
                                       -------------------  --------------------
                                         Increase             Increase
                                        (Decrease)           (Decrease)
                                          in Net               in Net
                                         Interest             Interest
                                        Income Due           Income Due
                                            to                   to
                                       -------------        -------------
                                       Volume  Rate   Net   Volume  Rate    Net
                                       ------  -----  ----  ------  -----  -----
                                              (Dollars in Thousands)
Interest-earning assets:
  Mortgage loans, net................. $ 402   $(111) $291  $ 699   $  16  $ 715
  Consumer and other loans............    (8)    109   101    110     (34)    76
  Mortgage-backed and related
   securities.........................   166       3   169    439       5    444
  Interest-bearing deposits...........    (7)      5    (2)    64       6     70
  Investment securities...............  (162)    129   (33)  (343)     30   (313)
  FHLB stock..........................     3      (3)    0      2       2      4
                                       -----   -----  ----  -----   -----  -----
    Total.............................   394     132   526    971      25    996
                                       -----   -----  ----  -----   -----  -----
Interest-bearing liabilities:
  Passbook accounts................... $   3   $   4  $  7  $  (1)  $  (3) $  (4)
  NOW accounts........................    11     (20)   (9)    15     (10)     5
  Money market accounts...............   (23)     (6)  (29)   (18)     25      7
  Certificate accounts................   238      (7)  231    401     197    598
  Borrowings..........................    --      --    --    359      --    359
                                       -----   -----  ----  -----   -----  -----
    Total.............................   229     (29)  200    756     209    965
                                       -----   -----  ----  -----   -----  -----
Net change in interest income......... $ 165   $ 161  $326  $ 215   $(184) $  31
                                       =====   =====  ====  =====   =====  =====

 Investment Portfolio and Mortgage-Backed and Related Securities

   The following table sets forth the carrying amount of investment securities at the dates indicated:

                                                                   June 30,
                                                                ---------------
                                                                 1997    1998
                                                                ------- -------
                                                                (In Thousands)
Held-to-Maturity:(1)
  U.S. Treasury and other U.S. Government agencies............. $15,586 $12,691
  States and political subdivisions............................   2,006   1,000
  Mortgage-backed and related securities.......................   7,268   5,856
  Marketable equity securities.................................      --      --
                                                                ------- -------
                                                                $24,860 $19,547
                                                                ======= =======
Available-for-Sale:(2)
  U.S. Treasury and other U.S. Government agencies............. $    -- $ 1,515
  Mortgage-backed and related securities.......................      --  10,572
  Marketable equity securities.................................   1,222   1,814
                                                                ------- -------
                                                                $ 1,222 $13,901
                                                                ======= =======

   The following table sets forth the securities of debt investment securities at June 30, 1998, and the weighted average yields of such securities:

                                                Maturing
                          --------------------------------------------------------
                                        After One But   After Five
                           Within One    Within Five    But Within     After Ten
                              Year          Years       Ten Years        Years
                          ------------  -------------  ------------  -------------
                          Amount Yield  Amount  Yield  Amount Yield  Amount  Yield
                          ------ -----  ------- -----  ------ -----  ------- -----
                                             (In Thousands)
Held-to-Maturity:(1)
  U.S. Treasury and
   other U.S. Government
   agencies.............  $4,695 5.59%  $ 7,996 6.12%  $   --   --%  $    --   --%
  State and political
   subdivisions.........      --   --%       --   --%      --   --%    1,000 5.00%
  Mortgage Backed and
   related securities...      --   --%    1,684 6.10%   1,515 6.60%    2,657 6.66%
                          ------ ----   ------- ----   ------ ----   ------- ----
                          $4,695 5.59%  $ 9,680 6.12%  $1,515 6.60%  $ 3,657 6.21%
                          ------ ----   ------- ----   ------ ----   ------- ----
Available-for-Sale:(2)
  U.S. Treasury and
   other U.S. Government
   agencies.............      --   --%    1,515 6.66%      --   --%       --   --%
  Mortgage-backed and
   related securities...      --   --%       --   --%      --   --%   10,572 6.19%
  Marketable equity
   securities...........   1,814 5.63%       --   --%      --   --%       --   --%
                          ------ ----   ------- ----   ------ ----   ------- ----
                           1,814 5.63%    1,515 6.66%      --   --%  $10,572 6.19%
                          ------ ----   ------- ----   ------ ----   ------- ----
   Total Securities.....  $6,509 5.60%  $11,195 6.19%  $1,515 6.60%  $14,229 6.20%
                          ====== ====   ======= ====   ====== ====   ======= ====

--------
(1) The carrying value is the amortized cost of the security at each reporting date.
(2) The carrying value is the approximate fair value of the security at each reporting date.

   Tax equivalent adjustments have not been made in calculating yields on obligations of states and political subdivisions.

 Loan Portfolio

   Maturities and sensitivities of loans to changes in interest rates. The following table shows the maturity of First Federal's loan portfolio at June 30, 1998. Loans that have adjustable rates are shown as amortizing to final maturity rather than in the period during which the interest rates are next subject to change. The table does not include prepayments but does reflect scheduled principal amortization.

                                                        June 30, 1998
                                               --------------------------------
                                                           Maturing
                                               --------------------------------
                                                Within    1-5   Over 5
                        Type                   One Year  Years   Years   Total
                        ----                   -------- ------- ------- -------
                                                        (In Thousands)
      One-to-Four Family...................... $ 8,946  $ 8,015 $50,601 $67,562
      Other Mortgage Loans....................   1,665    3,046  12,329  17,040
      Consumer and Other Loans................   6,136    7,847     857  14,840
                                               -------  ------- ------- -------
                                               $16,747  $18,908 $63,787 $99,442
                                               =======  ======= ======= =======
      Loans with:
        Predetermined interest rates.......... $15,403  $18,180 $26,871 $60,454
        Adjustable interest rates.............   1,344      728  36,916  38,988
                                               -------  ------- ------- -------
                                               $16,747  $18,908 $63,787 $99,442
                                               =======  ======= ======= =======

 Non-performing Loans

   The following table sets forth information regarding non-accrual loans, loans which are 90 days or more delinquent and still accruing, and foreclosed properties at the dates indicated. At June 30, 1998, there are no potential problem loans except as included in the table below.

                                                                  At June 30,
                                                                  ------------
                                                                  1997   1998
                                                                  ----  ------
                                                                      (In
                                                                  Thousands)
      Non-accrual mortgage loans................................  $  0  $    0
      Non-accrual other loans...................................     0       1
                                                                  ----  ------
      Total non-accrual loans...................................     0       1
      Loans 90 days or more delinquent, and still accruing......   446   1,382
                                                                  ----  ------
      Total non-performing loans................................   446   1,383
      Total foreclosed real estate, net of related allowance for
       losses...................................................     0       0
                                                                  ----  ------
      Total non-performing assets...............................  $446  $1,383
                                                                  ====  ======
      Troubled debt restructured................................  $ 39  $   31
                                                                  ====  ======
      Non-performing loans to total loans.......................   .48%   1.40%
      Total non-performing assets to total assets...............   .34%    .92%

   At June 30, 1998, FFBS had no loan concentrations in excess of 10% of total loans and no outstanding foreign loans.

   Loans classified for regulatory purposes or for internal credit review purposes that have not been disclosed in the above table do not represent or result from trends or uncertainties that management expects will materially impact the financial condition of FFBS or First Federal, or their future operating results, liquidity, or capital resources.

   First Federal's management stringently monitors assets that are classified as non-performing. Non-performing assets include nonaccrual loans, loans 90 days or more past due, and foreclosed properties. Management places loans on a nonaccrual status when it is determined that the borrower is unable to meet his contractual obligations or when interest or principal is 90 days or more past due, unless the loan is adequately secured by way of collateralization, guarantees, or other security. If all nonaccrual loans have been current throughout their terms, interest income for 1998 and 1997 would have been increased/(decreased) by approximately $0 and $6, respectively.

   At June 30, 1998, management was not aware of any potential problem loans not previously disclosed, and there were no other interest-bearing non-performing assets at June 30, 1998.

 Summary of Loan Loss Experience

   Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's periodic evaluation of the adequacy of the allowance for loan losses. Such evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters known and inherent risks in the portfolio, prevailing market conditions, management's judgment as to collectibility, the estimated net realizable value of the underlying collateral, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan loss allowance.

                                                                For the Year
                                                                 Ended June
                                                                    30,
                                                                -------------
                                                                 1997   1998
                                                                ------  -----
                                                                    (In
                                                                 Thousands)
Balance at beginning of period................................. $  666  $ 576
Provision (benefits) for loan losses...........................      0      5
Charge-offs:
  Mortgage loans...............................................     46      0
  Other loans..................................................     51     63
Recoveries:
  Mortgage loans...............................................      3      1
  Other loans..................................................      4      4
                                                                ------  -----
Balance at end of period....................................... $  576  $ 523
                                                                ======  =====
Ratio of net charge-offs during the period to average loans
 outstanding during the period.................................   0.11%  0.06%
Ratio of allowance for loan losses to non-performing loans at the end of the period......................................... 129.15% 37.82%
Ratio of allowance for loan losses to net loans receivable at
 the end of the period.........................................   0.62%  0.53%
Ratio of allowance for loan losses and foreclosed real estate to total non-performing assets at the end of the period....... 129.15% 37.82%

   Allocation of the Allowance for Loan Losses. The following table shows the allocation of the loan loss allowance among First Federal's various types of loans at June 30, 1997 and 1998:

                                             At June 30, 1997  At June 30, 1998
                                             ----------------- -----------------
                                                    Percent Of        Percent Of
                                                     Loans to          Loans to
                                                      Total             Total
                                             Amount   Loans    Amount   Loans
                                             ------ ---------- ------ ----------
At end of period allocated to:
  One-to-four family........................  $305     71.99%   $300     67.94%
  Multi-family and commercial real estate...   197     10.38%    143     11.24%
  Construction and land.....................     0      5.18%      0      5.90%
  Consumer and other loans..................    74     12.45%     80     14.92%
                                              ----    ------    ----    ------
    Total allowance.........................  $576    100.00%   $523    100.00%
                                              ====    ======    ====    ======

 Deposits

   Distribution of Deposit Accounts. The following table sets forth the distribution of First Federal's deposit accounts at the dates indicated and the weighted average interest rates on each category of deposits presented. First Federal does not have a significant amount of deposits from out-of-state. Management does not believe that the use of year end balances instead of average balances resulted in any material difference in the information presented.

                                                            At June 30,
                          -------------------------------------------------------------------------------
                                    1996                       1997                       1998
                          ------------------------- -------------------------- --------------------------
                                           Weighted                   Weighted                   Weighted
                                  Percent  Average           Percent  Average           Percent  Average
                                  Of Total Nominal           Of Total Nominal           Of Total Nominal
                          Amount  Deposits   Rate    Amount  Deposits   Rate    Amount  Deposits   Rate
                          ------- -------- -------- -------- -------- -------- -------- -------- --------
                                                          (In Thousands)
Transaction accounts:
 Interest-bearing
  checking accounts.....  $10,383   10.47%   2.26%  $  9,350    9.00%   2.07%  $  9,979    8.71%   1.94%
 Money market accounts..    6,057    6.11%   3.46%     5,626    5.42%   3.57%     4,970    4.33%   3.85%
 Non-interest-bearing
  checking accounts.....    2,851    2.88%   0.00%     3,557    3.43%   0.00%     4,817    4.21%   0.00%
                          -------  ------    ----   --------  ------    ----   --------  ------    ----
Total transaction
 accounts...............   19,291   19.46%   2.30%    18,533   17.85%   2.13%    19,766   17.25%   1.95%
Regular passbook
 accounts...............    6,330    6.38%   2.76%     6,186    5.96%   2.84%     6,787    5.93%   2.83%
                          -------  ------    ----   --------  ------    ----   --------  ------    ----
Total transaction and
 passbook accounts......   25,621   25.84%   2.42%    24,719   23.81%   2.31%    26,553   23.18%   2.17%
                          -------  ------    ----   --------  ------    ----   --------  ------    ----
Certificate accounts:
 One-year certificates
  and under.............   45,931   46.33%   5.21%    44,192   42.58%   5.45%    47,969   41.88%   5.59%
 Over one-year thru
  three-year
  certificates..........   22,512   22.70%   5.80%    29,132   28.07%   5.81%    33,433   29.19%   5.95%
 Greater than three-year
  certificates..........    5,084    5.13%   6.00%     5,743    5.54%   6.29%     6,583    5.75%   6.50%
                          -------  ------    ----   --------  ------    ----   --------  ------    ----
 Total certificate
  accounts..............   73,527   74.16%   5.44%    79,079   76.19%   5.64%    87,985   76.82%   5.79%
                          -------  ------    ----   --------  ------    ----   --------  ------    ----
Total Deposits..........  $99,148  100.00%   4.66%  $103,798  100.00%   4.85%  $114,538  100.00%   4.95%
                          =======  ======    ====   ========  ======    ====   ========  ======    ====

   The following table sets forth FFBS's time certificates of deposit of $100,000 or more and maturities at June 30, 1998:

                                       3 Months 3 Through 6 Through    Over
                                Total  Or Less  6 Months  12 Months  12 Months
                               ------- -------- --------- ---------- ---------
                                               (In Thousands)
Time certificates of deposit
 of $100,000 or more.......... $19,795  $2,836   $4,335     $9,929    $2,695
                               =======  ======   ======     ======    ======

 Return on Equity and Assets

   The following financial ratios are presented for analytical purposes:

                                                                   June 30,
                                                                 -------------
                                                                 1997    1998
                                                                 -----  ------
Return on assets (net income divided by total average assets)..   1.16%   1.13%
Return on equity (net income divided by average equity)........   5.95%   6.89%
Dividend payout ratio (dividends per share divided by net
 income per share).............................................  51.55% 247.57%
Equity to asset ratio (average equity divided by average total assets).......................................................  19.57%  16.34%

 Short-Term Borrowings

   The Company may obtain advances from the Federal Home Loan Bank of Dallas upon the security of its Federal Home Loan Bank stock and certain of First Federal's residential mortgage loans, provided certain standards related to creditworthiness have been met. Such advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Such advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending and investing.

   The Company had $11.0 million in Federal Home Loan Bank advances outstanding at June 30, 1998. The following table sets forth the maximum month-end balance and average balance of First Federal's Federal Home Loan Bank advances during the periods indicated.

                                                                    Year Ended
                                                                     June 30,
                                                                   -------------
                                                                    1998    1997
                                                                   -------  ----
                                                                       (In
                                                                    Thousands)
      Maximum balance............................................. $13,402  $ 0
      Average balance.............................................   6,536    0
      Weighted average interest rate of FHLB advances.............    5.49%   0%

   The following table sets forth certain information as to First Federal's long-term (terms to maturity in excess of 90 days) and short-term (terms to maturity of 90 days or less) Federal Home Loan Bank advances at the dates indicated:

                                                                    Year Ended
                                                                     June 30,
                                                                    ------------
                                                                     1998   1997
                                                                    ------  ----
                                                                        (In
                                                                    Thousands)
FHLB long-term advances............................................ $8,350  $ 0
Weighted average interest rate.....................................   5.16%   0%
FHLB short-term advances...........................................  2,611    0
Weighted average interest rate.....................................   5.57%   0%

 Capital Adequacy Data of First Federal

   The following table sets forth, at June 30, 1998, First Federal's tangible, core and risk-based capital:

                                                At June 30, 1998
                                 -----------------------------------------------
                                    Tangible                       Risk-Based
                                     Capital      Core Capital       Capital
                                 --------------- --------------- ---------------
                                 Amount  Percent Amount  Percent Amount  Percent
                                 ------- ------- ------- ------- ------- -------
First Federal................... $19,931  13.40% $19,931  13.40% $20,454  23.60%
Requirement.....................   2,232   1.50%   4,466   3.00%   6,919   8.00%
                                 -------  -----  -------  -----  -------  -----
  Excess........................ $17,699  11.90% $15,465  10.40% $13,535  15.60%
                                 =======  =====  =======  =====  =======  =====

   Federal regulations require savings institutions to maintain three capital standards: a 1.5% tangible capital standard; a 3% leverage (core capital) ratio; and an 8% risk-based capital standard. Core capital is defined as common stockholders' equity (including retained earnings), noncumulative perpetual stock and related surplus, minority interest in equity accounts of consolidated subsidiaries less intangibles other than certain qualifying supervisory intangible assets and certain purchased mortgage servicing rights. Federal regulations also require that, in meeting the leverage ratio, tangible and risk-based capital standards institutions must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank. First Federal currently has no subsidiaries engaged in such activities. At June 30, 1997 and 1998, First Federal exceeded each of its capital requirements.

 Interest Rate Sensitivity Analysis

   The matching of assets and liabilities may be analyzed by the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets anticipated, based upon certain assumptions, to mature or reprice within a specific time period and the amount of interest-bearing liabilities anticipated, based upon certain assumptions, to mature or reprice within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Generally, during a period of rising interest rates, a negative gap would adversely affect net interest income while a positive gap would result in an increase in net interest income, while conversely during a period of falling interest rates, a negative gap would result in an increase in net interest income and a positive gap would negatively affect net interest income.

   Over the years First Federal has taken steps to reduce or control its gap by emphasizing adjustable-rate loans, originating conforming fixed-rate loans for sale, and maintaining investments with shorter terms to maturity. At June 30, 1998, total interest-earning assets maturing or repricing within one year exceeded total interest-bearing liabilities maturing or repricing in the same time period by $1.7 million representing a positive cumulative one-year gap ratio of (1.15%). Thus, during periods of falling interest rates, it is expected that the cost of First Federal's interest-bearing liabilities would fall more quickly than the yield on its interest-earning assets, which would positively affect net interest income. In periods of rising interest rates, the opposite effect on net interest income is expected. In periods of substantial interest rate declines, First Federal could experience increased prepayments of its mortgage loans that may result in the reinvestment of such proceeds at market rates that are lower than current rates. During 1997, the market dictated that adjustable rate mortgages carry a shorter initial time period before the loan can reprice, which resulted in these assets repricing faster than the year before, thus decreasing the 1 year negative interest sensitivity gap. During 1998, interest-earning assets repricing within 1 year increased substantially due to the purchase of adjustable-rate mortgage-backed and related securities that were funded with short-term advances from the Federal Home Loan Bank of Dallas, which also increased interest-bearing liabilities repricing within 1 year.

   First Federal's management believes that, given the level of its capital and the excess of interest-earning assets over interest-bearing liabilities, the increased net income resulting from a mismatch in the maturity of its asset and liability portfolios provides sufficient returns during periods of declining or stable interest rates to justify the increased vulnerability to sudden and unexpected increases in interest rates.

   The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at June 30, 1998, which are anticipated by First Federal, based upon certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the contractual terms of the assets or liability. Loans that have adjustable interest rates are shown as being due in the period during which the interest rates are next subject to change.

   Decay rates for deposits are assumed to indicate the annual rate at which an interest-bearing liability will be withdrawn in favor of an account or other investment with a more favorable return. Decay rates have been assumed for regular passbook, NOW and other checking accounts, and money market accounts. The decay rates assumed in this evaluation are as follows:

                                                  Annual Decay Rate
                                       ----------------------------------------
                                                                5 to
                                       Less Than 1 to 3 3 to 5   10   More Than
                                        1 Year   Years  Years  Years  10 Years
                                       --------- ------ ------ ------ ---------
      Regular Passbook................  17.00%   17.00% 16.00% 14.00%  14.00%
      NOW and Other Checking..........  37.00%   32.00% 17.00% 17.00%  17.00%
      Money Market....................  79.00%   31.00% 31.00% 31.00%  31.00%

   The above prepayment and decay rates are those national assumptions published by the Office of Thrift Supervision as of December 31, 1992. The assumptions used at the dates indicated, although standardized, may not be indicative of actual prepayments and withdrawals experienced by First Federal.

   Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates.

   Additionally, certain assets, such as adjustable rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

                                             At June 30, 1998
                                  --------------------------------------------
                                                      More
                                            More     Than 5
                                           Than 1     Years    More
                                  Within   Year to    to 10   Than 10
                                  1 Year   5 Years    Years    Years    Total
                                  -------  -------   -------  -------  -------
                                              (In Thousands)
Interest-earning assets:
  Mortgage loans................. $44,166  $15,172   $11,041  $14,223  $84,602
  Other loans....................   6,159    8,019       411      251   14,840
  Interest-bearing deposits......   9,705        0         0        0    9,705
  Mortgage-backed and related
   securities....................  11,835    1,684     1,515    1,394   16,428
  Investment securities..........  13,507    2,513         0    1,000   17,020
  FHLB stock.....................       0        0         0      851      851
                                  -------  -------   -------  -------  -------
Total interest-earning assets....  85,372   27,388    12,967   17,719  143,446
                                  -------  -------   -------  -------  -------
Less:
  Unearned discount and deferred
   fees..........................      (1)       0         0        0       (1)
                                  -------  -------   -------  -------  -------
Net interest-earning assets......  85,371   27,388    12,967   17,719  143,445
                                  -------  -------   -------  -------  -------
Interest-bearing liabilities:
  Passbook accounts..............   1,154    2,895     1,451    1,287    6,787
  NOW accounts...................   3,692    4,284     1,215      788    9,979
  Money market accounts..........   3,926      807       200       37    4,970
  Certificate accounts...........  65,253   22,732         0        0   87,985
  Borrowings.....................   9,611    1,350         0        0   10,961
                                  -------  -------   -------  -------  -------
Total interest-bearing
 liabilities.....................  83,636   32,068     2,866    2,112  120,682
                                  -------  -------   -------  -------  -------
Interest sensitivity gap......... $ 1,735  $(4,680)  $10,101  $15,607  $22,763
                                  =======  =======   =======  =======  =======
Cumulative interest sensitivity
 gap............................. $ 1,735  $(2,945)  $ 7,156  $22,763
                                  =======  =======   =======  =======
Cumulative interest sensitivity
 gap as a percentage of total
 assets..........................    1.15%   (1.95)%    4.75%   15.09%
Cumulative net interest-earning
 assets as a percentage of
 cumulative interest-sensitive
 liabilities.....................  102.07%   97.45%   106.04%  118.86%

Security Ownership of Principal Stockholders and Management of FFBS

   The following table sets forth as of the record date for the FFBS special meeting certain information about beneficial ownership, as defined in Rule 13d-3 of the Exchange Act, of each person who is an officer, director or beneficial owner of more than five percent of FFBS common stock, and for all of the directors and executive officers of FFBS as a group. Except as otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.

                                                 Amount and Nature of Percent
Name                                             Beneficial Ownership of Class
----                                             -------------------- --------
First Federal Bank for Savings Employee Stock
 Ownership Plan.................................    126,614 shares(1)   8.0%
E. Frank Griffin, III, President and Chief
 Executive Officer of FFBS and First Federal....     35,510 shares(2)   2.2%

--------
(1) Includes 55,138 unallocated shares for which the plan holds sole voting and dispositive power and 71,476 allocated shares over which the plan shares voting and dispositive power.
(2) Includes 10,580 shares which may be acquired through the exercise of stock options under the FFBS Bancorp, Inc. Incentive Stock Option Plan and 9,419 shares awarded under the First Federal Bank for Savings Employee Stock Ownership Plan.

   All directors and executive officers as a group (9 persons) own 310,031 shares, or 18.9%, of the outstanding shares of FFBS common stock. Included are 39,516 shares subject to options which may be acquired under the FFBS Bancorp, Inc. Stock Option Plan for Outside Directors. Also included are 26,450 shares subject to options which may be acquired under the FFBS Bancorp, Inc. Incentive Stock Option Plan.

                             INFORMATION ABOUT NBC

Incorporation of Certain Documents by Reference

   The following documents filed by NBC with the SEC are incorporated by reference in this proxy statement-prospectus:

     . its Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Annual Report");

     . All documents filed by NBC with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement-prospectus and prior to the effective date of the merger will be deemed to be incorporated by reference in this proxy statement-prospectus from the date they are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement.

   If you are a beneficial owner of FFBS common stock or NBC common stock and would like a copy of any of the information incorporated by reference in this proxy statement-prospectus other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information), NBC will provide it to you without charge.

   If you would like to receive any of that information, please call or write to:

     NBC Capital Corporation
     P. O. Box 1187
     Starkville, Mississippi 39760
     Attention: Mr. Richard T. Haston
     Telephone: (601) 324-4258

   You should make your request before June 7, 1999 in order to receive the information prior to the meetings.

Regulatory Considerations

 General

   NBC is regulated and supervised by the Federal Reserve Board. Under federal law, bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a savings and loan, without the prior approval of the Federal Reserve Board. Bank holding companies also generally are prohibited from engaging in nonbanking activities.

   NBC's national banking subsidiary, National Bank of Commerce, is regulated, supervised and examined by the Office of the Comptroller of the Currency. National Bank of Commerce is also subject to various requirements and restrictions under federal and state law, including:

     .  requirements to maintain reserves against deposits;

     .  restrictions on the types and amounts of loans that may be made;

     .  restrictions on the interest that may be charged on loans; and

     . limitations on the types of investments that may be made and the types of services that may be offered.

   Various consumer laws and regulations also affect the operations of NBC and National Bank of Commerce. Commercial banks such as National Bank of Commerce are also affected by the Federal Reserve Board's attempts to control the money supply and credit availability in order to influence the economy.

 Payment of Dividends

   NBC derives substantially all of its income from the payment of dividends by National Bank of Commerce. National Bank of Commerce's ability to pay dividends affects NBC's ability to pay dividends to its stockholders. Various statutory restrictions apply to National Bank of Commerce's ability to pay dividends to NBC. As of December 31, 1998, National Bank of Commerce had approximately $17 million available to pay dividends to NBC.

   A national bank is generally prohibited from engaging in an unsafe or unsound practice such as payment of dividends if the payment of the dividend would deplete a bank's capital to an inadequate level. National Bank of Commerce's ability to pay dividends in the future is influenced by bank regulatory policies or agreements and by capital guidelines. The level of this influence could increase in the future. Additional information on this topic is available in NBC's 1998 Annual Report on Form 10-K, which has been incorporated by reference herein.

   The Federal Reserve Board maintains a policy that requires bank holding companies to serve as a source of strength for their subsidiary banks. In furtherance of this policy, the Federal Reserve Board has stated that a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition.

 Restrictions on Extensions of Credit

   Federal law restricts National Bank of Commerce's ability to:

     .  extend credit to affiliates (including NBC);

     .  purchase assets of affiliates;

     . issue a guarantee, acceptance or letter of credit on behalf of affiliates (including an endorsement or standby letter of credit); or

     . purchase or invest in the stock or securities of an affiliate or take that stock or securities as collateral for loans to any borrower.

   Extensions of credit and issuances to affiliates generally must be secured by eligible collateral. In addition, all such transactions with a single affiliate are generally limited to 10% of National Bank of Commerce's capital and surplus and all such transactions with affiliates may not exceed 20% of National Bank of Commerce's capital and surplus.

   National Bank of Commerce is also limited in the aggregate amount that may be loaned to a single borrower or a group of borrowers that are deemed to be affiliated with each other for purposes of these rules. These loans are limited to 15% of National Bank of Commerce's capital and surplus.

                           ELECTION OF NBC DIRECTORS

   In addition to voting on the proposed merger, at the NBC annual meeting the stockholders will elect 22 directors to serve until the 2000 annual meeting. The NBC Board has nominated the 22 persons listed on the proxy card, each of whom is currently an NBC director.

Voting procedures

   NBC stockholders have cumulative voting rights in the election of directors. Cumulative voting entitles a stockholder to give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute the total votes, computed on the same principle, among as many candidates a the stockholder chooses. Since the number of directors to be elected is 22, a shareholder owning ten shares may cast 220 votes for one nominee, 22 votes for ten nominees or allocate the 220 votes among the several nominees in any manner. The 22 candidates receiving the highest number of votes cast will be elected.

   If a shareholder returns a properly signed and dated proxy card, but does not allocate votes or mark out the name of any nominee on the card, the proxy holders will vote all shares represented by proxy in favor of each of the 22 nominees, while reserving the right, however, to cumulate their votes and distribute them among the nominees, at their discretion. Otherwise, the signed proxy card will be voted as indicated on the card. If, for any reason, one or more of the nominees should not be available as a candidate for director, an event that the NBC board does not anticipate, the proxy holders will vote for such other candidate or candidates as may be nominated by the board of directors, and discretionary authority to do so is included in the proxy card. If stockholders attending the NBC meeting cumulate their votes such that all of the nominees cannot be elected, then the proxy holders will cumulate votes to elect as many of the nominees as possible.

Information About the Board's Nominees

   The following table provides certain information about the 22 nominees for director of NBC. Information about each nominee has been furnished to NBC by the nominee.

   The Board of Directors recommends a vote "FOR" the election of all the nominees.

                                  Director
      Name and Address        Age  Since                 Principal Occupation
      ----------------        --- --------               --------------------
Mark A. Abernathy(1)........  42    1994   President and Chief Operating Officer, NBC
2007 Woodlake Drive                        and National Bank of Commerce
Starkville, MS 39759
David Byars(2)..............  46    1998   President, Byars Furniture
319 Byrd Avenue                            Philadelphia, MS
Philadelphia, Mississippi
 39350
Robert L. Calvert, III(3)...  59    1999   President, Calvert Spradling Engineers, Inc.,
931 East Main Street                       Robert L. Calvert Consulting Engineers, Inc., and
West Point, Mississippi
 39773                                     C & H Properties, Inc., West Point, MS
Robert A. Cunningham(1)(2)..  53    1990   Planter, Brooksville, MS
340 Deerbrook Road
Brooksville, MS 39739

                                  Director
      Name and Address        Age  Since                     Principal Occupation
      ----------------        --- --------                   --------------------
J. Nutie Dowdle.............  55    1990   President, Dowdle Butane Gas Co., Inc. and Wholesale
521 Huckleberry Hills                      LP Gas Co., Columbus, MS
Columbus, MS 39701

Clifton B. Fowler...........  50    1991   President, National Bank of Commerce, Starkville Banking
1306 South Montgomery                      Center and Vice President, NBC
Starkville, MS 39759

James C. Galloway, Jr.(2)...  46    1997   President, Galloway-Chandler-McKinney Insurance
551 Timber Creek Drive                     Agency, Inc. and Magnolia Financial Services
Columbus, MS 39702                         Corporation, Columbus, MS

Hunter M. Gholson(1)........  66    1974   Attorney at Law, Gholson, Hicks & Nichols, Columbus,
1100 6th Street North                      MS
Columbus, MS 39701

Bobby L. Harper(1)..........  57    1977   Executive Vice President, Banking Center
1524 Briarwood Circle                      Administration, National Bank of Commerce and
Columbus, MS 39701                         Chairman of Executive Committee, NBC

Robert S. Jones(1)..........  67    1973   President, Fletcher-Jones, Inc., Columbus, MS
803 19th Avenue North
Columbus, MS 39701

Lewis F. Mallory, Jr.(1)....  56    1969   Chairman of the Board and Chief Executive Officer,
513 Greensboro Street                      National Bank of Commerce and NBC
Starkville, MS 39759

Robert D. Miller(1)(2)......  69    1975   Certified Public Accountant, R.D. Miller & Co., C.P.A.,
Treas Lake Road                            Aberdeen, MS
Aberdeen, MS 39730

Edith D. Millsaps(2)........  74    1977   Chairman of the Board and Secretary-Treasurer, Millsaps
Mayhew Road                                Chevrolet-Pontiac-Buick-GMC Truck, Inc.,
Starkville, MS 39759                       Starkville, MS

Ralph E. Pogue(2)...........  69    1979   Attorney at Law, Pogue and Faulks, Aberdeen, MS
701 Lakewood Drive
Aberdeen, MS 39730

Thomas J. Prince, Jr........  57    1990   Executive Vice President, Division Manager of Consumer
117 Dover Court                            Financial Services, National Bank of Commerce and Vice
Starkville, MS 39759                       President, NBC

James R. Prude(1)(4)........  45    1994   Independent Bank Consultant and Vice President, Scribner
6154 Park Lane                             Equipment Company, Inc., Amory, MS
Dallas, TX 75225

Sarah Scribner Prude(1)(4)..  72    1987   Secretary-Treasurer, Scribner Equipment Company, Inc.,
Highway 25 South                           Amory, MS
Amory, MS 38821

Allen B. Puckett, III(1)....  48    1987   President, Columbus Brick Company, Columbus, MS
Jolly Road
Columbus, MS 39705

                                  Director
      Name and Address        Age  Since                   Principal Occupation
      ----------------        --- --------                 --------------------
Dr. James C. Ratcliff.......  67    1978   Brooksville Medical Association, Brooksville, MS
East Depot Street
Brooksville, MS 39739
Sammy J. Smith(2)(5)........  59    1977   Owner, Smith & Byars Men's Clothing, Starkville, MS
20 Tally Ho Drive
Starkville, MS 39759
H. Stokes Smith(3)(5).......  62    1999   President, Smith & Byars Clothiers, Columbus, MS
708 East Main Street
West Point, Mississippi
 39773
Henry S. Weiss(1)(2)........  68    1988   President, Industrial Fabricators, Inc., and Columbus
455 Waring Road                            Scrap Material Co., Inc., Columbus, MS
Columbus, MS 39701

--------
(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Director added to the board of directors as a result of the December 31, 1998 acquisition of First National Corporation, and received committee appointments as of January 1999.
(4) Mr. Prude is the son of Ms. Sarah Scribner Prude.
(5) Mr. Sammy J. Smith and Mr. H. Stokes Smith are brothers.

Meetings and Committees of the Board of Directors

   The board meets on the second Wednesday of each month with the exception of April, in which the annual meeting is generally held. During the fiscal year ended December 31, 1998, the board met 11 times. Each such meeting was a regular meeting. Each director attended at least 75% of the aggregate of all meetings held by the board and the committees on which he or she served, with the exception of Dr. James C. Ratcliff.

   The board has established various standing committees, including the executive committee, the audit committee, the corporate responsibility committee, the salary committee, and the trust investment committee. These committees generally meet either monthly or quarterly and at call. The reports and minutes of the committees are received and considered by the board at its regular meetings. The board does not have a standing nominating committee.

   The audit committee supervises NBC's internal audit function and general auditor, directs an examination of NBC's affairs at least annually and reviews regulatory examination reports on NBC and its subsidiaries, internal audit and loan review reports and audit reports issued by NBC's independent auditors. The audit committee held four meetings during 1998.

   The salary committee reviews and recommends salaries, bonuses and other compensation of certain officers of NBC and its subsidiaries, reviews and approves certain compensation plans and policies for employees of NBC and its subsidiaries and administers NBC's executive compensation plans. The salary committee also supervises compliance by NBC and its subsidiaries with laws and regulations relating to hiring, promotion and welfare and benefits of employees of NBC and its subsidiaries and assists executive management with management development and succession plans for NBC and its subsidiaries. The salary committee held two meetings during 1998.

   The executive committee has broad power and authority to consider issues and make decisions on behalf of the board of directors. It does not have the power to appoint directors between annual meetings or to declare dividends. Additionally, the executive committee would have no authority over matters delegated to another committee by the board. The executive committee held thirteen meetings during 1998.

Compensation of Directors

   During 1998, each non-employee director of NBC received an $8,100 retainer, and $525 for attendance at each meeting of a committee of the board of directors of which he or she was a member. The secretary of the board received an additional retainer of $24,300 and each member of the executive committee received an additional retainer of $7,800. Directors who are employees of NBC are not compensated for serving on the board of directors or any of its constituent committees.

Stock Ownership of Directors, Officers and Principal Stockholders

   The following table shows, as of March 10, 1999, the number of shares of NBC's common stock beneficially owned by (i) each person known by NBC to be the beneficial owner of more than five percent of the outstanding shares of NBC common stock, (ii) all directors and nominees, (iii) all executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated (subject to any applicable community property laws).

                                                 Number of Shares
                                                   Beneficially    Percentage
                      Name                           Owned(A)     Ownership(B)
                      ----                       ---------------- ------------
Estate of J. R. Scribner, Deceased..............      776,268         13.7%
P.O. Box 840
Armory, MS 38821
National Bank of Commerce Employee Stock
 Ownership Plan.................................      341,550          6.0
c/o National Bank of Commerce
P.O. Box 631
Columbus, MS 39703-0631
Mark A. Abernathy(1)............................        9,041            *
David Byars(2)..................................        4,237            *
Robert L. Calvert, III(3).......................       85,964          1.5
Robert A. Cunningham(4).........................       81,804          1.4
J. Nutie Dowdle.................................       73,224          1.3
Clifton B. Fowler(5)............................        6,640            *
James C. Galloway, Jr...........................       10,404            *
Hunter M. Gholson(6)............................       65,336          1.2
Bobby L. Harper(7)..............................       23,835            *
Robert S. Jones.................................       22,388            *
Lewis F. Mallory, Jr.(8)........................       74,282          1.3
Robert D. Miller................................       27,161            *
Edith D. Millsaps...............................       10,388            *
Ralph E. Pogue..................................       15,584            *
Thomas J. Prince, Jr.(9)........................       10,803            *
James R. Prude(10)(11)(12)......................      968,832         17.1
Sarah Scribner Prude(10)(12)....................      846,440         14.9
Allen B. Puckett, III(13).......................      141,392          2.5
Dr. James C. Ratcliff(14).......................        5,748            *
H. Stokes Smith(15).............................       23,616            *
Sammy J. Smith..................................        4,476            *
Henry S. Weiss..................................       38,000            *
Richard T. Haston(16)...........................        1,019            *
Joel C. Clements(17)............................        4,936            *
Directors and executive officers as a group (27
 persons)(18)...................................    1,733,733         30.6%

--------
 *  Less than one percent.

(A) Includes shares as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) under the Securities Exchange Act of 1934.
(B) Based upon 5,664,736 shares of common stock outstanding.
(1) Includes 176 shares held by an employee stock ownership plan with respect to which Mr. Abernathy has voting power. Also, includes 1,306 shares owned by Mr. Abernathy's wife, as to which he disclaims beneficial ownership.
(2) Includes 1,200 shares owned by Mr. Byars' wife, 1,000 shares over which Mr. Byars serves as custodian for his children, and 1,000 shares held through a profit sharing plan, as to all of which Mr. Byars exercises investment and voting control. Also includes 1,037 shares held in a family trust over which Mr. Byars is trustee and exercises investment and voting control.
(3) Includes 13,436 shares held by a company over which Mr. Calvert has sole investment and voting control, and 1,171 shares owned by Mr. Calvert's wife, as to which he disclaims beneficial ownership.
(4) Includes 16,372 shares held in a trust with respect to which Mr. Cunningham has shared voting and investment power and 54,548 shares owned by partnership as to which Mr. Cunningham has sole voting and investment power.
(5) Includes 892 shares held by NBC's employee stock ownership plan with respect to which Mr. Fowler has voting power, and 160 shares as to which Mr. Fowler is a custodian for his child.
(6) Includes 12,500 shares held in trust and 8,348 shares held by Mr. Gholson's wife, as to which he disclaims beneficial ownership. Also, includes 3,736 shares in trust over which Mr. Gholson has sole voting and investment power.
(7) Includes 23,835 shares held by NBC's employee stock ownership plan with respect to which Mr. Harper has voting power.
(8) Includes 32,961 shares held by NBC's employee stock ownership plan with respect to which Mr. Mallory has voting power.
(9) Includes 5,659 shares held by NBC's employee stock ownership plan with respect to which Mr. Prince has voting power.
(10) Includes 776,268 shares held by Estate of J. R. Scribner with respect to which Mr. Prude and Ms. Prude share voting power.
(11) Includes 59,432 shares held by trust with respect to which director is a trustee and as to which he has sole voting power.
(12) Includes 2,432 shares held in trust and 47,568 shares held in a partnership as to which Mr. Prude and Ms. Prude share investment and voting power.
(13) Includes 29,688 shares held in a trust as to which Mr. Puckett has shared voting and investment power, 2,168 shares owned by a corporation as to which Mr. Puckett has sole voting and investment power, and 5,816 shares as to which Mr. Puckett serves as custodian for his children.
(14) Includes 1,288 shares owned by Dr. Ratcliff's wife as to which he disclaims beneficial ownership, and 200 shares to which Dr. Ratcliff serves as custodian for his grandchild and over which he has sole voting and investment power.
(15) Includes 9,368 shares owned by Mr. Smith's wife as to which he disclaims beneficial ownership.
(16) Includes 19 shares held by NBC's employee stock ownership plan with respect to which Mr. Haston has voting power.
(17) Includes 4,272 shares held by NBC's employee stock ownership plan with respect to which Mr. Clements has voting power, and 164 shares owned by Mr. Clements' wife as to which he disclaims beneficial ownership.
(18) Where shares of common stock are deemed to be beneficially owned by more than one director and/or executive officer, they are included only once in the total number of shares beneficially owned by all directors and executive officers as a group.

Executive Officers

   The following table sets forth information with respect to the executive officers of NBC on December 31, 1998. Unless otherwise indicated, the information under the caption "Position and Business Experience" describes the officer's business experience for the past five years.

                               Officer
             Name               Since  Age   Position and Business Experience
             ----              ------- ---   --------------------------------
 Lewis F. Mallory, Jr........   1965    56 Chairman and Chief Executive
                                            Officer, NBC and National Bank of
                                            Commerce
 Mark A. Abernathy...........   1994   42  President and Chief Operating
                                            Officer, NBC and National Bank of
                                            Commerce since December 1997,
                                            Executive Vice President and Chief
                                            Operating Officer of NBC and
                                            National Bank of Commerce from
                                            August 1994 through December 1997
 Donald J. Bugea, Jr.........   1991   45  Executive Vice President and
                                            Investment Officer, National Bank
                                            of Commerce and Vice President of
                                            NBC
 Joel C. Clements............   1984   52  Executive Vice President of NBC and
                                            National Bank of Commerce
 John R. Davis...............   1986   43  Senior Vice President and Trust
                                            Officer, National Bank of Commerce
                                            and Vice President of NBC
 Clifton B. Fowler...........   1990   50  President, Starkville Banking Center
                                            National Bank of Commerce and Vice
                                            President of NBC
 Bobby L. Harper.............   1966   57  Executive Vice President, Banking
                                            Center Administration, National
                                            Bank of Commerce and Chairman of
                                            the Executive Committee of NBC
 Richard T. Haston...........   1996   52  Executive Vice President and Chief
                                            Financial Officer, National Bank of
                                            Commerce and Executive Vice
                                            President and Chief Financial
                                            Officer and Treasurer of NBC from
                                            January 1997 through present,
                                            Senior Vice President--Finance, NBC
                                            and National Bank of Commerce from
                                            September 1996 through December
                                            1996, Executive Vice President and
                                            Chief Financial Officer of Legacy
                                            Securities from April 1996 through
                                            September 1996, and President and
                                            Chief Financial Officer of Calibre
                                            Financial Group from June 1993
                                            through May 1996
 Thomas J. Prince, Jr........   1979   57  Executive Vice President, Division
                                            Manager of Consumer Financial
                                            Services, National Bank of Commerce
                                            and Vice President of NBC since
                                            April 1998, President of Aberdeen
                                            Banking Center, National Bank of
                                            Commerce and Vice President of NBC
                                            from January 1985 through April
                                            1998
 Tommy M. Tomlinson..........   1983   45  Executive Vice President, Credit
                                            Administration, National Bank of
                                            Commerce and Vice President of NBC

Executive Compensation

   No executive officer ceased to serve as an officer at any time during the fiscal year ended December 31, 1998. The following table sets forth the compensation for services in all capacities to NBC for the fiscal years ending December 31, 1998, 1997 and 1996, of the Chief Executive Officer of NBC and each of the four most highly compensated executive officers of NBC other than the Chief Executive Officer:

                           SUMMARY COMPENSATION TABLE

                                                                  All Other
    Name and Principal Position      Year  Salary      Bonus   Compensation(2)
    ---------------------------      ---- --------    -------- ---------------
Lewis F. Mallory, Jr................ 1998 $253,000    $ 88,550     $8,789
Chairman of the Board and Chief
 Executive Officer, National         1997  253,000      88,550      5,515
Bank of Commerce and NBC             1996  248,000     101,340      5,743
Mark A. Abernathy................... 1998  153,000      50,490      5,235
President and Chief Operating
 Officer, National Bank of           1997  153,000      50,490      5,105
Commerce and NBC                     1996  150,000      43,500      5,747
Richard T. Haston................... 1998  115,000      34,500      4,963
Executive Vice President and Chief
 Financial Officer, National         1997  108,000      32,400        N/A
Bank of Commerce and Executive Vice
 President, Chief                    1996   27,415(1)    6,580        N/A
Financial Officer and Treasurer of
 NBC
Joel C. Clements.................... 1998  107,202      33,769      4,983
Executive Vice President, National
 Bank of Commerce and                1997  107,202      33,769      3,787
Vice President of NBC                1996  105,100      25,224      4,231
Bobby L. Harper..................... 1998  110,841      24,939      5,361
Executive Vice President, Banking
 Center Administration,              1997  106,124      32,767      3,575
National Bank of Commerce and
 Chairman of the Executive           1996   96,200      23,088      3,880
Committee of NBC

--------
(1) Mr. Haston joined NBC on September 30, 1996.
(2) These amounts include, for 1998, NBC's contributions to the NBC 401-K Thrift Plan of $7,193 for Mr. Mallory, $3,639 for Mr. Abernathy, $3,500 for Mr. Haston, $2,039 for Mr. Clements and $3,900 for Mr. Harper and NBC's contributions to the Employee Stock Ownership Plan of $1,596 for Mr. Mallory, $1,596 for Mr. Abernathy, $1,463 for Mr. Haston, $1,383 for Mr. Clements and $1,461 for Mr. Harper.

 Employment Agreements

   NBC is a party to an executive employment agreement with its chief executive officer, Mr. Lewis F. Mallory, Jr. The agreement, which expires on December 31, 2003, provides Mr. Mallory with continued employment for a period of five years from the date of a material change of ownership of NBC and ensures that during this period of employment, his salary, bonuses and benefits are at least equal to those currently paid by NBC. In the event of a change in control of NBC (defined as sale, transfer or exchange of 80% or more of the capital stock), NBC is required to pay Mr. Mallory a termination benefit equal to three times the average of the aggregate annual compensation paid during the five calendar years preceding such change in control. If Mr. Mallory were terminated today, he would receive a lump sum payment of $999,474 under the agreements. In the absence of a material change in ownership or change in control, Mr. Mallory's employment may be terminated by NBC at the discretion of the board of directors, without any payment being made.

 Benefit Plans

  Defined Benefit Plan

   NBC maintains a retirement plan for employees who are 21 years or older who have completed at least one year of service. The following table specifies the estimated benefits payable upon retirement at age 65 under the plan to persons in the following remuneration and years of service classifications. The benefits are computed based upon a "life and 10 years certain" basis.

                                                    Years of Service
                                         --------------------------------------
     5 Year Average Annual Earnings        10     20      30      40      45
     ------------------------------      ------ ------- ------- ------- -------
$ 50,000................................ $7,194 $14,387 $21,581 $25,208 $25,833
  75,000................................ 11,569  23,137  34,706  40,458  41,396
 100,000................................ 15,944  31,887  47,831  55,708  56,958
 125,000................................ 20,319  40,637  60,956  70,958  72,521
 154,000*............................... 25,394  50,787  76,181  88,648  90,573

--------
* Based on annual compensation limits of $150,000 for 1994-1996 and $160,000 for 1997-1998.

   Benefits payable under the retirement plan are based on a formula that takes into account the individual's average compensation using the five highest earnings years and the number of years of credited service. Average compensation includes the salaries of executive officers set forth in the Summary Compensation Table but excludes bonuses and contributions by NBC to employee benefits plans.

   Benefits under the retirement plan are fully vested upon completion of a stated period of service. Benefits are not subject to any deduction for Social Security benefits or other offset amounts and are payable at age 65.

   Credited years of service for those officers whose compensation is disclosed in the Summary Compensation Table follows:

                                                Credited Years
                                                 of Service as
                                                      of        Year Individual
                        Name                    January 1, 1999 Reaches Age 65
                        ----                    --------------- ---------------
      Lewis F. Mallory, Jr.....................        33            2008
      Mark A. Abernathy........................         4            2022
      Joel C. Clements.........................        15            2012
      Richard T. Haston........................         2            2011
      Bobby L. Harper..........................        32            2006

  Long Term Incentive Awards

   NBC provides a phantom stock benefit plan whereby the value of shares of NBC's common stock has been assigned for the benefit of Messrs. Mallory and Abernathy, respectively, payable upon the earlier of their disability, death or normal retirement at age 65. Under the terms of the plan, retirement payments will be equal to the fair market value of the stock plus any cash or stock dividends paid since the adoption of the plan. The December 31, 1998, values of Messrs. Mallory's and Abernathy's interests in the plan are reflected below:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-ENDOPTION/SAR VALUES

                                                 Number Of Securities
                            Shares              Underlying Unexercised     Value Of Unexercised
                           Acquired    Value    Options/SARs At Fiscal   In-The-Money Options/SARs
                          On Exercise Realized       Year-End (#)         At Fiscal Year-End ($)
          Name                (#)       ($)    Exercisable/Unexercisable Exercisable/Unexercisable
          ----            ----------- -------- ------------------------- -------------------------
Lewis F. Mallory, Jr. ..        0         0                 0[E]                       0[E]
                                                      6,434.4[U]                $268,959[U]
Mark A. Abernathy.......        0         0                 0[E]                       0[E]
                                                      2,000.0[U]                $ 83,205[U]

Salary Committee Report on Executive Compensation

   The salary committee of the board of directors of NBC is responsible for approving the salaries of the executive officers who are also directors of NBC, as well as reviewing the compensation of the other executive officers. For 1998, members of this committee, which reports its recommendations to the full board, were Robert S. Jones (chairman), J. Nutie Dowdle, Hunter M. Gholson, Robert D. Miller, James R. Prude, Sarah Scribner Prude, Allen B. Puckett, III and Henry S. Weiss. All members of the committee are non-employee directors.

   The committee develops its recommendations after reviewing information compiled by The Wyatt Company, an actuarial and consulting company with offices in principal cities around the world. The Wyatt Company annually provides recommended salary adjustments on all of NBC's salaried positions. The Wyatt Company was retained in 1985 to design and implement a Salary Administration Program which would provide a basis for paying fair and competitive salaries throughout NBC, while including a pay for performance philosophy as an underlying principle.

   It is the policy of NBC to pay fair and equitable salaries based on the relative value of each position to NBC, giving due consideration to compensation paid for comparable work by peer companies of similar size and financial performance in its geographical area. NBC's policy is intended to foster the following goals:

    (1) attract and retain highly qualified individuals by paying salaries which are competitive in the market place;

    (2) provide maximum motivation to employees by paying salaries within the latitude of established salary grade ranges, based on individual job performance; and

    (3) promote a progressive work force through which NBC can attain its objectives.

   To support NBC in these goals, The Wyatt Company annually surveys the market to determine the value of each salaried position. This survey data, the individual's level of responsibility, the length of experience at this level, job performance (reviewed annually using a formal management performance appraisal process), and NBC's financial performance become components of a written salary recommendation provided by The Wyatt Company. The salary committee evaluates The Wyatt Company's recommendations, gives additional consideration to recommendations of the CEO for subordinate executive officers, and makes adjustments as necessary to maintain internal equity in keeping with budgetary considerations. The committee's action is subject to approval by the full board of directors, excluding those directors who also serve as officers. The board of directors did not modify or reject in any material way any action or recommendation of the salary committee for 1998.

   Based upon the salary committee's recommendation, the board of directors has established a discretionary bonus policy which distributes to all staff (excluding certain executive officers) a portion of earnings exceeding a specific annual income goal. For general staff, participation in such bonus pool, if any, is determined by the pro rata share to total participating salaries of all staff participating in the bonus pool.

   The chief executive officer and certain other executive officers of NBC, including those executives whose compensation is disclosed in the Summary Compensation Table, participate in a separate bonus plan based upon the attainment of certain pre-determined goals. Their plans were developed to optimize the profitability and growth of NBC and motivate certain executive personnel of NBC through the award of compensation based on the attainment of stated performance objectives. The chief executive, chief operating and the chief financial officers' bonuses are based upon the attainment of the consolidated corporate income goal, as well as a specific annual return on average asset goal. The other executive officers participate in a plan that is based upon the attainment of the consolidated corporate income goal and certain performance goals for their respective areas of responsibility. All individual goals are intended to support the achievement of the overall corporate goals.

   Incentive compensation awards for 1998 were predicated upon NBC reaching a minimum threshold of performance. The minimum performance threshold was exceeded and actual performance, as provided for by the plan, was utilized to calculate the incentive awards payable to participants. The committee was responsible for the approval of all awards under the plan, which include a total of $232,248 awarded to Messrs. Mallory, Abernathy, Clements, Haston and Harper as participants during 1998. Of this amount, $88,550 was awarded to Mr. Mallory, which represents an amount equal to 35% of his salary.

                                          Respectfully submitted,
                                          The Salary Committee of the Board of
                                           Directors,

    Robert S. Jones, Chairman    Robert D. Miller           Allen B. Puckett, III
    J. Nutie Dowdle              James R. Prude             Henry S. Weiss
    Hunter M. Gholson            Sarah Scribner Prude

 Market Comparisons

   The Securities and Exchange Commission requires that NBC include in its proxy statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by NBC. The broad market index used in the graph is the NASDAQ Market Index. NBC has chosen to use Media General Financial Services Industry Group 045-EAST SOUTH CENTRAL BANKS as its peer group index. A list of the companies included in that index follows the graph presentation.

   The graph presentation assumes that $100 was invested in shares of relevant issuers on January 1, 1994, and the dividends were immediately invested in additional shares. The value of the initial $100 investment is shown at one-year intervals for a five-year period ending December 31, 1998. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer's market capitalization.



                             [GRAPH APPEARS HERE]

                MG INDUSTRY GROUP 045-EAST SOUTH CENTRAL BANKS:

ACADIANA BANCSHARES INC   COMPASS BANCSHARES INC   MIDSOUTH BANCORP
ADMIRALTY BANCORP CL B    EASTERN VIRGINIA BNKSHRS NATIONAL COMMERCE BANCP
ALABAMA NATIONAL BANCORP  EUFAULA BANCCORP INC     PEOPLES BANCTRUST CO

AMSOUTH BANCORPORATION    FARMERS CAPITAL BANK CP  PEOPLES HOLDING CO
AREA BANCSHARES CORP      FIRST AMERICAN CORP TN   PREMIER FINANCIAL BANCP
AUBURN NATIONAL BANC INC  FIRST COMMERCIAL CORP    REGIONS FINANCIAL CORP
BANC CORPORATION          FIRST M & F CORPORATION  REPUBLIC BANKING CORP
BANCORPSOUTH INC          FIRST TENNESSEE NATL CP  S.Y. BANCORP INC
BANK OF THE OZARKS INC    FIRST UNITED BANCSHARES  SIMMONS FIRST NATL CORP
BANKFIRST CORPORATION     FLORIDA BANKS INC        SOUTH ALABAMA BANCORP
BRITTON & KOONTZ CAP CP   FNB CORP                 SOUTHTRUST CORP
CARDINAL FINANCIAL CORP   HANCOCK HOLDING CO       TRUSTMARK CORP
CBT CORP                  HIBERNIA CORP A          UNION PLANTERS CORP
COLONIAL BANCGROUP CL A   ISB FINANCIAL CORP       UNITED FINANCIAL HOLDING
COMMUNITY FINANCIAL GRP   LAMAR CAPITAL CORP       WHITNEY HOLDING CORP
COMMUNITY TRUST BNCP INC  MID-AMERICA BANCORP

Salary Committee Interlocks and Insider Participation in Compensation Decisions

   All members of the salary committee are non-officer directors. Member Hunter
M. Gholson is a partner in a law firm which was retained by NBC during 1998 and which is anticipated to be retained during 1999. During 1998, no executive officer of NBC or any of its subsidiaries served as a member of the salary committee (or other board or committee performing similar functions) or the board of directors of another entity, one or more of whose executive officers served on the executive committee or the NBC board of directors.

          CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS

   During the calendar year 1998, the law firm of Gholson, Hicks and Nichols rendered legal services to NBC and its subsidiary and billed for those services, for which it was compensated. Director Gholson is associated with Gholson, Hicks and Nichols, a professional association. Gholson, Hicks, and Nichols received a total of $90,193 in legal fees from NBC during the calendar year 1998.

   Certain directors and officers of NBC, businesses with which they are associated, and members of their immediate families are customers of NBC and had transactions with NBC in the ordinary course of its business during the years ended December 31, 1998, and 1997. As of December 31, 1998, the aggregate principal amount of indebtedness (including unfunded commitments) owed to NBC by NBC management and these related parties was $8,666,000. This indebtedness comprised approximately 1.78% of the total currently outstanding loans, net of unearned interest, as of December 31, 1998. In the opinion of the board of directors, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

                                 OTHER MATTERS

   NBC's management is not aware of any other matters to be brought before the NBC annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   NBC's consolidated financial statements for the year ended December 31, 1998, were audited by the firm of T. E. Lott & Company. T. E. Lott & Company has also been appointed to prepare NBC's financial statements for 1999. A representative of T. E. Lott & Company is expected to be present at the annual meeting, with the opportunity to make any statement he or she desires at that time, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires NBC's directors, executive officers, and any person beneficially owning more than ten percent of NBC's Common stock to file reports of securities ownership and changes in that ownership with the Commission. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the Commission to furnish NBC with copies of all Section 16(a) forms they file.

   Based solely upon a review of the copies of such forms filed during 1998, NBC believes that during the fiscal year ended December 31, 1998, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for the following individuals: James R. Prude and Sarah S. Prude each filed late a Form 4 for the sale of 24,000 shares that they sold on October 20, 1998 and 24,000 shares that they sold on October 30, 1998; Mark A. Abernathy filed late a Form 4 for the sale of 2,000 shares that he sold on March 25, 1998; Edith O. Millsaps filed late a Form 4 for the sale of 1,572 shares that she sold on November 23, 1998; Hunter M. Gholson filed late a Form 4 for the sale of 25,000 shares that he sold on December 31, 1998; and David Byars filed late a Form 4 for the sale of 84 shares that he sold on October 15, 1998.

                           PROPOSALS OF STOCKHOLDERS

   At the annual meeting each year, the board of directors submits to stockholders its nominees for election as directors. The board of directors may also submit other matters to the stockholders for action at the annual meeting. Stockholders of NBC may also submit proposals for inclusion in the proxy materials. Proposals of stockholders intended to be presented at the 2000 annual meeting of stockholders must be received by Lewis F. Mallory, Jr., Chairman of the Board and Chief Executive Officer of NBC at 301 East Main Street, Starkville, Mississippi 39759, no later than Tuesday, February 15, 2000 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting.

   The FFBS Board of Directors is not aware of any business to come before the special meeting other than considerations of the merger agreement. However, if any other matters should properly come before the special meeting, it is intended that the proxies solicited by FFBS will be voted in accordance with the judgment of the persons named on those proxies for FFBS. If FFBS did not have notice of a matter by the date of this proxy material, it is expected that the persons named in those proxies of FFBS will exercise discretionary authority when voting on that matter.

   In order to be eligible for inclusion in the FFBS proxy material for next year's annual meeting of stockholders, if a meeting is held, any stockholder proposal to take action at that meeting must be received at the executive offices of FFBS no later than May 17, 1999.

   In the event FFBS receives notice of a stockholder proposal to take action at next year's annual meeting of stockholders, if a meeting is held, that is not submitted for inclusion but is properly excluded from the proxy material, or it is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by FFBS to its stockholders may exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the executive offices of FFBS within 10 days after notice of net year's annual meeting is mailed. For example, proxy material for the 1998 annual meeting was mailed on September 14, 1998 and if the FFBS proxy material is mailed on September 14, 1999, an FFBS stockholder would have until the close of business on September 24, 1999 to submit a proposal.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

   The annual report to stockholders containing financial statements for NBC's 1998 fiscal year is incorporated by reference into this proxy statement-prospectus.

   Upon the written request of any record holder or beneficial owner of the shares entitled to vote at the annual meeting, NBC, without charge, will provide a copy of its annual report on Form 10-K for the year ended December 31, 1998, which was filed with the Securities and Exchange Commission on March 30, 1999. Requests should be mailed to Richard T. Haston, Executive Vice President and Chief Financial Officer, at P.O. Box 1187, Starkville, Mississippi, 39760.

                      VALIDITY OF SHARES AND LEGAL MATTERS

   Gholson, Hicks & Nichols, A Professional Association, provided an opinion of the validity of the shares to be issued by NBC in the merger. As of the date of this proxy statement-prospectus, members of the firm of Gholson, Hicks & Nichols beneficially owned 67,366 shares of NBC common stock. In addition, Mr. Hunter Gholson, a partner in the firm, serves as a director and secretary of NBC.

   Legal matters in connection with the merger will be passed upon for FFBS by the law firm of Malizia, Spidi, Sloane, & Fisch, P.C., Washington, D.C. and for NBC by the law firm of Phelps Dunbar, L.L.P., New Orleans, Louisiana.

                                    EXPERTS

   The audited consolidated financial statements of NBC included in NBC's 1998 Annual Report have been audited by T. E. Lott & Company, independent auditors, as set forth in their report that is incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance upon T. E. Lott & Company's report given the authority of the firm as experts in accounting and auditing.

   T. E. Lott & Company, independent certified public accountants, has audited the consolidated financial statements of FFBS for the years ended June 30, 1998, 1997 and 1996. Those financial statements are included in the proxy statement-prospectus, and have been included in reliance upon the report of T.
E. Lott & Company appearing elsewhere herein, and upon the authority of the firm as experts in accounting and auditing.

                     INDEX TO FINANCIAL STATEMENTS OF FFBS

                                                                          Page
Document                                                                  No.
--------                                                                  ----
Index to Financial Statements............................................  F-1
Financial Statements for the Three-Year Period Ended June 30, 1998:
  Report of T. E. Lott & Company.........................................  F-2
  Consolidated Statements of Financial Condition.........................  F-3
  Consolidated Statements of Operations..................................  F-4
  Consolidated Statements of Changes in Stockholders' Equity.............  F-5
  Consolidated Statements of Cash Flows..................................  F-6
  Notes to Consolidated Financial Statements.............................  F-7
Financial Statements for the Six-Month Periods Ended December 31, 1998
 and 1997:
  Unaudited Consolidated Statement of Financial Condition................ F-26
  Unaudited Consolidated Statements of Operations........................ F-27
  Unaudited Consolidated Statements of Changes in Stockholders' Equity... F-28
  Unaudited Consolidated Statement of Cash Flows......................... F-29
  Notes to Unaudited Consolidated Financial Statements................... F-30

                                   REPORT OF

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
FFBS Bancorp, Inc.
Columbus, Mississippi

     We have audited the accompanying consolidated statements of financial condition of FFBS Bancorp, Inc., and Subsidiary as of June 30, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FFBS Bancorp, Inc., and Subsidiary as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1998, in conformity with generally accepted accounting principles.

                                          /s/ T. E. Lott & Company

Columbus, Mississippi
July 22, 1998 (Except for Note U,
 as to which the date is February 3, 1999)

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                            June 30,
                                                   ---------------------------
                      ASSETS                           1998           1997
                      ------                       -------------  ------------
Cash.............................................. $   4,616,045  $  3,347,511
Interest-bearing deposits due from banks..........     9,705,397     5,058,945
                                                   -------------  ------------
  Total cash and cash equivalents.................    14,321,442     8,406,456
Available-for-sale securities (Note B)............    13,901,495     1,221,505
Held-to-maturity securities (Note B)..............    19,547,537    24,860,516
Federal Home Loan Bank stock, at cost (Note E)....       851,000       801,900
Loans receivable, net (Note C)....................    98,917,846    92,760,267
Properties and equipment (Note D).................     1,906,215     1,354,677
Accrued interest receivable (Note F)..............     1,279,518     1,064,535
Other assets (Note G).............................        81,279       292,445
                                                   -------------  ------------
                                                   $ 150,806,332  $130,762,301
                                                   =============  ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------
Liabilities:
  Deposits (Note H)............................... $ 114,537,907  $103,798,255
  Advances from borrowers for taxes and
   insurance......................................       286,311       277,749
  Accrued interest payable on deposits............       891,954       763,339
  Borrowed funds (Note I).........................    10,961,000            --
  Accrued expenses and other liabilities..........       875,032       781,370
                                                   -------------  ------------
    Total liabilities.............................   127,552,204   105,620,713
Commitments and contingencies (Notes N and S)
Stockholders' equity (Notes K, L, M and R):
  Cumulative preferred stock, $.01 par value,
   500,000 shares authorized; shares issued and
   outstanding--none..............................            --            --
  Common stock, $.01 par value, 2,000,000 shares
   authorized; 1,575,735 and 1,565,595 shares
   issued at June 30, 1998 and 1997,
   respectively...................................        15,757        15,656
  Additional paid in capital......................    15,457,458    15,371,923
  Retained earnings...............................     8,485,228    10,692,318
  Unrealized gain (loss) on available-for-sale
   securities.....................................       (18,457)        4,789
  Unearned compensation...........................      (132,250)           --
  Loan receivable from ESOP ......................      (551,380)     (761,760)
  Treasury stock, at cost (100 shares and 8,150
   shares, respectively)..........................        (2,228)     (181,338)
                                                   -------------  ------------
    Total stockholders' equity....................    23,254,128    25,141,588
                                                   -------------  ------------
                                                   $ 150,806,332  $130,762,301
                                                   =============  ============

        The accompanying notes are an integral part of these statements.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Years Ended June 30,
                                             ---------------------------------
                                                1998        1997       1996
                                             ----------- ---------- ----------
INTEREST INCOME
  Interest and fees on loans................ $ 8,257,279 $7,466,019 $7,074,289
  Interest on mortgage-backed and related
   securities...............................     752,792    308,935    139,858
  Interest on investment securities.........   1,010,587  1,323,621  1,356,933
  FHLB stock dividends......................      49,246     45,492     45,137
  Interest on federal funds sold............          --     10,624     60,051
  Interest on deposits due from banks.......     380,187    298,983    252,412
                                             ----------- ---------- ----------
                                              10,450,091  9,453,674  8,928,680
INTEREST EXPENSE
  Interest on deposits......................   5,369,174  4,762,604  4,562,988
  Interest on borrowed funds................     359,125         --         --
                                             ----------- ---------- ----------
Net interest income.........................   4,721,792  4,691,070  4,365,692
Provision for losses on loans (Note C)......       5,000         --         --
                                             ----------- ---------- ----------
Net interest income after provision for
 losses on loans............................   4,716,792  4,691,070  4,365,692

NON-INTEREST INCOME
  Loan fees and service charges.............     243,104    238,099    191,696
  NOW account fees..........................     304,677    301,361    285,826
  Other.....................................     137,045     94,928    111,383
                                             ----------- ---------- ----------
                                                 684,826    634,388    588,905
NON-INTEREST EXPENSE
  Compensation and benefits.................   1,731,289  1,433,945  1,415,254
  Occupancy and equipment...................     190,716    189,155    172,615
  Deposit insurance premium (Note L)........      65,561    731,485    214,967
  Data processing...........................     171,968    148,428    155,404
  Other.....................................     675,845    575,978    531,003
                                             ----------- ---------- ----------
                                               2,835,379  3,078,991  2,489,243
                                             ----------- ---------- ----------
Income before income taxes..................   2,566,239  2,246,467  2,465,354
Income tax expense (Note J):
  Current...................................     968,699    618,199    733,257
  Deferred..................................      17,346    149,980     70,500
                                             ----------- ---------- ----------
                                                 986,045    768,179    803,757
                                             ----------- ---------- ----------
Net Income.................................. $ 1,580,194 $1,478,288 $1,661,597
                                             =========== ========== ==========
Net Income Per Share:
  Basic..................................... $      1.06 $     1.00 $     1.12
  Diluted...................................        1.03        .97       1.09

        The accompanying notes are an integral part of these statements.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    Years Ended June 30, 1998, 1997 and 1996

                                                                           Unrealized
                                                                           Gain (loss)
                                   Additional                             On Available-    Loan
                          Common     Paid In     Retained      Unearned     For-Sale    Receivable   Treasury
                           Stock     Capital     Earnings    Compensation  Securities    From ESOP    Stock       Total
                          -------  -----------  -----------  ------------ ------------- -----------  --------  -----------
Balance, July 1, 1995...  $15,922  $15,285,124  $10,858,415   $(158,700)    $     --    $(1,015,680) $     --  $24,985,081
Net income..............       --           --    1,661,597          --           --             --        --    1,661,597
Purchase and retirement
 of stock...............     (200)    (199,700)    (150,776)         --           --             --        --     (350,676)
Cash dividends, $1.45
 per share..............       --           --   (2,265,091)         --           --             --        --   (2,265,091)
Amortization of unearned
 compensation...........       --           --           --     158,700           --             --        --      158,700
Reduction of ESOP loan..       --           --           --          --           --        126,960        --      126,960
Adjustment to unrealized
 gain (loss) on
 available-for-sale
 securities.............       --           --           --          --       (2,333)            --        --       (2,333)
Excess of fair market
 value of allocated ESOP
 shares over cost.......       --      168,222           --          --           --             --        --      168,222
                          -------  -----------  -----------   ---------     --------    -----------  --------  -----------
Balance, June 30, 1996..   15,722   15,253,646   10,104,145          --       (2,333)      (888,720)       --   24,482,460
Net income..............       --           --    1,478,288          --           --             --        --    1,478,288
Purchase and retirement
 of stock...............     (106)    (105,444)    (117,292)         --           --             --        --     (222,842)
Purchase of treasury
 stock..................       --           --           --          --           --             --  (181,338)    (181,338)
Cash dividends, $.50 per
 share..................       --           --     (772,823)         --           --             --        --     (772,823)
Reduction of ESOP loan..       --           --           --          --           --        126,960        --      126,960
Adjustment to unrealized
 gain (loss) on
 available-for-sale
 securities.............       --           --           --          --        7,122             --        --        7,122
Stock option shares
 exercised..............       40       39,630           --          --           --             --        --       39,670
Excess of fair market
 value of allocated ESOP
 shares over cost.......       --      184,091           --          --           --             --        --      184,091
                          -------  -----------  -----------   ---------     --------    -----------  --------  -----------
Balance, June 30, 1997..   15,656   15,371,923   10,692,318          --        4,789       (761,760) (181,338)  25,141,588
Net income..............       --           --    1,580,194          --           --             --        --    1,580,194
Purchase of treasury
 stock..................       --           --           --          --           --             --  (270,332)    (270,332)
Cash dividends, $2.55
 per share..............       --           --   (3,787,284)         --           --             --        --   (3,787,284)
Reduction of ESOP loan..       --           --           --          --           --        210,380        --      210,380
Adjustment to unrealized
 gain (loss) on
 available-for-sale
 securities.............       --           --           --          --      (23,246)            --        --      (23,246)
Stock awards............       --           --           --    (158,700)          --             --        --     (158,700)
Amortization of unearned
 compensation...........       --           --           --      26,450           --             --        --       26,450
Stock option shares
 exercised..............      101     (145,883)          --          --           --             --   449,442      303,660
Excess of fair market
 value of allocated ESOP
 shares over cost.......       --      231,418           --          --           --             --        --      231,418
                          -------  -----------  -----------   ---------     --------    -----------  --------  -----------
Balance, June 30, 1998..  $15,757  $15,457,458  $ 8,485,228   $(132,250)    $(18,457)   $  (551,380) $ (2,228) $23,254,128
                          =======  ===========  ===========   =========     ========    ===========  ========  ===========

        The accompanying notes are an integral part of these statements.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               Year Ended June 30,
                                      ----------------------------------------
                                          1998          1997          1996
                                      ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income......................... $  1,580,194  $  1,478,288  $  1,661,597
  Adjustments to reconcile net income
   to net cash:
    Depreciation of properties and
     equipment.......................      106,550        83,880        93,497
    Amortization of unearned
     compensation ...................       26,450            --       158,700
    Accretion of discount on loans...      (12,270)      (12,218)      (10,965)
    Deferred income taxes............       17,346       149,980        70,500
    FHLB stock dividends.............      (49,100)      (45,400)      (44,900)
    Provision for losses on loans....        5,000            --            --
    Provision for losses on
     foreclosed real estate..........           --            --        10,452
    Sale of loans....................    8,093,000     4,656,000     5,655,000
    Loans originated for sale........   (8,093,000)   (4,656,000)   (5,655,000)
    (Increase) decrease in accrued
     interest receivable.............     (214,983)       61,456      (105,876)
    (Increase) decrease in other
     assets..........................       45,699       164,082      (717,263)
    Increase in accrued interest
     payable on deposits.............      128,615        68,232        97,098
    Increase (decrease) in accrued
     expenses and other liabilities..        5,292        (8,506)      (40,049)
    Excess of fair market value of
     allocated ESOP shares over
     cost............................      231,418       184,091       168,222
                                      ------------  ------------  ------------
  Net cash provided by operating
   activities........................    1,870,211     2,123,885     1,341,013
CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease in other interest-bearing
   deposits due from banks...........           --            --       100,000
  Loan originations..................  (52,492,000)  (54,949,000)  (38,953,000)
  Purchase of loans..................           --            --      (117,000)
  Purchase of mortgage-backed and
   related securities................  (13,422,203)   (5,522,800)     (984,900)
  Purchase of investment securities..  (10,807,786)   (5,566,627)  (20,771,985)
  Principal repayment of loans.......   45,957,691    45,729,102    35,943,815
  Principal repayments of mortgage-
   backed and related securities.....    4,179,436       761,533       484,290
  Proceeds from calls and maturities
   of investment securities..........   12,650,000    14,500,000    19,744,348
  Sale of foreclosed real estate.....      384,000       457,539       190,501
  Purchase of properties and
   equipment.........................     (651,321)     (343,134)      (59,708)
  Repayment of ESOP loan.............      210,380       126,960       126,960
                                      ------------  ------------  ------------
  Net cash used in investing
   activities........................  (13,991,803)   (4,806,427)   (4,296,679)
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in deposits............... $ 10,739,652  $  4,650,147  $  6,571,941
  Increase (decrease) in advances
   from borrowers for taxes and
   insurance ........................        8,562        18,647        (9,597)
  Increase in borrowed funds.........   10,961,000            --            --
  Acquisition of stock...............     (270,332)     (404,180)     (350,676)
  Cash dividends paid................   (3,705,964)     (776,508)   (2,190,480)
  Exercise of stock options..........      303,660        39,670            --
                                      ------------  ------------  ------------
Net cash provided by financing
 activities..........................   18,036,578     3,527,776     4,021,188
                                      ------------  ------------  ------------
Net increase in cash and cash
 equivalents.........................    5,914,986       845,234     1,065,522
Cash and cash equivalents at
 beginning of period.................    8,406,456     7,561,222     6,495,700
                                      ------------  ------------  ------------
Cash and cash equivalents at end of
 period.............................. $ 14,321,442  $  8,406,456  $  7,561,222
                                      ============  ============  ============
Cash paid during the period for:
  Interest........................... $  5,599,684  $  4,694,372  $  4,465,890
  Income taxes.......................      932,500       642,000       721,692
Supplemental disclosure of noncash
 activities:
  Acquisition of real estate in
   settlement of loans...............      415,385            --       755,468

        The accompanying notes are an integral part of these statements.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--SUMMARY OF ACCOUNTING POLICIES

     FFBS Bancorp, Inc., (the Company), and its wholly-owned subsidiary, First Federal Bank for Savings (the Bank), follow generally accepted accounting principles, including, where applicable, general practices within the thrift industry.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1. Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and the Bank. Significant intercompany accounts and transactions have been eliminated in consolidation.

2. Nature of Operations

     The Company is a holding company which was formed for the purpose of acquiring all of the capital stock of the Bank as part of the Bank's conversion from a mutual to a federally chartered stock savings bank on June 30, 1993. Its most significant asset is its investment in the capital stock of the Bank.

     The Bank's principal business activity is to provide deposit account services to the general public and investing those deposits, together with funds from operations, primarily in family residential mortgage loans and, to a lesser extent, consumer loans, securities, and other assets.

3. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Securities

     Investments in securities are classified in accordance with Financial Accounting Standards Board (FASB) Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Statement No. 115 requires that securities be classified as either trading, available-for-sale, or held-to-maturity. Management determines the appropriate classification at the time of purchase.

     Trading securities are held for resale for profit and are accounted for at their fair values. Realized and unrealized gains and losses are reported in earnings. At June 30, 1998 and 1997, the Company and the Bank had no securities classified as trading.

     Securities available-for-sale are carried at their fair values. Any unrealized difference between the amortized cost and the fair value is reported as a component of stockholders' equity, net of deferred income taxes.

     Securities classified as held-to-maturity are carried at amortized cost and includes those securities which management has the positive intent and the Company and the Bank have the ability to hold until maturity.

     Amortization of premiums and accretion of discounts are determined using the level yield method. The adjusted cost of the specific security sold is used to compute any gain or loss on securities sold.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The yield on, and recoverability of, the carrying value of mortgage-backed and related securities may be affected by changes in interest rates and prepayments. Management periodically evaluates the effects of matters such as rate changes and prepayments and adjusts yields as necessary.

5. Loans Receivable, Net

     Loans receivable, net are stated at unpaid principal balances, less the allowance for loan losses.

     Discounts on first mortgage loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts on consumer loans are recognized over the lives of the loans using methods that approximate the interest method.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). The allowance for loan losses is maintained at a level considered adequate by management. Management performs quarterly reviews of the Bank's loan portfolio to evaluate the adequacy of the allowance with any adjustments being made through provisions for loan losses. These reviews take into consideration the Bank's past due and nonperforming loans, prior years' loss experience, economic conditions, underlying loan collateral and the distribution of loans in the portfolio by risk class. Amounts of the allowance are assigned to specific loans and loan categories based upon these factors. Allowances for any impaired loans are generally determined based on collateral values. Although management believes the allowance for loan losses to be adequate, ultimate losses may vary from estimates used in management's evaluation.

     Interest on loans that are contractually past due 90 or more days is generally charged off, or an allowance is established based on management's periodic evaluation unless the obligation is well secured and in the process of collection. The allowance is established by a charge to interest income equal to all interest previously accrued. Additionally, an allowance is established for interest on loans delinquent less than 90 days, but which in management's opinion may become uncollectible in part or in full.

     Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Mortgage loans held for sale at June 30, 1998 and 1997, were immaterial.

     Direct loan costs and any related loan origination fees are recognized currently as period costs and income, respectively, and do not vary materially from the results that would be recorded using the deferral method prescribed by FASB Statement No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.

6. Foreclosed Real Estate

     Real estate acquired in settlement of loans is reported in accordance with AICPA Statement of Position 92-3 ("SOP 92-3") Accounting for Foreclosed Assets. SOP 92-3 requires that other real estate be carried at the lower of (i) fair value minus estimated cost to sell or (ii) cost (the recorded investment in the related loan or loans plus acquisition costs). An allowance for losses is maintained to reflect declines, if any, in net fair values below the recorded amounts. Additions to the allowance are charged to operations. Costs of holding real estate acquired in settlement of loans are reflected as expense currently. Subsequent gains or losses on foreclosed real estate are reported in other operating income or expenses.

7. Properties and Equipment

     Properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily on a straight-line basis over the estimated useful life of each type of asset. Expenditures for

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

maintenance and repairs which do not materially prolong the useful life of the assets are charged to operating expenses as incurred, and improvements are capitalized. Gains and losses on sale of assets are reflected in current operations.

8. Deferred Income Taxes

     Deferred income taxes are accounted for in accordance with FASB Statement No. 109, Accounting for Income Taxes. Statement No. 109 requires the asset-and-liability method of accounting for income taxes. Under the asset-and-liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under Statement No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

9. Stock-Based Compensation

     The Company and the Bank have elected not to adopt the recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation which requires a fair-value based method of accounting for stock options and similar equity awards. The Company and the Bank elected to continue applying Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for its stock compensation plans and, accordingly, do not recognize compensation cost.

10. Statement of Cash Flows

     For purposes of the consolidated statement of cash flows, all highly liquid debt instruments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents consist of balances due from banks and federal funds sold.

11. Off-Balance Sheet Financial Instruments

     In the ordinary course of business the Bank enters into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and commitments to purchase securities. Such financial instruments are recorded in the financial statements when they are exercised.

12. Accounting Pronouncements

     In June, 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income which establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Comprehensive income is defined as the change in equity during a period for non-owner transactions and is divided into net income and other comprehensive income. Other comprehensive income includes revenues, expenses, gains, and losses that are excluded from earnings under current accounting standards. This statement does not change or modify the reporting or display in the income statement. Statement No. 130 is effective for interim and annual periods beginning after December 31, 1997. Comparative financial statements provided for earlier periods are required to be classified to reflect the application of this statement.

     In February, 1998, the FASB issued Statement No. 132, Employers Disclosures About Pensions and Other Postretirement Benefits. This statement standardizes the disclosure requirements of pensions and other postretirement benefits. This statement does not change any measurement or recognition provisions, and thus will not materially impact the Company. This statement is effective for fiscal years beginning after December 15, 1997.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     In June, 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in its financial statements and that those instruments be measured at fair value. Implementation is required for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company has not determined the impact the adoption of this statement may have on its consolidated financial statements.

13. Net Income Per Share

     The Company adopted FASB Statement No. 128, Earnings Per Share as of December 31, 1997. Statement No. 128 superseded Accounting Principles Board Opinion No. 15, Earnings Per Share (APB No. 15) which the Company had followed until the adoption of Statement No. 128. This statement requires that two earnings per share amounts be disclosed: Basic Earnings Per Share and Diluted Earnings Per Share. Basic Earnings Per Share is calculated by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the period. The Basic Earnings Per Share computation for the Company is the same method the Company previously used to calculate and report earnings per share under APB No. 15. Diluted Earnings Per Share is computed by assuming the issuance of common shares for all dilutive potential common shares outstanding during the reporting period. Currently, the Company's only dilutive potential common stock issuances relate to options that have been issued under the Company's stock option and recognition and retention plans. In computing Diluted Earnings Per Share, it is assumed that all such dilutive stock is exercised during the reporting period at their respective exercise prices, with the proceeds from the exercises used by the Company to buy back stock in the open market at the average market price in effect during the reporting period. The difference between the number of shares assumed to be exercised and the number of shares bought back is added to the number of weighted average common shares outstanding during the period. The sum is used as the denominator to calculate Diluted Earnings Per Share for the Company. As required by Statement No. 128, all prior year earnings per share amounts have been restated and computed under the provisions of the new standard.

     The following is a reconciliation of the numerators and denominators used in computing basic and diluted net income per share:

                                   1998                             1997                             1996
                     -------------------------------- -------------------------------- --------------------------------
                                                Per                              Per                              Per
                       Income       Shares     Share    Income       Shares     Share    Income       Shares     Share
                     (Numerator) (Denominator) Amount (Numerator) (Denominator) Amount (Numerator) (Denominator) Amount
                     ----------- ------------- ------ ----------- ------------- ------ ----------- ------------- ------
                                                  (In Thousands, Except per Share Amounts)
Basic EPS
Income available
 to common
 shareholders.......   $1,580        1,494     $1.06    $1,478        1,475     $1.00    $1,662        1,478     $1.12
                                               =====                            =====                            =====
Effect of dilutive
 stock options......       --           37                  --           43                  --           51
                       ------        -----              ------        -----              ------        -----
Diluted EPS
Income available
 to common
 shareholders
 plus assumed
 exercise...........   $1,580        1,531     $1.03    $1,478        1,518     $ .97    $1,662        1,529     $1.09
                       ======        =====     =====    ======        =====     =====    ======        =====     =====

14. Financial Statement Reclassification

     The financial statements for prior years have been reclassified in order to conform with the 1998 financial statement presentation. The reclassification did not change total assets or net income.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE B--SECURITIES

     The amortized cost, gross unrealized gains, gross unrealized losses, and estimated market values of investment securities and mortgage-backed and related securities are as follows:

                                                 June 30, 1998
                                 ----------------------------------------------
                                                Gross      Gross     Estimated
                                  Amortized   Unrealized Unrealized   Market
          Description                Cost       Gains      Losses      Value
          -----------            ------------ ---------- ---------- -----------
Held-to-Maturity:
  Securities of other U.S.
   Government agencies.......... $ 12,690,869  $ 7,541    $10,702   $12,687,708
  Obligations of states and
   political subdivisions.......    1,000,310       --        310     1,000,000
  Mortgage-backed securities....    4,839,571   49,897         --     4,889,468
  REMICS........................    1,016,787       --     13,656     1,003,131
                                 ------------  -------    -------   -----------
                                 $ 19,547,537  $57,438    $24,668   $19,580,307
                                 ============  =======    =======   ===========
Available-for-Sale:
  Securities of other U. S.
   Government agencies.......... $  1,507,429  $ 7,573    $    --   $ 1,515,002
  Mortgage-backed securities....    3,721,703    4,850      8,247     3,718,306
  REMICS........................    6,885,437    5,965     37,732     6,853,670
  Marketable equity securities..    1,814,517       --         --     1,814,517
                                 ------------  -------    -------   -----------
                                 $ 13,929,086  $18,388    $45,979   $13,901,495
                                 ============  =======    =======   ===========

                                                 June 30, 1997
                                 ----------------------------------------------
                                                Gross      Gross     Estimated
                                  Amortized   Unrealized Unrealized   Market
          Description                Cost       Gains      Losses      Value
          -----------            ------------ ---------- ---------- -----------
Held-to-Maturity:
  Securities of other U.S.
   Government obligations....... $ 15,586,350  $ 2,024    $51,905   $15,536,469
  Obligations of states and
   political subdivisions.......    2,006,540      249      6,540     2,000,249
  Mortgage-backed and related
   securities...................    7,267,626   15,847     26,651     7,256,822
                                 ------------  -------    -------   -----------
                                 $ 24,860,516  $18,120    $85,096   $24,793,540
                                 ============  =======    =======   ===========
Available-for-Sale:
  Marketable equity securities.. $  1,221,505  $    --    $    --   $ 1,221,505
                                 ============  =======    =======   ===========

     The carrying values and estimated market values of investment debt securities by contractual maturities as of June 30, 1998, are shown below. The equity securities have been excluded from the maturity table because they do not have contractual maturities associated with debt securities. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               June 30, 1998
                              ------------------------------------------------
                                  Held-to-Maturity       Available-For-Sale
                              ------------------------ -----------------------
                                            Estimated               Estimated
                               Amortized     Market     Amortized    Market
                                  Cost        Value       Cost        Value
                              ------------ ----------- ----------- -----------
Due in one year or less...... $ 11,693,160 $11,690,208 $        -- $        --
Due after one year through
 five years..................      997,709     997,500   1,507,429   1,515,002
Due after ten years..........    1,000,310   1,000,000          --          --
Mortgage-backed securities
 and REMICS..................    5,856,358   5,892,599  12,421,657  12,386,493
                              ------------ ----------- ----------- -----------
                              $ 19,547,537 $19,580,307 $13,929,086 $13,901,495
                              ============ =========== =========== ===========

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     Investment securities with a carrying value of $930,000 and $925,000 at June 30, 1998 and 1997, respectively, were pledged for various purposes as required by law. Also, at June 30, 1998, securities with a carrying value of $2,637,388 had been pledged as collateral on advances from the Federal Home Loan Bank.

     Mortgage-backed securities were issued or are guaranteed by an agency of the U. S. Government. REMICS consist of securities backed by securities of U.
S. Government agencies. Although mortgage-backed and related securities and REMICS are initially issued with a stated maturity date, the underlying mortgage collateral may be prepaid by the mortgagee and, therefore, such securities may not reach their maturity date. At June 30, 1998 and 1997, there were no material concentrations of credit risk.

     There were no sales of securities during the years ended June 30, 1998, 1997 and 1996.

NOTE C--LOANS RECEIVABLE, NET

     Loans receivable, net are summarized as follows:

                                                                   June 30,
                                                                ---------------
                                                                 1998    1997
                                                                ------- -------
                                                                (In Thousands)
Mortgage Loans
  Principal balances:
    One-to-four family residential ............................ $67,562 $67,198
    Multi-family...............................................     229     982
    Commercial real estate.....................................  10,946   8,706
    Construction and land......................................   5,865   4,834
                                                                ------- -------
      Total mortgage loans.....................................  84,602  81,720
                                                                ------- -------
Consumer and Other Loans
  Principal balances:
    Loans on deposit accounts..................................   1,530   1,090
    Home improvement and education.............................       5      43
    Automobile ................................................   4,685   4,271
    Commercial--collateralized.................................   3,658   1,678
    Commercial--unsecured......................................     505     333
    Other......................................................   4,457   4,215
                                                                ------- -------
      Total consumer and other loans...........................  14,840  11,630
                                                                ------- -------
Total loans receivable.........................................  99,442  93,350
Less unearned discount.........................................       1      14
Less allowance for loan losses.................................     523     576
                                                                ------- -------
Loans receivable, net.......................................... $98,918 $92,760
                                                                ======= =======

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     Activity in the allowance for loan losses is as follows:

                                                                  Years Ended
                                                                    June 30,
                                                                 --------------
                                                                 1998 1997 1996
                                                                 ---- ---- ----
                                                                 (In Thousands)
Balance at beginning of period.................................. $576 $666 $705
Additions:
  Provision for losses on loans.................................    5   --   --
  Recoveries....................................................    7    7    5
                                                                 ---- ---- ----
                                                                  588  673  710
Deductions:
  Loans charged off.............................................   65   97   44
                                                                 ---- ---- ----
Balance at end of period........................................ $523 $576 $666
                                                                 ==== ==== ====

     The Bank adopted FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan and Statement No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures as of July 1, 1995. These Statements require that loans determined to be impaired be measured based on the present value of expected future cash flows or, as a practical expedient, on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. If the measurement of the impaired loan is less than the recorded investment in the loan, a valuation allowance is recorded. The Bank had previously determined its allowance for loan losses using methods similar to those prescribed in the statements. The Bank's loan portfolio consists principally of family residential mortgage loans and consumer installment loans, which are exempt from the requirements of the Statements if evaluated collectively, as is done by the Bank. At June 30, 1998 and 1997, any loans designated as impaired were not significant.

     Loans receivable delinquent are as follows:

                                                                    June 30,
                                                                 --------------
                                                                  1998    1997
                                                                 ------- ------
                                                                 (In Thousands)
Past due 30-89 days and still accruing.......................... $ 6,727 $6,511
Past due 90 days or more and still accruing.....................   1,382    446
                                                                 ------- ------
                                                                   8,109  6,957
Nonaccrual loans................................................       1     --
                                                                 ------- ------
                                                                 $ 8,110 $6,957
                                                                 ======= ======

NOTE D--PROPERTIES AND EQUIPMENT

     Properties and equipment consist of the following:

                                                                June 30,
                                                         ----------------------
                                                            1998        1997
                                                         ----------- ----------
Land.................................................... $   536,775 $  518,789
Buildings...............................................   1,696,486  1,139,652
Furniture and equipment.................................     634,136    571,195
                                                         ----------- ----------
                                                           2,867,397  2,229,636
Less accumulated depreciation...........................     961,182    874,959
                                                         ----------- ----------
                                                         $ 1,906,215 $1,354,677
                                                         =========== ==========

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     Depreciation expense totaled $106,550, $83,880, and $93,497 for the years ended 1998, 1997 and 1996, respectively.

NOTE E--FEDERAL HOME LOAN BANK STOCK

     The Bank is a member of the Federal Home Loan Bank system. Investment in stock of a Federal Home Loan Bank is required by law of every federally chartered savings bank. No ready market exists for the stock, and it has no quoted market value; therefore, the stock is assumed to have a market value which is equal to its cost.

NOTE F--ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable consisted of interest accrued on the following:

                                                                June 30,
                                                         ----------------------
                                                            1998        1997
                                                         ----------- ----------
Loans................................................... $   998,295 $  821,643
Mortgage-backed and related securities..................      68,200     37,512
Investment securities...................................     213,023    205,380
                                                         ----------- ----------
                                                         $ 1,279,518 $1,064,535
                                                         =========== ==========

NOTE G--OTHER ASSETS

     Other assets consist of the following:

                                                                  June 30,
                                                              -----------------
                                                                1998     1997
                                                              -------- --------
Organization costs........................................... $     -- $  6,767
Prepaid income taxes.........................................    7,500   45,724
Prepaid expenses and other assets............................   73,779  239,954
                                                              -------- --------
                                                              $ 81,279 $292,445
                                                              ======== ========

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE H--DEPOSITS

     Approximate deposit balances by interest rates are summarized as follows:


                                                 June 30,
                           -----------------------------------------------------
                                      1998                       1997
                           -------------------------- --------------------------
                                             Weighted                   Weighted
                                    Percent  Average           Percent  Average
                                    Of Total Nominal           Of Total Nominal
                            Amount  Deposits   Rate    Amount  Deposits   Rate
                           -------- -------- -------- -------- -------- --------
                                             ($ In Thousands)
Demand accounts:
  Checking................ $  4,817    4.21%   0.00%  $  3,557    3.43%   0.00%
  NOW.....................    9,979    8.71%   1.94%     9,350    9.00%   2.07%
  Savings.................    6,787    5.93%   2.83%     6,186    5.96%   2.84%
  Money market............    4,970    4.33%   3.85%     5,626    5.42%   3.57%
                           --------  ------    ----   --------  ------    ----
                             26,553   23.18%   2.17%    24,719   23.81%   2.31%
                           --------  ------    ----   --------  ------    ----
Certificate accounts:
  Maturing 0--3 months....   16,204   14.15%   5.56%    17,486   16.85%   5.33%
  Maturing 3--6 months....   18,826   16.44%   5.69%    16,288   15.69%   5.53%
  Maturing 6--12 months...   30,223   26.39%   5.74%    27,621   26.61%   5.59%
  Maturing 1--2 years.....   16,407   14.32%   5.99%    12,374   11.92%   6.01%
  Maturing 2--3 years.....    3,507    3.06%   6.37%     2,886    2.78%   6.27%
  Maturing 3--4 years.....    2,321    2.03%   6.28%     1,948    1.88%   6.37%
  Maturing over 4 years...      497     .43%   6.93%       476     .46%   6.70%
                           --------  ------    ----   --------  ------    ----
                             87,985   76.82%   5.79%    79,079   76.19%   5.64%
                           --------  ------    ----   --------  ------    ----
Total deposits............ $114,538  100.00%   4.95%  $103,798  100.00%   4.85%
                           ========  ======    ====   ========  ======    ====

     A summary of certificate accounts by interest rate follows:

                                 June 30, 1998              June 30, 1997
                           -------------------------- --------------------------
                                              Average                    Average
Interest Rate              Number   Balance   Balance Number   Balance   Balance
-------------              ------ ----------- ------- ------ ----------- -------
Less than 3.00%...........     7  $    65,000 $ 9,234    11  $   338,000 $30,727
4.01%--5.00%..............   388    6,329,000  16,311 1,054   14,654,000  13,903
5.01%--6.00%.............. 2,423   59,588,000  24,593 1,787   49,926,000  27,938
6.01%--7.00%..............   422   20,857,000  49,424   283   13,383,000  47,290
7.01%--8.00%..............    12    1,146,000  95,483    11      778,000  70,727
                           -----  ----------- ------- -----  ----------- -------
                           3,252  $87,985,000 $27,056 3,146  $79,079,000 $25,136
                           =====  =========== ======= =====  =========== =======

     The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $19,043,000 and $17,086,000 at June 30, 1998 and 1997, respectively.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     Interest expense on deposits is summarized as follows:

                                                           Years Ended June 30,
                                                           ---------------------
                                                            1998    1997   1996
                                                           ------- ------ ------
                                                              (In Thousands)
NOW accounts.............................................. $   199 $  194 $  203
Savings ..................................................     171    175    168
Money market..............................................     205    198    227
Certificate accounts......................................   4,794  4,196  3,965
                                                           ------- ------ ------
                                                           $ 5,369 $4,763 $4,563
                                                           ======= ====== ======

NOTE I--BORROWED FUNDS

     Borrowed funds consist solely of FHLB advances. Fixed-rate advances (bearing interest rates from 5.00% to 5.973%) consist of the following at June 30, 1998, by scheduled maturity:

      Year Due                                                         Amount
      --------                                                      ------------
      1998......................................................... $  2,611,000
      1999.........................................................      450,000
      2000.........................................................      900,000
      2008.........................................................    7,000,000
                                                                    ------------
                                                                    $ 10,961,000
                                                                    ============

     The $7,000,000 advance is a short option advance and has a first call option date of March, 1999, and quarterly call option dates until the maturity date of March, 2008.

     The FHLB advances are secured by FHLB stock, a blanket pledge of residential mortgage loans and certain U. S. Government agency securities.

NOTE J--INCOME TAXES

     The provision for federal income taxes differs from that computed at the statutory 34 percent federal corporate tax rate as follows:

                                                               Years Ended
                                                                 June 30,
                                                              ------------------
                                                              1998   1997   1996
                                                              ----   ----   ----
Federal income tax rates.....................................  34 %   34 %   34%
Change in taxes resulting from:
  Nontaxable income..........................................  (2)%   (5)%   (3)%
  State income tax, net......................................   1 %    1 %    2 %
  Excess of fair market value of allocated ESOP shares over
   cost......................................................   3 %    3 %    2 %
  Other......................................................   2 %    1 %   (2)%
                                                              ---    ---    ---
                                                               38 %   34 %   33 %
                                                              ===    ===    ===

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The sources of timing differences and the resulting deferred income tax expense (benefit) follow:

                                                                Years Ended
                                                                  June 30,
                                                               ---------------
                                                               1998  1997 1996
                                                               ----  ---- ----
                                                               (In Thousands)
Provision for losses on loans and foreclosed real estate .....   20  $ 59 $ 51
Discount accretion............................................  (24)    5  (10)
Stock option plans............................................  (10)   59   --
Depreciation..................................................   13     8   15
FHLB stock....................................................   18    17   17
Other, net....................................................   --     2   (2)
                                                               ----  ---- ----
                                                               $ 17  $150 $ 71
                                                               ====  ==== ====

     Significant components of the net deferred income tax liability included in other liabilities at June 30, 1998 and 1997, are as follows:

                                                            1998       1997
                                                          ---------  ---------
Deferred income tax assets:
  Stock options.......................................... $   9,866  $      --
  Unrealized gain (loss) on available-for-sale
   securities............................................    10,725         --
                                                          ---------  ---------
    Total deferred income tax assets.....................    20,591         --
                                                          ---------  ---------
Deferred income tax liabilities:
  Premises and equipment.................................    42,795     30,235
  Allowance for loan losses..............................   160,597    140,920
  Securities.............................................    13,624      8,030
  Loans .................................................        --     28,504
  FHLB stock.............................................   142,374    124,060
                                                          ---------  ---------
    Total deferred income tax liabilities................   359,390    331,749
                                                          ---------  ---------
Net deferred income tax liability........................ $(338,799) $(331,749)
                                                          =========  =========

     In October, 1996, Congress passed the Small Business Job Protection Act ("the Act") which included a provision repealing the tax bad debt reserve method that had been available to thrift institutions in determining income subject to income tax. Because of the repeal, institutions must recapture the post-1987 tax bad debt reserve into taxable income over a six-year period. The recapture can be deferred for a two year period if the institution meets a residential loan portfolio test. The Bank satisfies the residential loan portfolio requirements and is expected to recapture the tax bad debt reserve of approximately $954,000 over a six-year period beginning in the year ended June 30, 1999. The recapture will not have an effect on net income since the related tax expense has been accrued. The pre-1988 tax bad debt reserve that is not recaptureable under the Act is subject to recapture at a later date only if certain events occur. These events include, but are not limited to, a conversion to a type of institution that is not a commercial bank. Management does not anticipate engaging in any transactions that would require recapture of its pre-1988 tax bad debt reserve of approximately $1,600,000.

NOTE K--TREASURY STOCK

     In February, 1994, the Company's Board of Directors authorized the purchase of Company common stock under a Stock Repurchase Program. Shares repurchased are retired or held in treasury and reserved for reissuance to satisfy the exercise of stock options.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     During the years ended June 30, 1998, 1997, and 1996, the Company repurchased 12,176, 18,705, and 19,990 shares, respectively. These shares were repurchased at an average cost of $22.20, $21.85, and $17.54 per share, respectively.

     During the year ended June 30, 1998, the Company reissued 20,226 shares of common stock from treasury stock with a cost basis of $449,442. These shares were issued upon the exercise of stock options by employees or directors. During the years ended June 30, 1997 and 1996, the Company retired 10,555 and 19,990 treasury shares, respectively.

NOTE L--REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighing, and other factors.

     To ensure capital adequacy, quantitative measures have been established by the Bank's primary regulator, the Office of Thrift Supervision (OTS). Current OTS standards require that the Bank maintain tangible capital (as defined) equal to at least 1.5% of tangible assets, core capital (as defined) equal to at least 3% of adjusted total assets, and risk-based capital (as defined) equal to at least 8% of risk-weighted assets. Management believes, as of June 30, 1998, that the Company and the Bank exceed all capital adequacy requirements.

     At June 30, 1998, the Bank was categorized by regulators as well-capitalized under the regulatory framework for prompt corrective action. A financial institution is deemed to be well-capitalized if it has total risk-based capital of 10% or more, has a Tier 1 risk-based capital ratio of 6% or more, and has a Tier 1 leverage capital ratio of 5% or more. At June 30, 1998, the Bank's capital exceeded all of the capital standards of a well-capitalized institution. There are no conditions or anticipated events that, in the opinion of management, would change the category.

     The Bank's actual capital amounts and ratios at June 30, 1998 and 1997, are presented in the following table. No amount was deducted from capital for interest-rate risk exposure.

                                                   June 30, 1998  June 30, 1997
                                                   -------------  -------------
                                                   Amount  Ratio  Amount  Ratio
                                                   ------- -----  ------- -----
                                                        ($ In Thousands)
Tangible capital.................................. $19,931 13.4%  $20,548 16.2%
Core/leverage capital.............................  19,931 13.4%   20,548 16.2%
Tier 1 risk-based capital.........................  19,931 23.0%   20,548 29.1%
Total risk-based capital..........................  20,454 23.6%   21,114 29.9%

     The minimum amounts of capital and ratios as established by regulations for capital adequacy purposes at June 30, 1998 and 1997, were as follows:

                                                         June 30,     June 30,
                                                           1998         1997
                                                       ------------ ------------
                                                       Amount Ratio Amount Ratio
                                                       ------ ----- ------ -----
                                                           ($ In Thousands)
Tangible capital...................................... $2,232  1.5% $1,904  1.5%
Core/leverage capital.................................  4,466  3.0%  3,808  3.0%
Total risk-based capital..............................  6,919  8.0%  5,655  8.0%

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     Regulations also include restrictions on loans to one borrower, on certain types of investments and loans, on loans to officers, directors, and principal shareholders, on brokered deposits and on transactions with affiliates.

     To qualify under the Qualified Thrift Lender (QTL) test, approximately 65% of assets must be maintained in housing related finance and other specified areas. If the QTL test is not met, limits are placed on growth, branching, new investments, FHLB advances, and dividends or the Bank must convert to a commercial bank charter.

     In September, 1996, banking legislation was enacted requiring that all institutions with SAIF (Savings Association Insurance Fund) deposits pay a one-time special assessment. This assessment was $598,653 and is included in deposit insurance premiums in the statement of income for the year ended June 30, 1997.

NOTE M--EMPLOYEE BENEFITS AND STOCK OPTIONS

     The Bank participates in a multiemployer, noncontributory defined benefit pension plan for substantially all of its full-time employees by being a member of the Financial Institutions Retirement Fund, a non-profit, tax-exempt pension trust which is administered by a Board of Directors comprised of presidents of FHLB and officers of various participating associations. The Fund invests the contributions made to it and, under its Comprehensive Retirement Program, it pays out retirement, disability and death benefits. The multiemployer plan's assets exceed the actuarially computed value of vested benefits at June 30, 1997, the most recent valuation date. There is no unfunded liability for past service. Plan benefits are fully vested after five years of service and are based on an employee's years of service and a percentage of the employee's average salary, using the five highest consecutive years preceding retirement. The Bank's funding policy is to make contributions to the plan equal to the amount accrued as pension expense. The plan was fully funded for 1998, 1997 and 1996, and, accordingly, no contributions were made.

     The Bank also provides a profit sharing plan with a (401-K) provision which allows eligible employees to defer up to 15% of their compensation, as defined, by making a contribution to the plan. The plan allows the Bank to make a matching contribution equal to the deferred compensation of the participants, but not in excess of 50% of each participant's contribution and also provides for an "Excess Contribution" which can be made at the discretion of the Board of Directors. The expense for the plan included in the accompanying financial statements was $36,062, $23,940, and $11,205 for the years ended June 30, 1998, 1997 and 1996, respectively.

     The Bank has an Employee Stock Ownership Plan (ESOP) for eligible employees. Upon formation, the ESOP borrowed $1,269,600 from the Company to purchase 126,960 shares of Company common stock. The ESOP shares were pledged as collateral for the debt. The loan obligation is considered unearned employee benefit expense and, as such, is recorded as a reduction of the Company's stockholders' equity. Both the loan obligation and the unearned benefit expense are reduced by the amount of any loan repayments made by the ESOP. Cash contributions to the ESOP are determined based on its total debt service less any dividends paid on ESOP shares. The Bank has adopted Statement of Position 93-6 (SOP 93-6), Employers' Accounting for Employee Stock Ownership Plans. As the debt is repaid, shares are released from collateral and allocated to qualified employees, based on the proportion of debt service paid for the year. As shares are released from collateral, an expense is recorded equal to the fair market value of the shares, and the shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings, while dividends on unallocated shares are recorded as a reduction of debt. The tax benefit of tax-deductible dividends are reported as a reduction of income tax expense. ESOP expense for

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

the years ended June 30, 1998, 1997 and 1996, totaled $425,032, $311,052, and
$295,180, respectively. The ESOP shares as of June 30, 1998 and 1997, were as follows:

                                                                June 30,
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
Allocated shares.........................................     50,784     38,088
Shares released for allocation...........................     21,038     12,696
Unreleased shares........................................     55,138     76,176
                                                          ---------- ----------
Total ESOP shares........................................    126,960    126,960
                                                          ========== ==========
Fair value of unreleased shares at June 30............... $1,323,310 $1,866,312
                                                          ========== ==========

     The Bank has established Recognition and Retention Plans as a method of providing directors of the Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank. The terms of each Plan are identical, only the participants vary. Awards to directors are fixed and are granted in the form of shares of Common Stock to be held in trust. Awards are nontransferable and nonassignable. When shares become vested and are actually distributed in accordance with the Plans, the participants also receive amounts equal to any accrued dividends with respect thereto. Upon establishment of the plans in 1993, 63,480 shares of Company common stock were made available, of which 47,610 shares were awarded and have vested. During the year ended June 30, 1998, the remaining 15,870 shares were awarded. These shares vest in equal amounts over a three-year period. The cost of the shares purchased by the plan is considered to be unearned compensation at the time of the award and compensation is earned ratably over the vesting term. Expense for these plans was $26,450 in 1998, $ -0- in 1997, and $158,700 in 1996.

     The Company has various stock option plans covering specified employees and outside directors of the Company and the Bank. Under the 1993 Incentive Stock Option Plan (the "Option Plan"), 79,350 of authorized but unissued shares of common stock have been reserved for issuance to specified employees of the Company and its subsidiary bank. The Option Plan is administered by a committee of outside directors. The Option Plan authorizes the grant of (i) options to purchase Company Common Stock intended to qualify as incentive stock options,
(ii) options that do not so qualify ("non-statutory options") and (iii) limited rights which are exercisable only upon a change in control of the Company. The exercise price is at least 100% of the fair market value at the time of the grant of the underlying common stock. Options become exercisable in whole or in part at such times (no later than 10 years from the date of grant) as the committee determines. In 1993, options to purchase 47,608 shares were granted, and during the year ended June 30, 1998 and 1997, 17,193 and 3,967, respectively, were exercised at the option price of $10 per share. Unexercised options totaled 26,448 shares at June 30, 1998.

     The 1993 Stock Option Plan for Outside Directors (the "Directors' Option Plan") of the Company and its subsidiary provides for the granting of 79,350 shares of Common stock shares. Authorized but unissued shares or treasury shares may be used to satisfy an exercise of an option, resulting in an increase in the number of shares outstanding. The exercise price per share of each option is equal to the fair market value of the shares of Common Stock on the date the option is granted. All options granted expire upon the earlier of 10 years following the date of grant or one year following the date the optionee ceases to be a director. In 1993, 52,688 shares were granted, and during the year ended June 30, 1998, 13,172 were exercised at the option price of $10 per share. Unexercised options totaled 39,516 shares at June 30, 1998.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     FASB Statement No. 123, Accounting for Stock Based Compensation requires a fair value method of accounting for stock-based compensation arrangements. However, the adoption of the fair value method was not required, and if Statement No. 123 had been adopted for the years ended June 30, 1998, 1997, and 1996, there would have been no significant impact on pro forma net income or net income per share.

NOTE N--FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial condition.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notational amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for balance sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

     Approximate contract or notational amounts of financial instruments whose contract amounts represent credit risk at June 30, 1998, are (in thousands):

Unused lines of credit.................................................. $1,182
Mortgage construction loans.............................................  2,665
Commitments to extend credit secured by mortgages on dwelling units:
  Adjustable rate.......................................................  1,033
  Fixed rate............................................................    910

     The commitments to originate fixed rate mortgage loans represent amounts the Bank plans to fund within a period of 60 to 120 days. These commitments were made with interest rates ranging from 6.75% to 7.50%.

NOTE O--CONCENTRATION OF CREDIT RISK

     Over ninety-five percent of the Bank's loans and commitments have been granted to customers in the Bank's market area. Generally, such customers are also depositors of the Bank. The concentrations of credit by type of loan are set forth in Note C. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

     At June 30, 1998, the Company and the Bank had deposits with financial institutions in excess of federally insured limits by approximately $12,700,000. Of this amount, approximately $10,200,000 was on deposit at The Federal Home Loan Bank of Dallas, an instrumentality of the U. S. Government.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE P--RELATED PARTY TRANSACTIONS

     In the normal course of business, the Bank makes loans to its directors and executive officers and to companies in which they have a significant ownership interest. These loans, totaling $1,896,327 at June 30, 1998, and $869,067 at June 30, 1997, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

NOTE Q--FINANCIAL INSTRUMENTS

     The Company and its subsidiary adopted FASB Statement No. 107, Disclosures About Fair Value of Financial Instruments. The Statement requires disclosure of fair value information about financial instruments, whether or not recognized in the financial statement. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company and its subsidiary. The carrying amounts presented are the amounts at which the financial instruments are reported in the consolidated financial statements.

     The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

       Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair value.

       Investment securities (including mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

       Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics.

       Deposits: The fair values of demand deposit accounts (i.e., interest-bearing and noninterest-bearing checking accounts and money market and regular savings accounts) are equal to the face amount. The fair value of fixed-rate time deposits is estimated using a discounted cash flow calculation that applies interest rates offered by the Corporation as of the measurement date to a schedule of aggregate contractual maturities of such deposits as of the same dates.

       Borrowed Funds: The fair value of borrowings is based on the discounted value of contractual cash flows using as discount rates the rates that were available to the Bank at June 30, 1998, for similar borrowings.

       Off-Balance Sheet Financial Instruments: Off-balance sheet instruments consist of any commitments to extend credit, letters of credit, etc. Generally, these commitments have a term of 30 to 120 days. Management is of the opinion the estimated fair value is not significantly different than the contractual or notational amounts.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The estimated fair values of the financial instruments at June 30, 1998 and 1997, are as follows (in thousands):

                                                  1998               1997
                                           ------------------ ------------------
                                                    Estimated          Estimated
                                           Carrying   Fair    Carrying   Fair
                                            Value     Value    Value     Value
                                           -------- --------- -------- ---------
Financial assets:
  Cash and cash equivalents............... $ 14,321 $ 14,321  $  8,406 $  8,406
  Investment securities...................   33,449   33,482    26,082   26,015
  Federal Home Loan Bank stock............      851      851       802      802
  Loans, net of allowance.................   98,918  100,238    92,760   93,168

Financial liabilities:
  Deposits................................  114,538  114,866   103,798  103,403

Borrowed funds............................   10,961   10,555        --       --
Financial instruments.....................    5,790    5,790     2,841    2,841

NOTE R--CONVERSION TO STOCK FORM OF OWNERSHIP

     On June 30, 1993, the Bank converted from a federally-chartered mutual institution to a federally-chartered stock savings bank with 100% of the stock of the Bank issued to the Company which was formed in connection with the conversion. Sources of cash flow to the Company are dependent upon earnings from investment of net proceeds retained by it in the conversion and any dividends received from the Bank.

     At conversion, the Bank established a liquidation account in an amount equal to the total net worth of the Bank as of the date of the latest balance sheet contained in the final offering circular. Each eligible account holder will be entitled to a proportionate share of this account in the event of a complete liquidation of the Bank, and only in such event. This share will be reduced if the account holders' deposit falls below the amount on the dates of record and will cease to exist if the account is closed. The liquidation account is not increased despite any increase after conversion in the related deposit balance of an eligible account holder.

     The Bank may not declare or pay cash dividends on any of its stock if the effect thereof would cause the Bank's net worth to be reduced below the amount required for federal regulatory capital requirements. The Company, as a Delaware Corporation, is subject to Delaware law which limits dividends to an amount equal to the excess of the Company's net assets over its statutory capital or, if there is no excess, to its net profits for the current and/or immediately preceding fiscal year.

NOTE S--LEGAL PROCEEDINGS

     The Bank is a defendant in a pending case in which the plaintiff is seeking damages growing out of an alleged breach of a lease associated with foreclosed properties. In a related case, the Bank is a defendant in which the plaintiff is seeking recovery of attorney fees. The cases are being vigorously contested and management believes, based on the advice of legal counsel, that the final resolution of these proceedings will not have a material impact on the Company's consolidated financial position or results of operations.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE T--CONDENSED PARENT COMPANY STATEMENTS

     Balance sheets as of June 30, 1998 and 1997, and statements of income and cash flows for the years then ended, of FFBS Bancorp, Inc. (parent company only) are presented below.

                                                               June 30,
                                                        -----------------------
Balance Sheets                                             1998        1997
--------------                                          ----------- -----------
Assets:
  Cash................................................. $   257,168 $   396,399
  Interest-bearing deposit due from banks..............   1,119,998   2,275,485
  Investment securities................................   1,747,357   1,500,000
  Investment in First Federal Bank for Savings.........  19,697,019  20,553,810
  Other assets.........................................     905,306     805,255
                                                        ----------- -----------
                                                        $23,726,848 $25,530,949
                                                        =========== ===========
Liabilities and Stockholders' Equity:
  Dividend payable..................................... $   472,720     389,361
  Stockholders' equity.................................  23,254,128  25,141,588
                                                        ----------- -----------
                                                        $23,726,848 $25,530,949
                                                        =========== ===========

                                                         Years Ended June 30,
                                                        -----------------------
Statements of Income                                       1998         1997
--------------------                                    -----------  ----------
Income:
  Dividends from subsidiary bank......................  $ 2,500,000  $       --
  Interest on investment securities...................      109,051     153,816
  Other...............................................      114,308     137,634
                                                        -----------  ----------
                                                          2,723,359     291,450
Expense...............................................       60,001      51,458
                                                        -----------  ----------
Income before income taxes and equity in undistributed
 earnings of subsidiary...............................    2,663,358     239,992
Income taxes expense (benefit)........................       (8,250)     67,250
                                                        -----------  ----------
Income before equity in undistributed earnings of
 subsidiary...........................................    2,671,608     172,742
Equity in undistributed earnings of subsidiary........   (1,091,414)  1,305,546
                                                        -----------  ----------
Net Income............................................  $ 1,580,194  $1,478,288
                                                        ===========  ==========

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                                      Years Ended June 30,
                                                     ------------------------
Statements of Cash Flows                                1998         1997
------------------------                             -----------  -----------
Cash flows from operating activities:
  Net income........................................ $ 1,580,194  $ 1,478,288
  Equity in earnings of subsidiary..................   1,091,414   (1,305,546)
  Other, net........................................    (256,713)      45,741
                                                     -----------  -----------
Net cash provided by operating activities...........   2,414,895      218,483
Cash flows from investing activities:
  Repayment on ESOP loan............................ $   210,380  $   126,960
  Purchase of securities............................  (1,747,357)  (1,491,126)
  Proceeds from maturities of securities............   1,500,000    4,000,000
                                                     -----------  -----------
Net cash provided by (used in) investing
 activities.........................................     (36,977)   2,635,834
Cash flows from financing activities:
  Exercise of stock options.........................     303,660       39,670
  Treasury stock acquisition........................    (270,332)    (404,180)
  Cash dividends paid...............................  (3,705,964)    (784,445)
                                                     -----------  -----------
Net cash used in financing activities...............  (3,672,636)  (1,148,955)
                                                     -----------  -----------
Net increase (decrease) in cash and cash
 equivalents........................................  (1,294,718)   1,705,362
Cash and cash equivalents at beginning of period....   2,671,884      966,522
                                                     -----------  -----------
Cash and cash equivalents at end of period.......... $ 1,377,166  $ 2,671,884
                                                     ===========  ===========

NOTE U MERGER

     On February 3, 1999, the Company entered into an Agreement and Plan of Merger ("Plan") with NBC Capital Corporation ("NBC"). Under the terms of the Plan, the Company will be merged into NBC through the exchange of company common stock for NBC common stock. Each share of Company common stock will be exchanged for .7702 shares of NBC common stock. The merger which is dependent upon receiving regulatory and stockholder approval, is expected to be a tax-free transaction accounted for as a pooling of interests.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

            UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                               DECEMBER 31, 1998

                (Dollars in Thousands, Except Per Share Amounts)

                               ASSETS
                               ------
Cash................................................................. $  3,913
Interest-bearing deposits due from banks.............................   30,773
                                                                      --------
  Total cash and cash equivalents....................................   34,686
Available-for-sale securities........................................   10,390
Held-to-maturity securities..........................................   11,103
Federal Home Loan Bank stock.........................................      876
Loans receivable, net................................................  100,001
Properties and equipment.............................................    1,856
Accrued interest receivable..........................................    1,123
Other assets.........................................................       80
                                                                      --------
                                                                      $160,115
                                                                      ========

                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------
Liabilities:
  Deposits........................................................... $125,741
  Advances from borrowers for taxes and insurance....................      115
  Accrued interest payable on deposits...............................      601
  Borrowed funds.....................................................    9,115
  Accrued expenses and other liabilities.............................      969
                                                                      --------
  Total liabilities..................................................  136,541

Stockholders' Equity:
  Cumulative preferred stock--$.01 par value, 500,000 shares
   authorized, shares issued and outstanding--none...................       --
  Common Stock--par value $.01 per share, 2,000,000 shares
   authorized; 1,575,735 issued......................................       16
  Additional paid-in capital.........................................   15,457
  Retained earnings..................................................    8,806
  Unearned compensation..............................................     (106)
  Accumulated other comprehensive income.............................      (46)
  Loan receivable from ESOP..........................................     (551)
  Treasury stock, at cost (100 shares)...............................       (2)
                                                                      --------
  Total stockholders' equity.........................................   23,574
                                                                      --------
                                                                      $160,115
                                                                      ========

         The accompanying notes are an integral part of this statement.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                  SIX MONTHS ENDED DECEMBER 31, 1998 AND 1997

                (Dollars in Thousands, Except Per Share Amounts)

                                                                   1998   1997
                                                                  ------ ------
INTEREST INCOME
  Interest and fees on loans..................................... $4,221 $4,081
  Interest on mortgage-backed and related securities.............    391    298
  Interest on investment securities..............................    463    569
  FHLB stock dividends...........................................     25     25
  Interest on deposits due from banks............................    474    118
                                                                  ------ ------
                                                                   5,574  5,091
INTEREST EXPENSE
  Interest on deposits...........................................  2,976  2,621
  Interest on borrowed funds.....................................    265    118
                                                                  ------ ------
                                                                   3,241  2,739
                                                                  ------ ------
Net interest income..............................................  2,333  2,352
Provision for losses on loans....................................     --      5
                                                                  ------ ------
Net interest income after provision for losses on loans..........  2,333  2,347

NON-INTEREST INCOME
  Loan fees and service charges..................................    120    119
  NOW account fees...............................................    163    151
  Other..........................................................    108     53
                                                                  ------ ------
                                                                     391    323
NON-INTEREST EXPENSE
  Compensation and benefits......................................    863    746
  Occupancy and equipment........................................    114     90
  Deposit insurance premium......................................     33     32
  Data processing................................................     97     80
  Other..........................................................    376    325
                                                                  ------ ------
                                                                   1,483  1,273
                                                                  ------ ------
Income before income taxes.......................................  1,241  1,397
Income tax expense...............................................    447    531
                                                                  ------ ------
Net Income....................................................... $  794 $  866
                                                                  ====== ======
Net Income Per Share:
  Basic.......................................................... $  .52 $  .58
  Diluted........................................................    .51    .56

        The accompanying notes are an integral part of these statements.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

      UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                       SIX MONTHS ENDED DECEMBER 31, 1998

                (Dollars in Thousands, Except Per Share Amounts)

                                                                                Accumulated
                                              Additional                           Other        Loan
                         Comprehensive Common  Paid-in   Retained   Unearned   Comprehensive Receivable Treasury
                            Income     Stock   Capital   Earnings Compensation    Income     From ESOP   Stock    Total
                         ------------- ------ ---------- -------- ------------ ------------- ---------- -------- -------
Balance at July 1,
 1998..................                 $16    $15,487    $8,485     $(132)        $(19)        (551)     $(2)   $23,254

Comprehensive income:
 Net income for the
  six months ended
  December 31, 1998....      $794        --         --       794        --            --           --       --       794
 Net change in
  unrealized gain
  (loss) on available-
  for-sale securities,
  net of tax...........       (27)       --         --        --        --          (27)           --       --       (27)
                             ----
   Total comprehensive
    income.............      $767
                             ====
Cash dividends, $.30
 per share.............                  --         --      (473)       --            --           --       --      (473)
Amortization of
 unearned
 compensation..........                  --         --        --        26            --           --       --        26
                                        ---    -------    ------     -----         -----       ------     ----   -------
Balance at December 31,
 1998..................                 $16    $15,457    $8,806     $(106)        $(46)       $(551)     $(2)   $23,574
                                        ===    =======    ======     =====         =====       ======     ====   =======


         The accompanying notes are an integral part of this statement.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                  SIX MONTHS ENDED DECEMBER 31, 1998 AND 1997

                             (Dollars in Thousands)

                             1998     1997
                            -------  -------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net income...............  $   794  $   866
 Adjustments to reconcile
  net income to net cash:
  Depreciation of
   properties and
   equipment..............       56       42
  Amortization and
   accretion, net.........       63        4
  Provision for loan
   losses.................       --        5
  FHLB stock dividends....      (25)     (24)
  Deferred income taxes
   (benefit)..............      (13)      29
  (Increase) decrease in
   accrued interest
   receivable.............      157      (38)
  (Increase) decrease in
   other assets...........       44       (3)
  Decrease in accrued
   interest payable on
   deposits...............     (291)    (266)
  Increase in accrued
   expenses and other
   penalties..............      117      155
  Amortization of unearned
   compensation...........       26       --
                            -------  -------
 Net cash provided by
  operating activities....      928      770
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Loan originations........  (32,090) (26,508)
 Purchases of investment
  securities..............   (3,046)  (4,809)
 Proceeds from maturities
  and calls of investment
  securities..............    9,700    6,650
 Foreclosure of real
  estate..................      (94)    (119)
 Sale of foreclosed real
  estate properties.......       52       --
 Additions of properties
  and equipment...........       (6)    (266)
 Principal repayment of
  loans...................   31,006   21,796
 Principal repayments of
  MBS and related
  securities..............    5,202    2,060
 Purchase of MBS and
  related securities......       --   (8,140)
                            -------  -------
 Net cash provided by
  (used in) investing
  activities..............   10,724   (9,336)

CASH FLOWS FROM FINANCING
 ACTIVITIES
 Exercise of stock
  options.................       --      172
 Increase in deposits.....   11,203    4,014
 Net increase (decrease)
  in FHLB borrowings......   (1,846)   6,570
 Payment of dividends on
  common stock............     (473)  (3,511)
 Decrease in advances from
  borrowers for taxes and
  insurance...............     (171)    (167)
 Acquisition of stock.....       --     (268)
                            -------  -------
 Net cash provided by
  (used in) financing
  activities..............    8,713    6,810
                            -------  -------
Net increase (decrease) in
 cash and cash
 equivalents..............   20,365   (1,756)
Cash and cash equivalents
 at beginning of period...   14,321    8,406
                            -------  -------
Cash and cash equivalents
 at end of period.........  $34,686  $ 6,650
                            =======  =======


Supplemental Disclosure of
 Cash Flow Information:
 Cash paid during the year
  for:
  Interest on customer
   deposits...............  $ 3,267  $ 2,888
  Interest on FHLB
   advances...............      265      117
  Income taxes............      467      446

        The accompanying notes are an integral part of these statements.

                               FFBS BANCORP, INC.

                                 AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The statements should be read in conjunction with the summary of accounting policies and notes to financial statements included in the Company's consolidated financial statements for the year ended June 30, 1998. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules of the Securities and Exchange Commission.

NOTE B--ACCOUNTING POLICIES

     The Company adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income" as of July 1, 1998. Comprehensive income is defined as the change in equity from transactions or other events and circumstances from non-owner sources and includes net income. For the six-month period ended December 31, 1998, the Company had no transactions or events other than its net income and the unrealized gain (loss) on available-for-sale securities which resulted in comprehensive income.

     Reference is also made to the accounting policies of the Company described in the notes to the consolidated financial statements for the year ended June 30, 1998. The Company has consistently followed those policies in preparing this report.

NOTE C--PROPOSED MERGER

     On February 3, 1999, the Company executed an Agreement and Plan of Merger with NBC Capital Corporation. Consummation of the merger is dependent upon the approval of the shareholders and various regulatory agencies.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                               ----------------

                                 BY AND BETWEEN

                            NBC CAPITAL CORPORATION

                                      AND

                               FFBS BANCORP, INC.

                         DATED AS OF FEBRUARY 3rd, 1999

                               TABLE OF CONTENTS

 PARTIES...................................................................  A-5

 RECITALS..................................................................  A-5

 ARTICLE I THE PARENT MERGER: EFFECTIVE TIME...............................  A-5

    1.1  The Merger.......................................................   A-5
    1.2  Effects of Parent Merger.........................................   A-5
    1.3  Effective Time...................................................   A-6
    1.4  Basic Terms......................................................   A-6
    1.5  Exchange Procedures..............................................   A-6
    1.6  No Fractional Shares.............................................   A-7
    1.7  Pooling of Interests.............................................   A-7
    1.8  Agreement........................................................   A-7
    1.9  Subsequent Actions...............................................   A-8
    1.10 Anti-Dilution Adjustments........................................   A-8
    1.11 Treatment of Stock Options.......................................   A-8
    1.12 Reservation of Right to Revise Transaction.......................   A-8

 ARTICLE II ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING
            CORPORATION....................................................  A-9
    2.1  Articles of Incorporation........................................   A-9
    2.2  By-Laws..........................................................   A-9

 ARTICLE III THE BANK MERGER...............................................  A-9
    3.1  The Bank Merger..................................................   A-9
    3.2  Liquidation Account..............................................   A-9

 ARTICLE IV OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION............  A-9
    4.1  Directors........................................................   A-9
    4.2  Officers.........................................................  A-10

 ARTICLE V DISSENTING SHAREHOLDERS......................................... A-10

 ARTICLE VI REPRESENTATION AND WARRANTIES OF FFBS.......................... A-10
    6.1  Organization, Corporate Power and Qualification..................  A-10
    6.2  Financial Statements.............................................  A-10
    6.3  Legal Proceedings................................................  A-10
    6.4  Capitalization...................................................  A-11
    6.5  Authority; No Violation..........................................  A-11
    6.6  Consents and Approvals...........................................  A-11
    6.7  Ownership of Subsidiary..........................................  A-11
    6.8  Financial Statements and Reports.................................  A-12
    6.9  No Broker's or Finder's Fees.....................................  A-12
    6.10 Compliance with Law..............................................  A-12
    6.11 Employee Benefits................................................  A-12
    6.12 Information Furnished: Registration Statement....................  A-13
    6.13 Agreements and Instruments.......................................  A-13
    6.14 Material Contract Defaults.......................................  A-14
    6.15 Tax Matters......................................................  A-14
    6.16 Environmental Matters............................................  A-14
    6.17 Insurance........................................................  A-14
    6.18 Accounting and Tax Treatment.....................................  A-15
    6.19 Undisclosed Liabilities..........................................  A-15
    6.20 Loans............................................................  A-15
    6.21 Year 2000 Readiness..............................................  A-15

 ARTICLE VII REPRESENTATIONS AND WARRANTIES OF NBC........................ A-15
    7.1  Organization, Corporate Power and Qualification.................  A-15
    7.2  Authority; No Violation.........................................  A-15
    7.3  Consents and Approvals..........................................  A-16
    7.4  Legal Proceedings...............................................  A-16
    7.5  SEC Documents...................................................  A-16
    7.6  Capitalization..................................................  A-16
    7.7  Financial Statements and Reports................................  A-16
    7.8  No Broker's or Finder's Fees....................................  A-17
    7.9  Compliance with Law.............................................  A-17
    7.10 Employee Benefits...............................................  A-17
    7.11 Information Furnished; Registration Statement...................  A-18
    7.12 Material Contract Defaults......................................  A-18
    7.13 Tax Matters.....................................................  A-18
    7.14 Environmental Matters...........................................  A-19
    7.15 Insurance.......................................................  A-19
    7.16 Accounting and Tax Treatment....................................  A-19
    7.17 Undisclosed Liabilities.........................................  A-19
    7.18 Loans...........................................................  A-19
    7.19 Year 2000 Readiness.............................................  A-19

 ARTICLE VIII COVENANTS OF THE PARTIES.................................... A-20
    8.1  Exclusive Dealings..............................................  A-20
    8.2  Conduct of Business.............................................  A-20
    8.3  Current Information.............................................  A-21
    8.4  Access to Properties and Records; Confidentiality...............  A-21
    8.5  Interim Financial Statements....................................  A-21
    8.6  Approval of Shareholders........................................  A-21
    8.7  Cooperation.....................................................  A-22
    8.8  Unusual Events..................................................  A-22
    8.9  FFBS Employees..................................................  A-22
    8.10 Employee Benefit Plans..........................................  A-22
    8.11 Directors.......................................................  A-22
    8.12 Registration Statement and Regulatory Filings...................  A-23
    8.13 Registration of Stock Options...................................  A-23
    8.14 Pooling-of-Interests and Tax-Free Treatment.....................  A-23
    8.15 Agreements of Affiliates........................................  A-23

 ARTICLE IX CLOSING CONDITIONS............................................ A-23
    9.1  Conditions to Each Party's Obligations Under this Agreement.....  A-23
    9.2  Conditions Precedent to the Obligations of NBC..................  A-24
    9.3  Conditions Precedent to the Obligations of FFBS.................  A-25

 ARTICLE X CLOSING........................................................ A-25
    10.1 Time and Place..................................................  A-25
    10.2 Deliveries at Closing...........................................  A-25

 ARTICLE XI TERMINATION, AMENDMENT AND WAIVER............................. A-25
    11.1 Termination.....................................................  A-25
    11.2 Effect of Termination...........................................  A-26
    11.3 Amendments and Waivers..........................................  A-26


 ARTICLE XII MISCELLANEOUS................................................. A-26
    12.1  Expenses........................................................  A-26
    12.2  Indemnification.................................................  A-26
    12.3  Breach/Specific Performance.....................................  A-27
    12.4  Disclosures.....................................................  A-27
    12.5  Parties in Interest.............................................  A-27
    12.6  Survival of Representations.....................................  A-27
    12.7  Waiver..........................................................  A-27
    12.8  Counterparts....................................................  A-27
    12.9  Notices.........................................................  A-28
    12.10 Section Headings................................................  A-28
    12.11 Governing Law...................................................  A-28
    12.12 Entire Agreement................................................  A-28

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is executed this 3rd day of February, 1999, by and between NBC CAPITAL CORPORATION ("NBC" or "Surviving Corporation"), a Mississippi Corporation and FFBS BANCORP, INC. ("FFBS"), a Delaware Corporation, these companies being herein sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

     WHEREAS, the respective Boards of Directors of the Constituent Corporations deem the merger of FFBS with and into NBC with NBC surviving, as provided herein ("the Parent Merger") advisable and in the best interest of their respective corporations and shareholders; and

     WHEREAS, the Constituent Corporations are either bank or savings and loan holding companies which have subsidiary banks, NBC's subsidiary bank being National Bank of Commerce, a national banking corporation wholly owned by NBC (the "Bank"), and FFBS's bank subsidiary being First Federal Bank for Savings, Columbus, Mississippi, a federally chartered savings bank regulated by the Office of Thrift Supervision ("OTS") of the Department of the Treasury of the United States (the "Thrift"); and

     WHEREAS, it is deemed by the parties to this Agreement to be appropriate and necessary that Thrift be merged into and become a part of the Bank as a part of the merger activity to be implemented pursuant to this Agreement;

     WHEREAS, the respective Boards of Directors of NBC and FFBS have duly adopted resolutions approving this Agreement and have directed that it be submitted for required shareholder approval; and

     WHEREAS, the Constituent Corporations parties desire and intend that the Parent Merger qualify for federal income tax purposes as a tax-free reorganization under Section 368 (a) of the Internal Revenue Code of 1986, as Amended ("Code") and the regulations thereunder; and

     WHEREAS, NBC and FFBS respectively desire to have certain representations, warranties and covenants made with respect to the Parent Merger.

     NOW, THEREFORE, in order to prescribe (a) the terms and conditions of the Parent Merger, (b) the mode of carrying the same into effect, (c) the manner and basis for converting and exchanging the common shares of FFBS into the right to receive common shares of capital stock of NBC or cash to holders of FFBS who validly demand dissenter's rights pursuant to applicable provisions of law who do not vote in favor of the Parent Merger, and (d) such other provisions as are deemed necessary, these parties hereby agree as follows:

                                   ARTICLE I

                       The Parent Merger: Effective Time

     1.1 The Mergers. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), FFBS shall be merged with and into NBC and the separate corporate existence of FFBS shall then cease. NBC shall be the surviving corporation in the Parent Merger and shall continue to be governed by the laws of the State of Mississippi, and the corporate existence of NBC shall continue with the effects specified by the Mississippi Business Corporation Act ("MBCA"). Thrift will be merged into Bank as soon as regulatory approval will permit and all compliance and operating requirements are met after which Thrift shall cease to exist.

     1.2 Effects of Parent Merger. On the closing, the corporate name and existence of FFBS shall cease and all of its purposes, powers and objects, and all of its rights, assets, liabilities and obligations, shall pass to and vest in NBC as the Surviving Corporation without any conveyance or transfer, and NBC as the Surviving

Corporation shall continue to be governed by the laws of the State of Mississippi and shall also succeed to all rights, assets, liabilities and obligations of FFBS in accordance with the MBCA. Upon the closing of the Parent Merger, the separate existence and corporate organization of FFBS shall cease.

     1.3 Effective Time. The Effective Time of the Parent Merger shall be the time and date set forth in the certificate of merger issued by the Secretary of State of the State of Mississippi pursuant to the MBCA and the related certificate issued by the appropriate authorities of the State of Delaware under the requirements of the Delaware General Corporate Law (the "DGCL").

     1.4 Basic Terms. Each share of FFBS Common Stock issued and outstanding at the Effective Time shall be converted into .7702 of a share of NBC Common Stock (the "Exchange Ratio"); provided, however, that in the event the average per share closing price of NBC Common Stock ("NBC Average Price"), as quoted by the Over-the-Counter Bulletin Board, for the 20 trading day period ending one day prior to the Effective Time is below $33.50, then the Exchange Ratio will be adjusted upward such that the Exchange Ratio shall equal the quotient of $25.802 divided by the NBC Average Price, rounded to four decimal places.

     Each option for the purchase of FFBS Common Stock ("FFBS Stock Option") will be converted into an option for the purchase of NBC Common Stock as set forth in Section 1.11.

     FFBS represents that, as of the date herein, 1,575,635 shares of FFBS Common Stock and 65,966 FFBS Stock Options (with a weighted average exercise price of $10.00) are outstanding.

     Payment will be made in cash in lieu of issuance of fractional shares based on the Exchange Ratio as herein established and determined at the Effective Time.

     1.5. Exchange Procedures. (a) At or prior to the Effective Time, NBC shall deposit, or shall cause to be deposited, with SunTrust Bank, Atlanta (the "Exchange Agent"), for the benefit of the holders of certificates of FFBS Common Stock for exchange in accordance with this Article I, certificates representing the shares of NBC Common Stock and an estimated amount of cash to be paid in lieu of fractional shares to be paid pursuant to this Article I in exchange for outstanding shares of FFBS Common Stock.

     (b) Holders of record of certificates which immediately prior to the Effective Time represented outstanding shares of FFBS Common Stock (the "Certificates") shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that NBC shall deliver or cause to be delivered to such holders as promptly as practicable following the Effective Time. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to the Exchange Agent.

     (c) Subject to Section 1.6, after the Effective Time, each holder of a Certificate(s) that surrenders such Certificate(s) to the Exchange Agent, will, upon acceptance thereof by the Exchange Agent, be entitled to (x) a certificate or certificates representing the number of whole shares of NBC Common Stock into which the shares represented by the Certificate(s) so surrendered (aggregating all Certificates surrendered by such holder) shall have been converted pursuant to this Agreement and (y) a check representing the amount of any cash in lieu of fractional shares, if any, and dividends and distributions, if any, which such holder has the right to receive hereunder with respect to the Certificate(s) so surrendered, in each case after giving effect to any required withholding tax.

     (d) The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as NBC or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as the Exchange Agent may reasonably require.

     (e) All shares of NBC Common Stock issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article I) shall be deemed to have been in full satisfaction of all rights pertaining to such shares of FFBS Common Stock represented thereby. After the

Effective Time, holders of Certificates shall cease to have rights with respect to the shares previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement.

     (f) After the Effective Time, there shall be no further transfer on the records of FFBS of Certificates, and if such Certificates are presented to FFBS for transfer, they shall be canceled against delivery of the consideration provided therefor in this Agreement. NBC shall not be obligated to deliver the consideration to which any former holder of FFBS Common Stock is entitled as a result of the Parent Merger until such holder surrenders the Certificates as provided herein. Certificates surrendered for exchange by any person constituting an "affiliate" of FFBS for purposes of Rule 145 of the Securities Act, shall not be exchanged for certificates representing NBC Common Stock until NBC has received a written agreement from such person in the form attached hereto as Exhibit 1.5(f). Neither the Exchange Agent nor any party to this Agreement nor any Affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. NBC and the Exchange Agent shall be entitled to rely upon the stock transfer books of FFBS to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, NBC and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     (g) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to NBC Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 1.5. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of NBC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Effective Time theretofore payable with respect to such whole shares of NBC Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of NBC Common Stock, less the amount of any withholding taxes which may be required thereon.

     1.6. No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of NBC Common Stock shall be issued in the Parent Merger. Each holder who otherwise would have been entitled to a fraction of a share of NBC Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the closing prices per share of NBC Common Stock for the 20 trading day period immediately preceding the Closing Date as reported on the National Quotation Bureau pink sheets. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     1.7 Pooling of Interests. The combination of such stock delivered to FFBS shareholders and cash paid to satisfy dissenting shareholders and fractional shareholders, and other requirements, shall be in accordance with the requirements necessary for this transaction to be treated as a pooling of interests transaction for accounting purposes, applying generally accepted accounting principles.

     1.8 Agreement. The parties shall diligently pursue, and as expeditiously as possible, execute Articles of Merger consistent with the provisions of this Agreement and shall use this Agreement and any amendments as provided for herein as the required Plan of Merger and satisfy the filing requirements of the State of Mississippi and other applicable law and regulations. Both parties shall agree to and take such action as may be necessary to qualify this transaction as a tax-free reorganization under Section 368 of the Internal Revenue Code and the regulations thereunder. Appropriate filings shall be made with regulatory agencies as required, including the filing of an Interagency Application in the form set forth in OCC Manual of April 1998, and/or such other forms and requirements as may be directed by applicable regulatory authority.

     1.9 Subsequent Actions. If, at any time after the Effective Time, NBC shall deem that any documents or other actions are appropriate to confirm title or rights with respect to any property of FFBS in connection with this Merger, the Officers and Directors of NBC are authorized to execute and deliver such documents in the name of NBC and/or FFBS and take all such other actions considered appropriate to consummate this Agreement.

     1.10. Anti-Dilution Adjustments. In the event that prior to the Effective Time NBC shall (or shall establish a record date prior to the Effective Time for the following) declare a stock dividend or other distribution payable in NBC Common Stock or securities convertible into NBC Common Stock or a distribution otherwise previously disclosed, or effect a stock split, reclassification, combination or other change with respect to NBC Common Stock, the Exchange Rate shall be appropriately adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change, such that the shareholders of FFBS shall be entitled to same as if the Effective Time had occurred prior thereto.

     1.11. Treatment of Stock Options. (a) At the Effective Time, each outstanding option to purchase shares of FFBS Common Stock under the FFBS stock option plans (each, an "FFBS Stock Option"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such FFBS Stock Option, the number of shares of NBC Common Stock equal to (a) the number of shares of FFBS Common Stock subject to the FFBS Stock Option, multiplied by (b) the Exchange Rate (such product rounded to the nearest whole number) (a "Replacement Option"), at the exercise price per share (rounded down to the nearest whole cent) equal to (y) the per share exercise price pursuant to such FFBS Stock Option divided by (z) the Exchange Rate. For example, each FFBS Stock Option with an exercise price of $10.00 shall be converted into an option to purchase .7702 shares of NBC Common Stock with an exercise price of $12.98. Notwithstanding the foregoing, each FFBS Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to "incentive stock options," fractional shares will be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded up to the nearest cent. At or prior to the Effective Time, FFBS shall use its best efforts, including its reasonable best efforts to obtain any necessary consents from optionees, with respect to the FFBS stock option plans to permit the replacement of the outstanding FFBS Stock Options by NBC pursuant to this Section and to permit NBC to assume the FFBS stock option plans. FFBS shall further take all action necessary to amend the FFBS stock option plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, NBC shall assume the FFBS stock option plans; provided, that such assumption shall be only in respect of the Replacement Options and that NBC shall have no obligation with respect to any awards under the FFBS stock option plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed FFBS stock option plans. As used herein, Exchange Rate shall mean the Exchange Rate as it may be adjusted pursuant to Section 1.4 of this Agreement.

     (b) At all time after the Effective Time, NBC shall reserve for issuance such number of shares of NBC Common Stock as necessary so as to permit the exercise of options granted under the FFBS stock option plans in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. NBC shall file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of NBC Common Stock subject to the options to acquire NBC Common Stock issued pursuant to Section 1.11(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

     1.12 Reservation of Right to Revise Transaction. NBC may at any time change the method of effecting the acquisition of FFBS or Thrift by NBC, and FFBS shall cooperate in such efforts, if and to the extent NBC deems such change to be desirable and subject to FFBS's approval (which approval shall not be unreasonably withheld); provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of FFBS Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to FFBS's shareholders as a result of receiving the Merger Consideration, (C) adversely affect the qualification of the Parent Merger as a pooling of interests for accounting and financial reporting purposes or (D) materially delay the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE II

       Articles of Incorporation and By-Laws of the Surviving Corporation

     2.1 Articles of Incorporation. The Articles of Incorporation of NBC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, unless and until duly amended in accordance with the terms thereof and MBCA.

     2.2 By-Laws. The By-Laws of NBC, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation unless and until duly amended in accordance with the terms thereof and the MBCA.

     2.3 No amendments to the Articles or By-Laws are contemplated at the present time.

                                  ARTICLE III

                                The Bank Merger

     3.1. The Bank Merger. As may be determined by NBC to be practicable following the Effective Time, Thrift shall be merged with and into the Bank ("Bank Merger") pursuant to the terms and conditions set forth herein and in the Plan of Reorganization and Merger attached hereto as Exhibit 3.1 (the "Bank Agreement") and pursuant to 12 U.S.C. Sections 215c, 1815(d)(3) and 1828(c), the separate existence of Thrift shall thereupon cease, the Bank shall be the surviving institution in the Merger, all of the Bank's rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Bank Merger, except to the extent impacted by the assumptions of all obligations, rights, assets and liabilities of Thrift, and the Bank shall continue at the effective time of the Bank Merger to be regulated by the Office of the Comptroller of the Currency of the Department of the Treasury of the United States ("OCC").

     3.2. Liquidation Account. The liquidation account established by Thrift pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall, to the extent required by applicable law, continue to be maintained by the Bank after the Effective Time for the benefit of those persons and entities who were savings account holders of Thrift on the eligibility and supplemental eligibility record dates for such conversion and who continue from time to time to have rights therein. If required by the rules and regulations of the OTS, the Bank shall amend its charter to specifically provide for the continuation of the liquidation account previously established by Thrift.

                                   ARTICLE IV

              Officers and Directors of the Surviving Corporation

     4.1 Directors. The Directors of NBC, immediately prior to the Effective Time shall be, from and after the Effective Time, the Directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. Two presently serving directors of FFBS, shall be appointed by NBC and become directors of NBC at the Effective Time in accordance with applicable provisions of NBC By-Laws. The NBC Board of Directors agrees to nominate and support such appointees for re-election to the NBC Board at its next annual election of Directors provided such appointees are then serving on said Board in good stead.

     4.2 Officers. The Officers of NBC, immediately prior to the Effective Time shall become the Officers of the Surviving Corporation together with such present officers of FFBS who may be duly appointed as additional officers of the Surviving Corporation.

                                   ARTICLE V

                            Dissenting Shareholders

     5.1 Each FFBS shareholder who votes against the Parent Merger and demands Dissenter's Rights or rights of appraisal pursuant to Delaware General Corporate Law ("DGCL"), Section 262, ("Dissenting Shareholder") and who shall not withdraw or lose such rights of appraisal shall not have such shares exchanged for NBC Common Stock as provided for hereinabove, but shall be treated as a Dissenting Shareholder.

     5.2 Each Dissenting Shareholder shall be entitled only to those rights granted by DGCL Section 262 or other applicable law. FFBS shall give NBC prompt written notice upon receipt by FFBS of any written demands for Dissenter's Rights, and withdrawal of demands for Dissenter's Rights. FFBS shall not, except with prior written consent of NBC, make any payment with respect to, or settle or offer to settle, any such demands. Each Dissenting Shareholder who becomes entitled to payment for FFBS Dissenting Shares, shall receive payment of the estimated fair value of each share of FFBS Common Stock from NBC and such shares of FFBS Common Stock shall be canceled.

     5.3 If any FFBS shareholder who demands Dissenter's Rights shall effectively withdraw or lose such Dissenter's Right, each such FFBS share shall be converted to shares of NBC at the conversion rate set out in Section 1.4 hereof.

                                   ARTICLE VI

                     Representation and Warranties of FFBS

     FFBS hereby makes the following representations and warranties to NBC except as previously disclosed or set forth in a schedule hereto:

     6.1 Organization, Corporate Power and Qualification. FFBS and its subsidiary are validly existing and in good standing with all applicable authorities and are duly qualified to do business as a foreign corporation in each jurisdiction in which such corporation conducts business and in which qualification is necessary under applicable law, except to the extent that any failure to do so would not, in the aggregate, have a material adverse effect on the business, financial condition or result of operations of FFBS and its subsidiary taken as a whole. FFBS has the requisite power and authority to enter into and carry out the transactions contemplated by this Agreement, subject to obtaining shareholder and regulatory approval as provided herein.

     6.2 Financial Statements. At the request of NBC, FFBS has previously delivered to NBC copies of the consolidated balance sheet of FFBS as of June 30, 1998, and each year for the previous two fiscal years, and the related consolidated statements of income, changes in shareholders equity, and changes in financial position, for the periods then ended, in each case accompanied by the audit report of T. E. Lott & Company, independent certified public accountants. These financial documents fairly represent the consolidated financial position of FFBS and its subsidiary as of the date thereof, and fairly present the results of the consolidated operations and changes in shareholder equity and the consolidated financial position of FFBS and its subsidiary for the respective fiscal periods or as of the respective dates therein set forth. Each of the financial statements above is true and correct in all material respects, and has been prepared in accordance with GAAP applied on a basis consistent with other periods, except as otherwise noted.

     6.3 Legal Proceedings. Except as set forth in Schedule 6.3 to this
Agreement: (i) neither FFBS nor its subsidiary is a party to any, and there are no pending or, to the best of FFBS's knowledge, threatened material legal, administrative, arbitration or other proceedings, claims or actions or governmental investigations of any nature challenging the validity or propriety of the transaction contemplated in this Agreement, and to the best of FFBS's knowledge, there is no reasonable basis for any such objection; and (ii) neither FFBS, nor its subsidiary is a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect their business, operations, properties, assets or financial condition or their ability to acquire any property or conduct business in any area in which they presently do business.

     6.4 Capitalization. The authorized capital stock of FFBS consists of 2,000,000 shares of common stock and 500,000 shares of preferred stock (none of which are issued and outstanding). At the close of business on August 31, 1998, there were 1,575,635 shares of such stock issued and outstanding (excluding 100 shares of treasury stock issued but not outstanding) and there were outstanding FFBS director and incentive stock options for individuals to acquire 65,966 additional shares of FFBS common stock. There are existing Recognition and Retention Plans with stock rights calling for the issuance of 10,580 shares of FFBS common stock which number is included in the 1,575,635 shares shown above to be outstanding. All issued and outstanding shares of FFBS common stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights with no personal liability attached to the ownership thereof. Except as set forth in Schedule 6.4 hereto, FFBS has not issued any shares of FFBS stock in excess of the shares set forth above, and does not have and is not bound by any outstanding subscription, option, warrant, cause, commitment or other agreements of any character calling for the purchase or issuance of any shares of FFBS stock or any security representing the right to purchase or otherwise receive any FFBS stock except as set forth in this paragraph.

     6.5 Authority; No Violation.

     (a) FFBS has full corporate power and authority to execute and deliver this Agreement, and subject to obtaining approval of its shareholders as provided herein, to consummate the transactions contemplated hereby. These actions have been duly and validly approved by the Board of Directors of FFBS. The Board has directed that this Agreement and the transaction contemplated hereby be submitted to the FFBS shareholders for approval at a meeting to be duly convened, and, except for such shareholder approval, no other corporate proceedings on the part of FFBS are necessary to consummate the transaction so contemplated.

     (b) Neither the execution and delivery of this Agreement by FFBS nor the consummation by FFBS of the transaction contemplated hereby, nor compliance by FFBS with any provision hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of FFBS or (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FFBS of its subsidiary or affecting their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any such asset of FFBS or its subsidiary, except to the extent that such collectively are not material and adverse.

     6.6 Consent and Approvals. Except as set forth in Schedule 6.6 hereto, to the best of the knowledge of the FFBS officers and board, no permit, consent, approval or authorization of, or declaration, filing or registration with, any public body or authority, or to the knowledge of FFBS is necessary in connection with this Agreement, its consummation, the transfer of FFBS assets to NBC and the conduct by NBC of all business now conducted by FFBS and its subsidiary.

     6.7 Ownership of Subsidiary. All the outstanding shares of the capital stock or other ownership interests in Thrift are validly issued, fully paid, nonassessable and owned beneficially and of record by FFBS or Thrift free and clear of any Encumbrance. There are no outstanding rights to purchase or acquire any capital stock of any FFBS subsidiary and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind to which any of FFBS or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of Thrift. Except as disclosed in Schedule 6.7 hereto, neither FFBS nor Thrift owns any of the capital stock or other equity securities (including any rights with respect to such securities) of or profit participation in any person or "company" (as defined in Section 10(a)(1)(C) of the HOLA) other than the Federal Home Loan Bank of Dallas and Thrift.

     6.8 Financial Statements and Reports. For the past three years, FFBS and the Thrift have timely filed all regulatory documents required to be filed by them, except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on FFBS; and all such documents, as finally amended, complied in all material respects with applicable requirements of applicable law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (i) are in accordance with FFBS's books and records and those of Thrift, which books and records are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable law, and (ii) present fairly the consolidated financial position and the consolidated results of operations and cash flows of FFBS as of the dates and for the periods indicated in accordance with GAAP consistently applied during the periods involved (except for the omission of notes to unaudited statements, year-end adjustments to interim results normal in nature and amount and changes in GAAP and except where regulatory reporting requirements provide otherwise). The audited consolidated financial statements of FFBS as of June 30, 1998 and for the two years then ended last filed by FFBS as part of a publicly available regulatory document disclose all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of FFBS and Thrift required to be reflected in such financial statements according to GAAP, other than liabilities which are not, in the aggregate, material to FFBS and Thrift, taken as a whole, and contain in the opinion of management, adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses in accordance with GAAP, if any, as of such date. Except for
(i) those liabilities that are fully reflected or reserved against on FFBS's audited consolidated balance sheet last filed by FFBS as part of a publicly available regulatory document and (ii) liabilities incurred in the ordinary course of business since the date of such audited consolidated balance sheet and which would not have, individually or in the aggregate, a material adverse effect on FFBS, FFBS has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet.

     6.9 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf or under authority of FFBS or Thrift is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Parent Merger or any other transaction contemplated hereby, except FFBS has engaged Trident Financial Corporation, an investment banking firm, to provide financial advisory services.

     6.10 Compliance with Law. FFBS and Thrift have been in compliance in all respects with all applicable laws, except where such non-compliance would not have, in the aggregate, a material adverse effect on FFBS, and neither FFBS nor Thrift has received notice from any governmental authority of any material violation of, and does not know of any material violations of, any applicable law.

     6.11 Employee Benefits. (a) Except as disclosed on Schedule 6.11 hereto, neither FFBS nor Thrift maintains, contributes to or sponsors any funded deferred compensation plans (including profit sharing, pension, savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of ERISA ("FFBS Employee Benefit Plans") (true and correct copies of which have been delivered to NBC). Except as disclosed on Schedule 6.11 hereto, neither FFBS nor Thrift (i) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof, or (ii) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements").

     (b) Except as previously disclosed, all FFBS Employee Benefit Plans and Benefit Arrangements were in effect for substantially all of calendar year 1998 and, there has been no material amendment thereof (other than amendments required to comply with applicable law) and, except as disclosed in publicly available regulatory documents filed by FFBS prior to the date of this Agreement, there will be no material increase in the cost thereof or benefits payable thereunder on or after January 1, 1999.

     (c) To the knowledge of FFBS, with respect to all FFBS Employee Benefit Plans and Benefit Arrangements, FFBS and Thrift are in substantial compliance with the requirements prescribed by any and all Applicable Laws currently in effect, including but not limited to ERISA and the Code, applicable to such FFBS Employee Benefit Plans or Benefit Arrangements. None of the FFBS Employee Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equals or exceeds the accrued liabilities of such plan. To the best knowledge of FFBS and Thrift, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the FFBS Employee Benefit Plans which could subject FFBS or Thrift to the penalty or Tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. No FFBS Employee Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any FFBS Employee Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event, within the meaning of Section 4043(c) of said Subtitle C for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any FFBS Employee Benefit Plan. Neither FFBS nor Thrift has engaged in any transaction described in Section 4069 of ERISA within the last five years. Neither FFBS nor Thrift has failed to make any contribution or pay any amount due and owing as required by the terms of any FFBS Employee Benefit Plan or Benefit Arrangement. Neither FFBS nor Thrift has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. To the knowledge of FFBS, the FFBS Employee Benefit Plans intended to be qualified under Section 401(a) of the Code are so qualified, and FFBS is not aware of any fact which would adversely affect the qualified status of such plans.

     6.12 Information Furnished: Registration Statement. (a) To the best knowledge of FFBS, no statement contained in any schedule, certificate or other document furnished or to be furnished in writing by or on behalf of FFBS or any of its affiliates to NBC pursuant to this Agreement (whether prior to or subsequent to the date of this Agreement) contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) None of the information provided by FFBS or Thrift for inclusion in the registration statement on Form S-4 to be filed with the SEC by NBC under the Securities Act of 1933, as amended ("Securities Act") relating to shares of NBC Common Stock to be issued in the Parent Merger, including the prospectus (the "Prospectus") relating to such issuance and the joint proxy statement and forms of proxy relating to the vote of NBC shareholders and FFBS shareholders with respect to the Parent Merger (as amended, supplemented or modified, the "Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, the "Registration Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     6.13 Agreements and Instruments. Except as previously disclosed, neither FFBS nor Thrift is a party to (a) any material contract, (b) any contract relating to the borrowing of money by FFBS or Thrift or the guarantee by FFBS or Thrift of any such obligation (other than Federal Home Loan Bank advances),
(c) any contract to make loans or for the provision, purchase or sale of goods, services or property between FFBS or Thrift and any director or officer of FFBS or Thrift, or any member of the immediate family or affiliate of any of the foregoing (other than loans or deposits made on an arm's-length basis in the ordinary course of business), (d) any contract with or concerning any labor or employee organization, (e) any contract between FFBS or Thrift and any affiliate thereof (other than contracts solely between FFBS and Thrift, (f) any agreements, directives, orders, or similar arrangements between or involving FFBS or Thrift and any governmental authority, (g) any contract with respect to the employment, retention or severance of any directors, officers, employees or consultants, (h) any contract which materially restricts the conduct of any line of business by FFBS or any current or future affiliates thereof or (i) any contract pursuant to which FFBS or is or may become obligated to invest in or contribute capital to Thrift.

     6.14 Material Contract Defaults. Neither FFBS nor Thrift nor, to the knowledge of FFBS and Thrift, the other party thereto is in default in any respect under any contract to which any of FFBS or Thrift is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, other than any such default or defaults which would not have, in the aggregate, a material adverse effect on FFBS, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. All material contracts to which FFBS or Thrift is a party are valid, binding and in full force and effect.

     6.15 Tax Matters. (a) FFBS, Thrift and any affiliated group (within the meaning of Section 1504(a) of the Code) of which FFBS or Thrift is a member have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; such tax returns are true, correct and complete in all material respects; the current status of audits of such tax returns by the IRS and other applicable agencies has been previously disclosed; and there is no agreement by FFBS or Thrift for the waiver or extension of time for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of FFBS and Thrift, threatening to assert any deficiency or claim for additional taxes, nor to the knowledge of FFBS or Thrift is there any basis for any such assertion or claim. FFBS and Thrift has complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. FFBS and FFBS subsidiary have complied with all applicable state law sales and use tax collection and reporting requirements.

     (b) Adequate provision for any federal, state or local taxes due or to become due for FFBS or Thrift for any period or periods through and including September 30, 1998, has been made and is reflected on the September 30, 1998, consolidated financial statements last filed by FFBS as part of a publicly available regulatory document and has been or will be made with respect to periods ending after September 30, 1998.

     6.16 Environmental Matters. To the knowledge of FFBS, neither FFBS nor Thrift owns or leases any properties affected by toxic waste. Neither FFBS nor Thrift has knowledge of, nor has FFBS or Thrift received written notice from any governmental authority of, any conditions, activities, practices or incidents which are reasonably likely to interfere with or prevent compliance or continued compliance by FFBS or Thrift with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability on the part of FFBS or Thrift, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or of FFBS or Thrift, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to the best knowledge of FFBS and Thrift, threatened against FFBS or Thrift relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder. To the knowledge of FFBS and Thrift, neither FFBS nor Thrift has made or participated in any loan to any Person who is subject to any civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder and relating to the property secured by such loan.

     6.17 Insurance. FFBS and Thrift have in effect insurance coverage with reputable insurers which, in respect of amounts, types and risks insured, is reasonably adequate for the business in which FFBS and Thrift are engaged. A schedule of all insurance policies in effect as to FFBS and Thrift (the "Insurance Policies") has been previously disclosed (other than policies pertaining to secured loans made in the ordinary course of business). All insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Effective Date shall have been paid on or before the Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in FFBS's financial statements last filed by FFBS as part of a publicly available regulatory document). The Insurance Policies are valid, outstanding and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. To the knowledge of FFBS, neither FFBS nor Thrift has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years.

     6.18 Accounting and Tax Treatment. Neither FFBS nor any of its affiliates has taken or agreed to take any action that or has failed to take any action the result of which would (but without giving effect to any actions taken or agreed to be taken by NBC or any of its Affiliates) (i) prevent NBC from accounting for the Parent Merger as a pooling of interests for accounting and financial reporting purposes or (ii) prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

     6.19 Undisclosed Liabilities. Except as set forth in Schedule 6.19, neither FFBS nor Thrift has any material liabilities other than those liabilities disclosed on or provided for in the balance sheet as of June 30, 1998, and liabilities incurred since such date in the ordinary course of business consistent with past practices.

     6.20 Loans. All of the loans on the books of FFBS and Thrift are valid and properly documented and were made in the ordinary course of business.

     6.21 Year 2000 Readiness. FFBS and the FFBS subsidiary have taken all reasonable steps necessary to address the computer software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by them to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in the Schedule 6.21, FFBS does not expect the future cost of addressing such issues to be material.

                                  ARTICLE VII

                     Representations and Warranties of NBC

     NBC represents and warrants to FFBS as follows:

     7.1 Organization, Corporate Power and Qualification. NBC and its subsidiaries are validly existing and in good standing with all applicable authorities and are duly qualified to do business in each jurisdiction in which such corporation and its subsidiaries conduct business. NBC has the corporate power and authority and has received all appropriate regulatory authorizations to own or lease all of its properties and to carry on its businesses as they are now being conducted.

     7.2 Authority; No Violation. (a) NBC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby upon valid approval of its shareholders and receipt of regulatory approvals. The Board of Directors of NBC has duly and validly approved and adopted this Agreement and approved the transaction contemplated hereby, and has authorized execution and delivery of this Agreement, which (subject to appropriate shareholder approval) constitutes a valid and binding obligation of NBC, enforceable in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by NBC nor the consummation by NBC of the transaction contemplated hereby, nor compliance by NBC with any provision hereof, will (i) violate any provision of the Articles of Incorporation or By-Laws of NBC or (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NBC or any of its subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of NBC, or any of its subsidiaries except to the extent that such collectively are not material and adverse.

     7.3 Consents and Approvals. Consents, approvals, filings, or registrations with the following governmental entities or third parties are necessary in connection with the consummation of the Merger contemplated hereby:

       (a) the filing by NBC of an Application with the Board of Governors of the Federal Reserve under The Bank Holding Company Act and approval or such application, or the obtaining of an appropriate waiver thereof.

       (b) the filing with the Securities and Exchange Commission ("SEC") of the Proxy Statement/Prospectus in definitive form relating to the meeting of FFBS shareholders to be held in connection with this Agreement and the transaction contemplated hereby, together with registration statements on SEC Form S-4 and other required SEC compliance.

       (c) the filing of the Articles of Merger with the Secretary of State of the State of Mississippi under the MBCA and the Certificate of Merger with the Secretary of State of Delaware.

       (d) such filings and approvals as are required under the Securities or "Blue Sky" laws of various states in connection with the issuance of shares of NBC common stock pursuant to this Agreement, and

       (e) such other filings, approvals, or consents as may be required by applicable federal and state law and regulations promulgated thereunder; including appropriate filings with the OCC and the OTS.

     7.4 Legal Proceedings. Except as set forth in Schedule 7.4 to this
Agreement: (i) neither NBC or any subsidiary is a party to any, and there are no pending or, to the best of NBC's knowledge, threatened material legal, administrative, arbitration or other proceedings, claims or actions or governmental investigations of any nature challenging the validity or propriety of the transaction contemplated in this Agreement, and to the best of NBC's knowledge, there is no reasonable basis for any such objection; and (ii) neither NBC, nor any subsidiary is a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect their business, operations, properties, assets or financial condition or their ability to acquire any property or conduct business in any area in which they presently do business.

     7.5 SEC Documents. NBC will make available to FFBS a true and complete copy of each report, schedule, registration statement, and proxy statement and amendment filed by NBC with the SEC since December 31, 1994. These constitute all such documents that NBC was required to file with the SEC and they complied in all material respects with the requirements of all applicable law and regulations. They were prepared in accordance with GAAP, were true, complete and correct and they fairly present the financial position of NBC and its subsidiaries as of their respective dates.

     7.6 Capitalization. The authorized capital stock of NBC consists of 10,000,000 shares of common stock. At the close of business on January 28, 1998, there were 5,664,736 shares of such stock issued and outstanding. All issued and outstanding shares of NBC common stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights with no personal liability attached to the ownership thereof. NBC has not issued any shares of NBC stock in excess of the shares set forth above, and does not have and is not bound by any outstanding subscription, option, warrant, cause, commitment or other agreements of any character calling for the purchase or issuance of any shares of NBC stock or any security representing the right to purchase or otherwise receive any NBC stock except as set forth in this paragraph.

     7.7 Financial Statements and Reports. For the past three years, NBC and the NBC subsidiaries have timely filed all regulatory documents required to be filed by them, except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on NBC; and all such documents, as finally amended, complied in all material respects with applicable requirements of applicable law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (i) are in accordance with NBC's books and records and those of the NBC subsidiaries, which books and records are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable law, and (ii) present fairly the consolidated financial position and the consolidated results of operations and cash flows of NBC as of the dates and for the periods indicated in accordance with GAAP consistently applied during the periods involved (except for the omission of notes to unaudited statements, year-end adjustments to interim results normal in nature and amount and changes in GAAP and except where regulatory reporting requirements provide otherwise). The audited consolidated financial statements of NBC as of December 31, 1997, and for the two years then ended last filed by NBC as part of a publicly available regulatory document disclose all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of NBC and the NBC subsidiaries required to be reflected in such financial statements according to GAAP, other than liabilities which are not, in the aggregate, material to NBC and the NBC subsidiaries, taken as a whole, and contain in the opinion of management, adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses in accordance with GAAP, if any, as of such date. Except for (i) those liabilities that are fully reflected or reserved against on NBC's audited consolidated balance sheet last filed by NBC as part of a publicly available regulatory document and (ii) liabilities incurred in the ordinary course of business since the date of such audited consolidated balance sheet and which would not have, individually or in the aggregate, a material adverse effect on NBC, NBC has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet.

     7.8 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf or under authority of NBC or the NBC subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Parent Merger or any other transaction contemplated hereby.

     7.9 Compliance with Law. NBC and the NBC subsidiaries have been in compliance in all respects with all applicable laws, except where such non-compliance would not have, in the aggregate, a material adverse effect on NBC, and neither NBC nor any NBC subsidiary has received notice from any governmental authority of any material violation of, and does not know of any material violations of, any applicable law.

     7.10 Employee Benefits. To the knowledge of NBC, with respect to all NBC Employee Benefit Plans and NBC Benefit Arrangements, NBC and the NBC subsidiaries are in substantial compliance with the requirements prescribed by any and all Applicable Laws currently in effect, including but not limited to ERISA and the Code, applicable to such NBC Employee Benefit Plans or NBC Benefit Arrangements. None of the NBC Employee Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equals or exceeds the accrued liabilities of such plan. To the best knowledge of NBC and Bank, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the NBC Employee Benefit Plans which could subject NBC or the NBC subsidiaries to the penalty or Tax imposed under Section 502(i) of ERISA or
Section 4975 of the Code. No NBC Employee Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any NBC Employee Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event, within the meaning of Section 4043(c) of said Subtitle C for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any NBC Employee Benefit Plan. No NBC Employee Benefit Plan or NBC Benefit Arrangement is a "multi-employer plan" within the meaning of
Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. Neither NBC nor any

NBC subsidiary has engaged in any transaction described in Section 4069 of ERISA within the last five years. Neither NBC nor any NBC subsidiary has failed to make any contribution or pay any amount due and owing as required by the terms of any NBC Employee Benefit Plan or NBC Benefit Arrangement. Neither NBC nor any NBC subsidiary has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. To the knowledge of NBC, the NBC Employee Benefit Plans intended to be qualified under
Section 401(a) of the Code are so qualified, and FFBS is not aware of any fact which would adversely affect the qualified status of such plans.

     7.11 Information Furnished; Registration Statement. (a) To the best knowledge of NBC, no statement contained in any schedule, certificate or other document furnished or to be furnished in writing by or on behalf of NBC or any of its affiliates to FFBS pursuant to this Agreement (whether prior to or subsequent to the date of this Agreement) contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) None of the information provided by NBC or any NBC subsidiary for inclusion in the registration statement on Form S-4 to be filed with the SEC by NBC under the Securities Act of 1933, as amended ("Securities Act") relating to shares of NBC Common Stock to be issued in the Parent Merger, including the prospectus (the "Prospectus") relating to such issuance and the joint proxy statement and forms of proxy relating to the vote of NBC shareholders with respect to the Parent Merger (as amended, supplemented or modified, the "Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, the "Registration Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     7.12 Material Contract Defaults. Neither NBC nor any NBC subsidiary nor, to the knowledge of NBC and Bank, the other party thereto is in default in any respect under any contract to which any of NBC or any NBC subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, other than any such default or defaults which would not have, in the aggregate, a material adverse effect on NBC, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. All material contracts to which NBC and the NBC subsidiaries are parties are valid, binding and in full force and effect.

     7.13 Tax Matters. (a) NBC, the NBC subsidiaries and any affiliated group (within the meaning of Section 1504(a) of the Code) of which NBC or any NBC subsidiary is a member have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; such tax returns are true, correct and complete in all material respects; the current status of audits of such tax returns by the IRS and other applicable agencies has been previously disclosed; and there is no agreement by NBC or the NBC subsidiaries for the waiver or extension of time for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of NBC and Bank, threatening to assert any deficiency or claim for additional taxes, nor to the knowledge of NBC or Bank is there any basis for any such assertion or claim. NBC and the NBC subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. NBC and NBC subsidiaries have complied with all applicable state law sales and use tax collection and reporting requirements.

     (b) Adequate provision for any federal, state or local taxes due or to become due for NBC or the NBC subsidiaries for any period or periods through and including December 31, 1997, has been made and is reflected on the December 31, 1997, consolidated financial statements last filed by NBC as part of a publicly available regulatory document and has been or will be made with respect to periods ending after December 31, 1997.

     7.14 Environmental Matters. To the knowledge of NBC, neither NBC nor any NBC subsidiary owns or leases any properties affected by toxic waste. Neither NBC nor any NBC subsidiary has knowledge of, nor has NBC or any NBC subsidiary received written notice from any governmental authority of, any conditions, activities, practices or incidents which are reasonably likely to interfere with or prevent compliance or continued compliance by NBC or any NBC subsidiary with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability on the part of NBC or any NBC subsidiary, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or of NBC or any NBC subsidiary, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to the best knowledge of NBC and Bank, threatened against NBC or any NBC subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder. To the knowledge of NBC and Bank, neither NBC nor any NBC subsidiary has made or participated in any loan to any person who is subject to any civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder and relating to the property secured by such loan.

     7.15 Insurance. NBC and the NBC subsidiaries have in effect insurance coverage with reputable insurers which, in respect of amounts, types and risks insured, is reasonably adequate for the business in which NBC and the NBC subsidiaries are engaged. A schedule of all insurance policies in effect as to NBC and the NBC subsidiaries (the "Insurance Policies") has been previously disclosed (other than policies pertaining to secured loans made in the ordinary course of business). All insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Effective Date shall have been paid on or before the Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in NBC's financial statements last filed by NBC as part of a publicly available regulatory document). The Insurance Policies are valid, outstanding and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. To the knowledge of NBC, neither NBC nor the NBC subsidiaries have been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years.

     7.16 Accounting and Tax Treatment. Neither NBC nor any of its affiliates has taken or agreed to take any action that or has failed to take any action the result of which would (i) prevent NBC from accounting for the Parent Merger as a pooling of interests for accounting and financial reporting purposes or
(ii) prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

     7.17 Undisclosed Liabilities. Neither NBC nor the NBC subsidiaries have any material liabilities other than those liabilities disclosed on or provided for in the balance sheet as of June 30, 1998, and liabilities incurred since such date in the ordinary course of business consistent with past practices.

     7.18 Loans. All of the loans on the books of NBC and the NBC subsidiaries are valid and properly documented and were made in the ordinary course of business.

     7.19 Year 2000 Readiness. NBC and the NBC subsidiaries have instituted and are conducting a program to assess and correct Year 2000 issues and, to the best of knowledge of NBC and NBC subsidiaries, NBC and NBC subsidiaries have met all targeted goals to be substantially Year 2000 compliant.

                                  ARTICLE VIII

                            Covenants of the Parties

     8.1 Exclusive Dealings. FFBS shall not authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate, facilitate or encourage any inquiries relating to, or the making of any proposal which constitutes a tender or exchange offer, proposal for merger, consolidation or any other business combination involving FFBS or any of its subsidiaries, or any proposal or offer to inquire in any manner a substantial equity interest in, or a substantial portion of the assets of FFBS other than the transaction contemplated or permitted by this Agreement, or participate in any discussions or negotiations, or provide third parties with any non-public information, relating to any inquiry or proposal or otherwise facilitate any effort or attempt to make a takeover proposal, unless FFBS is advised by legal counsel that such communication is required under applicable law or that the failure to do so would cause the members of the Board of Directors to be in breach of their fiduciary duties under applicable laws. FFBS will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than NBC with respect to any of the foregoing.

     8.2 Conduct of Business. During the period from the date of this Agreement to the Effective Time, FFBS, and its subsidiary, will conduct their business and engage in transactions only in the ordinary course and consistent with prudent banking practices. FFBS and its subsidiary will operate their business in substantially the same manner as before this Agreement, and will maintain and keep their property in good repair and properly insured. FFBS will not, without the prior express consent of NBC (which will not be unreasonably withheld):

       (a) Pay any dividends prior to the Effective Time other than regular anticipated semi-annual dividends of 30 cents per share to its shareholders payable in January 1999 and July 1999;

       (b) Except as set forth in Schedule 8.2(b), lend an amount exceeding $200,000.00 to an individual or entity or lend an amount, which when aggregated with other loans to the same individual or entity or related interests, would exceed $300,000.00;

       (c) Hire new, additional or replacement employees;

       (d) Grant promotions to current employees except for planned promotions as set forth on Schedule 8.2(d) to this Agreement;

       (e) Except as set forth in Schedule 8.2(e), make, incur, or agree to incur, any single capital expenditure which alone exceeds $10,000.00 or enter into any lease agreement with total rental payments exceeding $10,000.00;

       (f) Pay, or agree to pay, any bonus to any employee, officer or director, other than payments of scheduled bonuses as set forth in Schedule 8.2(f) to this Agreement;

       (g) Grant any raise or salary increase to any employee, officer, or director except anticipated raises as set forth in Schedule 8.2(g) to this Agreement;

       (h) Enter into any contracts, contract renewals or extensions except such contracts which will not obligate FFBS to pay more than $5,000.00;

       (i) Purchase, lease or sell any assets outside the normal course of business unless such anticipated transactions are set forth in Schedule 8.2(i) to this Agreement;

       (j) Purchase or sell investment securities;

       (k) Issue any additional capital stock or declare any stock dividend or stock split;

       (l) Establish any employee benefits in addition to those in effect on the date of this Agreement, as disclosed heretofore to NBC; and

       (m) Grant additional options to purchase shares of FFBS Common Stock other than as may be issued pursuant to the Stock Option Agreement between NBC and FFBS of even date herewith.

     8.3 Current Information. During the period from the date of this Agreement to the Effective Time, FFBS will cause designated representatives to confer on a regular and frequent basis with representatives of NBC to report the general status of its ongoing operations. FFBS will promptly notify NBC of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings or any indication that such may be contemplated, or the institution or threat of litigation, and will keep NBC fully informed with respect to all such events.

     8.4 Access to Properties and Records; Confidentiality. (a) For purposes of allowing NBC and its counsel to prepare regulatory submissions, FFBS shall permit NBC reasonable access to its property, and shall disclose and make available to NBC all documents relating to the assets, stock ownership, operations, obligations and liabilities of FFBS and its subsidiary including all books of accounts, ledgers, tax records, minutes, corporate documents, contracts, regulatory filings, litigation files, compensation plans and any other materials pertaining to matters in which NBC may have a reasonable interest in light of the proposed Parent Merger. No disclosure will be required which would violate any law, legal ruling or attorney-client privilege, nor will disclosure be required of any materials prepared by Trident Financial Corporation and/or Trident Securities for FFBS in connection with negotiations which were consummated by this Agreement, nor with respect to such materials or communications prepared for or received from third parties concerning a possible merger acquisition or affiliation with FFBS, nor with respect to references in FFBS minutes to such possible transactions;

     (b) NBC shall afford to FFBS and its authorized agents and representatives reasonable access, upon reasonable notice to an executive officer of NBC and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of relevance, in the reasonable judgment of NBC, to the transactions contemplated hereby. NBC shall cause its personnel, attorneys and accountants to provide assistance to FFBS in FFBS's investigation of matters relating to the Parent Merger, including allowing FFBS and its authorized agents and representatives access to its operating sites and facilities; provided, however, that FFBS's investigation shall be conducted in a manner which does not unreasonably interfere with NBC's normal operations, customers, and employee relations; provided further, however, that, in providing the foregoing access, NBC shall not be required to jeopardize its attorney-client privilege (NBC hereby agreeing to use all reasonable efforts to make appropriate alternative disclosure arrangements in such circumstances).

     (c) All information furnished by a party to another pursuant hereto shall be treated as the sole property of the party furnishing such information until consummation of the proposed Parent Merger and, if such Parent Merger shall not occur, the party receiving such information shall return all materials relating to such information, and shall use its best efforts to keep all such information confidential, and shall not directly or indirectly use such information for any competitive or commercial purpose. The obligation to keep such information confidential shall continue if this Parent Merger is abandoned and shall apply only to such information not available to the party from any other source; nor shall it apply to information which must be disclosed in accordance with a valid court order.

     8.5 Interim Financial Statements. When interim quarterly financial statements are completed by each party, each party will deliver to the other a copy of such interim financial statements.

     8.6 Approval of Shareholders. The respective Boards of Directors of FFBS and NBC will take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving and adopting this Agreement and the transaction contemplated hereby and for such other purposes as may be needed. The Boards of Directors of FFBS and NBC will recommend approval of all such actions to their respective shareholders, cooperate fully in securing regulatory approval and consummating the Parent Merger and use their best efforts to obtain all necessary approvals of this transaction; provided, that the Board of Directors of FFBS may withdraw or refuse to make such recommendation only if the Board of Directors shall determine in good faith that such recommendation should not be made in view of its fiduciary duty to FFBS's shareholders following (i) the consideration of advice of legal counsel that making such recommendation or the failure to withdraw or modify such recommendation would, more likely than not, constitute a breach of the fiduciary duties of such Board to shareholders of FFBS, or (ii) the withdrawal by FFBS's financial advisor of its opinion referred to in Section 9.3(e) or the delivery to the FFBS Board of Directors of advice from its financial advisor that the Merger Consideration is not fair or is inadequate to the shareholders of FFBS from a financial point of view.

     8.7 Cooperation. These parties shall cooperate in joint efforts to obtain unconditional regulatory approval of the Parent Merger, and the obligation of each party to consummate the Parent Merger is contingent upon the receipt of all regulatory and U. S. Department of Justice approvals without conditions which are unacceptable to either party. FFBS shall use its best efforts to cause its officers, directors and employees to support the actions and objectives contemplated by this Agreement.

     8.8 Unusual Events. Until the Effective Time, FFBS and NBC shall supplement or amend all relevant schedules with respect to any matter arising or discovered, which if existing or known at this date would have been required to be disclosed; provided, however, that subsequent disclosure shall not necessarily be deemed to have cured any misrepresentation or breach by concealment thereof.

     8.9 FFBS Employees. All FFBS employees will continue to serve at the discretion of NBC. The FFBS employees set forth in Schedule 8.9 will be offered a "pay to stay" benefit of 25% of their current annual base salary to continue to serve from the date of this Agreement through the actual consolidation of operating and accounting systems of Thrift and Bank, to be paid in a lump sum immediately following successful consolidation of the two systems or December 31, 1999, whichever occurs first. NBC will pay severance benefits of one week's base pay for each year or fraction thereof of service for a minimum of four weeks pay and up to a total of eight weeks pay for each non-officer employee and up to twelve weeks pay for each officer in the event of termination within twelve months of closing, except terminations for cause. NBC recognizes FFBS Employment Agreements dated April 14, 1994, with officers listed on Schedule
8.9 with three year terms which have been renewed annually and now extend through April 2001. These will not be further extended and will terminate in April 2001, unless a covered officer waives rights, claims or payments due under such agreements or enters into a replacement agreement with NBC, whether prior to or subsequent to the execution of this Agreement. Until such time each such covered officer will be entitled to the protection of the Section 5 provisions thereof, and any change in control payments required by such agreements, as set forth in Schedule 8.9, will be made by NBC as required.

     8.10 Employee Benefit Plans. The FFBS ESOP will be terminated on or before closing, in which case the loan will be paid in full and the shares will be fully allocated among FFBS participants. FFBS plans other than the ESOP will be discontinued and the participants enrolled in NBC plans as permitted by ERISA. The FFBS employees will be offered dental and health insurance now available to NBC employees on the same terms and conditions as then available to NBC employees. Accrued vacation (not exceeding three weeks)and sick leave (not exceeding 90 days) for FFBS employees will be transferred and honored by NBC, but any such accrued vacation time must be used entirely by the end of the calendar year in which the merger is consummated. On or before the Effective Time, FFBS and E. Frank Griffin, III shall enter into a supplemental executive retirement plan providing benefits as set forth in Schedule 8.10. The present FFBS pension plan shall be terminated, and such plan benefits may be amended provided that the amendments shall not increase any plan funding requirements in excess of plan assets, net of termination expenses, determined on a termination basis, and FFBS employees shall participate in the NBC pension plan to the same extent as similarly situated NBC employees. Upon entry into the NBC plans, FFBS employees shall be credited with the number of years of service as credited under the FFBS plans for vesting, and such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition or limitations as permitted by the respective NBC plans or providers. Funding for FFBS employees will commence upon entry into NBC plans with no funding for prior participation.

     8.11 Directors. Two present directors of FFBS shall become directors of NBC in accordance with Section 4.1 of this Agreement.

     8.12 Registration Statement and Regulatory Filings. (a) NBC shall file with the SEC as soon as reasonably practical after the execution of this Agreement, a Registration Statement complying with all SEC and other regulatory requirements and will amend and supplement the same as may be required or appropriate. The Proxy Statement/Prospectus (to be delivered to shareholders of each party) in connection therewith must be reasonably acceptable to FFBS and will be used in connection with the meetings of the shareholders of FFBS and NBC. NBC will also prepare and file all documents appropriate to comply with securities laws of the State of Mississippi and the State of Delaware and other applicable laws and regulations. In advance of the filing of such Registration Statement and other documents, NBC will furnish copies thereof to FFBS and its counsel and subsequent to the filings shall promptly advise them of any material communication received from SEC or any state securities commission relating thereto. No information contained in any such documents shall be false or misleading with respect to any material fact or shall omit to state any material fact. FFBS will provide to NBC any information with respect to FFBS requested by NBC to be included in the Registration Statement.

     (b) NBC will use its best reasonable efforts to obtain the regulatory approvals described herein and FFBS will cooperate fully in the process of obtaining such approvals. The obligation to take all reasonable actions in this regard shall not be construed as including an obligation to accept any terms or conditions to a consent or approval that are not acceptable either to NBC or to FFBS, provided that such unacceptable conditions would cause material adverse economic results or would require NBC to change its present business practices or that of any subsidiary. NBC shall provide FFBS with copies of all applications filed and all responses when received.

     8.13 Registration of Stock Options. NBC will register the issuance of all shares of NBC Common Stock to be issued upon exercise of the exchange stock options, and will take such action as may be necessary to cause such shares of NBC Common Stock not to be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1993, as amended.

     8.14 Pooling-of-Interests and Tax-Free Treatment. Each of the parties hereto shall use its reasonable best efforts (i) to cause the Parent Merger to qualify for pooling-of-interests accounting treatment and (ii) to cause the Parent Merger to constitute a "reorganization" under Section 368(a) of the Code.

     8.15 Agreements of Affiliates. FFBS shall use its best efforts to cause each person who may be at the Effective Time or was on the date hereof an "affiliate" of FFBS for purposes of Rule 145 under the Securities Act or of determining the qualification of the Parent Merger as a pooling of interests for accounting and financial reporting purposes, to execute and deliver to NBC, no less than 45 days prior to the date of the meeting of FFBS shareholders to approve the Parent Merger, the written undertakings in the form attached hereto as Exhibit 1.5(f). On or prior to such delivery date, FFBS shall provide NBC with a letter specifying, to the best of its knowledge, all of the persons who may be deemed to be "affiliates" of FFBS under the preceding sentence.

                                   ARTICLE IX

                               Closing Conditions

     9.1 Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

       (a) This Agreement and the transaction contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of the outstanding shares of FFBS and NBC at the meetings of the shareholders of FFBS and NBC pursuant to Section 8.6 hereof, in accordance with the respective Certificate of Incorporation of FFBS, the Articles of Incorporation of NBC, and the respective By-Laws of each and the laws of the states of Delaware and Mississippi.

       (b) Neither party hereto shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Parent Merger.

       (c) NBC and FFBS shall have received an opinion of special tax advisor, T. E. Lott & Company, to the effect that the transaction will be treated, and will qualify, as a tax-free reorganization within the meaning of Section 368 of the Code; that NBC and FFBS will each be a "party to the reorganization" within the meaning of Section 368(b); that no gain or loss will be recognized by FFBS on account of the conversion of its stock into NBC stock; and that the combination of such stock delivered to FFBS shareholders and cash paid to satisfy requirements described herein shall be in accordance with the requirements necessary for this transaction to be treated and qualify as a Pooling of Interests Transaction for accounting purposes applying GAAP.

       (d) The SEC shall have declared the Registration Statement effective; and on the Closing Date and at the Effective time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or then threatened by the SEC.

       (e) All permits, consents, waivers, clearances, approvals, and authorizations of all third parties and federal and state governmental bodies shall have been obtained in a form which is unconditional or which provides no conditions which would be unacceptable to either party, and all statutory waiting periods shall have expired.

     9.2 Conditions Precedent to the Obligations of NBC. The obligations of NBC under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time of the following conditions, any one or more of which may be waived by NBC:

       (a) Each of the obligations of FFBS required to be performed by it at or prior to the closing pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of FFBS contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though made at the Effective Time (except as otherwise contemplated herein) AND NBC shall have received a Certificate to that effect signed by the President and Secretary of FFBS.

       (b) All action required to be taken by, or on the part of, FFBS and its shareholders to authorize the execution, delivery, and performance of this Agreement by FFBS and the consummation of the transaction contemplated hereby shall have been duly and validly taken by the Board of Directors of FFBS and its shareholders and NBC shall have received certified copies of the resolutions evidencing such authorization.

       (c) NBC shall have received an opinion from counsel to FFBS, dated as of the Effective Time, and in form an substance satisfactory to counsel for NBC. In rendering such opinion, counsel may rely as to matters of fact, upon such FFBS officers or governmental officials as counsel deems appropriate.

       (d) The net worth of FFBS at the time of closing shall be no less than $22,500,000 as determined under GAAP excluding the effect of any actions taken pursuant to subparagraph (e) below.

       (e) The loan and lease loss reserves of FFBS at the Effective Time shall be an amount not less than one per cent (1%) of gross loans outstanding immediately prior to the Effective Time after any charge-offs taken by FFBS in the ordinary course of its business after the date of this Agreement and prior to the Effective Time and after any additional charge offs directed by NBC as a result of additional loan portfolio due diligence done by it after this date, or $1,035,000 whichever is greater. FFBS will not adjust its loan loss reserves until after receipt of all regulatory and stockholder approvals, and just prior to the Effective Time.

       (f) The officers listed on Schedule 9.2(f) shall have entered into Employment Agreements with NBC in the form set forth in Schedule 9.2(f) hereto, and none of such officers shall have terminated employment with FFBS prior to the Effective Time unless such termination is because of death or disability.

     FFBS shall furnish NBC such certificates sufficient to evidence fulfillment of the conditions set forth in this Section 9.2 as NBC may reasonably request.

     9.3 Conditions Precedent to the Obligations of FFBS under this Agreement. The obligations, conditions, covenants and agreements of FFBS under this Agreement shall be further subject to the satisfactions, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by FFBS:

       (a) Each of the obligations of NBC required to be performed by it at or prior to the closing, pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of NBC contained in this Agreement shall be true and correct in all material respects as of the date of the Agreement and as of the Effective Time as though made at the Effective Time (except as otherwise contemplated herein) and FFBS shall have received a certificate to that effect signed by the Chief Executive Officer and Chief Financial Officer of NBC.

       (b) All action required to be taken by, or on behalf of NBC to authorize the execution, delivery, and performance of this Agreement of NBC and consummation of the transaction contemplated hereby shall have been duly and validly taken by the Board of Directors and shareholders of NBC and FFBS and NBC and FFBS shall have received certified copies of the resolutions evidencing such authorization. In order to complete such a due diligence review of NBC, FFBS shall have access to all appropriate NBC books, records and other documents.

       (c) All permits, consents, waivers, clearances, approvals and authorizations of all third parties and governmental bodies shall have been obtained by NBC which are necessary in connection with the consummation of the Parent Merger and the transaction contemplated hereby and which by the terms herein are to be obtained by NBC.

       (d) FFBS shall have completed a due diligence review of NBC, and its subsidiaries, to its sole satisfaction, and prior to the closing, nothing shall have come to the attention of FFBS with respect to the operations, assets, financial conditions or business of NBC, or any of its subsidiaries, which has or may have a material adverse effect on the condition of NBC as determined by FFBS.

       (e) FFBS has received from a financial advisor a fairness opinion in a form and substance satisfactory to it to the effect that the Parent Merger is fair from a financial point of view to the shareholders of FFBS, and such fairness opinion shall be satisfactorily updated at the date of the mailing of the prospectus/proxy statement and again at closing.

       (f) FFBS shall have received an opinion from counsel to NBC, dated as of the Effective Time, and in form and substance satisfactory to counsel for FFBS. In rendering such opinion, counsel may rely as to matters of fact, upon such NBC officers or governmental officials as counsel deems appropriate.

                                   ARTICLE X

                                    Closing

     10.1 Time and Place. Subject to the provisions of Articles VIII and X hereof, the closing of the transaction contemplated hereby shall take place at the offices of NBC. 301 East Main Street, Starkville, Mississippi 39759, at 9:00 a.m. local time, on the last business day of the month in which all conditions precedent to closing are met or at such other date as NBC and FFBS may agree.

     10.2 Deliveries at Closing. Subject to the provisions of Article VIII and X hereof, at the closing there shall be delivered to NBC and FFBS the opinions, certificates, and other documents required under the provisions of this agreement.

                                   ARTICLE XI

                       Termination, Amendment and Waiver

     11.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, under the following conditions:

       (a) The mutual consent of NBC and FFBS;

       (b) By either party upon denial of shareholder or regulatory approval in a form which provides conditions which would be unacceptable to either party as provided for herein;

       (c) By NBC in the event that prior to the Effective Time the proposed Merger is determined by applicable regulatory authority to be disqualified as a pooling of interest in accordance with GAAP;

       (d) By FFBS in the event that prior to the Effective Time it is determined that the Parent Merger will not qualify as a tax-free reorganization and exchange under Section 368(a) of the Internal Revenue Code as determined by special tax counsel;

       (e) By either party, if at the time of such determination there shall be a material adverse change in the financial condition of the other party from that set forth in the financial statements for the period ending June 30, 1998;

       (f) By either party if the Parent Merger shall not have been completed by September 30, 1999, unless that date is extended by mutual consent of both parties;

       (g) By the non-breaching party in the event of a material breach in the provisions of this Agreement, and said breach has not been cured within 30 days of written notice by the non-breaching party to the other party setting out in specific detail the nature of the claimed material breach.

       (h) By FFBS if NBC fails to increase the Exchange Rate as required by
  Section 1.4 hereof.

     11.2 Effect of Termination. In the event of termination of this Agreement as provided herein, this Agreement shall forthwith become void and except as provided in Section 12.3 hereof there shall be no further liability on the part of NBC or FFBS, or their respective officers or directors, other than liability for any default or breach hereunder occurring prior to such termination, to the extent permitted by applicable law.

     11.3 Amendments and Waivers. Subject to applicable law, at any time prior to the consummation of the Parent Merger, whether before or after approval by the respective shareholders of the parties, by action taken by the respective Boards of Directors, the parties may (a) amend this Agreement, (b) extend the time of the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(d) waive compliance with any of the agreements and conditions contained in Articles VIII and IX. Provided, however, after approval hereto by the respective shareholders, there may not be, without further approval of such shareholders, any amendment, extension or waiver which changes the amount or form of the consideration to be delivered to FFBS and its shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                  ARTICLE XII

                                 Miscellaneous

     12.1 Expenses. NBC shall pay all reasonable expenses subsequent to the Effective Time of the Parent Merger, including reasonable counsel fees for present counsel to FFBS in consultation with NBC, in connection with this Agreement and the transactions hereunder, to the extent NBC deems such services appropriate. All expenses, including, but not limited to, investment advisor fees, brokers' fee, commission, finder's fees, and legal fees incurred in connection with the merger and up to the Effective Time shall be paid by the party incurring such costs; provided, however, NBC shall pay the cost of printing and mailing the Prospectus/Proxy Statement to FFBS shareholders.

     12.2 Indemnification. After the Effective Time, NBC shall indemnify, defend and hold harmless the directors, officers, employees, and agents of FFBS and its subsidiary (each a "FFBS indemnified party") against all liabilities, including reasonable attorney fees, expenses, judgments, fines and amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time, including the Parent Merger and transactions contemplated by this Agreement, to the full extent permitted by Delaware law and as would have been permitted by the Certificate of Incorporation and By-Laws of FFBS prior to the Parent

Merger. FFBS and the indemnified parties may retain counsel reasonably satisfactory to such party after consultation with NBC; provided, however, that:

       (1) NBC shall have the right to assume the defense thereof and upon such assumption, NBC shall not be liable to any FFBS indemnified party for any legal expenses subsequently incurred except that if NBC elects not to assume such defense or if counsel for the FFBS indemnified party reasonably advises that there are issues which raise conflicts of interest between NBC and the FFBS indemnified party, such party may retain separate counsel after consultation with NBC, in which case NBC shall bear reasonable expenses thereof.

       (2) An FFBS indemnified party shall consult and obtain the approval of NBC prior to affecting any settlement, which said approval shall not be unreasonably withheld; and

       (3) NBC shall have no obligation hereunder to any indemnified party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that indemnification of such FFBS indemnified party in the manner contemplated hereby is prohibited by applicable law.

     Prior to the Effective Time, NBC and FFBS shall cooperate in obtaining extensions of directors' and officers' liability coverage maintained by FFBS for a period of five (5) years from the Effective Time, or at its option, NBC may substitute similar coverage with another insurance carrier therefor. NBC shall pay premiums for such insurance coverage provided for herein.

     12.3 Breach/Specific Performance. (a) In the event either party breaches any of the terms and conditions of this Agreement, and the other party is required to employ legal counsel, or institute legal action, in order to enforce its rights under the terms and conditions of this agreement, the successful party shall be entitled to recover from the breaching party all expenses, attorney fees, court costs and other expenses incidental to said action.

     (b) In the event either party fails or refuses to carry out the terms and conditions of this Agreement in any respect, or to complete the transactions contemplated hereunder, the other party shall have the right, in addition to the recovery of all damages, incidental or consequential, as a result of said breach or failure, to obtain an order of specific performance of this Agreement in any court of competent jurisdiction.

     12.4 Disclosures. Upon the execution of this Agreement, the Parent Merger shall be announced by these parties in a mutually agreed upon manner, with such other disclosures to the shareholders and public as may be required or agreed upon.

     12.5 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that neither this Agreement nor any rights or obligations hereunder may be assigned by either party without prior written consent of the other.

     12.6 Survival of Representations. None of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Effective Time or termination of this Agreement, except for those contained herein which by their terms apply in whole or in part after the Effective Time or termination of this Agreement. Representations, warranties covenants and agreements contained herein with respect to exchange procedures, rights of former FFBS shareholders, Dissenting Shareholders, subsequent actions required after the Effective Time, confidentiality, expenses, indemnification, exchange of stock options, officer positions, board seats, and employee benefits shall all survive the Effective Time and termination of this Agreement.

     12.7 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

     12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

     12.9 Notices. All notices and other communications between the parties shall be in writing and shall be deemed to have been duly given if delivered in person or by certified or registered mail, or by prepaid overnight delivery service:

       To NBC:Lewis F. Mallory, Jr.
               National Bank of Commerce
               P. O. Box 1187
               Starkville, MS 39760

       To FFBS:E. Frank Griffin III
               First Federal Bank for Savings
               1121 Main Street
               Columbus, MS 39701

   or such other address as either party may designate by notice to the other.

     12.10 Section Headings. The section headings are for reference only and shall not limit or control the mean of any provision of this agreement.

     12.11 Governing Law. This Agreement shall be governed by the laws of the State of Mississippi and where necessary with respect to the incorporation of FFBS in Delaware by the corporate laws of Delaware to the extent that federal law does not apply.

     12.12 Entire Agreement. This Agreement, with any schedules and exhibits hereto, constitutes the entire agreement between these parties and is executed on behalf of and at the direction of the Boards of Directors of the respective parties. It is intended that this agreement constitute a binding agreement between the parties notwithstanding that there may be other matters unresolved and subject to negotiation at the time of its execution and the fact that its final consummation is conditioned and contingent upon the approvals set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities, except for rights of directors, officers and employees of FFBS and Thrift to enforce rights set forth herein applicable to them.

     IN WITNESS WHEREOF, the Boards of Directors of NBC Capital Corporation and FFBS Bancorp, respectively, have each executed this Agreement and directed the authorized signature of the undersigned duly authorized officers as of this 3rd day of February, 1999.

                                          NBC CAPITAL CORPORATION

                                          BY: /s/ LEWIS F. MALLORY
                                          -------------------------------------
                                          LEWIS F. MALLORY, Chairman of the
                                           Board
                                          and Chief Executive Officer

   ATTEST:

   /s/
-------------------------------
   SECRETARY

                                          FFBS BANCORP, INC.

                                          BY: /s/ E. FRANK GRIFFIN, III
                                          -------------------------------------
                                          E. FRANK GRIFFIN, III, President and
                                          Chief Executive Officer

   ATTEST:

   /s/
-------------------------------
   SECRETARY

                       PLAN OF REORGANIZATION AND MERGER
                                 By and Between
                           NATIONAL BANK OF COMMERCE
                                      AND
                         FIRST FEDERAL BANK FOR SAVINGS

     THIS PLAN OF REORGANIZATION AND MERGER (the "Bank Merger Agreement"), dated as of the 3rd day of February, 1999, by and between NATIONAL BANK OF COMMERCE, a wholly owned national banking subsidiary of NBC CAPITAL CORPORATION, and FIRST FEDERAL BANK FOR SAVINGS, a wholly owned federally chartered savings bank subsidiary of FFBS BANCORP, INC., organized under the laws of the United States.

                                    RECITALS

     WHEREAS, on the 3rd day of February, 1999, NBC Capital Corporation, a Mississippi corporation ("NBC"), and FFBS Bancorp, Inc., a Delaware corporation ("FFBS"), executed an Agreement and Plan of Merger (the "Merger Agreement"), through which FFBS will be merged with and into NBC (the "Parent Merger"); and

     WHEREAS, First Federal Bank for Savings ("Thrift") is a wholly owned subsidiary of FFBS, and National Bank of Commerce ("Bank") is a wholly owned subsidiary of NBC; and

     WHEREAS, the respective Boards of Directors deem the merger of Thrift with and into Bank as provided herein (the "Bank Merger") advisable and in the best interest of their respective corporations and shareholders; and

     WHEREAS, the respective Boards of Directors of Bank and Thrift, by resolutions duly adopted, have approved this Merger Agreement and the contemplated Bank Merger; and

     WHEREAS, Bank and Thrift respectively desire to have certain representations made with respect to the Bank Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree that Thrift shall be merged with and into Bank, and that the terms and conditions of the Bank Merger and the method of carrying the Bank Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth.

                                   ARTICLE I

     1.1 The Bank Merger. In accordance with the provisions of this Bank Merger Agreement and the laws of the United States, and after the Effective Time of the Parent Merger (as defined in the Parent Merger Agreement) (the "Effective Time"), Thrift shall be merged with and into Bank under the charter of Bank. The Bank Merger shall be consummated (i) upon notice to the Office of Thrift Supervision of the Department of the Treasury of The United States ("OTS") pursuant to 12 C.F.R. 563.22(b); (ii) at the time specified in the Certificate Approving Bank Merger issued by the Office of the Comptroller of the Currency ("OCC"); and (iii) shall occur after the Parent Merger pursuant to 12 U.S.C.
Section 215c, 1815(d)(3) and 1828(c).

     1.2 Surviving Bank. Bank shall continue to exist under the laws of the United States as a wholly owned subsidiary of NBC. At the Effective Time, the separate existence and organization of Thrift shall cease. Bank will continue to operate as a national banking association titled National Bank of Commerce with its principal office located at 301 East Main Street, Starkville, Mississippi, 39759, and at the legally established branches of Bank and Thrift.

     1.3 Capital Structure. Upon consummation of the Bank Merger, each share of common stock of Thrift shall be canceled, and no cash, securities or other property shall be issued in the Bank Merger in respect thereof.

     As of the time of the Bank Merger, the amount of capital stock of Bank shall be $1,200,000 divided into 1,200,000 shares of common stock, each of $1.00 par value, and shall have a surplus determined as of June 30, 1998 of $33,000,000 and undivided profits, including capital reserves of $27,809,000, adjusted, however, for normal earnings and expenses between June 30, 1998 and the date of the Bank Merger.

     1.4 Effect of the Bank Merger; Tax Consequences. All assets of Thrift as they exist at the Effective Time, shall pass to and vest in the Bank without any conveyance or other transfer; and Bank shall be responsible for all of the liabilities of Bank and Thrift of every kind and description. For federal income tax purposes, the Bank Merger shall constitute a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Bank Merger shall constitute a "Plan of Reorganization" for purposes of the Rules and Regulations governing Code Section 368.

     1.5 Directors and Officers. After the Bank Merger, the present officers of Bank together with such present officers of Thrift who may be duly appointed as additional officers shall serve as the officers of the Bank, and shall serve in such capacities until the next annual meeting or until such time as their successors have been elected and have been qualified. The directors of Bank, immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation, and two presently serving directors of FFBS shall be appointed and become directors of Bank.

     1.6 Articles of Association; Bylaws. After the Bank Merger, the Articles of Association of Bank shall be the Articles of Association of the Bank. The Bylaws of Bank, as in effect immediately prior to the Bank Merger, shall be the Bylaws of the Surviving Bank until amended as therein provided.

     1.7 Dividends and Conduct of Business. To the extent permitted by the Merger Agreement, Bank and Thrift may each continue to declare and pay dividends to their respective shareholders and may dispose of any assets in any manner in the normal course of business and for adequate value.

     1.8 Liquidation Account. The liquidation account established by the Thrift pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall, to the extent required by applicable law, continue to be maintained by the Bank after the Effective Time for the benefit of those persons and entities who were savings account holders of the Thrift on the eligibility and supplemental eligibility record dates for such conversion and who continue from time to time to have rights therein. If required by the rules and regulations of the OTS, the Bank shall amend its charter to specifically provide for the continuation of the liquidation account previously established by Thrift.

                                   ARTICLE II

               Representations and Warranties of Bank and Thrift

     2.1 Corporate Organization. Bank and Thrift are validly existing and in good standing under the laws of the United States and have the power and authority to own or lease all of their properties and assets and to carry on their business as it is now being conducted.

     2.2 Authority; No Violation. Bank and Thrift have the full corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Bank Merger Agreement and the consummation of the transactions contemplated will have been duly and validly approved by the Boards of Directors of the Bank and Thrift and by the Boards of Directors of NBC and FFBS as the sole shareholders of Bank and Thrift.

     2.3 Consents and Approvals. The parties hereto will cooperate in the preparation and filing of all documents necessary to obtain the consent and approval of the OCC and such other filings, approvals or consents as may be required by applicable federal and state laws or regulations.

     2.4 Parent Merger. The Bank Merger and all provisions of this Bank Merger Agreement are contingent upon appropriate shareholder and regulatory approval of the Merger Agreement, and all necessary consents or permits from all applicable regulatory authorities shall have been obtained prior to consummation of the Bank Merger. This Bank Merger and the transactions contemplated hereby shall have been approved by the OCC and all other applicable federal and state authorities in a form acceptable to Bank and Thrift.

                                  ARTICLE III

                                    Closing

     3.1 Closing. Subject to the provisions contained herein and all appropriate provisions of the Merger Agreement, the Closing of the Bank Merger shall take place following the closing of the Parent Merger.

     3.2 Termination. This Agreement shall automatically terminate upon the termination of the Merger Agreement or on September 30, 1999, unless extended in writing and upon the same terms and conditions as provided for in the Merger Agreement.

     3.3 Conditions. The consummation of the transactions contemplated herein is expressly conditioned upon (a) the ratification and confirmation of the contemplated transactions by the affirmative vote of the shareholders, (b) the procurement of consents and approvals, including but not limited to the approval of the OCC, and the satisfaction of all other requirements prescribed by applicable law that are necessary for the consummation of the transactions contemplated herein, and (c) no litigation or proceeding initiated by any governmental authority shall be pending before any court or agency which presents a claim to restrain, prohibit, or invalidate the transactions contemplated herein and no order of any court or agency shall restrain or prohibit the transactions contemplated herein.

                                   ARTICLE IV

     4.1 Incorporation by Reference. The Merger Agreement is hereby incorporated by reference, and the parties hereto acknowledge that all provisions of that document applicable to representations, warranties, covenants, conditions, conduct of business, disclosures, termination and closing contained in said Merger Agreement shall be binding upon and inure to the benefit of the parties hereto.

     IN WITNESS WHEREOF, the Boards of Directors of Bank and Thrift have approved this Merger Agreement and directed the authorized signatures and seal of each respective corporation to be set hereunto by its Chairman of the Board and attested to by a duly authorized officer, and the Boards of Directors of Bank and Thrift have caused this Merger Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

                                          FIRST FEDERAL BANK FOR SAVINGS
   (S E A L)

                                          BY: /s/ E. FRANK GRIFFIN, III
                                          -------------------------------------
   ATTEST:

-------------------------------
   SECRETARY

                                          NATIONAL BANK OF COMMERCE
   (S E A L)

                                          BY: /s/ LEWIS F. MALLORY, JR.
                                          -------------------------------------
   ATTEST:

-------------------------------
   SECRETARY

                                   APPENDIX B

                                FAIRNESS OPINION

                                 ACQUISITION OF
                               FFBS BANCORP, INC.
                                       BY
                            NBC CAPITAL CORPORATION


                                  Report Dated
                                 March 26, 1999

                                          March 26, 1999

Board of Directors
NBC Capital Corporation
Starkville, Mississippi

  RE: Fairness Opinion Relative to Proposed Acquisition of FFBS Bancorp,
      Inc., Columbus, Mississippi, by NBC Capital Corporation, Starkville, Mississippi

Directors:

   The Board of Directors of NBC Capital Corporation ("NBC") retained Southard Financial, in its capacity as a financial valuation and consulting firm, to render its opinion of the fairness to NBC shareholders, from a financial viewpoint, of the acquisition of FFBS Bancorp, Inc. ("FFBS") by NBC. Southard Financial and its principals have no past, present, or future contemplated financial, equity, or other interest in either FFBS or NBC. This opinion is issued based upon financial data as of December 31, 1998.

Approach to Assignment

   The approach to this assignment was to consider the following factors:

     A review of the financial performance and position of FFBS and the value of its common stock;

     A review of the financial performance and position of NBC and the value of its common stock;

     A review of recent bank and thrift merger transactions in the United States, Mississippi, and nearby states;

     A review of the current and historical market prices of bank and thrift holding companies in the United States, Mississippi, and nearby states;

     A review of the investment characteristics of the common stock of FFBS and NBC;

     An evaluation of the impact of the Merger on the expected return to the current shareholders of NBC; and,

     An evaluation of other factors as was considered necessary to render this opinion.

Board of Directors
NBC Capital Corproation
Page 2
                          DUE DILIGENCE REVIEW PROCESS

   In performing this assignment, Southard Financial reviewed the documents specifically noted in Exhibit 1 pertaining to FFBS and in Exhibit 2 pertaining to NBC.

Review of FFBS Bancorp, Inc.

   Southard Financial visited with the management of FFBS. Discussions included questions regarding the current and historical financial position and performance of FFBS, its outlook for the future, and other pertinent factors. Details pertaining to FFBS are contained in Southard Financial's file.

Review of NBC Capital Corporation

   Southard Financial visited with the management of NBC. Discussions included questions regarding the current and historical financial position and performance of NBC, its outlook for the future, and other pertinent factors. Details pertaining to NBC are contained in Southard Financial's file.

Acquisition Documentation

   Southard Financial reviewed the proposed acquisition terms with the management of NBC and reviewed the Agreement and Plan of Merger dated February 3, 1999 (the "Agreement"). The analysis in this opinion reflects the proposed terms as outlined in Exhibit 3, Terms of the Agreement.

   Southard Financial did not independently verify the information reviewed, but relied on such information as being complete and accurate in all material respects. Southard Financial did not make any independent evaluation of the assets of NBC or FFBS but reviewed data supplied by the management of both institutions.

                              MAJOR CONSIDERATIONS

   Numerous factors were considered in the overall review of the proposed Merger. The review process included considerations regarding FFBS, NBC, and the proposed Merger. The major considerations are:

FFBS Bancorp, Inc.

   Historical earnings;
   Historical dividend payments;
   Outlook for future performance, earnings, and dividends;
   Economic conditions and outlook in FFBS's market;
   The competitive environment in FFBS's market;
   Comparisons with peer banks;
   Potential risks in the loan and securities portfolios;
   Recent minority stock transactions in FFBS's common stock; and, Other such factors as were deemed appropriate in rendering this opinion.

NBC Capital Corporation

   Historical earnings;
   Historical dividend payments;

Board of Directors
NBC Capital Corproation
Page 3
   Outlook for future performance, earnings, and dividends;
   Economic conditions and outlook in NBC's market;
   The competitive environment in NBC's market;
   Comparisons with peer banks;
   Potential risks in the loan and securities portfolios;
   Recent minority stock transactions in NBC's common stock; and, Other such factors as were deemed appropriate in rendering this opinion.

Common Factors

Historical and current bank and thrift merger pricing in the United States, Mississippi, and nearby states; and,

Current market prices for minority blocks of common stocks of regional bank holding companies in the United States, Mississippi, and nearby states.

The Proposed Transaction

   The terms of the Agreement as described herein;
   The specific pricing of the acquisition;
   The method of financing expected to be employed by NBC to fund the proposed acquisition;
   The amount of debt and goodwill on the balance sheet of NBC and the impact of the acquisition of FFBS on NBC's capital and liquidity positions;
   The historical dividend payments of NBC and the likely impact of the proposed acquisition on the dividends per share to NBC shareholders;
   Pro-forma combined income statements for NBC adjusted for the acquisition and the expected impact on the earnings per share to NBC shareholders; and, Other such factors as deemed appropriate.

                         OVERVIEW OF FAIRNESS ANALYSIS

   In connection with rendering its opinion, Southard Financial performed a variety of financial analyses, which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not susceptible to partial analyses. In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of FFBS and NBC. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned a greater significance than any other.

Fairness of the Acquisition Price

Analysis of Market Transactions

   Based upon the Agreement terms and the current market price of NBC common stock, NBC will pay approximately $48.0 million for FFBS, or 203.8% of FFBS book value at December 31, 1998, 30.5 times

Board of Directors
NBC Capital Corproation
Page 4
reported 1998 FFBS earnings, and 30.0% of FFBS assets at December 31, 1998. Based upon the review conducted by Southard Financial, the pricing for the FFBS acquisition is within the range of multiples seen in recent bank and thrift acquisitions (see Exhibit 4).

Discounted Cash Flow Analysis

   Southard Financial prepared a pro-forma discounted cash flow analysis to determine a range of present values of FFBS. This range was determined by adding (i) the present value of the estimated future dividend stream that FFBS could generate over the ten year period from 2000 through 2009 and (ii) the present value of the "terminal value" of FFBS common stock at the end of 2009.

   To determine a projected dividend stream, Southard Financial used the general level of FFBS earnings over the June 30, 1997-99 period and assumed annual earnings growth in the range of 6%-10% over the 2000-2009 period. Further, Southard Financial used management-s estimates of the anticipated economies from the Merger over the 2000-2004 period and assumed 6%-10% growth thereafter (the same range used for ongoing earnings).

   FFBS is over capitalized relative to NBC and relative to regulatory levels. For purposes of the discounted cash flow analysis, Southard Financial assumed that FFBS capital would immediately be distributed down to the 8.0% level. The projected earnings stream was then adjusted to reflect foregone earnings on the distributed capital at 3%-5% rates. Dividends were then paid in the analysis such that capital was maintained at 8.0%.

   The "terminal value" of FFBS Common Stock at the end of the ten-year period was determined by applying price-to-earnings multiples (18x to 25x) to projected net income for FFBS in 2009 and by applying price-to-book value multiples (2.00x to 2.50x) to projected book value for FFBS at year-end 2009. The dividend stream and terminal value were discounted to the present using discount rates in the range of 10%-13%, which Southard Financial viewed as the appropriate discount rate range for a company with FFBS's risk characteristics (estimated weighted average cost of capital). The implied value of FFBS to NBC supported the proposed price.

Impact of Acquisition on NBC's Performance and Financial Position

   Southard Financial reviewed the impact of the proposed acquisition on per share earnings, dividends, and book value of NBC (see Exhibit 5). The analysis indicated that the acquisition will have a dilutive impact on earnings and dividends per share in 1999. However, the acquisition should be accretive to earnings in 2000 and beyond. Further, the adverse impact on earnings in 1999 is at least partially due to Merger related expenses. Finally, the Merger will be anti-dilutive to book value per share.

Summary of Analyses

   The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of FFBS or NBC.

   Throughout the due diligence process, Southard Financial relied upon all information provided by FFBS, NBC, and third party sources without independent verification.

   Based upon the analyses discussed above and other analyses performed by Southard Financial, the impact of the Merger on the shareholders of NBC is expected to be favorable.

Board of Directors
NBC Capital Corproation
Page 5

                                FAIRNESS OPINION

   Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the terms of the offer for the acquisition of FFBS Bancorp, Inc. by NBC Capital Corporation pursuant to the Agreement and Plan of Merger are fair, from a financial viewpoint, to the shareholders of NBC Capital Corporation.

   Thank you for this opportunity to be of service to the shareholders of NBC Capital Corporation.

                                          Sincerely yours,
                                          SOUTHARD FINANCIAL
                                          /s/ Southard Financial

Attachments:

Exhibit 1: FFBS Bancorp, Inc., Document Review List
Exhibit 2: NBC Capital Corporation, Document Review List
Exhibit 3: Terms of the Agreement and Plan of Merger
Exhibit 4: Comparison of the Acquisition Pricing to Public Market Transactions
Exhibit 5: Overview of the Expected Impact on NBC Shareholders
Exhibit 6: Qualifications of Southard Financial

                                   EXHIBIT 1

                               FFBS BANCORP, INC.

                              DOCUMENT REVIEW LIST

1. SEC Form 10-KSB of FFBS Bancorp, Inc. for the fiscal year ended June 30,
   1998.

Annual Reports of FFBS Bancorp, Inc. for the fiscal years ended June 30, 1994-
     98, including audited consolidated financial statements.

SEC Form 10-QSB of FFBS Bancorp, Inc. for the quarters ended September 30, 1998 and December 31, 1998.

Uniform Thrift Performance Report of First Federal Bank for Savings for the period ended September 30, 1998.

Additional pertinent information deemed necessary to render this opinion.

                                   EXHIBIT 2

                            NBC CAPITAL CORPORATION

                              DOCUMENT REVIEW LIST

1. SEC Form 10-K of NBC Capital Corporation for the years ended December 31, 1996-97.

Annual Reports of NBC Capital Corporation for the years ended December 31,
     1995-98, including audited consolidated financial statements.

SEC Form 10-Q of NBC Capital Corporation for the quarters ended June 30 and
     September 30, 1998.

Bank Holding Company Performance Report of NBC Capital Corporation for the period ended September 30, 1998.

Additional pertinent information deemed necessary to render this opinion.

                                   EXHIBIT 3

                             TERMS OF THE AGREEMENT

                               AND PLAN OF MERGER

   The discussion below is based upon a review of the Agreement and Plan of Merger dated February 3, 1999, by and between NBC Capital Corporation and FFBS Bancorp, Inc. (the "Agreement").

   Under the Agreement, all of FFBS's issued and outstanding common stock (1,575,635 shares) will be exchanged for shares of NBC common stock. Further, all options to purchase 65,966 shares of FFBS stock will be converted into options to purchase NBC common stock. The conversion rate for both outstanding shares and option shares will be 0.7702 shares of NBC stock for each share of FFBS stock (the "Exchange Ratio"). However, if the average closing price of NBC stock for the 20-trading day period preceding the Effective Time is below $33.50 per share, then the Exchange Ratio will be calculated by dividing the NBC Average Price into $25.802.

   The parties intend for the Merger to qualify as a "reorganization" under the Internal Revenue Code. Thus, the exchange of FFBS stock for NBC stock is expected to qualify as a tax-free exchange for Federal income tax purposes. Further, the parties intend for the Merger to be treated as a "pooling of interest" transaction for accounting purposes, applying generally accepted accounting principles (GAAP).

   No fractional shares will be issued by NBC. Instead, each former shareholder of FFBS will receive an amount in cash determined by multiplying the conversion rate by the fraction of a share of NBC that such shareholder would otherwise be entitled to receive.

   The Agreement may be terminated:

     upon the mutual consent of each institution;

     by either party if the acquisition is not consummated on or before September 30, 1999 or such later date as the parties may agree upon;

     by NBC upon failure of the Merger to qualify to be accounted for as a pooling of interest;

     by FFBS upon failure of the Merger to qualify as a tax-free reorganization;

     by either party if there is a material adverse change in the financial condition of the other party from June 30, 1998;

     by either party in the event of a material breach of the Agreement by the other party, if such breach is not cured within 30 days of written notice of the breach;

     by FFBS if NBC does not increase the Exchange Ratio if called for by the Agreement; and,

     by either party upon the final disapproval by shareholders or by any regulatory authority whose approval is acquired.

                                   EXHIBIT 4

                     COMPARISON OF THE ACQUISITION PRICING

                         TO PUBLIC MARKET TRANSACTIONS

   Southard Financial compared the pricing terms of the Agreement to the pricing of recent acquisitions of banks, thrifts, and bank/thrift holding companies across the United States, and to the minority interest prices of publicly traded banks, thrifts, and bank/thrift holding companies in Mississippi and the Southeast.

   Pricing data for recent acquisitions of banks, thrifts, and bank/thrift holding companies (nationwide and in Mississippi) is summarized as follows.

                                                                    Acquiree
                                  Number   Price   Price Price  ----------------
                                    of    Earnings Book  Assets Eq/As ROAA ROAE
1998 Thrifts/1/                   Thrifts   (x)     (x)   (%)    (%)  (%)   (%)
---------------                   ------- -------- ----- ------ ----- ---- -----
All Transactions.................    54     28.4   2.022 23.01  12.06 0.96  8.93
Mississippi Thrifts..............     1     33.1   2.252 26.38  11.70 0.88  7.52
Assets of $101-300MM.............    11     28.3   2.082 20.36   9.72 0.76  8.00
Equity of 12.0-16.0%.............    10     22.9   1.901 26.73  13.58 1.46 10.81
ROAA of 1.00-1.50%...............    10     25.6   1.969 29.63  17.31 1.21  9.21
                                                                    Acquiree
                                  Number   Price   Price Price  ----------------
                                    of    Earnings Book  Assets Eq/As ROAA ROAE
1998 Thrifts/1/                    Banks    (x)     (x)   (%)    (%)  (%)   (%)
---------------                   ------- -------- ----- ------ ----- ---- -----
All Transactions.................   190     24.2   2.733 26.48  10.34 1.24 12.89
Mississippi Banks................     2     32.1   2.981 24.83   8.09 0.99 12.11
Assets of $101-300MM.............    76     24.5   2.955 27.96   9.62 1.28 13.80
Equity of over 12.0%.............    38     25.9   2.023 31.83  16.52 1.32  8.95
ROAA of 1.00-1.50%...............    91     23.2   2.863 27.01  10.30 1.23 13.15
FFBS/2/..........................           30.5x  2.038 30.01  14.72 1.02  6.78

--------
/1/Through December 31; includes transactions for institutions with assets under $1 billion for which sufficient data was available
/2/Based upon the Merger price of $29.27 per share (0.7702 NBC shares at the most recent price of $38.00 per share), FFBS estimated 1999 earnings of $096 per share, FFBS book value of $14.36 per share at December 31, 1998, and FFBS assets of $97.54 per share at December 31, 1998.

   Based upon the assumptions noted in the table above, the acquisition of FFBS by NBC will take place at 30.5 times FFBS earnings, 203.8% of FFBS book value at December 31, 1998, and 30.0% of FFBS assets at December 31, 1998. The price/earnings ratio, price/book value ratio, and price/assets ratio are all within the range of recent market multiples.

                                   EXHIBIT 4

                     COMPARISON OF THE ACQUISITION PRICING

                         TO PUBLIC MARKET TRANSACTIONS

                                  (continued)

   In determining the attractiveness of owning NBC, it is important to examine NBC's recent pricing in comparison with recent pricing multiples for publicly traded banks and bank holding companies. This pricing data is presented below as of December 31, 1998, the most recent quarter-end for the banking industry.

                                              Price/   Price/  Current Current
Publicly Traded Banks/1/                     Earnings Book Val  ROAE    Yield
------------------------                     -------- -------- ------- -------
All Banks (206).............................  16.55x   214.7%   12.04%  2.05%
Banks Under $100MM Mkt Cap (72).............  15.58    182.0    11.00   1.71
South Central (37)..........................  17.18    212.5    11.53   2.07
NBC Capital Corporation ($38.00)/2/.........  25.33    243.7     9.62   1.82
Pro Forma NBC Capital Corporation
 ($38.00)/3/................................  18.72    217.4    11.61   1.87

--------
/1/ As of December 31, 1998; subject to certain screens performed by Southard
    Financial

/2/ Based upon 1998 NBC earnings of $1.50 per share, book value of $15.59 per share, and dividends of $0.69 per share

/3/ Based upon pro forma projected 1999 NBC earnings of $2.03 per share, pro forma projected NBC year-end 1999 book value of $17.48 per share, and pro forma projected 1999 NBC dividends of $0.71 per share

   Based upon an analysis of the data provided above, NBC's price/earnings multiple, price/book value multiple, ROAE, and dividend yield are all within the range of publicly traded banks.

                                   EXHIBIT 5

                        OVERVIEW OF THE EXPECTED IMPACT

                              ON NBC SHAREHOLDERS

   The following is a summary of the various analyses undertaken in conjunction with this fairness opinion. This summary is not intended to represent all analyses performed by Southard Financial, but is presented here for the convenience of NBC and its shareholders.

   According to the Agreement, NBC will issue a total of 1,213,554 shares of its stock to former FFBS shareholders and will convert the options to purchase FFBS stock into options to purchase 50,807 shares of NBC stock. The analysis presented below is based in part upon restated (pro forma) financial statements of NBC taking effect of the Merger with FFBS in a pooling of interests. The pro forma analysis, which was prepared for NBC by its CPA firm, assumes the price of NBC stock at $36.50 per share (recent average) and assumes that 95% of the purchase will be in NBC stock and 5% in cash (estimated for dissenters and fractional shares).

   Earnings: NBC reported earnings of $1.50 per share in 1998, while pro forma combined earnings in 1998 would have been $1.47 per share had the Merger been consummated prior to year-end 1997. This represents a 2.0% dilution in NBC's earnings per share.

   Despite the expected dilution in earnings per share in 1999 the pro forma analysis suggests no dilution in 2000 and indicates that the shareholders of NBC should see accretion in their earnings per share in subsequent years. Further, return on average assets (ROAA) is expected to increase in each year after the Merger. Return on average equity (ROAE) is expected to decline due to the retention of earnings and the resulting growth in equity. Finally, return on investment (ROI) is expected to exceed 8% after the fifth year from the acquisition, which is the standard benchmark set by NBC management.

   Three factors must be noted when reviewing the impact on earnings. First, NBC will benefit from a higher market share in the Columbus area and from the continued growth of NBC's presence in the "Golden Triangle" area of East Central Mississippi. Second, NBC expects to achieve substantial economies (savings) in the Columbus market through the elimination of duplicated facilities and administrative expenses. Third, the analysis above does not consider any fee enhancement at FFBS through its affiliation with NBC.

   Dividends: The pro forma analysis indicates increasing dividends per share in years subsequent to the Merger. The shareholders of NBC can reasonably expect that the Merger will not adversely impact the ability of NBC to pay cash dividends.

   Book Value: Reported book value of NBC was $15.59 per share at December 31, 1998. Giving effect to the Merger, pro forma book value of NBC would have been $16.11 per share at year-end 1998, or 3.3% above book value without the Merger. The pro forma results indicate that the Merger will be anti-dilutive to book value.

   Fundamental Analysis: Southard Financial reviewed the financial characteristics of FFBS and NBC with respect to profitability, capital ratios, liquidity, asset quality, and other factors. Southard Financial compared FFBS and NBC to a universe of publicly traded banks and bank holding companies and to peer groups prepared by the Federal Financial Institutions Examination Council (FFIEC).

   The Merger will result in the shareholders of NBC owning stock in a company with a wider array of operations, a more diversified loan portfolio, and a commanding share of the Columbus market. Typically, diversification results in a lower risk investment. Finally, in Southard Financial's opinion, the growth outlook for NBC is improved through the acquisition of FFBS.

                                   EXHIBIT 6

                      QUALIFICATIONS OF SOUTHARD FINANCIAL

BACKGROUND      . Founded in 1987.
                . Principals have combined business valuation experience of nearly thirty years.
                . Clients served throughout the United States, with
                  concentration in the Southeast.
                . Broad industry experience.
                . Services provided for public and closely-held companies.
                . Annual valuation services provided for over 100 ESOPs,
                  making Southard Financial one of the largest ESOP appraisers in the United States.


PROFESSIONAL CREDENTIALS
                . David A. Harris is a senior member of the American Society of Appraisers (ASA).
                . Both principals of Southard Financial are Chartered
                  Financial Analysts (CFA).
                . Both principals are former officers of the West Tennessee
                  Chapter of the ASA.

EDUCATIONAL CREDENTIALS
                . Douglas K. Southard holds Doctor of Business Administration and Master of Business Administration degrees from Indiana University, with concentrations in finance, economics, and quantitative analysis.
                . David A. Harris holds the Master of Business Administration degree from Memphis State University, with a concentration in finance and business investments.

BUSINESS ETHICS
                . Southard Financial and its principals adhere to the ethical standards of the Institute of Chartered Financial Analysts and the American Society of Appraisers.
                . All reports conform to the Uniform Standards of Professional
                  Appraisal Practice.
                . Southard Financial is committed to providing unbiased
                  opinions to be used for decision making.
                . Fees for valuation services are not contingent upon the
                  conclusion of value or the completion of a transaction.

                                   APPENDIX C

                   [TRIDENT FINANCIAL CORPORATION LETTERHEAD]

                                 March 30, 1999

Board of Directors
FFBS BanCorp, Inc.
1121 Main Street
Columbus, Mississippi

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of common shares (the "FFBS Common Stock"), of FFBS BanCorp, Inc. ("FFBS") of the consideration to be received by such holders in a merger (the "Merger") of FFBS with NBC Capital Corporation, ("NBC") pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of February 3, 1999. Unless otherwise noted, all terms used herein shall have the same meaning as defined in the Agreement.

   As more specifically set forth in the Agreement, and subject to a number of conditions and procedures described in the Agreement; in the Merger, each share of FFBS Common Stock issued and outstanding at the Effective Time shall be converted into .7702 of a share of NBC Common Stock (the "Exchange Ratio"); provided however, that in the event the average per share closing price of NBC Common Stock ("NBC Average Price"), as quoted by the Over-the-Counter Bulletin Board, for the 20 trading day period ending one day prior to the Effective Time is below $33.50, then the Exchange Ratio will be adjusted upward such that the Exchange Ratio shall equal the quotient of $28.80 and the NBC Average Price, rounded four decimal places. Each option for the purchase of FFBS Common Stock will be converted into an option for the purchase of NBC Common Stock. The number of stock options and the exercise price for those options will be adjusted in accordance with the exchange ratio.

   Trident Financial Corporation ("Trident") is a financial consulting and investment banking firm experienced in the valuation of business enterprises with considerable experience in the valuation of thrift institutions. In the ordinary course of our business we may actively trade the securities of FFBS and NBC for our own account and for the accounts of our customers and, accordingly, may at any one time hold a long or short position in such securities. Trident is not affiliated with FFBS or NBC.

   In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available information concerning FFBS, including the audited financial statements for each of the years in the four year period ended June 30, 1998 and the unaudited statements for the six months ended December 31,1998; (iii) certain publicly available information concerning NBC, including the audited financial statements for each of the years in the four year period ended December 31, 1998 ; (iv) certain other internal information, primarily financial in nature, concerning the business and operations of FFBS and NBC furnished to us by FFBS and NBC for purposes of our analysis; (v) certain publicly available information with respect to other companies that we believe to be comparable to FFBS and NBC; and (vi) certain publicly available information concerning the nature and terms of other transactions that we consider relevant. We have also spoken with certain officers and employees of FFBS and NBC, to discuss the foregoing as well as other matters we believe relevant to our inquiry.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have not attempted independently to verify any such information. We did not perform a review of the loan portfolios of FFBS or NBC, and we did not assess the adequacy of FFBS' or NBC's loan loss reserves. We have not conducted a physical inspection of the properties or facilities of FFBS or NBC, nor have we made or obtained any independent evaluations or appraisals of any of such properties or facilities.

Board of Directors
FFBS BanCorp, Inc.
March 30, 1999
Page 2

   In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial condition and results of operations of FFBS and NBC, including interest income, interest expense, net interest income, net interest margin, interest sensitivity, non-interest income and expense, earnings, dividends, book value, return on assets, return on equity, capitalization, the amount and type of non-performing assets and the reserve for loan losses; (ii) the business prospects of FFBS and NBC; (iii) the economy of FFBS' and NBC's market areas, and (iv) the nature and terms of certain other merger transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market, financial and regulatory conditions and trends, as well as our knowledge of the financial services industry, our experience in connection with similar transactions, and our knowledge of securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by FFBS in the Merger and does not address FFBS underlying business decision to effect the Merger.

   Based upon and subject to the foregoing, we are of the opinion that the consideration to be received by FFBS in the Merger is fair, as of the date hereof, from a financial point of view, to the shareholders of FFBS.

   This opinion is being delivered to the Board of Directors of FFBS for its use and is not to be reproduced, disseminated or delivered to any third party without the express written consent of Trident, except as required by law. We consent to the reproduction of this opinion in the special meeting proxy materials to be mailed to the holders of FFBS Common Stock. Our opinion is as of the date set forth above, and events or circumstances occurring after this date may adversely impact the validity of the basis of our opinion and/or such opinion.

                                          Very truly yours,

                                          TRIDENT FINANCIAL CORPORATION
                                          /s/ Trident Financial Corporation

                                   APPENDIX D

                 CERTAIN PROVISIONS OF DELAWARE LAW RELATING TO
                       STOCKHOLDERS' RIGHTS OF APPRAISAL

Merger or Consolidation

(S) 262. Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this Section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251 (other than a merger effected pursuant to subsection (g) of (S)251), 252, 254, 257, 258, 263 or 264 of this Chapter;

       (1) provided, however, that no appraisal rights under this Section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this Chapter.

       (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this Section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation or depository receipts in respect thereof; (ii) shares of stock of any other corporation or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses (i), (ii) and (iii) of this subsection.

       (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this Chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and (e), shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

       (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) and (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

       (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this Section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. (S)262
(1983); 56 Del. Laws ch. 50 (1967); 56 Del. Laws ch. 186, (S)24 (1968); 57 Del.
Laws ch. 148, (S)(S)27-29 (1969); 59 Del. Laws ch. 106, (S)12 (1973); 60 Del.
Laws ch. 371, (S)(S)3-12 (1976); 63 Del. Laws ch. 25, (S)14 (1981); 63 Del.
Laws ch. 152, (S)(S)1,2 (1981); 64 Del. Laws ch. 112, (S)(S)46-54 (1983); 66
Del. Laws ch. 136, (S)(S)30-32 (1987); 66 Del. Laws ch. 352, (S)9 (1988); 67
Del. Laws ch. 376, (S)(S)19-20 (1990); 68 Del. Laws ch. 337, (S)(S)3-4 (1992);
69 Del. Laws ch. 61, (S)10 (1993); 69 Del. Laws ch. 262, (S)(S)1-10 (1994); 70
Del. Laws ch. 79, (S)16 (1995); 70 Del. Laws ch. 299, (S)(S)2-3 (1996); 70 Del.
Laws ch. 349, (S)22 (1996).

                             COMMENT TO SECTION 262

   (S)262.1 Limited nature of the appraisal remedy.
   (S)262.2 The scope of the appraisal remedy.

                                   APPENDIX E

               CERTAIN PROVISIONS OF MISSISSIPPI LAW RELATING TO
                     THE RIGHTS OF DISSENTING STOCKHOLDERS

Section 79-4-13.01. Definitions.

     In this article:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 79-4-13.02. Right to dissent.

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

       (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under Section 79-4-11.04;

       (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the stockholders within one (1) year after the date of sale;

       (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

         (i) Alters or abolishes a preferential right of the shares;

         (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04; or

       (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     (b) othing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either (i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

     (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 79-4-13.03. Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

       (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

       (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

Section 79-4-13.20. Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a stockholders's meeting, the meeting notice must state that stockholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Section 79-4-
13.02 is taken without a vote of stockholders, the corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.

Section 79-4-13.21. Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a stockholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirement of subsection (a) is not entitled to payment for his shares under this article.

Section 79-4-13.22 Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is authorized at a stockholders' meeting, the corporation shall deliver a written dissenters' notice to all stockholders who satisfied the requirements of Section 79-4-13.21.

     (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

       (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

       (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

       (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to stockholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

       (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
  (60) days after the date the subsection (a) notice is delivered; and

       (5) Be accompanied by a copy of this article.

Section 79-4-13.23. Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in Section 79-4-
13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

Section 79-4-13.24. Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4-13.26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

Section 79-4-13.25. Payment.

     (a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment must be accompanied by:

       (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any;

       (2) A statement of the corporation's estimate of the fair value of the shares;

       (3) An explanation of how the interest was calculated;

       (4) A statement of the dissenters' right to demand payment under
  Section 79-4-13.28; and

       (5) A copy of this article.

Section 79-4-13.26. Failure to take action.

     (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.

Section 79-4-13.27. After-acquired shares.

     (a) A corporation may elect to withhold payment required by Section 79-4-
13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to stockholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

Section 79-4-13.28. Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

       (1) The dissenter believes that the amount paid under Section 79-4-
  13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

       (2) The corporation fails to make payment under Section 79-4-13.25 within sixty (60) days after the date set for demanding payment; or

       (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection
(a) within thirty (30) days after the corporation made or offered payment for his shares.

Section 79-4-13.30. Court action.

     (a) If a demand for payment under Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.

Section 79-4-13.31. Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under Section 79-4-
13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

       (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

       (2) Against either the corporation of a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                   APPENDIX F

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT, dated as of the 3rd day of February, 1999 (the "Agreement"), is by and between FFBS BANCORP, INC., a Delaware corporation ("Issuer"), and NBC CAPITAL CORPORATION, a Mississippi corporation ("Grantee").

     WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Merger, (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

     WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 313,551 shares (the "Option Shares") of Common Stock of Issuer, par value $.01 per share ("Issuer Common Stock"), at a purchase price per Option Share (the "Purchase Price") equal to $27.00; provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

     3. Exercise of Option.

     (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, or
(ii) no preliminary or permanent injunction or other order against the delivery of the Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time, but only following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force or effect upon the earlier to occur of (A) the Effective Time of the Merger, (B) the termination of the Merger Agreement in accordance with the terms thereof before the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 11.1(g) of the Merger Agreement (an "Issuer Default Termination"); (C) the close of business on the 365th day after the occurrence of a termination of the Merger Agreement by an Issuer Default Termination; and (D) the close of business on the 365th day after termination of the Merger Agreement following the occurrence of a Purchase Event or a Preliminary Purchase Event (hereinafter sometimes referred to as the "Termination Date"); provided that any purchase of Option Shares upon the exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956 (the "BHCA"), and any required consent of any regulatory authority. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

     (b) As used herein, a "Purchase Event" means any of the following events:

       (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than transactions solely between Issuer's subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 30% or more of the consolidated assets of Issuer and its subsidiaries or
  (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 30% or more of the voting power of Issuer or any of its significant subsidiaries; or

       (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more (or, if such person or group is the beneficial owner of 30% of more on the date hereof, such person or group acquires an additional 5% or more) of the voting power of Issuer or any of its significant subsidiaries.

     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

       (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
  Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

       (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case, after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under banking or corporate law or any other applicable law seeking, including, without limitation, the BHCA, approval to engage in an Acquisition Transaction.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Notwithstanding the foregoing, the obligation of Issuer to issue Option Shares upon exercise of the Option shall be deferred (but shall not be terminated): (i) until the receipt of all required governmental or regulatory approvals or consents necessary for Issuer to issue the Option Shares or Holder to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

     (e) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

     (f) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) subject to the next sentence, a place and date not earlier than three (3) business days nor later than fifteen
(15) business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any regulatory authority is required in connection with such purchase, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period). Issuer shall cooperate with Grantee in the filing of any applications or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur not earlier than three (3) business days nor later than fifteen (15) business days following receipt of such consent (or the filing of any such prior notification and the expiration of any mandatory waiting periods).

     4. Payment and Delivery of Certificates.

     (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified herein.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) above, (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, a new Stock Option Agreement, executed by Issuer, with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and
(ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

   THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF FEBRUARY 3, 1999. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that (i) the references to the trade restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act; (ii) the references to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Grantee or its assignee, transferee, or designee.

     (e) Issuer agrees (i) that it shall at all times maintain, free from pre-emptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by amendment to its Articles of Incorporation or Bylaws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying (if applicable) with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S) 18a and regulations promulgated thereunder and (B) in the event under any federal or state law, prior notice to consent of any regulatory authority is necessary before the Option may be exercised, cooperating fully with Grantee in preparing any required application or notice and providing such information to such regulatory authority as such regulatory authority may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

   5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

     (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

     (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 of this Agreement upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7 of this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any pre-emptive right of any shareholder of Issuer, but subject to the voting restrictions contained in the Certificate of Incorporation of Issuer.

     (c) No Violation. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Certificate of Incorporation, Charter or Bylaws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have a material adverse effect on the condition of Issuer on a consolidated basis.

   6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that:

     (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

   7. Adjustment Upon Changes in Capitalization, Etc.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that, prior to the Termination Date, Issuer shall enter into an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer where Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Option, notwithstanding the fact that as of the date of consummation of such transaction the Termination Date shall have occurred, shall be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either
(x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause
(ii), the Issuer (in each case, such entity being referred to as the "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, because of the applicability of any law or regulation, have the exact terms as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of each share of Substitute Common Stock subject to the Substitute Option (the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

     (e) The following terms have the meanings indicated:

       (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with (if other than Issuer), (y) the Issuer in a consolidation or merger or in which the Issuer is the continuing or surviving corporation, and (z) the transferee of all or any substantial part of the Issuer's assets (or the assets of its subsidiaries).

       (ii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (z) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ--National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement described in Section 7(b) above; provided, however, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

       (iii) "Average Price" shall mean the average last sales price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, as quoted on any national securities exchange (including the NASDAQ National Market System), and if the Substitute Common Stock is not quoted on any such national securities exchange, the average of the bid price for the one year period described above, as quoted on the principal trading market or securities exchange on which such Substitute Common Stock is traded, as reported by a recognized source, as chosen by Grantee, but in no event higher than the last sales price or closing price or the bid price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

       (iv) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon the exercise of the Substitute Option.

     (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the amount of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) in excess of
(ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

     (g) Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all of the obligations of Issuer hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguished from or have lesser economic value (other than any diminution resulting from the fact that the Substitute Common Stock is "restricted securities" within the meaning of Rule 144 under the Securities Act) than other shares of common stock issued by the Substitute Option Issuer).

     (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price," and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price," and "Substitute Common Stock," respectively.

   8. Repurchase at the Option of Grantee.

     (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending at the close of business 365 days thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

       (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to complete or partial exercise of the Option with respect to which Grantee then has beneficial ownership;

       (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

       (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

     (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, or Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver from time to time, and as permitted by applicable law or regulation, that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying within five business days after the date on which Issuer is no longer prohibited; provided, however, that if Issuer at any time is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Grantee the Section 8 Repurchase Consideration, in full (and Issuer hereby undertakes to use its best efforts to obtain all required consents of regulatory authorities and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may, at its option, revoke its request that Issuer repurchase the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Grantee that portion of the Section 8 Repurchase Consideration that Issuer is not prohibited from delivering; and (ii) deliver, to the Grantee either (A) a new Stock Option Agreement evidencing the right of Issuer to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then prohibited from repurchasing.

     Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the Termination Date of this Option pursuant to Section 3(a) of this Agreement.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of: (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) below; (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) above; or (iii) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ--National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the sixty (60) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

   9. Registration Rights.

     (a) Demand Registration Rights. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that the Issuer may elect not to cause all of the shares for which the Grantee has requested participation in such registration to be registered and included in such underwritten public offering
(i) if the
underwriters, for good business reasons and in good faith, object to such inclusion or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, or a registration filed on a form which does not permit registration of resales; provided further, that such election pursuant to clause (i) may be made only one time. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among selling holders of Option Shares and any other person (other than Issuer or any person exercising demand registration rights in connection with such registration) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each selling holder of Option Shares bears to the total number of shares requested to be registered by all persons then desiring to have Issuer Common Stock registered for sale.

     (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days in the event that Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

       (i) prior to the earliest of (a) termination of the Merger Agreement, and (b) a Purchase Event;

       (ii) on more than two occasions;

       (iii) more than once during any calendar year; and

       (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested.

       (v) unless a request therefor is made to Issuer by selling holders of Option Shares holding at least 25% or more of the aggregate number of Option Shares then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 180 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all of its expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses, legal expenses, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or
(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above; provided, however, that fees and expenses of counsel to the selling holders of Option Shares and any other expenses (including underwriting discounts and commissions relating to the sale of Option Shares) incurred by the selling holders of Option Shares in connection with such registration shall be borne by the selling holders of Option Shares.

     (e) Indemnification. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e) provided such failure does not prejudice Issuer. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (with the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

     In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

     (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12. Miscellaneous.

     (a) Expenses. Except as otherwise provided in Section 9 of this Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision if such waiver is in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement, except to the extent that federal law may apply.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       If to Issuer to:E. Frank Griffin, III
                       First Federal Bank for Savings
                       Post Office Box 152
                       Columbus MS 39703-0152

       With a copy to:Charles E. Sloane
                       Malizia, Spidi, Sloane & Fisch, P.C.
                       One Franklin Square
                       1301 K. Street, N.W.
                       Suite 700 East
                       Washington, DC 20005

       If to Grantee to:Lewis F. Mallory
                       National Bank of Commerce
                       Post Office Box 1187
                       Starkville MS 39760

       With a copy to:Hunter M. Gholson
                       Gholson, Hicks & Nichols
                       Post Office Box 1111
                       Columbus MS 39703-1111

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event; provided, however, that until the Federal Reserve has approved an application by Grantee to acquire the shares of Issuer Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer,
(iii) an assignment to a
single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve. Any such assignment shall be in compliance with all applicable laws. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          FFBS BANCORP, INC., a Delaware
                                           corporation

                                          BY: /s/ E. Frank Griffin, III
                                          -------------------------------------

                                          NBC CAPITAL CORPORATION, a
                                           Mississippi
                                          corporation

                                          BY: /s/ Lewis F. Mallory, Jr.
                                          -------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The Mississippi Business Corporation Act ("MBCA") contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and stockholders whom they serve. The MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations, and it sets forth the standards of conduct required for directors and officers who seek indemnification.

   Section 79-4-8.30 of the MBCA provides that directors of Mississippi corporations are required to discharge the duties of their positions in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances in like positions and in a manner reasonably believed to be in the best interests of the corporation. This section specifically provides that in considering the best interests of the corporation, the director must consider the interests of the corporation's stockholders. A director is allowed to rely in good faith on information provided to him by the corporation's officers, legal counsel, accountants, other experts and board committees on which he is not a member. Section 79-4-8.42 imposes the same standards of conduct on officers of Mississippi corporations, except there is no specific provision regarding the interests of the stockholders. Officers are allowed to rely in good faith on information provided to them by other officers, legal counsel, accountants and other experts. If directors and officers perform their duties in compliance with these sections, they will not be liable for any action, or failure to take action, taken in the performance of their duties.

   Section 79-4-8.33 imposes personal liability of directors to the corporation and its stockholders for distributions made in excess of standards established by Mississippi law or in the corporation's articles of incorporation. The MBCA also provides that a director cannot be indemnified, as allowed by the provisions of the MBCA discussed below, in circumstances where, in his performance as a director, he has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. The corporation may include an obligatory indemnification provision for directors in its articles of incorporation for all acts other than those outlined above.

   Article 11 of NBC's articles of incorporation eliminates the personal liability of a director of NBC to NBC or its stockholders unless he breaches his duty of loyalty to the corporation or its stockholders, commits acts or omissions not in good faith, or which involve intentional misconduct or knowing violation of law, permits unlawful distributions or receives an improper personal benefit from any transaction. Article 11 further permits NBC to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director has met all relevant standards of conduct.

   The MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Article VI of NBC's bylaws provides that any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business, may be indemnified to the fullest extent allowed law against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such persons.

   Indemnification of officers and directors against reasonable expenses is mandatory under the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

   The MBCA permits a Mississippi corporation to purchase and maintain insurance on behalf of its officers and directors, against liability asserted against or incurred by them in their capacities as officers or directors, whether or not the corporation would have the power to indemnify such officers or directors or advance funds for the same liability. Article VI, Section 4 of NBC's by-laws permits NBC to obtain such insurance.

   The MBCA treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action, except for reasonable expenses incurred in connection with the proceeding if the officer or director has met the relevant standards of conduct.

Item 21. Exhibits and Financial Statement Schedules.

(a) EXHIBIT DESCRIPTION

  2(a) Agreement and Plan of Merger by and between NBC Capital Corporation and
       FFBS Bancorp, Inc. dated as of February 3, 1999 (included as Appendix A to the proxy statement-prospectus)
  2(b) Stock Option Agreement by and between NBC Capital Corporation and FFBS
       Bancorp, Inc. dated as of February 3, 1999 (included as Appendix F to the proxy statement-prospectus)
  3(a) Articles of Incorporation of NBC Capital Corporation (incorporated by reference to Exhibit B to NBC Capital Corporation's Definitive Proxy
       Statement dated as of March 20, 1998, filed with the Securities and
       Exchange Commission on March 18, 1998, SEC file number 000-12885)
  3(b) Bylaws of NBC Capital Corporation (incorporated by reference to Exhibit
       3(b) of NBC Capital Corporation's Form S-4A, filed with the Securities and Exchange Commission on November 4, 1998, SEC file number 333-65545)
  5    Opinion of Gholson, Hicks & Nichols regarding legality
  8    Opinion of T. E. Lott & Company regarding tax matters
 10.1  Employment Agreement dated January 3, 1991 between National Bank of
       Commerce of Mississippi and L. F. Mallory, Jr. (incorporated by reference to Exhibit 10.1 of NBC Capital Corporation's Form
       S-4, filed with the Securities and Exchange Commission on October 9,
       1998, SEC file number
       333-65545)
 13    Annual Report to Stockholders of NBC Capital Corporation for the year ended December 31, 1998
 21    Subsidiaries of NBC Capital Corporation
 23(a) Consent of Gholson, Hicks & Nichols (included in Exhibit 5)
 23(b) Consent of T. E. Lott & Company as to NBC Capital Corporation
 23(c) Consent of T. E. Lott & Company as to FFBS Bancorp, Inc.
 23(d) Consent of Southard Financial
 23(e) Consent of Trident Financial Corporation
 24    Form of Power of Attorney
 99(a) Form of proxy of NBC Capital Corporation
 99(b) Form of proxy of FFBS Bancorp, Inc.

(b) FINANCIAL STATEMENT SCHEDULES

   N/A

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

     (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (iv) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of successful defense of any action, suit or proceeding) is asserted by such director, officer or unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (v) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (vi) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other items of the applicable form;

     (vii) that every prospectus: (A) that is filed pursuant to paragraph
           (ii) immediately preceding, or (B) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

     (viii) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

     (ix) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

     (x) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Starkville, State of Mississippi, on March 23, 1999.

                                          NBC CAPITAL CORPORATION

                                                  Lewis F. Mallory, Jr.
                                                  /s/
                                          By:__________________________________
                                                  Lewis F. Mallory, Jr.
                                             Chairman of the Board and Chief
                                                    Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                      Title                   Date

   /s/ Lewis F. Mallory, Jr.         Chairman of the Board     March 22, 1999
                                      and Chief Executive
-----------------------------------   Officer/Director
       Lewis F. Mallory, Jr.

   /s/   Mark A. Abernathy           President and Chief       March 23, 1999
                                      Operating
-----------------------------------   Officer/Director
         Mark A. Abernathy

   /s/   Richard T. Haston           Chief Financial Officer   March 22, 1999
-----------------------------------
         Richard T. Haston

   /s/     Aubrey Adair              Chief Accounting          March 22, 1999
                                      Officer
-----------------------------------
           Aubrey Adair

   /s/      David Byars              Director                  March 23, 1999
-----------------------------------
            David Byars

   /s/Robert L. Calvert, III         Director                  March 23, 1999
-----------------------------------
      Robert L. Calvert, III

   /s/ Robert A. Cunningham          Director                  March 23, 1999
-----------------------------------
       Robert A. Cunningham

   /s/    J. Nutie Dowdle            Director                  March 23, 1999
-----------------------------------
          J. Nutie Dowdle

   /s/   Clifton B. Fowler           Director                  March 23, 1999
-----------------------------------
         Clifton B. Fowler

   /s/James C. Galloway, Jr.         Director                  March 23, 1999
-----------------------------------
      James C. Galloway, Jr.

   /s/   Hunter M. Gholson           Director                  March 29, 1999
-----------------------------------
         Hunter M. Gholson

              Signature                      Title                   Date

   /s/    Bobby L. Harper            Director                  March 23, 1999
-----------------------------------
          Bobby L. Harper

   /s/    Robert S. Jones            Director                  March 23, 1999
-----------------------------------
          Robert S. Jones

   /s/   Robert D. Miller            Director                  March 23, 1999
-----------------------------------
         Robert D. Miller

   /s/   Edith D. Millsaps           Director                  March 23, 1999
-----------------------------------
         Edith D. Millsaps

   /s/    Ralph E. Pogue             Director                  March 23, 1999
-----------------------------------
          Ralph E. Pogue

   /s/ Thomas J. Prince, Jr.         Director                  March 23, 1999
-----------------------------------
       Thomas J. Prince, Jr.

   /s/    James R. Prude             Director                  March 23, 1999
-----------------------------------
          James R. Prude

   /s/ Sarah Scribner Prude          Director                  March 23, 1999
-----------------------------------
       Sarah Scribner Prude

   /s/ Allen B. Puckett, III         Director                  March 25, 1999
-----------------------------------
       Allen B. Puckett, III

   /s/ Dr. James C. Ratcliff         Director                  March 25, 1999
-----------------------------------
       Dr. James C. Ratcliff

   /s/    Sammy J. Smith             Director                  March 23, 1999
-----------------------------------
          Sammy J. Smith

   /s/    H. Stokes Smith            Director                  March 23, 1999
-----------------------------------
          H. Stokes Smith

   /s/    Henry S. Weiss             Director                  March 23, 1999
-----------------------------------
          Henry S. Weiss

                                 EXHIBIT INDEX

                                                                    Sequential
 Exhibit                                                            Page Number
 -------                                                            -----------
  2(a)   Agreement and Plan of Merger by and between NBC Capital
         Corporation and FFBS Bancorp, Inc. dated as of February
         3, 1999 (included as Appendix A to the proxy statement-
         prospectus)
  2(b)   Stock Option Agreement by and between NBC Capital
         Corporation and FFBS Bancorp, Inc. dated as of February
         3, 1999 (included as Appendix F to the proxy statement-
         prospectus)
  3(a)   Articles of Incorporation of NBC Capital Corporation
         (incorporated by reference to Exhibit B to NBC Capital
         Corporation's Definitive Proxy Statement dated as of
         March 20, 1998, filed with the Securities and Exchange
         Commission on March 18, 1998, SEC file number 000-12885)
  3(b)   Bylaws of NBC Capital Corporation (incorporated by
         reference to Exhibit 3(b) of NBC Capital Corporation's
         Form S-4A, filed with the Securities and Exchange
         Commission on November 4, 1998, SEC file number 333-
         65545)
  5      Opinion of Gholson, Hicks & Nichols regarding legality
  8      Opinion of T. E. Lott & Company regarding tax matters*
 10.1    Employment Agreement dated January 3, 1991 between
         National Bank of Commerce of Mississippi and L. F.
         Mallory, Jr. (incorporated by reference to Exhibit 10.1
         of NBC Capital Corporation's Form S-4, filed with the
         Securities and Exchange Commission on October 9, 1998,
         SEC file number 333-65545)
 13      Annual Report to Stockholders of NBC Capital Corporation
         for the year ended December 31, 1998
 21      Subsidiaries of NBC Capital Corporation
 23(a)   Consent of Gholson, Hicks & Nichols (included in Exhibit
         5)
 23(b)   Consent of T. E. Lott & Company as to NBC Capital
         Corporation
 23(c)   Consent of T. E. Lott & Company as to FFBS Bancorp, Inc.
 23(d)   Consent of Southard Financial
 23(e)   Consent of Trident Financial Corporation
 24      Form of Power of Attorney
 99(a)   Form of proxy of NBC Capital Corporation
 99(b)   Form of proxy of FFBS Bancorp, Inc.

--------
* To be filed by amendment